CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TRATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 4.22

Execution Version

MASTER CONCESSION DEVELOPER AGREEMENT

between

JFK NTO LLC

and

URW Airports JFK T1, LLC

June 10, 2022

TABLE OF CONTENTS

ARTICLE 1 – INTERPRETATION		6

1.1	Definitions	6
1.2	Interpretation	17

ARTICLE 2 – TERM		18

2.1	Term	18
2.2	Conditions to the Effective Date	19
2.3	Compliance with Lease Agreement	20

ARTICLE 3 – GRANT OF RIGHTS, USES AND PRIVILEGES		22

3.1	Premises	22
3.2	Scope of Services; Permitted Uses	26
3.3	Contractor’s Authority, Staffing and Support; No Conflicts of Interest	29
3.4	Information Security Handbook	30
3.5	Secured Areas and Security Requirements	31
3.6	[Reserved]	32
3.7	Implementation	32
3.8	Customer Service	33
3.9	Data Collection, Ownership and Sharing	33
3.10	Reporting	34
3.11	Material Impairment on the Business	35
3.12	Concession Sublease Administration and Compliance	36
3.13	Cleaning and Maintenance	37
3.14	Minimum Wage Requirements	38
3.15	Labor Harmony	39
3.16	Taxes	41
3.17	Street Pricing and Value for Money Requirements	41

ARTICLE 4 – COVENANTS OF THE CONTRACTOR		43

4.1	General	43
4.2	Governmental Requirements	45
4.3	Rules and Regulations	45
4.4	OFAC Compliance	46
4.5	No Interference with Public or Operation of Airport	46
4.6	Mutual Confidentiality Covenants	47

ARTICLE 5 – PAYMENT		48

5.1	Generally	48
5.2	[**]	48
5.3	[**]	54
5.4	Concessions Revenue Collection	54
5.5	[**]	56
5.6	Invoicing	57
5.7	[**]	58
5.8	Concession Security Deposit Accounts	59
5.9	Tax Treatment	60

ARTICLE 6 – Rights of Self-Help		60

6.1	Self-Help Rights	61
6.2	The Port Authority’s Step-In Rights	61

ARTICLE 7 – Insurance		61

7.1	Insurance Procured by the Contractor	61

ARTICLE 8 – AREAS AVAILABLE FOR CONTRACTOR USE		64

8.1	[**]	64

ARTICLE 9 – RIGHT OF ACCESS AND INSPECTION; AUDIT OF RECORDS		65

9.1	Right of Access and Inspection; Audit of Records	65
9.2	Maintenance and Inspection of Books and Records	65
9.3	Office of Inspector General and Integrity Monitor	67

ARTICLE 10 – Non-SoliciT		68

10.1	Non-Solicitation	68

ARTICLE 11 – MBE/WBE and ACDBE		68

11.1	United States Department of Transportation Regulation, 49 C.F.R. Part 23	68
11.2	ACDBE Compliance Program	68
11.3	MBE/WBE Program Compliance	70
11.4	Non-Compliance	70
11.5	Compliance Standards	70

ARTICLE 12 – Local Business Enterprise and Employment Opportunity		70

ARTICLE 13 – Employment; Affirmative Action; Equal Opportunity		71

13.1	Affirmative Action	71
13.2	Non-Discrimination	71
13.3	[Reserved]	72
13.4	Other Agreements	72
13.5	Non-Compliance	72

ARTICLE 14 – FAA Grants		72

14.1	FAA Grants	72

ARTICLE 15 – Contractor Investment		74

15.1	[**]	74
15.2	[**]	74

ARTICLE 16 – Ownership of Intellectual Property Rights and Materials		75

ARTICLE 17 – Liens		75

ARTICLE 18 – Brokerage		76

ARTICLE 19 – Representations and Warranties		76

19.1	Representations and Warranties of the Operator	76
19.2	Representations and Warranties of the Contractor	77
19.3	Performance Security	79

ARTICLE 20 – EVENTS OF DEFAULT		79

20.1	Contractor Events of Default	79
20.2	Remedies for Contractor Event of Default	82
20.3	Operator Events of Default	83
20.4	Remedies for Operator Event of Default	84

ARTICLE 21 – TERMINATION		84

21.1	Termination	84
21.2	Attornment	86
21.3	Payments Due upon Termination	87

ARTICLE 22 – INDEMNIFICATION		87

22.1	Indemnification	87
22.2	Contractor Obligations to Cease Performance	88

ARTICLE 23 – DISPUTE RESOLUTION		88

23.1	Dispute Resolution	89
23.2	Participation in Dispute Resolution under Lease Agreement	89
23.3	Attornment	89

ARTICLE 24 – GENERAL		89

24.1	Independent Contractor	89
24.2	Currency	90
24.3	No Liability	90
24.4	Third Party Beneficiaries	90
24.5	Further Assurances	90
24.6	Severability	90
24.7	Assignment	91
24.8	No Port Authority Obligation	92
24.9	Entire Agreement	92
24.10	Consistency with Lease Agreement Requirement and Project Documents	92
24.11	Survival	93
24.12	Notices and Communications	93
24.13	Counterparts	94
24.14	Electronic Execution	94
24.15	Waiver of Jury Trial	94
24.16	Governing Law	94
24.17	Amendments	94
24.18	No Waiver.	94
24.19	Successors and Assigns	95

SCHEDULES

Schedule 1 Required Disclosures	98
Schedule 2 Additional Mandatory Sublease Provisions	99

EXHIBITS

Exhibit A – Services	108
Exhibit B – [Reserved]	109

Exhibit C – Premises	110
Exhibit D –Proposed Plan For Phases B1/B2	115
Exhibit E – [Reserved]	116
Exhibit F – Responsible Contractor Policy	117
Exhibit G – Form of Contractor Certification	120
Exhibit H– Contractor Investment Reimbursement	123
Exhibit I – Required Delivery Condition	124
Exhibit J – [Reserved]	128
Exhibit K – [Reserved]	129
Exhibit L – [**]	130
Exhibit M – Form of Parent Company Payment Guaranty	133
Exhibit N – [**]	140
Exhibit O – Form of Concession Sublease	146
Exhibit P – [**]	74
Exhibit Q – Form of Security Deposit Letter Of Credit	75
Exhibit R – [**]	85
Exhibit S-1 – Labor Peace Agreement	82
Exhibit S-2 Letter In Lieu of Exhibit S-1	83

MASTER CONCESSION DEVELOPER AGREEMENT

This MASTER CONCESSION DEVELOPER AGREEMENT (as amended from time to time in writing in accordance with the terms set forth herein by the Operator and the Contractor, this “Agreement”) is made and entered into as of June 10, 2022 (the “Effective Date”), by and between JFK NTO LLC, a Delaware limited liability company (the “Operator”) and URW Airports JFK T1, LLC, a Delaware limited liability company (the “Contractor”).

WHEREAS:

A.The Port Authority of New York and New Jersey (the “Port Authority”) and the Operator have entered into a Lease Agreement (the “Lease Agreement”, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 2.3(4) of this Agreement) dated as of the date hereof between the Operator and the Port Authority, pursuant to which the existing Terminal One at the John F. Kennedy International Airport (the “Airport”) in the Borough of Queens in the State of New York will be demolished and replaced and the Operator will lease, design, construct, finance, maintain and operate the new Terminal One at the Airport in accordance with the terms and conditions of the Lease Agreement (all such activities, the “Project”).

B.The Operator desires to engage a qualified firm to exclusively plan, develop, design, directly sublease from the Operator and sub-sublease to Concession Sublessees (on behalf of the Operator) and manage the Concessions Program, including food and beverage, retail, duty free services, foreign exchange and all other commercial services and amenities at the Premises (as hereinafter defined) in the new Terminal One at the Airport (“Terminal One”) and the spaces used in connection with providing such services all in accordance with the then approved Comprehensive Concessions Plan, other than any commercial service or amenity constituting a Reserved Use.

C.The Contractor represents that it has the professional experience and expertise to provide the services that are required hereunder and further warrants that it is ready, willing and able to perform such professional services in accordance with the terms and conditions hereinafter set forth.

D.As a condition precedent to the effectiveness of this Agreement, the Contractor agrees to execute the Consent to Master Concession Developer Agreement (the “Consent to MCDA”) with the Port Authority, as required hereunder and under the Lease Agreement, authorizing the Contractor to perform the Services on the Premises (each as described hereunder).

E.This Agreement will constitute a “Key Contract” as defined in and for purposes of the Lease Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1 – INTERPRETATION

1.1Definitions

“ACDBE” has the meaning given in the Lease Agreement.

“ACDBE Compliance Program” shall mean the Operator’s ACDBE compliance program, developed by the Operator.

“Activation Costs” has the meaning given in Section 15.2(l).

[**]

“Additional Extension Term” has the meaning given in Section 2.1(3).

[**]

[**]

“Affiliate” shall mean in the singular and “Affiliates” shall mean in the plural, for any Person, any other Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person.

“Agreement” has the meaning given in the Recitals.

“Airport” has the meaning given in the Recitals.

“Applicable Law” has the meaning given in the Lease Agreement.

“Applicable Standards” has the meaning given in the Lease Agreement.

[**]

“Background Intellectual Property” has the meaning given in Section 16.1.

“Badged Personnel” has the meaning given in Section 3.5(1).

[**]

“Baseline Schedule” has the meaning given in the Lease Agreement.

“Basic Lease” shall mean the Amended and Restated Agreement of Lease of the Municipal Air Terminals between The City of New York, as landlord, and the Port Authority, as tenant, dated as of November 24, 2004 and recorded in the office of the City Register of the City on December 3,

2004 under City Register File No. 2004000748687, as the same from time to time may have been or may be supplemented, amended and/or restated.

[**]

“Best Management Practice” shall mean the exercise of the degree of skill, diligence, prudence and foresight that would reasonably and ordinarily be expected from time to time from a skilled and experienced airport terminal operator or airport management services provider, as applicable, seeking in good faith to comply with its contractual obligations (including obligations to consistently operate and maintain premier, World-Class terminal facilities), complying with Applicable Law, Governmental Approvals and Applicable Standards, and engaged in the same type of undertaking under similar circumstances and conditions. Best Management Practice is not static but rather will change over time; provided, however, that Best Management Practice with respect to any particular activity will be determined at the time when such particular activity is performed.

“Blocked Person” has the meaning given in the Lease Agreement.

“Blocked Persons Laws” has the meaning given in the Lease Agreement.

“Books and Records” has the meaning given in the Lease Agreement.

“Calendar Year” shall mean the consecutive twelve (12) month period starting on January 1 and ending on December 31.

“City” and “City of New York” shall mean the municipal corporation of the State of New York known as the City of New York.

“City Insureds” shall mean for any type of insurance required under this Agreement, the City, the City’s officials and employees (but only if the Port Authority’s officials and employees are likewise insured), and the New York City Economic Development Corporation, a local development corporation formed pursuant to Section 1411 of the Not-for-Profit Corporation Law of the State of New York, or such successor entity as may be designated by the City.

“Claim” has the meaning given in Section 22.1(1).

“Collateral Agent” shall mean the collateral agent appointed by the Lenders under the Financing Documents.

“Completion Date” has the meaning given in the Lease Agreement.

“Comprehensive Concessions Plan” has the meaning given in the Lease Agreement.

“Concession Design” has the meaning given in Section 3.2(2).

“Concession Design Drawings” shall mean the preliminary design drawings for the Concession Design approved by the Parties as of the date hereof, including the Indicative Concessions Layout, together with any changes thereto as reasonably agreed by the Parties.

“Concession Security Deposit Accounts” shall mean the accounts in the name of the Operator established for the purpose of holding security deposits of Concession Sublessees pursuant to the terms of the Concession Subleases.

“Concession Storage Facilities” shall mean with respect to Phase A, the storage facilities relating to the concession space that are colored in purple and marked as “STORAGE” in Exhibit C, and with respect to Phase B1 and B2, the storage facilities relating to the concession space of such Phases as indicated by the Operator and commensurate with the Concessions Program in the applicable Phase, taking into consideration the relative size, location and functionality of the Concessions Program in Phase A and the Concession Storage Facilities made available for Phase A.

“Concession Sublease” has the meaning given in the Lease Agreement, provided that, for purposes of this Agreement, “Concession Sublease” shall mean each sublease between the Contractor and a Concessions Sublessee.

“Concession Sublessee” has the meaning given in the Lease Agreement, provided that, for purposes of this Agreement, “Concession Sublessee” shall mean each sublessee under a Concession Sublease between the Contractor and such sublessee.

[**]

“Concessions Opening Date” shall mean, with respect to a Phase, the earlier of one-hundred eighty (180) days after the date on which all Premises in such Phase is delivered in the Required Delivery Condition and the date on which all concessions space in such Phase is open for business by Concession Sublessees.

“Concessions Program” shall mean the commercial concession program at Terminal One to be implemented by the Contractor pursuant to the Implementation Plan and the terms of this Agreement.

[**]

“Confidential Information” has the meaning given in Section 4.6(1).

“Consent to MCDA” has the meaning given thereto in the Recitals.

“Contract Year” has the meaning given in Section 5.3(1).

“Contractor” has the meaning given in the Recitals.

“Contractor Counterparty” has the meaning given in Section 3.14(5).

“Contractor Data” has the meaning given in Section 3.9(3).

“Contractor Event of Default” has the meaning given in Section 20.1(1).

“Contractor Intellectual Property Rights” has the meaning given in Section 16.1.

[**]

“Contractor Marks” has the meaning given in Section 5 of Schedule 2 (Additional Mandatory Sublease Provisions).

“Contractor Materials” has the meaning given in Section 16.1.

[**]

“Contractor Notice of Street Pricing Violation” has the meaning given in Section 3.17(4)(a)(i).

“Contractor-Related Entity” shall mean (a) the Contractor, (b) the Contractor’s contractors, subcontractors of any tier, and Suppliers, (c) any other Persons performing any of the Services for or on behalf of the Contractor, (d) any other Persons for whom the Contractor may be legally or contractually responsible, (e) the Contractor’s Affiliates, (f) permitted Concession Sublessees and sub-sublessees of the Contractor and (g) the employees, agents, officers, directors, shareholders, managers and members (if the Contractor is a limited liability company), partners (if the Contractor is a limited partnership or a general partnership), authorized representatives, consultants, successors, assigns and invitees of any of the foregoing.

[**]

“Control”, “Controlling” “Controlled by” and “under common Control with” has the meaning given in the Lease Agreement.

“CPI” has the meaning given in the Lease Agreement.

“CPI Percentage Increase” has the meaning given in the Lease Agreement.

“DBO” has the meaning given in the Lease Agreement.

“Dedicated Terminal One Materials” has the meaning given in Section 16.3.

“Design Finishes Standards and Guidelines” has the meaning given in Section 3.2(2).

“Dispute” has the meaning given in Section 23.1.

“Dwell Time” means the period of time an Actual Enplaned Passenger spends at Terminal One, at or near commercial areas, including concession space, but excluding any time spent during which an enplaned passenger is at or near a boarding area for the purpose of boarding a flight.

“EDC” shall mean the New York City Economic Development Corporation, a local development corporation formed pursuant to Section 1411 of the Not-for-Profit Corporation Law of the State of New York, or such successor entity as may be designated by The City of New York under the Basic Lease.

“EDRC” has the meaning given in Section 3.2(2)(c).

“Effective Date” has the meaning given in the Recitals.

“Eligible Contractor Assignee” shall mean a Person that (i) is sufficiently financially responsible to support the obligations of the Contractor under this Agreement, (ii) has all necessary expertise, qualifications, experience and know-how to perform the Contractor’s obligations in accordance with this Agreement and the Lease Agreement, (iii) if a direct assignee of this Agreement, assumes all of the Contractor’s obligations under this Agreement, and (iv) is not a Prohibited Party.

“Emergency” has the meaning given in the Lease Agreement.

“EPR Claim” has the meaning given in Section 3.1(10).

“Equivalent Project Relief” has the meaning given in Section 3.1(10).

“Expiration Date” has the meaning given in Section 2.1(1).

“Extension Term” has the meaning given in Section 2.1(3).

“Fast-Track Procedure” has the meaning given in Section 23.1.

“Financing Documents” has the meaning given in the Lease Agreement.

“Governmental Approval” has the meaning given in the Lease Agreement.

“Governmental Authority” has the meaning given in the Lease Agreement.

[**]

“Guarantor- means Unibail Rodamco Westfield SE.

[**]

“Implementation Plan” shall mean the plan developed by the Contractor in collaboration with the Operator for the implementation of the commercial concession program at Terminal One.

“Indemnified Claim” has the meaning given in Section 1(a) of Schedule 2 (Additional Mandatory Sublease Provisions).

“Indemnified Parties” has the meaning given in Section 22.1(1).

“Indemnifying Party” has the meaning given in Section 22.1(1).

“Indicative Concessions Layout” means (i) with respect to Phase A, the indicative floorplan and layout for the Concessions Program as set forth on Exhibit C and (ii) with respect to Phase B1 and B2, an indicative concessions layout developed by the Operator in accordance with Section 3.1(7).

“Initial Extension Term” has the meaning given in Section 2.1(3).

“Intellectual Property Rights” means all (i) patents, patent disclosures, and inventions (whether patentable or not), (ii) trademarks, service marks, trade dress, trade names, logos and corporate names, together with all of the goodwill associated therewith, (iii) domain names, URLs and other digital identifiers, (iv) copyrights and rights in copyrightable works (including in software), and rights in data and databases, (v) trade secrets, know-how, and other confidential information, and (vi) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

“Key Duty Free Product Change” has the meaning given in Section 5.2(2)(c).

“Key Duty Free Products” has the meaning given in Section 5.2(2)(c).

“Lease Agreement” has the meaning given in the Recitals.

“Lender RNDA” has the meaning given in Section 2.2(2).

“Lenders” shall mean, collectively, each bank or financial institution, or any other Person that has provided a binding commitment to underwrite or provide Lessee Debt or any guaranty (excluding any guaranty of Lessee Debt provided by the Operator or an Affiliate thereof) or credit enhancement in respect thereof under the Financing Documents, together with their respective successors and assigns.

“Lessee” has the meaning given in the Lease Agreement.

“Lessee Debt” has the meaning given in the Lease Agreement.

“Lessee’s Basis of Design” has the meaning given in the Lease Agreement.

“Lien” has the meaning given in the Lease Agreement.

“Losses” has the meaning given in the Lease Agreement.

[**]

“Material Part” has the meaning given in the Lease Agreement.

[**]

“Minimum Wage Policy” has the meaning given in Section 3.14(1).

[**]

“OFAC” has the meaning given in Section 2(a)(xii) of Schedule 2 (Additional Mandatory Sublease Provisions).

“Operator” has the meaning given in the Recitals.

“Operator Data” has the meaning given in Section 3.9(2).

“Operator Event of Default” has the meaning given in Section 20.3.

[**]

“Operator Indemnified Party” shall mean each of the Operator or any successors as the Operator under this Agreement and their respective directors, officers, members, affiliates, agents, representatives, agents and consultants.

“Operator Monthly Statement” has the meaning given in Section 5.4(2).

“Operator Reserved Uses” has the meaning given in Section 3.2(11).

“PA DEP” has the meaning given in Section 3.8(3).

[**]

[**]

[**]

“Parties” shall mean the Operator and the Contractor. and “Party” shall mean any one of the Parties.

[**]

“Performance Guarantor” means URW Airports, LLC.

“Person” has the meaning given in the Lease Agreement.

“Personal Information” means information provided, disclosed or accessible to, or generated, collected or processed by, the Operator or the Contractor, respectively, or by or at the direction of any customer, employee, contractor or other third party that (i) alone or in combination with other information identifies or can be used to identify an individual (including names, signatures, addresses, telephone numbers, e-mail addresses, IP addresses and other unique identifiers, including credit or debit card numbers); or (ii) can be used to authenticate an individual (including employee identification numbers, social security numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers).

“Phase” shall have the meanings given to such terms in the Lease Agreement.

“Phase A” has the meaning set forth in the Lease Agreement.

“Phase A Concessions MAG Commencement Date” shall mean the later to occur of (x) the Concessions Opening Date for Phase A; provided that, without limiting any other obligation of the Contractor hereunder to open the Concessions Program, the Contractor shall use commercially reasonable efforts to meet the conditions set forth under this clause (x) as soon as reasonably practicable and (y) Phase A DBO; provided that the Port Authority, after submission by the Contractor of all information and deliverables required for the same, has granted all applicable permits necessary for all Concession Sublessees in such Phase to open for business.

“Phase A DBO” shall mean the Phase Opening Date for Phase A.

“Phase B1” has the meaning set forth in the Lease Agreement.

“Phase B1 Concessions MAG Commencement Date” shall mean the later to occur of (x) the Concessions Opening Date for Phase B1; provided that, without limiting any other obligation of the Contractor hereunder to open the Concessions Program, the Contractor shall use commercially reasonable efforts to meet the conditions set forth under this clause (x) as soon as reasonably practicable and (y) Phase B1 DBO; provided that the Port Authority, after submission by the Contractor of all information and deliverables required for the same, has granted all applicable permits necessary for all Concession Sublessees in such Phase to open for business.

“Phase B1 DBO” shall mean the Phase Opening Date for Phase B1.

“Phase B2” has the meaning set forth in the Lease Agreement.

“Phase B2 Concessions MAG Commencement Date” shall mean the later to occur of (x) the Concessions Opening Date for Phase B2; provided that, without limiting any other obligation of the Contractor hereunder to open the Concessions Program, the Contractor shall use commercially reasonable efforts to meet the conditions set forth under this clause (x) as soon as reasonably practicable and (y) Phase B2 DBO; provided that the Port Authority, after submission by the Contractor of all information and deliverables required for the same, has granted all applicable permits necessary for all Concession Sublessees in such Phase to open for business.

“Phase B2 DBO” shall mean the Phase Opening Date for Phase B2.

“Phase Opening Date” shall mean the date on which a Phase achieves DBO.

“Port Authority” has the meaning given thereto in the Recitals.

“Port Authority Change” has the meaning given thereto in the Lease Agreement.

“Port Authority Indemnified Parties” shall mean the City, EDC and the Port Authority, each Commissioner of the Port Authority and each officer, director, agent, employee and authorized representative of the City, EDC and the Port Authority.

“Port Authority Notice of Street Pricing Violation” has the meaning given in Section 3.17(6)(a)(ii).

“Port Authority Relief” has the meaning given in Section 3.11(1).

“Port Authority Reserved Uses” has the meaning given in Section 3.2(10).

“Port Authority Step-In Right” has the meaning given in Section 6.2.

“Predecessor Concession” has the meaning given in Section 3.15(5).

“Premises” has the meaning given in Section 3.1(1).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent (as defined under the Financing Documents) as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Privacy and Security Laws” means all (a) Applicable Laws regarding (i) processing, collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, retaining, destroying, transferring and storing Personal Information and (ii) data breach notification, and (b) trespass, computer crime and other Applicable Laws governing unauthorized access to or use of electronic data.

[**]

“Project” has the meaning given in the Recitals.

“Protected Information” has the meaning given in the definition of “Handbook” in the Lease Agreement.

“Qualified Financial Sponsor” shall mean any Person that either (i) maintains a credit rating with Moody’s Investors Service, Inc. or S&P Global Ratings Inc. that equals or exceeds Baa3 and BBB-respectively, or (ii) has a tangible net worth, including cash reserves, both computed in accordance with U.S. generally accepted accounting principles, of at least equal to Seven Hundred Million Dollars ($700,000,000.00).

“Qualifying Design Finish Change” has the meaning given in Section 3.2(2)(c).

[**]

“Recognized Mortgagee” has the meaning given in Section 83(b)(1) of the Lease Agreement.

“Rejected Indicative Concessions Layout” has the meaning given in Section 3.1(7).

[**]

[**]

“Required Delivery Condition” has the meaning given in Section 3.1(2).

“Replacement Guaranty” means any guarantee provided by any Additional Guarantor that replaces all or any portion of the Parent Company Payment Guaranty or the Parent Company Performance Guaranty, as applicable, substantially in the form of the Parent Company Payment Guaranty or Parent Company Performance Guaranty, as applicable, replaced thereby.

“Reserved Uses” has the meaning given in the Lease Agreement.

“Responsible Contractor Policy” shall mean the Responsible Contractor Policy attached hereto as Exhibit F.

“Revenue Account” shall mean either of the Pre-Completion Revenue Account or Post-Completion Revenue Account, each as defined in the Financing Documents.

“RPE” shall mean the quotient of the aggregate Operator Gross Rents for a particular period divided by the aggregate number of Actual Enplaned Passengers for such period.

“Rules and Regulations” has the meaning given in the Lease Agreement.

“Rules and Regulations Change” has the meaning given in the Lease Agreement.

[**]

“Secured Areas” has the meaning given in the Lease Agreement.

“Security Deposit” has the meaning given in Section 5.8(1).

“Self-Help Costs” has the meaning given in Section 6.1(1).

[**]

“Services” has the meaning given in Section 3.2(1).

“Shared Contractor Materials” has the meaning given in Section 16.3.

“Street Prices” has the meaning given in the Lease Agreement.

“Street Pricing” has the meaning given in the Lease Agreement.

“Subcontract” shall mean any contract between the Contractor and one or more third parties for the performance by such third party of any part of the Services, subject to the terms of this Agreement and the Lease Agreement relating to assignment and subcontracting, including, during the Concessions Program opening phase, coordination with Concessions Sublessees, Concessions Program management and retail design management.

“Subcontractor” shall mean the counterparty to a Subcontract.

“Supplier” has the meaning given in the Lease Agreement.

“Target Entity” has the meaning given in Section 3.14(2).

“TCAP Process” has the meaning given in the Lease Agreement.

“Term” has the meaning given in Section 2.1(1).

“Terminal One” has the meaning given in the Recitals.

“Third-Party Claim” shall mean any claim asserted against the Port Authority or a Port Authority Indemnified Party by any Person who is not a party to this Agreement.

“Transfer” shall mean the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, placement in voting trust, or other disposition of any asset, equity interest, right, title or other interest in (including, without limitation, any right or power to vote to which the holder of such right thereof may be entitled, whether such right or power is granted by proxy or otherwise).

“Unadjusted Concessions Revenue Rent” shall mean, with respect to the applicable period, the “Concessions Revenue Rent” that would be payable by the Operator to the Port Authority pursuant to the Lease Agreement without giving effect to any adjustments thereto under the Lease Agreement, including without limitation adjustments thereto pursuant to Sections 4(f)(3) and (5) of the Lease Agreement.

“Unibail-Rodamco-Westfield Sponsors” shall mean (1) Westfield America Limited Partnership, (2) URW WEA LLC, (3) Westfield U.S. Holdings, LLC, (4) one or more members of “Unibail-Rodamco-Westfield”, which is currently comprised of Unibail-Rodamco-Westfield SE and Unibail-Rodamco-Westfield N.V., (5) any successor by an assignment or merger or one or more persons resulting from the reorganization, division or restructuring, of any of the foregoing entities and (6) any private equity fund or other investment vehicle provided any such person is controlled by one or more of the foregoing entities.

1.2Interpretation

(1)	In this Agreement, unless expressly provided otherwise:
(a)	Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Lease Agreement;
(b)	headings are for convenience only and do not affect interpretation;
(c)	a reference to any agreement, instrument or other document is to that agreement, instrument or other document as amended or supplemented from time to time;
(d)	a reference to this Agreement or any other agreement includes all exhibits, schedules, forms, appendices, addenda, attachments or other documents attached to or otherwise expressly incorporated in this Agreement or any other agreement (as applicable);

(e)

a reference to an Article, Section, subsection, clause, exhibit, schedule, form or appendix is to the Article, Section, subsection, clause, exhibit, schedule, form or appendix in or attached to this Agreement;

(f)	a reference to a Person includes a Person’s permitted successors and assigns;
(g)	a reference to a singular word includes the plural and vice versa (as the context requires);
(h)	the words “including”, “includes” and “include” mean “including, without limitation”, “includes, without limitation” and “include, without limitation”, respectively;
(i)	the word “or” is not exclusive;
(j)	an obligation to do something “promptly” means an obligation to do so as soon as the circumstances reasonably permit, avoiding any unreasonable delay; and
(k)	in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to and including”.
(2)

This Agreement is not to be interpreted or construed against the interests of a Party merely because that Party proposed this Agreement or some provision of it or because that Party relies on a provision of this Agreement to protect itself.

(3)	The Parties acknowledge and agree that:
(a)	each Party is an experienced and sophisticated party and has been given the opportunity to independently review this Agreement with legal counsel;
(b)	each Party has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions of this Agreement; and
(c)	if there is an ambiguity in or Dispute regarding the interpretation of this Agreement, this Agreement will not be interpreted or construed against the Party preparing it.

ARTICLE 2 – TERM

2.1	Term
(1)

The term of this Agreement (“Term”) shall commence on the Effective Date and shall terminate and expire without notice to the Contractor on the date that is 10 years after the earlier of (i) the completion date of the final Phase that the Operator constructed pursuant to the terms of the Lease Agreement and (ii) the date set forth in the Baseline Schedule for completion of Phase B2, and in any event shall not be later than October 31, 2039 (said date and time, as it may be extended pursuant to paragraph (3) of this Article, hereinafter called the “Expiration Date”); provided that the Term may terminate earlier (i) on such date as the Operator and the Contractor may agree upon; (ii) in accordance with a termination pursuant to Section 20.2 or Section 20.4; or (iii) on the effective date of any revocation of the Port Authority’s consent to this Agreement, if any; provided, however. to the extent not prohibited by Applicable Law, this Agreement shall not terminate or expire in connection with any assignment or foreclosure of the Lease Agreement, or execution of a New Agreement, in accordance with Section 83 (Project Financing) of the Lease Agreement.

(2)

The Operator shall deliver all Premises in each Phase to the Contractor in the Required Delivery Condition at least one-hundred eighty (180) days prior to the anticipated Phase Opening Date for such Phase. In the event that all Premises in a Phase is delivered in the Required Delivery Condition less than 180 days prior to the Phase Opening Date, and as a result, all concessions in such Phase are not able to be opened contemporaneously with such Phase Opening Date, the Term may, at the sole option of the Contractor, be extended for a number of days equal to the number of days between the Scheduled Phase Opening Date for such Phase (without giving effect to any extensions thereof that may be permitted or granted under the Lease Agreement) and the Concessions Opening Date for such Phase.

(3)

The Contractor shall have the option to extend this Agreement, by delivering a written notice of its election to extend to the Operator not more than eighteen (18) months but not less than twelve (12) months prior to the applicable Expiration Date, for (i) a period of seven (7) additional years subsequent to the Expiration Date (the “Initial Extension Term”) [**]

(4)

Upon the exercise by Contractor of its option to extend as aforesaid, no execution by either Party of any other document or instrument shall be required to effect such extension of the Term of this Agreement; provided, however, a supplement to the Consent to MCDA shall be a condition precedent to the effectiveness of any such extension.

2.2	Conditions to the Effective Date
(1)	Conditions Precedent. The Effective Date of this Agreement shall be conditioned upon each of the following having been satisfied in full:
(a)	the delivery of a fully executed Consent to MCDA entered into with the Port Authority in form and substance acceptable to the Port Authority and the Contractor; and
(b)	no later than twenty (20) days prior to the Effective Date, the Contractor shall have delivered to the Operator, and the Operator shall have provided to the Port

Authority (with a copy to the Port Authority’s Chief Ethics and Compliance Officer and General Counsel), the written certifications signed by an authorized officer of the Contractor in the form attached as 0 (Form of Contractor Certification) hereto. The Contractor acknowledges and agrees that if the Contractor is unable to provide such certifications in a timely manner, or if the Port Authority, after disclosing known relevant facts and information to the Operator, reasonably determines based on conclusive evidence known to it at the time, that the Contractor’s certifications are not accurate, the Port Authority shall have the right to disapprove and cancel this Agreement or if the Port Authority’s conclusion is reached after this Agreement has been executed and takes effect, the Port Authority shall have the right to terminate this Agreement effective immediately upon notice to the Contractor and the Operator; provided that the Port Authority has delivered such termination notice to the Contractor and the Operator within thirty (30) days after the Effective Date, it being acknowledged and agreed that the absence of a response from the Port Authority shall not be interpreted as a waiver of the Port Authority’s right to terminate this Agreement. The Port Authority may also conduct an investigation, make inquiries, undergo a vendor integrity check, require a mitigation plan acceptable to the Port Authority or commence any legal action or proceeding, as the Port Authority deems necessary or appropriate, for purposes of verifying compliance with the applicable certifications.

(2)

Attornment. Prior to, and as a condition to, the effectiveness of any pledge or assignment of this Agreement to any Lender, the Operator shall cause such Lender to execute and deliver a recognition, non-disturbance and attornment agreement, by and between the Lender and Contractor, in form and substance reasonably satisfactory to the Contractor (each, a “Lender RNDA”).

(3)

Payments. Except for security deposits and any other amounts deposited with the Operator in connection with the payment of insurance premiums, real property taxes and assessments and other similar charges and expenses, the Contractor shall not pay rent or other sums payable under this Agreement to the Operator for more than one (1) month in advance.

2.3	Compliance with Lease Agreement
(1)

General The Operator hereby represents and warrants that it has provided the Contractor with a complete copy of the Basic Lease and the Lease Agreement, in each case as in effect on the Effective Date, together with all exhibits, schedules and annexes thereto and all other documents and materials incorporated by reference therein or otherwise made a part thereof or applicable thereto, in each case to the extent the same could reasonably be expected to have a material effect on the Contractor’s rights or obligations under this Agreement. This Agreement shall be subject and subordinate to all of the terms, covenants, conditions and provisions of the Lease Agreement and the Basic Lease and to any interest superior to that of the Port Authority, and in each case, to the rights and obligations of the Port Authority thereunder.

(2)

Compliance with the Lease Agreement Without limiting the application of any requirements more specifically described in this Agreement, and notwithstanding the specification of similar or more limited requirements in this Agreement, the Contractor shall be bound by and subject to all the terms and provisions of the Lease Agreement as to the Contractor’s occupancy and use of the Premises or Terminal One or any portion thereof, and the Contractor’s operations and activities at the Airport in connection with this

Agreement, as if the Contractor were the Operator under the Lease Agreement, including without limitation the obligations of the Operator under the Lease Agreement with respect to compliance with all Applicable Laws, Applicable Standards, Environmental Requirements, the conduct of prohibited activities and operations, rights of entry and nondiscrimination and restrictions upon subleasing. This Agreement shall not be modified, discharged, extended, restated or renewed except as permitted under and in accordance with the provisions of Section 20 (Assignment and Sublease) of the Lease Agreement. In the event of any inconsistency between this Agreement and the Lease Agreement, or between this Agreement and the Consent to MCDA, then as between the Operator and the Contractor in each and every such instance this Agreement shall supersede and control.

(3)	Lease Provisions Incorporated into this Agreement The Contractor agrees to the matters set forth in Schedule 2 (Additional Mandatory Sublease Provisions), which forms part of this Agreement.
(4)

Amendments, Supplements and Other Modifications to the Lease Agreement. No amendment, supplement or other modification to the Lease Agreement shall be applicable to the Contractor’s obligations under this Agreement until such time as the Contractor has been provided reasonable notice of such amendment, supplement or other modification. If any proposed amendment, supplement or other modification to the Lease Agreement constitutes a Port Authority Change, Section 3.1(10) of this Agreement shall apply. If any proposed amendment, supplement or other modification to the Lease Agreement does not constitute a Port Authority Change, the Operator shall provide (to the extent provided to the Operator by the Port Authority) to Contactor with reasonable prior written notice of such proposed amendment, supplement or other modification to the Lease Agreement, and afford Contractor a reasonable period of time to assess the potential adverse effects of such amendment, supplement or modification to the Lease Agreement on the Contractor’s rights and obligations under this Agreement. The Operator shall consult with the Contractor prior to the effectiveness of any such amendment, supplement or other modification to the Lease Agreement, and shall use commercially reasonable efforts to address and resolve any concerns or issues identified by the Contractor. To the extent that any such amendment, supplement or modification of the Lease Agreement has the effect of amending or modifying this Agreement or the Contractor’s rights and obligations hereunder in any material respect without the Contractor’s written consent, then the Parties shall negotiate in good faith over a period of up to sixty (60) days [**]

(5)

Survival. The Contractor’s obligation to comply with the Lease Agreement in accordance with Section 2.3(3) shall survive the expiration or earlier termination of this Agreement with respect to obligations arising or accrued prior to such expiration or termination.

(6)	The Contractor shall not use the Premises hereunder for any use other than as permitted under the Basic Lease.

(7)	The Contractor shall use, operate, manage and maintain the Premises in a manner consistent with the Port Authority’s obligations under the first sentence of Section 28 of the Basic Lease.

ARTICLE 3- GRANT OF RIGHTS, USES AND PRIVILEGES

3.1Premises.

(1)

The Operator hereby grants to the Contractor (i) the spaces at Terminal One shown in Exhibit C and hereby made a part hereof, subject to and on the terms and conditions set forth in this Agreement; and (ii) the areas of the Concession Storage Facilities shown in Exhibit C attached hereto and hereby made a part hereof, such areas being collectively referred to as the “Premises”, in each case with such grant commencing when the Operator delivers such areas to Contractors in accordance with this Section 3.1.

(2)

The Operator shall deliver all Premises in each Phase substantially in accordance with the conditions set forth on Exhibit I, ready for further build out, with infrastructure, meters and connections for all necessary utilities, including without limitation hot and chilled water, potable water, gas, steam, water and sewage, electricity, exhaust, data (LAN and WLAN networks) fiber and distributed antenna systems available (the “Required Delivery Condition”).

(3)

Concession Storage Facilities delivered by the Operator to the Contractor shall be secure, appropriately climate-controlled and sufficient for the benefit of the Concession Sublessees that the Contractor contracts with on Operator’s behalf.

(4)

If the Operator at any time or times during the Term determines in its sole and absolute judgment that it requires any one or more portions of the Premises including without limitation any space which constitutes Concession Storage Facilities in order to meet or help meet governmental requirements, or in connection with its operation of Terminal One, or in connection with or to facilitate or improve operations in, of, or at Terminal One, or for one or more aircraft operators using the same, or to better accommodate the needs or interests of the public, then the Operator shall have the right to remove such space from the Premises which are the subject of this Agreement, provided that the Operator has reimbursed Contractor for one hundred percent (100%) of the Contractor Investment applicable to and invested in such removed space and 100% of any termination, breakage or similar payments that Contractor is required to pay Concession Sublessees affected by such removal (which may include reimbursement of capital investments by such Concession Sublessees). No such removal shall result, or be deemed to result, in a reduction or diminishment in any way of the Contractor’s responsibilities hereunder, [**]

(5)

Subject to the terms and conditions of this Agreement and the Port Authority’s rights under the Lease Agreement, the Contractor shall provide peaceful and quiet enjoyment of the Premises to the Concession Sublessees for the Term without hindrance or interruption by the Operator or any other Person lawfully or equitably claiming by, through or under the Operator. For purposes of this paragraph, the Port Authority shall not, by virtue of its third-party beneficiary rights or otherwise, be or be deemed to be a Person lawfully or equitably claiming by, through or under the Operator.

(6)

In the event that the Premises are subject to casualty or condemnation on account of destruction or damage and the Operator has not notified the Contractor of its intention to restore, replace or rebuild the Premises within ninety (90) days of such occurrence (as may be reasonably extended by the Operator for an additional thirty (30) days), the Operator shall reimburse the Contractor for any remaining unamortized Contractor Investment (or applicable portion thereof if less than the entire Premises is affected), calculated on a straight-line basis.

(7)

The Operator acknowledges that the Project as described in the Lease Agreement as of the Effective Date, and the Operator’s obligation to design and construct the Project in accordance with the Lease Agreement as in effect on the Effective Date and the Concession Design (including the Indicative Concessions Layout), are a material inducement to the Contractor’s execution, delivery and performance of its obligations under this Agreement. The Operator agrees that, subject to Section 3.1(10), below, it shall not request, agree to, make or implement any change to the nature of the Project as a world class international airport terminal or any material change to any Phase of the Project without the prior written consent of the Contractor if such change is inconsistent with the Indicative Concessions Layout or could reasonably be expected to adversely affect the quantum, quality, location, visibility or accessibility of the Concessions Program.

The Operator shall consult with the Contractor in advance, through periodic meetings in the ordinary course of the D&C Work Period with, among others, the Parties’ designated representatives, to develop the Indicative Concessions Layout of Phase B1 and Phase B2 consistent with the drawings attached hereto as Exhibit D, as the case may be, and consistent with any applicable Governmental Requirements. To the extent the Contractor objects in writing to the Indicative Concessions Layout in respect of Phase B1 and/or Phase B2, as the case may be, the Contractor shall provide the Operator with a detailed explanation of the basis for such objections, including the impact on the Contractor’s rights and/or obligations hereunder (“Rejected Indicative Concessions Layout”), and the Parties shall endeavor to reach agreement as to the applicable Indicative Concessions [**]

(8)	In addition to Section 3.1(7), above, the Operator acknowledges and agrees that the “Red Boundary” areas identified on the Indicative Concessions Layout outline critical areas inclusive of both the Premises and surrounding common and back-of-house areas that, collectively with the Premises, work together to deliver the intended functionality and revenue generation of the Concessions Program. Subject to Section 3.1(10), below, the Operator shall consult with the Contractor in advance, through periodic meetings in the ordinary course of the D&C Work Period with, among others, the Parties’ designated representatives, concerning any proposed or potential structural, operational, MEP, area-use or other changes that are made within such “Red Boundary” areas. The Contractor’s prior written consent shall be required with respect to any change in the design of the “Red Boundary” areas that could reasonably be expected to adversely affect the quantum, quality, location, visibility or accessibility of the Concessions Program.

(9)

If the Operator makes any change to the nature of the Project or the capacity or general configuration of any Phase of the Project in violation of Section 3.1(7) or Section 3.1(8) of this Agreement, or otherwise interferes with or impedes the Contractor’s development and implementation of the Concessions Program in a manner that is consistent with the Concession Design, including by withholding, delaying or conditioning any consent of the Operator required under this Agreement, unless such change constitutes a Port Authority [**]

(10)	Equivalent Project Relief.
(a)

The Operator shall promptly notify the Contractor of any prospective Port Authority Change, including any change to the Project or any Phase of the type addressed in Sections 3.1(7) or (8) above that constitutes a Port Authority Change, that could reasonably be expected to have an adverse effect on the Contractor’s rights or obligations under this Agreement. With respect to any such Port Authority Change (each, a “EPR Claim”), whether notified to the Contractor by the Operator or independently identified by the Contractor, the Contractor shall only have, and shall be limited to, the same rights, benefits and entitlements, including to financial compensation or other relief, as the Operator actually receives with respect to such Port Authority Change subject to the terms of paragraph (b) below (“Equivalent Project Relief”).

(b)	[**]
(i)

The Contractor shall provide to the Operator with notice of any EPR Claim for Equivalent Project Relief within seven (7) Business Days of the Contractor having knowledge of the event giving rise to such EPR Claim. Such notice shall include sufficient detail to enable the Operator to review such EPR Claim, including (A) the claimed Port Authority Change and its date of occurrence in reasonable detail, (B) the estimated amount claimed as damages or impact to the schedule, (C) a detailed summary of additional information required to determine the scope of potential recoverable damages and (D) adequate written documentation supporting the basis for such EPR Claim and the monetary relief claimed.

(ii)

To the extent any EPR Claim is submitted by the Contractor in accordance with clause (i) above, the Operator shall submit the Contractor’s EPR Claim to the Port Authority in accordance with the terms of the Lease Agreement. To the extent that the Port Authority determines that a Port Authority Change has occurred for which the Operator is entitled to compensation in an amount finally determined in accordance with the Lease Agreement, the Contractor shall be entitled, as the Contractor’s sole remedy for any such EPR Claim for Equivalent Project Relief, to recover from the Operator the amount that the Operator actually receives from the Port Authority that is actually attributable to such EPR Claim. Notwithstanding the foregoing, the Operator may decline to pursue any EPR Claim provided by the Contractor that the Operator determines (in its reasonable discretion) and informs the Contractor in writing would not be reasonably likely to be obtained from the Port Authority in accordance with the terms of the Lease Agreement.

(iii)

Any Dispute with respect to whether any EPR Claim submitted pursuant to this Section 3.1(10) by the Contractor should be pursued by the Operator shall be subject to the dispute resolution procedure set forth in Article 23  of this Agreement. If the dispute resolution procedure determines that an EPR Claim provided by the Contractor would have reasonably been likely to be obtained from the Port Authority in accordance with the terms of the Lease Agreement and the Operator failed to submit such EPR Claim, the Operator shall promptly submit such EPR Claim to the Port Authority or, if such EPR Claim is time-barred by the terms of the Lease Agreement, the Operator shall promptly pay the Contractor the amount of Equivalent Project Relief that the Contractor would have otherwise been entitled to receive with respect to such EPR Claim (as determined pursuant to a further dispute resolution procedure applying the applicable provisions under the Lease Agreement in respect of the Operator’s entitlement for monetary relief for such Port Authority Change as if the Operator had made such claim under the Lease Agreement). For the avoidance of doubt, the Contractor has no right to, and shall not, make any direct EPR Claim to the Port Authority.

(iv)

At the Contractor’s request, the Contractor shall participate in discussions with the Port Authority with respect to any EPR Claim relating to the Contractor’s rights and obligations under this Agreement if such participation is requested or approved by the Port Authority.

(v)

The Operator may settle any EPR Claim without the prior consent of the Contractor; provided that if in such circumstances the amount requested in the Contractor’s EPR Claim is greater than the amount for which the Operator settles such EPR Claim, then the Contractor may start a Dispute under the Dispute Resolution procedure established in this Agreement for the difference (if any) between (a) the amount of monetary relief that Operator has settled with the Port Authority for the Contractor’s EPR Claim and (b) the amount which the Contractor is entitled to obtain from the Port Authority under the Lease Agreement in respect of its EPR Claim (as determined pursuant to the Dispute Resolution procedure applying the applicable provisions under the Lease Agreement in respect of the Operator’s entitlement for monetary relief for such Port Authority Change as if the Operator had made such claim under the Lease Agreement).

(vi)

The Contractor shall not be entitled to an Equivalent Project Relief to the extent a Port Authority Change arises by reason of the Port Authority acting in accordance with Applicable Laws, Applicable Standards (provided such Applicable Standards apply to other Airport facilities and are applied to the Contractor in a Non-Discriminatory Manner) or a contract binding upon the Port Authority entered into by the Port Authority in the ordinary course of business.

(vii)

If, for any reason, the Contractor fails to prosecute an EPR Claim within the time period required herein, the Contractor shall be deemed to have irrevocably and forever waived and released such EPR Claim or right to any adverse effects on costs, expenses and liabilities attributable to the corresponding Port Authority Change that the Contractor may otherwise have been able to claim hereunder as an EPR Claim.

3.2Scope of Services; Permitted Uses.

(1)

The Contractor is hereby retained and hired by the Operator, on an exclusive basis, to perform, subject to and in accordance with all of the terms and conditions of this Agreement, and the Contractor hereby agrees to perform, on an exclusive basis, the services set forth on Exhibit A (the “Services”) in the Premises. The Contractor shall perform the Services in accordance with Best Management Practices and the Comprehensive Concessions Plan and the other requirements and standards specified under the Lease Agreement at all times. The Operator shall provide Contractor with full access to all areas within and around Terminal One as may be reasonably necessary to permit the Contractor to perform its obligations and exercise its rights under this Agreement, in all cases subject to and in accordance with the applicable terms and conditions of the Lease Agreement and this Agreement. The Operator covenants and agrees that it shall not retain or hire any other Person to perform, or permit any other Person to perform, the Services during the Term of this Agreement.

(2)	Design Finishes Standards and Guidelines
(a)	[**] Such collaboration shall include meetings and workshops among the Parties and their respective designated representatives no less than once per month.
(b)	The Design Finishes Standards and Guidelines shall be subject to the Contractor’s approval (such approval or any objection or conditioned approval to be provided through such collaborative process and within such required time frames). which approval shall not be unreasonably withheld, delayed or conditioned.

(c)	[**]
(d)

In the event that the Operator (acting reasonably) or the Port Authority reject any condition set forth under any Contractor’s conditioned approval, or disregard any objection raised by the Contractor, as set forth above, the Contractor may modify its conditions for Contractor’s approval of the applicable portion of the Design Finishes Standards and Guidelines no later than the earlier of the date that is (i) five (5) Business Days of the date of such Operator’s rejection and (ii) such shorter date as may be required to meet the design schedule for the applicable Phase (but in no event less than one (1) Business Day). For the avoidance of doubt, if the Contractor does not modify such conditions for Contractor’s approval of the applicable portion of the Design Finishes Standards and Guidelines within the said time frames, any such conditions or objections shall be disregarded and the applicable portion of the Design Finishes Standards and Guidelines most recently approved by the Operator and the Contractor shall apply (subject to the Port Authority’s right to reject the Contractor’s conditions or objections pursuant to this Section 3.2(2)). (x) [**]

[**]

(e)	[**]
(f)	[**]
(g)

At either Party’s request, the Contractor shall participate in discussions with the EDRC and related processes relating to the Concessions Program, and the Operator shall use commercially reasonable efforts to ensure such participation if requested; provided, however, that the Contractor shall not participate in discussions with the EDRC if such participation is not permitted or approved by the Port Authority or any other authorized member of the EDRC.

(3)

The Contractor shall have the right, in consultation with the Operator, to make design-related decisions and to lead on the second-level (non-structural) design of the commercial areas of the Premises, which may include passenger flow through commercial areas and environment design, concession space planning layouts/sizes and uses and merchandising, in all cases consistent with the Concession Design.

(4)

[**] The Contractor shall have the right, in consultation with the Operator and subject to the approval of the Port Authority to the extent required pursuant to the terms of the Lease Agreement, to select and direct design and advisory firms hired in connection with the Concession Design. Notwithstanding the foregoing, to the extent the Concession Design impacts any aspect of the operations of Terminal One, it shall be subject to the prior approval of the Operator.

(5)

If the number of Actual Enplaned Passengers exceeds the Maximum Enplanement Threshold, the Contractor and the Operator will mutually agree to expand the footprint of the Concessions Program as permitted by the Lease Agreement.

(6)

The Contractor agrees that nothing in this Agreement shall be deemed to imply that the Contractor has the right to make any alteration, demolition, installation, addition or improvement to any portion of the Premises, structural or non-structural, exterior or interior, except pursuant to the TCAP Process. Title to any improvements made by Contractor shall vest in The City of New York upon installation of the same in accordance with the provisions of the Basic Lease.

(7)	The rights of the Port Authority in the Premises are those granted to it by the Basic Lease, and no greater rights are granted or intended to be granted to the Contractor than the Port

Authority (and in turn the Operator pursuant to the Lease Agreement) has power thereunder to grant. The Contractor shall not use any portion of the Airport for any use other than as permitted under the Basic Lease, the Lease Agreement and this Agreement. The Contractor shall exercise the privileges granted under this Agreement in a manner consistent with the Operator’s obligations under the Lease Agreement and the Port Authority’s obligations under the Basic Lease to the extent applicable to the Contractor’s obligations under this Agreement and the related Consent to MCDA.

(8)

Port Authority Permits. The Contractor shall be prohibited from performing any activity or services at the Airport in connection with this Agreement for which the Port Authority requires the issuance of a Port Authority permit providing for payment of fees to the Port Authority unless the Contractor obtains such a Port Authority-issued permit if so required by and consistent with Applicable Law, Applicable Standards and/or Port Authority policy and pays such fees thereunder. If the Contractor performs any such activity or services at the Airport in connection with this Agreement without, or prior to, obtaining a Port Authority-issued permit in contravention of this Section 3.2(8), the Contractor shall pay any such fees due and payable to the Port Authority pursuant to such permit for any activity or services at the Airport performed without, or prior to, obtaining such permit; provided that payment of such fees shall not absolve the Contractor from the obligation to diligently take any and all action necessary to obtain such Port Authority-issued permit or to cease its permit-required activities immediately upon being advised that such a Port Authority permit shall not be granted.

(9)

The Contractor may make arrangements for the performance of services and functions only by organizations at the Airport authorized by lease, permit, contract or other Port Authority agreement to perform such services or functions.

(10)

Port Authority Reserved Uses. Section 74 of the Lease Agreement describes the Reserved Uses which are reserved therein to the Port Authority. The Contractor acknowledges that it has received, read and understands such provisions and agrees that it shall not take any action, or omit to take any action, which would result in a breach of the provisions of Section 74 of the Lease Agreement, which are incorporated by reference into this Agreement as if more fully set forth herein, including reservation by the Port Authority exclusively to itself and its designees of the right to implement, operate and maintain (i) any public or airline passenger-related transit facility on any portion of the Premises, and (ii) facilities, uses and services not currently contemplated or provided for in this Agreement, including hotel accommodations (the “Port Authority Reserved Uses”).

(11)

Operator Reserved Uses. As between the Operator and Contractor, the Operator hereby reserves exclusively to itself and its designees the right to implement, conduct, control and receive any fees, rents or profits, with respect to any and all uses (including advertising, subject to the terms of the Lease Agreement), operations or installations within the Common Use Lounges (the “Operator Reserved Uses”).

3.3Contractor’s Authority, Staffing and Support; No Conflicts of Interest.

(1)

The Contractor shall employ a full time, trained professional staff at all times during the Term of sufficient size, expertise, ability, suitability and experience to carry out its responsibilities hereunder. This shall include, but not be limited to, employing at the Premises, on full-time basis a general manager and one or more assistants, the employment thereof shall be made in accordance with Best Management Practices in Contractor’s reasonable discretion subject to consultation with the Operator, with sufficient authority and support, staff and appropriate equipment, supplies and means to manage and perform the Services and obligations of the Contractor with respect to the Premises, and the Concession Storage Facilities at Terminal One; to enter into and administer those Concession Subleases and, subject to any applicable permitting requirements, other agreements with Concession Sublessees and other third parties, to which the Contractor is a party or by which it is bound relating to operations at the Premises, as well as administration of agreements to be entered into by the Contractor with third parties for such third parties’ services relating to the Concession Storage Facilities at Terminal One; to enter into and administer agreements with Concession Sublessees and other third parties, if any, to which the Operator is a party or by which it is bound relating to operations at the Premises; to monitor and use commercially reasonable efforts to compel performance by the above-referenced Concession Sublessees and third parties under said leases and agreements relating to the Premises, the Concession Storage Facilities (inclusive of initiating and pursuing legal action to enforce (i) leases and agreements relating to Concession Sublessees and (ii) the Contractor’s agreements with third parties in connection with the Concession Storage Facilities), the foregoing responsibilities of the Contractor to include cooperation of Contractor with the Operator and its counsel in connection with such legal actions and to serve as on-site liaison with the Operator.

(2)

The Contractor shall have the power and authority to perform the Services and other obligations under this Agreement, and to exercise its rights under this Agreement, on behalf of the Operator, but shall have no power or authority to amend or modify the Lease Agreement (and shall not be a third party beneficiary of the Lease Agreement) or any agreement embodying a Port Authority consent. In all events, an employee of the Contractor with managerial authority shall be available each day during standard business hours, 8:30am – 5:30pm, to meet with Operator and Port Authority representatives in person at the Premises and available at other times by telephone, with the ability in an Emergency relating to the Concessions Program to arrive at the Airport within two (2) hours after being called.

(3)

Neither the Contractor nor any Affiliate thereof shall conduct or have any interest whatsoever in any entity conducting a consumer service operation in any concession area, unless the Port Authority has explicitly approved in writing specific exceptions after having been furnished such information as it may require and subject to such qualifications, conditions, limitations and restrictions as part of any such approval.

(4)

The Operator shall not knowingly either employ or permit the employment of any management, supervisory or other personnel of the Operator (including but not limited to the Contractor or any Subcontractor, representative or agent of the Operator), whose employment constitutes a conflict of interest or whose actions are inconsistent with the highest level of honesty, ethical conduct or public trust or are adverse to the public interest. Notwithstanding the foregoing, the Operator shall be under no obligation to refrain from hiring any Person if to do so would be a violation of Applicable Law, or to terminate any Person if to do so would be a violation of Applicable Law or of any applicable right of such Person, contractual or otherwise.

3.4Information Security Handbook

(1)	To the extent the Contractor requires access to Port Authority information considered Protected Information, the Operator may provide Contractor with such access subject to the terms of the Lease Agreement applicable thereto. The Handbook and its requirements are hereby incorporated into this Agreement and will govern the possession, distribution and use of Protected Information.

3.5Secured Areas and Security Requirements

(1)

The Contractor-Related Entities may be required to perform Services that would require access to security restricted areas, including Secured Areas. In the event any Contractor-Related Entity or any of the Contractor’s personnel requires access to any security restricted area, including any Secured Area, such Contractor-Related Entity or personnel shall obtain an airport security identification card as required under 49 C.F.R. §1542.205-213 prior to accessing any security restricted area, and the Contractor shall cause the Contractor-Related Entities to comply with the foregoing (the “Badged Personnel”).

(2)

The Operator, in accordance with Port Authority requirements, will require the Contractor to observe certain security procedures with respect to Secured Areas, which may include Contractor personnel (other than Badged Personnel) being escorted to, at, or from Secured Areas by Badged Personnel or other persons who have an airport security identification card as required under 49 C.F.R. §1542.205-213.

(3)

The Contractor shall notify the Operator at least forty-eight (48) hours prior to any proposed performance of Services in a Secured Area, unless the performance of such Services is carried out by Badged Personnel only.

(4)

The Contractor shall conform to the security procedures and protocols that the Operator may establish from time to time (whether by the direction of the Port Authority or otherwise) for accessing Secured Areas and escorting personnel. Before performing any Service, the Contractor shall request a description from the Operator of the Secured Areas that will be in effect on the date the work or service is to commence.

(5)

The Operator may amend the areas that are designated Secured Areas at any time during the Term and, except in cases of Emergency or a life, health, security, safety, environmental or operational deficiency or hazard, upon no less than ten (10) Business Days prior written notice to Contractor.

(6)

The Operator reserves the right to deny access to certain documents, sensitive security sites and facilities (including rental spaces) to any Person that declines or fails to abide by the Operator’s or Port Authority’s security procedures and protocols, any Person with a criminal record with respect to certain crimes or who may otherwise pose a threat to life, health, safety or security at the Terminal One specifically or at the Airport generally. The Operator also reserves the right to impose multiple layers of security requirements on the Contractor depending upon the level of security required, and may amend these requirements in its absolute discretion.

(7)

The Port Authority or the Operator may conduct random or scheduled examinations of business practices under this Section 3.5 in order to assess the extent of compliance with security requirements, Protected Information, procedures, protocols and practices, which may include, but are not limited to, verification of background check status, confirmation of completion of specified training, or a site visit to view material storage locations and protocols (or any combination); provided that to the extent such examinations are not mandated or performed by the Port Authority or any Governmental Authority each of whom shall not be subject to the standard specified in this proviso, such examinations shall be conducted in a manner that does not unreasonably interfere with Contractor’s operations and shall be limited to one time per Calendar Year unless Operator reasonably believes, in good faith, that Contractor is not in compliance with applicable security requirements.

3.6[Reserved]

3.7Implementation.

(1)

The Contractor shall submit to the Operator (and the Operator shall submit to the Port Authority), no later than 365 days after the Effective Date, the Implementation Plan, which shall be consistent and compatible with (i) the Lessee’s Basis of Design, (ii) the Pro Forma Concessions Plan, (iii) the covenants set forth under Article 11, as applicable, (iv) the Form of Concession Sublease and (v) the Form of Consent to Concession Sublease.

(2)

The Implementation Plan shall include, among other things, a concept of operations and Actual Enplaned Passenger minimum boarding time strategy, jointly developed by the Parties, to maximize the Dwell Time and mitigate any impact of hardstand operations on Gross Rents. The Implementation Plan shall endeavor to achieve an Actual Enplaned Passenger boarding time of (i) during a Peak Period, seventy-five (75) minutes or less, and (ii) other than during a Peak Period, sixty (60) minutes or less.

(a)

Each of the Operator and the Port Authority shall be entitled to review and comment on the Implementation Plan and shall provide comments thereon (including comments regarding any deviations from (i) the Lessee’s Basis of Design, (ii) the Pro Forma Concessions Plan and (iii) the covenants set forth under Article 11, as applicable) or its approval thereto within sixty (60) days of receipt. The Contractor shall promptly address any of the Operator’s and the Port Authority’s comments made to the Implementation Plan.

(b)	The Contractor shall undertake all aspects of quality assurance and quality control in accordance with the approved Implementation Plan, this Agreement, Applicable Law, and Best Management Practices.
(c)	The Contractor shall cause each of its Subcontractors at every level to comply with the applicable requirements of the approved Implementation Plan.
(3)

The Contractor shall, in consultation with the Operator, draft the Comprehensive Concessions Plan required to be delivered by the Operator to the Port Authority under Section 20(d) of the Lease Agreement and shall prepare drafts of all written reports to be delivered in connection with such Comprehensive Concessions Plan or updates thereto. The Contractor shall not submit any draft of the Comprehensive Concessions Plan or any amendment, restatement, supplement or other modification thereto to the Port Authority without the Operator’s approval.

(4)

The Contractor and the Operator agree to cooperate in establishing and maintaining a coordination committee, whose function and members may change from time to time, throughout the Term, which will meet bi-weekly to review and discuss the Contractor’s Implementation Plan. Such committee shall also evaluate proposed Concession Sublessees selected by the Contractor against the general concept and commercial strategy of the then effective Comprehensive Concessions Plan. The Operator will have an approval right over each Concession Sublessee selected by the Contractor, such approval not to be unreasonably withheld, delayed or conditioned, provided that it shall not be unreasonable for Operator to withhold, delay or condition its approval primarily because the proposed Concession Sublessee is known to lack moral or ethical integrity, or is prohibited by the Port Authority from engaging in activities or operations at the Airport or a Prohibited Party. The Contractor shall give special consideration to contracting with service providers suggested by the Operator, but will be under no firm obligation to engage firms suggested by the Operator or any Prohibited Party. The Contractor will take into account the Operator’s concept of operations and other plans, as well as input from other consultants engaged by the Operator, in implementing the Services, and at all times will implement the Services in a manner consistent with the requirements of the Lease Agreement and the then-current Comprehensive Concessions Plan.

(5)

In addition to and without limiting any other term or provision of this Agreement, it is hereby agreed that the Contractor shall, throughout the Term, comply with the Responsible Contractor Policy attached hereto as Exhibit F.

3.8Customer Service.

(1)

From time to time during the Term, the Operator shall conduct or cause to be conducted customer service surveys on-site at the Terminal, provided that the Operator shall conduct such customer service surveys in a manner that does not unreasonably interfere with the Contractor’s exercise of its rights or performance of its obligations under this Agreement. The Contractor shall not unreasonably interfere with, obstruct, delay or otherwise hinder the process of taking such surveys. Moreover, the Contractor shall participate and cooperate with the Operator and its designees with regard to such surveys, including but not limited to making space available, providing surveys to concession customers for completion, collecting surveys upon completion and delivering the same to the Operator, and otherwise undertaking managerial and administrative functions requested by the Operator related to concessions survey-taking. The Operator shall reimburse Contractor for all documented reasonable costs and expenses incurred by or on behalf of Contractor (if any) in connection with the above-described participation and cooperation.

(2)

The Contractor shall provide for training in concessions customer service techniques and other concession-related matters for its staff on a quarterly basis, and perform such other concessions customer service functions as may be identified in Exhibit A attached hereto.

(3)

The Contractor acknowledges that it has been advised that the Port Authority currently anticipates developing, or causing to be developed, a Digital Engagement Platform for use throughout the airport or portions thereof (a “PA DEP”) which the Contractor acknowledges is a Port Authority Reserved Use. The Contractor acknowledges that the Port Authority and the Operator shall continue to discuss the timing and development of a PA DEP prior to Phase A DBO and any alternatives for the Terminal One should the Port Authority elect to not develop a PA DEP.

3.9Data Collection, Ownership and Sharing.

Subject to compliance with all Applicable Laws, including Privacy and Security Laws:

(1)	the Operator, in consultation with the Contractor, will implement a system at Terminal One to collect general passenger data as described in Section 3.9(2) below with respect to concession locations, and the Contractor will include language in Concession Subleases to authorize the Operator to install devices to enable it to collect such data with respect to individual Concession Sublessees, provided that the specifics and implementation of such data collection shall be defined and updated from time to time by Operator in the Comprehensive Concessions Plan, subject to Contractor’s reasonable approval;

(2)

the Operator will collect data on flight destinations, load factors and other similar passenger data it receives from airlines in a manner consistent with past practice as it, in its discretion, deems useful and appropriate to Contractor in connection with administering the Concessions Program under this Agreement (all such data, the “Operator Data”) and, as between the Operator and the Contractor, the Operator shall own all rights in the Operator Data;

(3)

the Contractor will, in consultation with the Operator, collect data on sales transactions by Concession Sublessees required by Section 3.10(1) of this Agreement, and will use commercially reasonable efforts to collect certain other data on sales transactions by Concession Sublessees that will be defined and updated from time to time by the Contractor in the Comprehensive Concessions Plan, subject to the Operator’s reasonable approval, which may include passenger behavior and count, passenger engagement with brand experience and other similar data points as it may deem useful and appropriate in connection with administering the Concessions Program under this Agreement (the “Contractor Data”) and, as between the Operator and the Contractor, the Contractor shall own all rights in the Contractor Data, which shall, in no event, include Operator Data;

(4)

the Operator hereby grants the Contractor a non-exclusive, royalty-free, non-transferable (except in connection with an assignment permitted pursuant to Section 24.7), non-sublicenseable (except in connection with a sub-contract authorized pursuant to Section 24.7), license for the Term to use the Operator Data to the extent useful to the Contractor in administering the Concessions Program under this Agreement, and the Contractor hereby grants the Operator a non-exclusive, royalty-free, non-transferable (except in connection with an assignment permitted pursuant to Section 24.7), non-sublicenseable, license for the Term (and, thereafter, in accordance with Section 21.1(5)) to use the Contractor Data to the extent related to the operation of Terminal One;

(5)

the Operator will share the Operator Data with the Contractor and the Contractor will share the Contractor Data with the Operator (i) in real-time, and in such formats and by such methods as they shall agree and (ii) if any Operator Data or any Contractor Data includes any Personal Information, (x) the Operator or the Contractor, respectively, shall share such data with the other Party pursuant to this Section 3.9(5) on an aggregated and anonymized basis in accordance with Privacy and Security Laws, (y) such other Party shall not request that such data be provided on any basis and in any format that is de-anonymized or that would enable such other Party to de-anonymize such data in violation of Privacy and Security Laws, and (z) such other Party shall not attempt to de-anonymize any data shared with it that would make such data Personal Information in violation of Privacy and Security Laws.

3.10	[**]
(1)	[**]

[**]

(a)	[**]
(b)	Operator Gross Rents for the immediately preceding calendar month then ended;
(c)	Adjusted Gross Rents for the immediately preceding calendar month then ended: and
(d)	Documentation and data showing compliance with Schedule E (Affirmative Action; Equal-Opportunity; Minority Business Enterprise, Women-Owned Business Enterprise Requirements) to the Lease Agreement.
(2)	[**]
(a)	[**]
(b)	[**]
(c)	[**]
(d)	[**]

3.11[**]

(1)	[**]
(2)	[**]
(3)	[**]

3.12Concession Sublease Administration and Compliance.

(1)

Without limiting the generality of Exhibit A, the Contractor as part of its performance of the Services, shall ensure that the Concessions Program will at all times during the term best serve the public needs consistent with other world class international airports by providing a diverse offering of Concession Sublessees.

(2)

Contractor shall enter into, and have full power and authority to administer, Concession Subleases and exercise all rights and remedies of Contractor thereunder, including without limitation to terminate any Concession Subleases in accordance with its terms, to amend or extend any Concession Subleases, to waive, surrender, compromise or jeopardize any right or privilege of the Contractor under or with respect to any Concession Subleases, or to pursue any remedies or relief to which the Contractor shall be entitled thereunder or as a matter of law, including but not limited to accepting any compromise or settlement of an arrearage; provided, that such power and authority will be limited by the terms of the Lease Agreement as it relates to ACDBE Concession Sublessees pursuant to Section 20(d)(12) of the Lease Agreement.[**]

(3)

The Contractor’s Services shall include negotiation of and entry into Concession Subleases(using the form attached hereto as Exhibit O (Form of Concession Sublease) and meeting the other requirements of the Lease Agreement and otherwise in form satisfactory to the Operator and consented to by the Port Authority) directly with Concession Sublessees, coordination of Concession Sublessees’ design and construction work, and negotiation of relocations, amendments or modifications. No Concession Sublease shall be or be deemed directly enforceable against or binding upon the Operator or the Port Authority. No Concession Sublease shall be effective until a fully executed Concession Sublease, or amendment thereto, has been entered into between the Contractor and a prospective Concession Sublessee and, to the extent required pursuant to the terms of the Lease Agreement, a Consent to Concession Sublease has been entered into between the Port Authority and such Concession Sublessee. Any and all construction work done by or on behalf of Concession Sublessees at Terminal One shall be done in accordance with the TCAP Process and plans and specifications to be submitted to and approved by the Operator and, to the extent required pursuant to the Lease Agreement, the Port Authority, prior to the construction work, and shall require the payment of any fee imposed by the Port Authority for review of such plans and specifications, it being understood that until such approval has been obtained a Concession Sublessee shall continue to resubmit plans and specifications as required by the Operator or the Port Authority. [**]

(4)

Notwithstanding that the Concession Subleases will be entered into between the Contractor and the Concession Sublessees, each such Concession Sublease will provide that, upon termination of this Agreement for any reason, and so long as the Lease Agreement remains in full force and effect, the Concession Sublease will automatically be assigned to the Operator.

3.13Cleaning and Maintenance.

(1)

Trash and Recycling. The Contractor shall, or shall cause Concession Sublessees to, remove daily from the Premises by means provided by the Contractor all garbage, debris and other waste material (solid or liquid) arising out of or in connection with the Concessions Program, and any such garbage, debris and other waste material not immediately removed shall be temporarily stored in a clear and sanitary condition, approved by the Operator and shall be kept covered except when filling or emptying them. The Contractor shall, and shall cause each Concession Sublessee to, exercise care in removing such garbage, debris and other waste materials from the Premises. The manner of such storage and removal shall always be subject in all respects to the continued approval of the Operator and any applicable provisions of the Lease Agreement. No equipment or facilities of the Operator shall be used in such removal unless with its prior consent in writing. No such garbage, debris or other waste materials shall be or be permitted to be thrown, discharged or disposed into or upon the waters at or bounding the Premises, Terminal One or the Airport. Without limiting any other obligation of the Contractor hereunder, the Contractor shall, and shall cause each Concession Sublessee to, comply with the commitment of the goal of zero waste to landfill at Terminal One in accordance with Applicable Law, Governmental Approvals, Applicable Standards and the terms of the Lease Agreement.

(2)

Maintenance and Repairs. The Contractor shall use commercially reasonable efforts to ensure that each Concession Sublessee performs preventive maintenance by regularly cleaning, repairing and maintaining (other than structurally): (x) all grease traps in all drainage pipes exclusively used in its operations at the Premises, whether such pipes are located on the Premises or elsewhere at Terminal One, and (y) all kitchen exhaust ducts including the replacement of all filters where such ducts are exclusively used by each

Concession Sublessee in such operations and whether such ducts are located on the Premises or elsewhere at Terminal One. As part of each Concession Sublessee’s maintenance responsibilities, the hood and ventilation system servicing the Premises shall be cleaned and maintained from inside the unit through the ductwork to the roof top fan, on a monthly basis and at such Concession Sublessee’s sole cost and expense. In addition, should any corrective work be necessary for any portion of the grease traps, hood and ventilation system, each Concession Sublessee shall be responsible for the immediate repair and cost, whether such repair is required inside the unit or outside the unit. Each Concession Sublessee shall be required to provide documentation of all of such work relating to servicing during the preceding calendar month to the Contractor, which shall be supplied to the Operator on or before the twentieth (20th) day of each calendar month to the extent such documentation has in fact been provided by each Concession Sublessee to Contractor.

(3)	Utilities.
(a)

Common Usage. The Operator shall install the necessary infrastructure and equipment for the supply of, and Contractor shall provide each Concession Sublessee, with access to, all necessary utilities including without limitation hot and chilled water, potable water, gas, steam, water and sewage, electricity, exhaust, data (LAN and WLAN networks) fiber and distributed antenna systems at the Premises where appropriate, to be used on a common basis among Concession Sublessees, all such installation to be without charge to the Contractor or the Concession Sublessees.

(b)

Specifically Identifiable Usage. There shall be no payments by the Contractor or any Concession Sublessee to the Operator for any Utilities which may be furnished to the Contractor or any Concession Sublessee by the or on behalf of the Operator, other than for Utilities provided by the Operator to the Concessions Program for which the Contractor, directly or through any Concession Sublessee, reimburses the Operator on a straight cost recovery basis with no markup, taking into account metering and sub-metering and Utilities management tools and staff for such Utilities.

(c)

Port Authority Not Obliged. The Contractor acknowledges and agrees that, except as may be specifically and expressly set forth in the Lease Agreement, and subject to the terms and conditions of the Lease Agreement, the Port Authority shall not be obligated to perform or furnish any services or utilities whatsoever in connection with this Agreement or the use and occupancy of any portion of the Premises hereunder including, without limitation, any obligation to provide or install or cause to be provided or installed any meters or sub-meters.

3.14Minimum Wage Requirements

(1)

The Port Authority has adopted a minimum wage policy (“Minimum Wage Policy”) for workers performing under non-trade labor service contracts at all Port Authority facilities. The Port Authority has also adopted a rule for implementing the Minimum Wage Policy. The Contractor has reviewed the Minimum Wage Policy and the implementing rule and agrees to comply with the Minimum Wage Policy and implementing rule, as the same may be amended. The Port Authority reserves the right to amend the Minimum Wage Policy and rule from time to time.

(2)

A failure to comply with this obligations set forth under this Section 3.14  shall constitute a breach of this Agreement and, accordingly, the Port Authority shall be entitled to all rights and remedies available to it under law, equity or otherwise in the event of such breach; provided that a failure of the Contractor or any Contractor Counterparty to comply with the Minimum Wage Policy (or any future amendment or modification to the Minimum Wage Policy), or any enforcement thereof with respect to a particular type of employment matter, shall not constitute a breach of this Agreement to the extent that the Port Authority has imposed the Minimum Wage Policy (or such amendment or modification) on, or enforced the Minimum Wage Policy (or such amendment or modification) against, the Contractor or such Contractor Counterparty, as the case may be (the “Target Entity”) in a manner that is inconsistent with the manner in which the Minimum Wage Policy (or such amendment or modification) is imposed on, or enforced against, other entities in the same category of business as the Target Entity, with respect to the same type of employment matter, at the Airport and the other airports for which the Port Authority is the airport operator.

(3)

Further, the Contractor acknowledges that the Port Authority has audit rights granted with respect to the Contractor’s operations at the Airport and that such audit rights extend to the Contractor’s compliance with its obligations hereunder concerning the Minimum Wage Policy and the implementing rule.

(4)	[**]
(5)

The Contractor further agrees that it shall include in any agreements entered into by the Contractor related to Covered Services (as defined in the Minimum Wage Policy), including, without limitation, subcontracts and subleases (but excluding agreements with government agencies or authorities) a clause which states that the party providing such services (the “Contractor Counterparty”) to the Contractor (i) has reviewed the Minimum Wage Policy and the implementing rule, (ii) agrees to comply with them, as the same may be amended from time to time, (iii) agrees to provide the Contractor and the Port Authority an annual statement, signed by a responsible officer of the Contractor Counterparty, certifying as to its own compliance with the obligations described in this paragraph, and (iv) acknowledges and agrees that the Port Authority shall be a third party beneficiary of such clause entitled to all rights and remedies available to it under law, equity or otherwise in the event of a breach of such clause by the Contractor Counterparty. [**] applicable, fails to comply with the Minimum Wage Policy or related implementing rule.

(6)

At the request of the Port Authority, the Contractor further agrees that it shall terminate any agreements entered into by the Contractor related to Covered Services (as defined in the Minimum Wage Policy), including, without limitation, subcontracts and subleases (but excluding agreements with government agencies or authorities), with any Contractor Counterparty which fails to comply with its contractual obligations related to the Minimum Wage Policy, as set forth in the foregoing paragraph (5).

3.15Labor Harmony

(1)

In connection with its operations at the Premises under this Agreement, the Contractor shall serve (and shall cause each Concession Sublessees to serve) the public interest by promoting labor harmony, it being acknowledged that strikes, picketing, or boycotts may disrupt the efficient operation of the Premises.

(2)

The Contractor recognizes the essential benefit to have the continued and full operation of the Airport as a whole and Terminal One as a transportation center. The Contractor shall give (and shall cause each Concession Sublessee to serve) notice to the Port Authority (to be followed by written notice and reports) of any and all impending or existing labor-related disruptions and the progress thereof as soon as practicable (but in no event later than five (5) days after the Contractor or Concession Sublessee, as applicable, becomes aware of such impending or existing labor-related disruptions).

(3)

If any type of strike, boycott, picketing or other labor activity is directed against the Contractor or any Concession Sublessee at the Airport or against any operations pursuant to this Agreement or any Concession Sublease, which, in the opinion of the Port Authority, adversely affects or is likely to adversely affect the operation of the Airport, any portion of the Premises under the Lease Agreement or the relevant concession space, or the operations of other permittees, lessees or licensees thereat, or presents a danger to the health and safety of users of the Airport or the Premises under the Lease Agreement, including persons employed thereat or members of the public, whether or not the same is due to the fault of the Contractor or such Concession Sublessee, and whether caused by the employees of the Contractor or by others, the Port Authority shall have the right, at any time during the continuance thereof to take all legal remedies available to it to end or arrange for the cessation of any such strike, boycott, picketing or other labor activity.

(4)	[**]
(5)

Employee Retention. Each Concession Sublease shall provide that, if the Concession Sublessee’s concession at the Premises is of the same type (i.e., food, retail, news/gifts or duty-free concession) as that of the immediately preceding concession operator at the Premises (the “Predecessor Concession”), the Contractor agrees to offer continued employment for a minimum period of ninety (90) days, unless there is just cause to terminate employment sooner, to employees of the Predecessor Concession who have been or will be displaced by cessation of the operations of the Predecessor Concession and who wish to work for the Concession Sublessee at the Premises. The foregoing requirement shall be subject to the Concession Sublessee’s commercially reasonable determination that fewer employees are required at the Premises than were required by the Predecessor Concession; provided, however, that the Concession Sublessee shall retain such staff as is deemed commercially reasonable on the basis of seniority with the Predecessor Concession at the Premises.

(6)

The Contractor acknowledges and agrees that the Port Authority shall have the right to demand from Contractor or any Concession Sublessee, upon reasonable notice, documentation of the name, date of hire, and employment occupation classification of all employees covered by this provision. In the event Contractor or any Concession Sublessee fails to comply with this provision, the Port Authority shall have the right at any time during the continuance thereof to take such actions as the Port Authority may deem appropriate, including, without limitation, revocation of its consent to this Agreement and the applicable Concession Sublease and, accordingly, revocation of this Agreement or the applicable Concession Sublease.

(7)

Notwithstanding anything to the contrary in this Agreement, the obligations set forth under this Section 3.15 shall only apply with respect to a Concession Sublessee if the relevant Concession Sublessee employs ten (10) or more persons at the premises which are the subject of the relevant Concession Sublease.

3.16Taxes

(1)

The Operator shall collect, as appropriate, and pay any fees, taxes or special assessments which may be levied or assessed upon the Premises and the Concessions Program, and to save the Contractor said Premises harmless from any claim or liens in connection with such taxes and assessments.

3.17	Street Pricing and Value for Money Requirements.

As part of the Services,

(1)

The Contractor in its operations pursuant to this Agreement shall not allow any Concession Sublessee to charge prices to customers in excess of 110% of Street Prices. “Street Prices” is defined as follows:

(a)

if the Concession Sublessee conducts a similar business in off-airport location(s) in the Greater New York City-Northern New Jersey Metropolitan Area (the “Metro Area”), “Street Prices” shall mean the price regularly charged by the Concession Sublessee for the same or similar item in the Metro Area;

(b)

if the Concession Sublessee does not conduct a similar business in off-airport location(s) in the Metro Area, “Street Prices” shall mean the average price regularly charged in the Metro Area by similar retailers for the same or similar item;

(c)

if neither the Concession Sublessee nor other similar retailers sell a particular item in the Metro Area, “Street Prices” shall mean the price regularly charged by the Concession Sublessee or similar retailers for the same or similar item in any other geographic area, with a reasonable adjustment for any cost-of-living variance between such area and the Metro Area; and

(d)	If a Concession Sublessee is in the business of selling duty-free goods, “Street Prices” shall mean the price regularly charged by the Concession Sublessee or other similar concession operator for the same or similar duty-free item at other major airports serving large urban areas in the United States of America, not including the Port Authority airports.

(2)	[**]
(3)

The Contractor shall implement, and ensure that each Concession Sublessee implements, its Street Prices program in compliance with Rules & Regulations, General Manager’s Bulletins, and the Customer Service Standards Manual, including the postage of signage regarding the Street Prices program and the provision of point-of-sale data in accordance with the guidelines issued by the Port Authority. The Contractor shall, and shall cause each relevant Concession Sublessee, to submit to the Operator for delivery to the Port Authority, from time to time in accordance with the guidelines issued by the Port Authority, an annual (or other periodic) pricing report demonstrating compliance by such reporting entity with the aforementioned “Street Pricing” policy, as such policy may be amended from time to time. For purposes of establishing the Street Price of an item, any difference in the size or quality of a product or service shall constitute a basis for a price differential.

(4)	Each Concession Sublease (or Consent to Concession Sublease) shall also provide that:
(a)	Violation Notices
(i)

The Contractor and/or the Operator shall provide written notice (a “Contractor Notice of Street Pricing Violation”) to the Concession Sublessee if the Contractor and/or the Operator finds any areas of noncompliance with the “Street Pricing” policy during periodic price reviews, which may include spot-checks.

(ii)

The Port Authority shall provide written notice (a “Port Authority Notice of Street Pricing Violation”) to the Concession Sublessee, the Operator and its concession manager, if applicable, if the Port Authority finds any areas of non-compliance with the “Street Pricing” policy during periodic price reviews, which may include spot-checks by Port Authority staff or contractors.

(iii)

For purposes hereof, non-compliance with the “Street Pricing” policy may be in the form of failure to submit required forms and information for approval, failure to maintain required signage, and charging prices that are not in compliance with the “Street Pricing” policy.

(b)

The Concession Sublessee shall (x) correct any areas of non-compliance within forty-eight (48) hours of its receipt of any Contractor Notice of Street Pricing Violation or Port Authority Notice of Street Pricing Violation and (y) provide written documentation of the resolution of such non-compliance to the Port Authority, the Operator and its concession manager, if applicable.

(c)	The Contractor shall provide Corrective Actions Forms to the Operator to submit to the Port Authority with respect to all Street Pricing discrepancies, as noted in any Contractor Notice of Street Pricing Violation, as well as copies of the written documentation of the resolution of such discrepancies.

(d)In the absence of approved pricing consistent with the “Street Pricing” policy:

(i)

The Port Authority may (x) designate similar retailers consistent with the “Street Pricing” policy, (y) calculate the average price for similar products or service consistent with the “Street Pricing” policy and (z) direct the maximum pricing that the Concession Sublessee charges for that product or service.

(ii)

The Concession Sublessee may submit to the Port Authority for the Port Authority’s consideration a written justification of its price determination, however the Concession Sublessee shall be required to and shall adopt the maximum prices established by the Port Authority until the evaluation of such justification is completed and alternative pricing is approved by the Port Authority.

(e)

If the Concession Sublessee does not make appropriate adjustments to comply with the “Street Pricing” policy within three (3) days of its receipt of any Contractor Notice of Street Pricing Violation or Port Authority Notice of Street Pricing Violation, the products and services which are not in compliance with the “Street Pricing” policy may be required to be removed from the Premises (as such term is defined in the Concession Sublease), and liquidated damages may be imposed by the Port Authority. In the event of repeated or continued failures to address non-compliance with the “Street Pricing” policy, liquidated damages may be imposed by the Port Authority for the period for which non-compliance with the “Street Pricing” policy has existed and continues to exist and the Concession Sublessee may be deemed to be in material breach of the Concession Sublease and/or Consent to Concession Sublease, as determined by the Port Authority.

(5)	The breach of the aforesaid requirements, as amended from time to time, shall be deemed a breach of the Contractor’s obligations under this Agreement.

ARTICLE 4– COVENANTS OF THE CONTRACTOR

Except to the extent otherwise required under this Agreement, the Contractor covenants and agrees that during the Term it will, to the extent applicable to the Contractor or the Services:

4.1General

(i)	In performing the Services in accordance with Best Management Practice:
(ii)

furnish good, prompt and efficient service hereunder, adequate to meet all demands therefor at the Premises; furnish said service on a fair, equal and non-discriminatory basis to all users thereof; and charge fair, reasonable and non-discriminatory prices for each unit of sale or service; provided that the Concession Sublessees may make reasonable and non-discriminatory discounts, rebates or other similar types of price reductions to volume purchasers;

(iii)	comply with Applicable Standards;

(iv)

not take or fail to take any action in respect of any Services that would cause the Operator and/or the Contractor to be in violation of Applicable Law, any Governmental Approval and Applicable Standards or the terms of the Lease Agreement or any other Project Documents, including the requirements set forth on Schedule E (Affirmative Action; Equal-Opportunity; Minority Business Enterprise, Women-Owned Business Enterprise Requirements) to the Lease Agreement;

(v)

act in good faith, issue instructions, grant approvals, exercise its other rights and perform its obligations under this Agreement in a timely and reasonable manner having due regard to the reasonable requirements of the Operator;

(vi)	refrain from taking any action that impedes or would impede the ability of the Operator to comply with any obligation under this Agreement or the Lease Agreement;
(vii)

use its best efforts in every proper manner to (and to cause each Concession Sublessee to) maintain, develop and increase the business conducted by the Contractor and such Concession Sublessee under this Agreement or its respective Concession Sublease, as applicable;

(viii)	not divert, or cause or allow to be diverted, any business from the Premises or the Airport;
(ix)

participate in meetings between the Operator and the Port Authority (if such participation is requested or approved by the Port Authority) concerning matters pertaining to the Contractor or the Services and the contractors working at the Airport; provided, that all direction to the Contractor shall be provided by the Operator but nothing herein shall limit the authority of the Port Authority to give such direction in its sole opinion, or take such action only as is necessary in an Emergency, or to remove a threat to life, health, safety, security or environmental hazard;.

(x)	comply with the Responsible Contractor Policy;
(xi)	if requested by the Port Authority or the Operator, cooperate with the Office of the Inspector General of the Port Authority;
(xii)	[**]
(xiii)

cause each Concession Sublessee to install and use such cash registers, sales slips, invoicing machines and any other equipment and devices, including without limitation computerized record-keeping systems, for recording orders taken, or services rendered, as may be appropriate to the Concession Sublessee’s business and necessary or prudent to keep accurate books and records, and without limiting the generality of the foregoing, for any activity involving cash sales, install and use cash registers or other electronic cash control equipment that provides for non-resettable totals;

(xiv)

permit in ordinary business hours the inspection by the officers, employees and representatives of the Port Authority and the Operator of any equipment used by any Concession Sublessee, including but not limited to cash registers and recording tapes, and, in the case of Operator, at times that do not unreasonably interfere with Contractor’s obligations and no more than one time per Calendar Year (unless a Contractor Event of Default has occurred and is continuing);

(xv)

cause each Concession Sublessee, sub-sublessee, tenant, licensee or permittee, for the preceding month to furnish on or before the twentieth (20th) day of each month following the commencement date of the operation a sworn statement of gross receipts arising out of the operations of the Concession Sublessee, sub-sublessee, tenant, licensee or permittee, for the preceding month; and

(xvi)

promptly observe, comply with and execute the provisions of any and all present and future governmental laws, rules, regulations, requirements, orders and directions which may pertain and apply to its operations or the use and occupancy of the Premises.

4.2Governmental Requirements

(1)

The Contractor shall promptly, but in no event later than within forty-eight (48) hours following receipt thereof by Contractor, deliver any notice of violation, warning, notice, summons, or other legal process for the enforcement of any governmental laws, rules, regulations, requirements, orders, directions, enactments, ordinances, or resolutions, relating to the Services, to the Operator for examination. Nothing in this Section 4.2 shall release the Contractor from compliance with any other provision of this Article respecting to governmental requirements.

4.3Rules and Regulations

(1)

The Contractor shall observe and obey (and will require all its officers, employees, members, managers, guests, patrons, invitees and seconded personnel, business visitors, contractors, Suppliers and furnishers of services and those doing business with it, to observe and obey) the existing Rules and Regulations, the Airport Security Guidelines Manual, the Applicable Standards and Rules and Regulations Changes, revisions to the Airport Security Guidelines Manual and Applicable Standards of the Port Authority governing the conduct and operations of the Operator and others on the Premises and/or at the Airport in connection with this Agreement and/or the occupancy or use of the Premises as may from time to time during the letting be promulgated by the Port Authority in accordance with the Lease Agreement. The obligation of the Contractor to require such observance and obedience on the part of its guests, patrons, invitees, business visitors, contractors, Concession Sublessee and furnishers of services, and those doing business with it, shall apply only while such persons are on the Premises or are otherwise engaged in activities in connection with this Agreement whether within the Airport or otherwise. The Contractor acknowledges that pursuant to the Lease Agreement the Port Authority agrees that, except in cases of Emergency or a life, health, security, safety, environmental or operational deficiency or hazard, it will give notice to the Operator of every Rules and Regulations Change adopted by it at least twenty (20) days before the Operator shall be required to comply therewith, (i) by delivery of a copy thereof to the Operator, (ii) by making a copy available at the office of the Secretary of the Port Authority (with a notice to the Operator informing Operator that such copy is available at such office) or (iii) by making an electronic copy available on the Port Authority website www.panynj.gov (with a notice to the Operator informing the Operator that such copy has been posted to the website), and the Operator shall furnish such notice to the Contractor and the Contractor will be required to comply with such Rule and Regulation Change.

(2)

The Contractor acknowledges that pursuant to the Lease Agreement, the Port Authority reserves the right to require the Operator to provide written reports detailing the Operator’s compliance with existing Rules and Regulations and airport standards of the Port Authority and, if non-compliance is shown in such reporting or otherwise becomes known to the Port Authority, to require the Operator to provide a remedial plan to become compliant forthwith, to be approved by the Port Authority in its sole discretion. The Contractor shall provide the Operator reports concerning activities in connection with this Agreement or the Services sufficient to enable the Operator to provide the reports it is required to furnish to the Port Authority under the Lease Agreement.

(3)

The Contractor shall not perform (and ensure that no Contractor-Related Entity performs) any activity or services at the Airport for which the Applicable Standards, Reference Documents, or Rules and Regulations requires the issuance of a Port Authority permit unless the relevant Contractor-Related Entity has obtained the Port Authority-issued permit and paid any relevant fees associated with the permit.

4.4OFAC Compliance

(1)

The Contractor covenants that during the Term none of the Contractor, nor any Affiliate of the Contractor, nor any other Person Controlling, Controlled by or under common Control with the Contractor shall (i) become a Blocked Person nor (ii) engage in any dealings or transactions with Blocked Persons in violation of any Blocked Persons Laws. In the event of any breach of the aforesaid covenant, the same shall constitute a default under this Agreement which may subject the Contractor to termination of this Agreement.

(2)

In the event of any termination by the Operator as authorized under applicable sanctions law requirements or enforced pursuant thereto, or in accordance with the terms hereof, the Contractor shall, immediately on receipt of the Operator’s termination notice, cease all use of and operations permitted under this Agreement and surrender possession of the Premises to the Operator without the Operator being required to resort to any other legal process.

(3)

The Contractor shall indemnify and hold harmless the Operator Indemnified Parties and the Port Authority Indemnified Parties from and against any and all Claims arising out of, relating to, or in connection with the Contractor’s breach of any of its representations, warranties or covenants made in this Section 4.4.

(4)	The provisions of this Section 4.4 shall survive the expiration or earlier termination of this Agreement.

4.5No Interference with Public or Operation of Airport

(1)

The Contractor shall not interfere with the efficient operation of, or public access to, the Airport falling outside the scope of the Services (including interfering with or causing delays to vehicular or pedestrian traffic) unless agreed in advance by the Port Authority; provided that with respect to the Services, the Contractor shall engage with the Port Authority only through the Operator or as otherwise directed by the Operator.

(2)

If the Operator determines that the Contractor has interfered with or is interfering with the efficient operation of, or public access to, the Airport falling outside the scope of the Services (including interfering with or causing delays to vehicular or pedestrian traffic):

(a)

the Operator may direct the Contractor to take such steps as the Operator determines are necessary to cease causing that interference (including directing the Contractor to remove or relocate any equipment or materials that are causing the interference); and

(b)	the Contractor shall promptly comply, or ensure that the Contractor complies, with any direction given by the Operator under Section 4.5(2)(a).

4.6Mutual Confidentiality Covenants

(1)

Each Party recognizes that in connection with the performance of its obligations under this Agreement, it may receive trade secrets and/or confidential or proprietary information owned or controlled by the other Party (including information of or relating to third parties such as airlines operating at Terminal One, or Operator Data, Contractor Data or proprietary market research with respect to the users of Terminal One or the Airport) and that the disclosure of such secrets and information to third parties may be damaging to the other Party. Subject to the exclusions set forth below, all such information that is designated as confidential or that otherwise would be reasonably assumed to be confidential in nature will constitute “Confidential Information”. Notwithstanding the foregoing, Confidential Information will not include:

(a)	information that is in, or which comes into, the public domain other than by reason of a breach of this Agreement or of any other duty of confidentiality relating to such information;
(b)	information obtained from a third party without that third party being under an obligation (express or implied) to keep the information confidential; and
(c)

information that is lawfully in the possession of the other Party before the date of this Agreement and in respect to which that Party is not under an existing obligation (express or implied) of confidentiality.

(2)

Each Party agrees not to disclose to any third party any Confidential Information belonging to the other Party except to the extent that such disclosure is authorized in writing by the other Party or to the extent that the disclosing Party is required to do so:

(a)	to enable the disclosing Party to perform its obligations under this Agreement, the Lease Agreement or the Consent to MCDA;
(b)	by any Applicable Law or by a court, arbitral or administrative tribunal in the course of proceedings before it;
(c)	by any regulatory body acting in the course of proceedings before it or any regulatory body acting in the course of its duties;
(d)	in order to give proper instructions to any professional advisor of that Party who also has an obligation to keep such Confidential Information confidential; or

(e)

in the case of the Operator, (i) for the purpose of any financing or refinancing of Lessee Debt, complying with any Financing Documents or effecting any sale or issuance of shares or debt with respect to the Operator, and (ii) for the purpose of complying with any Project Document (including the Lease Agreement), provided, in each case, that such Confidential Information is disclosed on a confidential and need-to-know basis.

(3)

Appropriate confidentiality obligations will be included in service agreements and consulting agreements as well as any subcontracting arrangements entered into in connection with the Project. The disclosing Party will give at least thirty (30) days’ prior notice to the other Party of any information contained in documents required to be filed with public authorities which would result in the dissemination of Confidential Information.

(4)	The Parties’ obligations regarding Confidential Information will survive the Term of this Agreement for a period of three (3) years.
(5)

Each Party agrees that the provisions and restrictions contained in this Section 4.6 are necessary to protect the legitimate continuing interests of a disclosing Party, and that any breach by a receiving Party of its obligations hereunder regarding Confidential Information will result in irreparable injury to a disclosing Party for which a remedy at law may be inadequate and that, in addition to any other rights or remedies available under this Agreement and any relief at law that may be available to a disclosing Party for such violation or breach, a disclosing Party will be entitled to apply to a court of competent jurisdiction for injunctive and other equitable relief to prohibit disclosure by the receiving Party of any such Confidential Information (without any requirement that such disclosing Party provide any bond or other security).

(6)

The Parties will not issue (and will cause their respective employees, agents, advisors, consultants and contractors not to issue) any press or publicity release or any advertisement, or publish, release or disclose any photograph or other information, in each case concerning or related to this Agreement without the consent of the other Party.

ARTICLE 5 – PAYMENT

5.1Generally.

(1)	All amounts payable to either Party under this Agreement shall be paid in arrears on a monthly basis.
(2)	The Contractor shall not pay rent or other sums payable under this Agreement to the Operator more than one (1) month in advance.
(3)

At any time that the Operator permits Contractor to serve as a collection agent for the Operator with respect to all amounts paid and payable by Concession Sublessees and any other amounts that would otherwise be paid or payable directly to the Operator hereunder, Contractor shall be deemed, and shall hold itself out as, a fiduciary vis-a-vis the Operator and indirectly, a fiduciary vis-à-vis the Port Authority, and shall hold all such rents and other fees received by it in trust for the Operator and the Port Authority.

5.2[**]

(1)	[**]

[**]

(2)	[**]

(a)[**]

(b)[**]

(i)[**]

[**]

(ii)[**]

(c)[**]

(i)[**]

(ii)[**]

(iii)[**]

(d)[**]

(i)[**]

[**]

(ii)[**]

(e)[**]

(i)[**]

(ii)[**]

(f)Change in Premises.

As provided for in Section 3.1(4) or Section 3.1(9) of this Agreement.

(g)[**]

(i)[**]

(ii)[**]

(h)[**]

(i)[**]

[**]

(ii)[**]

(3)[**]

(a)[**]

(b)[**]

(4)[**]

(a)[**]

[**]

5.3[**]

(1)[**]

(a)[**]

(b)[**]

(c)[**]

(d)[**]

5.4Concessions Revenue Collection.

(1)

Upon Phase A DBO, the Contractor shall assume responsibility for, and be deemed a collection agent for, the rent collection from the Concession Sublessees in the Premises. The Contractor shall direct each Concession Sublessee to remit their rental payments and fees payable to the Operator directly to the Operator’s “Pre-Completion Revenue Account” or “Post-Completion Revenue Account”, as applicable, as identified in the Operator’s Financing Documents and notified to the Contractor. The Contractor as part of the Services shall monitor such remittances and take all necessary steps to ensure full payment of all rental payments and fees due from Concession Sublessees on a monthly basis. To the extent any rental payments, fees or other monies are remitted to the Contractor: (A) the Contractor shall hold all such rentals and fees received by it in a separate account established in trust for the Operator (and indirectly for the Port Authority), in which the Contractor must not commingle such rent, fees and other moneys with any other funds, at an institution acceptable to the Port Authority having an office in the Port of New York District and qualified to do business in the State of New York, and the Contractor shall thereafter remit such rentals and fees no less frequently than monthly directly to the Operator’s “Pre-Completion Revenue Account” or “Post-Completion Revenue Account”, as applicable, as identified in the Operator’s Financing Documents and notified to the

Contractor, (B) the Contractor shall obtain additional protections on behalf of the Operator providing for access by the Operator to the revenues on deposit in such account (to the extent of its interest) in the event of insolvency, appointment of a receiver, bankruptcy or creditors’ liens affecting the Contractor, (C) the Contractor shall obtain insurance protecting against employee dishonesty, embezzlement, theft, and the like in amounts and otherwise in a form acceptable to the Port Authority, and naming the Port Authority and the Operator as additional loss payees thereunder, (D) the Contractor’s fees to be paid by the Operator may not be withheld at any time by the Contractor from any amounts due to the Port Authority, and (E) the Contractor shall comply with any other requirements of the Port Authority and any other reasonable requirements of the Operator.

(2)

On the 15th day of each calendar month during the Term and any months following the expiration or earlier termination necessary to account for all Concession Sublessees’ payments received, the Operator shall render to the Contractor a statement, in a form reasonably acceptable to the Contractor and Operator and attached to the Comprehensive Concessions Plan delivered to the Port Authority pursuant to the Lease Agreement at least eighteen (18) months prior to the projected Completion Date of the D&C Work (the “Operator Monthly Statement”). The Operator Monthly Statement shall identify all funds received into the relevant Revenue Account from Concession Sublessees in the payment of rents/fees, including any fees assessed to the Concession Sublessees for services performed by third party vendors, the Concessions Revenue Rent and the Unadjusted Concessions Revenue Rent, together with reports of the footfall traffic to each concession location, in each case with respect to the immediately preceding calendar month.

(3)

[**] Concession Sublessees shall be identified by name, type (e.g., retail, food and beverage) and location. The items which constitute deposits from Concession Sublessees and, accordingly, the items which shall be reflected on such monthly fee statements as Gross Rents, shall include the following:

(a)

any and all basic rent received from the Concession Sublessees for the month in which the Contractor Monthly Statement is made (together with any arrearages in basic rent received from Concession Sublessees for any prior periods) (basic rent (also referred to as fixed rent or minimum guaranteed rent) is payable from Concession Sublessees in monthly installments in advance on the first day of each current month);

(b)

any and all percentage rent received from Concession Sublessees for the prior month (percentage rent is payable following the end of the month for which percentage rent is due, i.e., the prior month); and

(c)

any and all other fees and payments received from Concession Sublessees (for example, late fees, promotion/marketing fees, food court maintenance fees, and other third party vendor fees (if any are pre-approved by the Operator).

5.5Revenue Sharing.

(1)

To the extent not paid by the Account Bank pursuant to the terms of the Financing Documents, Operator shall pay the Port Authority the Concessions Revenue Rent in accordance with the Lease Agreement, subject to the ability to defer such payment in accordance with Section 4(f)(5) of the Lease Agreement.

(2)	[**]
(3)	[**]

[**]

The RPE amounts set forth in the table above will be adjusted annually, commencing January 1 of each year after 2019, by the CPI Percentage Increase.

(4)[**]

(5)[**]

5.6[**]

(1)[**]

[**]

[**]

[**]

(2)[**]

(a)[**]

(b)[**]

[**]

[**]

(c)

Where reasonably sufficient additional information and documentation requested by the Operator in accordance with Section 5.6(2)(b)(ii) is not received by the Operator within the period set out in Section 5.6(2)(b)(ii), the date for payment of the amount for which such information has been requested will be extended by the number of additional days taken by the Contractor to provide such requested information and documentation.

(3)[**]

(a)[**]

[**]

[**]

[**]

[**]

5.7Disallowed Charges

Neither the Operator nor the Contractor shall have the right to impose a rent or other charge (whether basic rental, percentage rental or additional rental of any kind) to any Concession Sublessee arising out of or relating to the cost and expense of maintaining, repairing, lighting and/or operating any portion of the Premises which is not specifically contained within a concession area footprint at any portion of Terminal One, whether such rent or charge is characterized as “common area maintenance” or any other identifier. Accordingly, by way of example, the Operator’s (or the Contractor’s) expenses and costs to maintain, repair and operate the fingers/corridors/holdrooms or any other area of Terminal One (except only indirectly through the usual base and percentage rental terms of a Concession Sublease) or to provide a security or security deposits in connection with the Lease Agreement shall be borne exclusively by the Operator (or the Contractor) and may not be chargeable to any Concession Sublessee. In furtherance of the foregoing, this Agreement shall not, nor shall any Concession Sublease, without the prior written consent of the Port Authority, include any charges payable by any Concession Sublessee with respect to the Operator’s or Contractor’s costs incurred in connection with (i) repair, maintenance, lighting, waste management and removal and/or operation costs of any designated food court area utilized by passengers except on the food-and-beverage Concession Sublessees actually operating their business within the designated food court area (on a pass-through basis only with no added administrative or other up-charge); (ii) the receipt, storage, transportation or delivery of goods, inventory or equipment of any kind, except on Concession Sublessees (on a pass-through basis only with no added administrative or other up-charge) to receive, store, transport and deliver Concession Sublessees’ goods, inventory and equipment to and from loading docks and the Concession Sublessee’s concession spaces; provided, however, that no rent, charges or other fees may be imposed on Concession Sublessees concession for expenses relating to screening of goods and badging; (iii) marketing and advertising, except on Concession Sublessees (on a pass-through basis only with no added administrative or other up-charge) for charges relating to marketing the Concessions Program; and (iv) utilities, except for utilities provided by the Operator or the Contractor directly to the Concession Sublessees (on a pass-through basis only with no added administrative or other up-charge) in lieu of the Concession Sublessee making direct payments to utility providers, it being understood that the pass-through cost permission relates only yo consumption within the space demised to such Concession Sublessee.

5.8Concession Security Deposit Accounts

(1)

Concession Security Deposit Accounts. The Contractor shall cause each Concession Sublessee as a condition to the effectiveness of any Concession Sublessees’ rights under the applicable Concession Sublease, to deposit on or before the effective date under such Concession Sublease, a security deposit (the “Security Deposit”) in the form of a bond, letter of credit from a bank reasonably acceptable to the Operator, cash or such other form of security as the Operator may reasonably deem acceptable, [**] due to the Contractor from such Concession Sublessee, as determined pursuant to the applicable Concession Sublease; provided that in addition to the Security Deposit, the Contractor shall cause the applicable Concession Sublessee to provide additional security in any amount and manner that may be required of the Operator and/or the Contractor (as applicable) under the Lease Agreement. Each Security Deposit shall be deposited by the Contractor into the applicable Concession Security Deposit Account as security for the full and faithful performance of every provision of the applicable Concession Sublease to be performed by the applicable Concession Sublessee. In the event that the applicable Concession Sublessee obtains a letter of credit as its Security Deposit, the letter of credit shall be in the form attached hereto as Exhibit O (Form of Security Deposit Letter of Credit), which shall be included as an exhibit to the applicable Concession Sublease, or in another form mutually acceptable to the Contractor and such Concession Sublessee. The Contractor shall obligate each Concession Sublessee under the applicable Concession Sublease to maintain the Security Deposit in effect until the end of the term of such Concession Sublease.

(2)	The Contractor shall promptly deposit into the applicable Concession Security Deposit Account all Security Deposits received by it.
(3)	Use or Application of Security Deposits in Concession Security Deposit Accounts
(a)

In the case where any Security Deposit is in the form of a letter of credit and the Contractor does not receive a renewed letter of credit within thirty (30) days prior to the stated expiration date of such letter of credit or the Contractor does not receive a letter of credit from a new issuer within ten (10) Business Days following the failure of the issuer to be reasonably acceptable to the Contractor, the Contractor shall, subject to prior approval of the Operator (not to be unreasonably withheld, delayed or conditioned), draw on the letter of credit and hold the cash proceeds from such letter(s) of credit in the applicable Concession Security Deposit Account as the Security Deposit until the applicable Concession Sublessee provides a replacement Security Deposit substantially in the form attached hereto as Exhibit Q, upon such replacement the Contractor shall return such cash proceeds held by the Contractor in the applicable Concession Security Deposit Account to the applicable Concession Sublessee.

(b)

If any Concession Sublessee is in breach of its obligations under the applicable Concession Sublease, the Contractor shall, subject to prior approval of the Operator (not to be unreasonably withheld, delayed or conditioned), use, apply or retain all or any part of the applicable Security Deposit held in the applicable Concession Security Deposit Account for the payment of all or part of any Base Rent (as defined in the applicable Concession Sublease) or other fee or charge, or for the payment of any other amount which the Contractor and/or the Operator may spend or become obligated to spend by reason of the applicable Concession Sublessee’s default or failure to compensate the Contractor and/or the Operator for any loss, cost or damage that the Contractor and/or the Operator may suffer by reason of such default; provided that the Contractor shall have notified the applicable Concession Sublessee of the default and such Concession Sublessee is not disputing in good faith the default or the application or retention of the Security Deposit held in the applicable Concession Security Deposit Account in accordance with the applicable Concession Sublease. If any portion of said Security Deposit held in the applicable Concession Security Deposit Account is so used or applied, the Contractor shall obligate the applicable Concession Sublessee to restore the Security Deposit to the amount required under this section, within ten (10) Business Days of any such shortfall. The Contractor shall be required to deposit and maintain all Security Deposits in the applicable Concession Security Deposit Accounts, separate from other general funds, and no Concession Sublessee shall be entitled to interest on any such Security Deposit held in the applicable Concession Security Deposit Account.

(c)

The Operator shall be entitled to withdraw and transfer (or cause the Contractor to withdraw and transfer) amounts on deposit in the applicable Concession Security Deposit Account to (i) cover losses or damages that such deposits secure and (ii) return such deposits to the applicable Concession Sublessee, in each case in accordance with this Agreement.

(d)

Amounts in deposit in the Concession Security Deposit Account shall be subject to the Lien of the Collateral Agent (which Lien shall be subject to any obligation to return the deposits to the applicable Concession Sublessee pursuant to this Agreement and the Financing Documents).

(4)

No Security Deposit Charges. Neither the Contractor nor the Operator shall impose, directly or indirectly any charge on any Concession Sublessee in connection with security deposits or related payments made by either of such entities to the Port Authority under the Lease Agreement or in connection with this Agreement, the applicable Concession Sublease or the Financing Documents.

5.9Tax Treatment.

(1)

The Parties agree to treat this Agreement as a “management contract” for U.S. federal income tax purposes and not to take any positions inconsistent with such treatment. Any payment obligation set forth in this Agreement in respect of any failure to satisfy an obligation hereunder is intended to be treated as a penalty for failure to operate in accordance with the terms of this Agreement.

ARTICLE 6 -- RIGHTS OF SELF-HELP

6.1Self-Help Rights

(1)

If either Party fails to perform any of its respective obligations beyond any applicable notice and cure periods, or if such applicable notice or cure periods have not expired but failure to promptly cure such default would reasonably be expected to cause an emergency situation or irreparable damage to Persons or property, then the other Party will have the right to self-perform and deduct the actual costs of such self-performance from amounts payable to the non-performing Party, including all interest, costs, damages and penalties (herein called the “Self-Help Costs”), and the same may be invoiced to the non-performing Party with payment due on demand or deducted from any payment due to the non-performing Party from the other Party, provided, that, in the case of self-performance by the Contractor, the Operator’s failure affects the Concessions Program and is capable of being performed by the Contractor.

6.2The Port Authority’s Step-In Rights

(1)

The Parties acknowledge that, upon receipt by the Operator of written notice from the Port Authority, the Port Authority is entitled to exercise the Operator’s rights with respect to this Agreement in accordance with Section 54 (Right to Perform the Lessee’s Obligations) of the Lease Agreement, without any necessity for a consent or approval from the Operator or the making of a determination whether the Port Authority validly exercised its step-in rights (the “Port Authority Step-In Right”).

(2)

The Operator hereby waives and releases any claim or cause of action against the Contractor arising out of or relating to the Contractor’s recognition of the Port Authority’s rights in reliance on any written notice from the Port Authority described in Section 6.2(1).

(3)

The Contractor covenants to promptly execute and deliver to the Port Authority or its successor, assignee or designee a new contract between the Contractor and the Port Authority or its successor, assignee or designee on the same terms and conditions as this Agreement, if (A) this Agreement is rejected by the Operator in bankruptcy or is wrongfully terminated by the Operator and (B) the Port Authority delivers to the Contractor written request for such new contract within sixty (60) days following termination or expiration of the Lease Agreement. This Section 6.2(3) shall survive termination of this Agreement.

(4)

The Contractor acknowledges that pursuant to the Lease Agreement, subject to the rights of the Lenders, the Port Authority shall, as an additional remedy upon the giving of a notice of termination as provided in Section 21 (Termination by the Port Authority) of the Lease Agreement, have the right to re-enter the Premises and every part thereof upon the effective date of termination without further notice of any kind, and may regain and resume possession either with or without the institution of summary or any other legal proceedings or otherwise. Such re-entry, or regaining or resumption of possession, however, shall not in any manner affect, alter or diminish any of the obligations of the Contractor under this Agreement, and shall in no event constitute an acceptance of surrender.

ARTICLE 7– INSURANCE

7.1Insurance Procured by the Contractor

(1)

During the Term, the Contractor will procure and maintain, or cause to be maintained, at its own cost and expense (and not reimbursable by the Operator), insurance satisfying the requirements set forth in the Consent to MCDA and, if the insurance requirements set forth in this Agreement are different, then whichever constitutes the broader or more comprehensive insurance requirements shall control. Each of the Operator, the Port Authority and the City Insureds shall be named as additional insureds or loss payees, as applicable, under each policy of insurance procured by the Contractor, with the exception of Workers Compensation, Employers Liability and Professional Liability, pursuant to the terms of this Agreement and the applicable Consent to MCDA. The Contractor will provide the following coverage and limits of insurance:

(a)	Statutory Workers Compensation;
(b)	Commercial General Liability with minimum limit requirements equaling [**] aggregate General Liability. Limits can be achieved through combination of primary and excess/umbrella policies;
(c)	[**] Business Auto Liability [**] if airside access required); and
(d)

Commercial Crime Insurance. The Contractor shall procure, maintain or cause to be maintained, commercial crime insurance covering both innkeeper’s/bailee legal liability, protecting against employee dishonesty, embezzlement, theft, and the like in amounts and otherwise in a form acceptable to the Port Authority, and naming the Port Authority and the Operator as additional loss payees thereunder; and including broad form money and securities, money orders, counterfeit paper, depositor’s forgery, computer fraud, cybercrime and transfer fraud, credit card forgery, audit expenses and employee dishonesty, with a combined single limit per occurrence of not less than [**]

(2)	During the Term, the Contractor will also maintain, or cause to be maintained, at its own cost and expense (and not reimbursable by the Operator):
(a)

Errors and omissions and professional liability insurance with a combined single limit per occurrence of not less than [**] and an aggregate limit of not less than [**] per annual policy period, provided that such coverage is available at commercially reasonable rates. Contractor shall maintain similar insurance under the same terms and conditions for at least ten (10) years following completion of the Services. If such coverage is not available at commercially reasonable rates, then the Contractor will purchase coverage at such levels as are then available at commercially reasonable rates.

(b)

Liquor liability insurance for death, bodily injury and property damage, to the extent the same applies to the operations of the Operator, with a combined single limit per occurrence of not less than [**] and an aggregate limit of not less than [**] per annual policy period.

(c)

Cyber Liability, Network Security and Data Breach Insurance, including Technology Errors and Omissions (if applicable) with the minimum limits of [**] per occurrence. Such insurance shall include the following coverages:

(1) liability arising from theft, dissemination and/or use of confidential information stored or transmitted in electronic form; (2) liability arising from the introduction of a computer virus into, or otherwise causing damage to, a customer’s or third person’s computer, computer system, network or similar computer-related property and the data, software and programs stored thereon; and (3) the interruption of services directly or ancillary to the operation of critical infrastructure systems of the Port Authority. Services insured by such policy shall include, at a minimum (to the extent applicable as determined by the Port Authority): (1) systems analysis, (2) systems programming, (3) data processing, (4) systems integration, (5) outsourcing including outsourcing development and design, (6) systems design, consulting, development and modification, (7) training services relating to computer software or hardware, (8) management, repair and maintenance of computer products, networks and systems, (9) marketing, selling, servicing, distributing, installing and maintaining computer hardware or software, and (10) data entry, modification, verification, maintenance, storage, retrieval or preparation of data output, and any other services provided by the Contractor and subcontractors. Such insurance shall also include: (1) coverage for loss, disclosure and theft of data in any form; media and content rights infringement and liability, including but not limited to, software copyright infringement; and network security failure or breach, including but not limited to, denial of service attacks and transmission of malicious code; (2) coverage for data breach regulatory fines and penalties, the cost of notifying individuals of a security or data breach, the cost of credit monitoring services and any other causally related crisis management expense for the duration of the claim; shall be primary and non-contributory, include contractual liability, severability for the insured organization for any intentional act exclusions in respect of data security liability, intentional or reckless or deliberate acts by any employee acting independently of any director, chief compliance officer, data protection officer or general counsel of the insured. Cyber Liability, Network Security and Data Breach Insurance Policy shall cover consequential or vicarious liabilities (e.g., claims brought against the Port Authority or its directors, commissioners, officers, employees, agents, their affiliates, successors and/or assigns due to the wrongful acts and failures committed by Operator, its Contractors and subcontractors) and direct losses (e.g., claims made by the Port Authority and its directors, commissioners, officers, employees, agents, their affiliates, successors and/or assigns against Contractors and subcontractors for financial loss due to wrongful acts or failures of the Contractors or any subcontractors). Such insurance policy shall be maintained by the Contractor for the duration of the Term and for a period of six (6) years thereafter.

(3)

The Contractor will cause the Operator, the Port Authority and the City Insureds to be named as additional insureds on all property damage and liability policies that the Contractor is required to maintain pursuant to the Lease Agreement (except for any professional liability insurance, employers liability insurance and workers’ compensation insurance), and the Contractor will provide proof of such insurance along with copies of each such policy (or any renewals or replacements thereof) to the Operator promptly upon delivery by the insurers.

(4)	The Operator will cooperate with the Contractor in the submission of any insurance claim arising out of the Contractor’s provision of the Services.

(5)

The Contractor acknowledges that the Operator may procure a comprehensive master insurance program for the Project in order to satisfy the Operator’s insurance obligations under the Lease Agreement. If the Operator procures such a comprehensive master insurance program and offers Contractor the opportunity to participate in such program on terms and conditions acceptable to Contractor in its sole discretion, the Contractor shall be permitted participate in such comprehensive master insurance program. To the extent the Contractor participates in such comprehensive master insurance program and complies with its payment and other obligations with respect to such comprehensive master insurance program, the provisions of this Article 7 shall not apply to Contractor. Notwithstanding the foregoing, to the extent the Operator’s comprehensive master insurance program for the Project lapses or expires, the Contractor shall be obligated to comply with the insurance requirements set forth herein.

(6)

The Contractor acknowledges that separate insurance requirements apply to the TCAP Process. The Contractor shall cause to be maintained, at its own cost and expense (and not reimbursable by the Operator), insurance satisfying the requirements set forth within the TCAP Process Manual.

ARTICLE 8- AREAS AVAILABLE FOR CONTRACTOR USE

8.1Contractor Office Space

(1)

For the Term, the managerial and administrative staff of the Contractor shall have the use of office space provided by the Operator to be used by managerial and administrative personnel only, solely in connection with the management and administrative functions for the Services referred to herein. Such office space shall consist of at least two (2) dedicated offices as well as other office space to be used in common with the Operator’s personnel. Such common use space shall be sufficient to accommodate the Contractor’s performance of the Services and shall be furnished (i.e., desk and chairs) and equipped by the Operator with adequate utilities and technology infrastructure sufficient for the Contractor’s performance of the Services. Notwithstanding the foregoing, no representation or covenant is made by the Operator that such office space will be suitable for the Contractor’s purposes as described above. [**]

(2)

The Contractor acknowledges that the Operator, its officers, employees and representatives shall use such common use facilities in common with the Contractor’s personnel and the Parties will seek to integrate their respective officers, employees and representatives working in such facilities. Notwithstanding the foregoing, the Operator, its officers, employees and representatives shall have the right to enter upon the facilities and/or office space provided to the Contractor in order to perform any act or duty which the Operator may be obligated or have the right to do under this Agreement.

(3)

The Contractor shall repair all damage to the office space and all damage to fixtures, improvements, and personal property of the Operator which may now or may hereafter be located thereon, which may be caused by the operations of the Contractor under this

Agreement or by any acts or omissions of the Contractor, its officers, employees, agents or representatives whether or not the damage occurs during the course of their employment by the Contractor.

(4)

The Contractor acknowledges and agrees that no relationship of licensor and licensee is created or intended to be created hereunder with respect to office space and that the use of any office space or similar facilities by the Contractor is merely incidental to and dependent upon its operations hereunder as Contractor. Upon the expiration or earlier termination or revocation of this Agreement, or upon a change of office space, then the Contractor shall remove its equipment, materials, supplies, and other personal property from such office space. If the Contractor shall fail to remove its property upon the expiration, termination or revocation of this Agreement, or upon a change of office space, the Operator in its sole discretion may dispose of the same as waste material or may remove such property to a public warehouse for deposit or retain the same in its own possession, and sell the same at public auction, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed to the Operator by the Contractor; if the expenses of such removal, storage and sale exceed the proceeds of sale, the Contractor shall pay such excess to the Operator upon demand.

(1)

The Contractor shall not perform any maintenance or repairs, nor erect any structures, make any improvements or do any other construction work in, on or about the office space provided to the Contractor hereunder or elsewhere at the Terminal One or alter, modify, or make additions or repairs to or replacements of any existing structures or improvements, or install any fixtures (other than trade fixtures, removable without injury to the office space) without the prior written approval of the Operator and in the event that any construction, improvements, alterations, modifications, additions, repairs or replacements are made without such approval, then upon notice, the Contractor will remove the same, or at the option of the Operator, cause the same to be changed to the satisfaction of the Operator, at the sole expense of the Contractor. In case of any failure on the part of the Contractor to comply with such notice, the Operator may effect the removal or change and the Contractor shall pay the cost thereof to the Operator on demand. Title to any improvements made by Contractor shall vest in The City of New York upon installation of the same in accordance with the provisions of the Basic Lease.

ARTICLE 9 – RIGHT OF ACCESS AND INSPECTION; AUDIT OF RECORDS

9.1Right of Access and Inspection; Audit of Records

(1)

The Operator reserves the right to observe, monitor, review, and inspect any aspect of the concession operations at Terminal One or the Contractor’s operations at any time. The Port Authority shall have the rights of entry and inspection in respect of Terminal One as set forth in Section 18 of the Lease Agreement.

9.2Maintenance and Inspection of Books and Records

(1)

The Contractor shall, and shall cause any Affiliate that (x) is a Contractor (as defined in the Lease Agreement) or sub-sublessee or is otherwise conducting business or operations at, through, or in any way, connected with the Airport (with respect to such portions of their books and records that relate to the Airport) or (y) keeps and maintains records and books of account on behalf of the Contractor, to:

(a)

keep and maintain in English in an office or offices in the Port of New York District, full and complete records and books of account, including, for the avoidance of doubt, with respect to all matters which the Contractor is required to certify to the Port Authority or the Operator pursuant to this Agreement or Consent to MCDA, as applicable, in accordance with U.S. generally accepted accounting principles, or any other generally accepted accounting standards that are acceptable to the Port Authority, recording all transactions of the Contractor at, through, or in any way connected with its operations at the Premises or elsewhere at the Airport pursuant to this Agreement, and outside the Airport if the order therefor is received at the Airport, which records and books of account shall be kept at all times within the Port of New York District and shall separately state and identify each activity performed at the Airport and off-Airport if the order therefor is received at the Airport; provided that the Contractor (and, if applicable, its Affiliate) shall keep and maintain such books and records during the term of this Agreement and for seven (7) years after the expiration or earlier termination or surrender thereof, and for such further period with regard to records and books of account relating to causes of action or other claims which accrue prior to the expiration, revocation or termination of this Agreement or which are the subject of threatened or pending litigation, settlement or other legal process and until the applicable statute of limitations has expired or, in the case of litigation, settlement or other legal process, such litigation, settlement or legal process has been completely disposed of and all time limits for appeal have expired, whichever is longer;

(b)

permit and/or cause to be permitted in ordinary business hours during the term of this Agreement and for seven (7) years thereafter, and for the other time periods referenced in Section 9.2(1)(a) above, as applicable, the examination and audit by both the officers, employees and representatives of both the Port Authority and those of the Operator of such records and books of account and also any records and books of account of any Affiliate if said Affiliate (x) is a Contractor (as defined in the Lease Agreement) or sub-sublessee or is otherwise conducting business or operations at, through, or in any way connected with the Airport (with respect to such portions of their books and records that relate to the Airport) or (y) keeps and maintains records and books of account on behalf of Contractor (including without limitation all corporate records, agreements, source documents and books of account which the Port Authority in its sole and absolute discretion believes may be relevant for the identification, determination or calculation of all fees, rentals and other amounts paid or payable to the Port Authority whether directly or indirectly), within twenty (20) days following any request by the Port Authority from time to time and at any time to examine and audit said books and records; provided, in the event that, upon conducting an examination and audit as described in this Section 9.2(1)(b), the Port Authority determines or estimates that unpaid fees, costs and/or other amounts thereon are due and payable to the Port Authority (whether directly or indirectly), in addition to any other amounts required by this Section 9.2(1)(b) to be paid by the Contractor to the Port Authority, the Contractor shall pay to the Port Authority a service charge (“Service Charge”) in an amount equal to five percent (5%) of the amount determined by the Port Authority to be unpaid. Such Service Charge shall be payable by the Contractor upon demand therefor by the Port Authority and is exclusive of any and all other moneys due to the Port Authority by the Contractor under this Agreement or otherwise. No acceptance by the Port Authority of payment of any unpaid amount or of any unpaid Service Charge shall be deemed a waiver of the right of the Port Authority of payment of any Late Charge(s) or other Service Charge(s) payable under the provisions of this Section 9.2(1)(b), with respect to such unpaid amount. Each such Service Charge shall be and become fees, recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the fees to be paid. Nothing in this Section 9.2(1)(b) is intended to, or shall be deemed to, affect, alter, modify or diminish in any way (x) any rights of the Port Authority under this Agreement, including, without limitation, the Port Authority’s rights to terminate this Agreement or (y) any obligations of the Contractor under this Agreement; and

(c)

in those situations where the books and records have been generated from electronic data, provide, or cause to be provided, to the Port Authority’s representative extracts of data files in a computer readable format on data disks, E-mail with attached files or alternative computer data exchange formats suitable for the Port Authority in its sole and absolute discretion.

9.3Office of Inspector General and Integrity Monitor

(1)

The Contractor understands that its compliance with Section 9.2(1)(a) above is of the utmost importance to the Port Authority in having entered into the arrangement under the Consent to MCDA and in the event of the failure of the Contractor to maintain, keep within the Port of New York District or make available for examination and audit the Contractor’s books and records of account in the manner and at the times or locations as provided in this provision, then, in addition to all and without limiting any other rights and remedies of the Port Authority:

(a)

the Port Authority may estimate the amount or Port Authority share of moneys due and payable by Contractor to the Port Authority under this Agreement on the basis that the Port Authority, in its sole and absolute discretion, shall deem appropriate, and the Contractor shall pay such amount to the Port Authority when billed;

(b)

if any such books and records have been maintained outside the Port of New York District, but within the continental United States of America, then the Port Authority in its sole and absolute discretion may (1) require such records to be produced within the Port of New York District within thirty (30) days of written request for same or (2) if the Contractor (or its Affiliate) fails to provide all of such books and records within the time period stated above (time being of the essence in connection with such time period and, in addition, such provided books and records being to the complete and total satisfaction of the Port Authority) the Port Authority may examine such records at the location at which they have been maintained and in such event the Contractor (or its Affiliate) shall pay to the Port Authority when billed all actual travel costs and related expenses, as determined by the Port Authority for Port Authority auditors and other representatives, employees and officers in connection with such examination and audit;

(c)

if any such books and records have been maintained outside the continental United States of America then, in addition to the costs specified in paragraph (b) above, the Contractor shall pay to the Port Authority when billed all other costs of the examination and audit of such records including, without limitation, salaries, benefits, travel costs and related expenses, overhead costs and fees and charges of third party auditors retained by the Port Authority for the purpose of conducting such audit and examination; and

(d)

The foregoing auditing costs, expenses and amounts set forth in Section 9.3(1)(b) and Section 9.3(1)(c) above shall be deemed fees/rent and charges under this Agreement or the Consent to MCDA, as applicable, payable to the Port Authority with the same force and effect as all other fees/rent and charges thereunder.

ARTICLE 10 –NON-SOLICIT

10.1Non-Solicitation

(1)

Each of the Operator and the Contractor agrees that during the Term and for a period of three hundred and sixty-five (365) days following the termination of this Agreement, such Party will not, without the prior written consent of the other Party:

(a)

hire or engage any current employees of the other Party (or consultants who work primarily with such Party or any of its Affiliates), in any capacity, to work in or for any business of the Operator or the Contractor, as the case may be, or any other business; or

(b)

solicit or induce, or attempt to solicit or induce, any employee or consultant described in Section 10.1(1)(a) to end or change his or her employment or consulting relationship with the other Party or any of its Affiliates.

(2)

For the avoidance of doubt, nothing in this Section 10.1 shall, in the event of a termination of the Lease Agreement and the Port Authority’s assumption of this Agreement pursuant to Section 6.2 prohibit the continued engagement of the Contractor’s or the Operator’s personnel providing services at or in connection with Terminal One as of the effective date of such termination.

ARTICLE 11–MBE/WBE AND ACDBE

11.1United States Department of Transportation Regulation, 49 C.F.R. Part 23.

(1)

This Agreement shall be subject to the requirements of the United States Department of Transportation’s regulations, 49 C.F.R. Part 23. The Contractor agrees that it will not discriminate against any business owner because of the owner’s race, color, national origin or sex in connection with the award or performance of any concession agreement or any management contract, or subcontract, purchase or lease agreement or other agreement covered by 49 C.F.R. Part 23.

(2)

The Contractor agrees to include the above statements in any subsequent concession agreement or contract covered by 49 C.F.R. Part 23 that it enters and cause those businesses to similarly include the statements in further agreements, the foregoing not to be construed as approval by the Operator or the Port Authority of any such agreements as required. Further, the Contractor agrees to comply with the terms and provisions of Schedule G (Airport Concession Disadvantaged Business Enterprise (ACDBE) Participation) to the Lease Agreement, as administered by the Operator.

11.2ACDBE Compliance Program.

(1)

During the Term, the Contractor shall manage and monitor the ACDBE Compliance Program and shall provide the Operator and/or the Port Authority with an annual report (or as more frequently as may be required by the Port Authority) in the format required by the FAA evidencing the Contractor’s Concession Sublessees’ compliance with the commitment of the goal of thirty percent (30%) (or such lower goal as may be specified in the Lease Agreement) participation by ACDBEs in the Concession Subleases offered by the Concession Sublessees. To the extent that ACDBE participation is in the form of joint ventures, the Contractor (or a consultant at the Contractor’s expense) will be responsible to work with and assist the certifying agency in the evaluation of the work performed by the ACDBE with the ACDBE’s own forces to ensure that it meets the stated ACDBE goals in accordance with the FAA’s ACDBE joint venture guidance. During the Term, the Contractor shall prepare, and the Port Authority shall be responsible for submitting, any and all ACDBE reports to the FAA. The Contractor acknowledges that it will also be bound by any related (and separate) obligations of Operator under the Lease Agreement.

(2)

The Contractor acknowledges that pursuant to Section 20(d)(2) (Reporting) of the Lease Agreement, throughout the Term, the Operator shall be required to cooperate with the Port Authority and to provide all information requested by the Port Authority in order to allow for the effective monitoring of the Operator’s ACDBE Participation Plan and ACDBE participation during the Lease Agreement Term. The Contractor shall support the Operator to provide all information requested by the Port Authority pursuant to Section 20(d)(2) (Reporting) of the Lease Agreement.

(3)

Throughout the Term, the Contractor shall document its efforts in complying with this Section 11.2 shall keep the Operator fully apprised of the Contractor’s progress in complying with this Section 11.2 and shall supply to the Operator such information, data and documentation with respect thereto as the Operator or Port Authority may from time to time and at any time request, including but not limited to annual reports.

(4)

The Contractor specifically acknowledges and agrees that the requirements set forth in Schedule E (Affirmative Action; Equal-Opportunity; Minority Business Enterprise, Women-Owned Business Enterprise Requirements) to the Lease Agreement may be revised or updated from time to time by the Port Authority in accordance with the Lease Agreement and that, accordingly, the Port Authority may from time to time, by notice to the Operator, provide to the Operator a revised or updated form of such Schedule E. Any such replacement Schedule E shall, from the effective date of such notice, be deemed to constitute an integral part of the Lease Agreement. Notwithstanding any such revisions or updates, to the extent the Contractor entered into agreements based on Schedule E that was then in effect, any such agreement that pre-dates the effective date of such revisions or updates and which has not expired and is not being extended, amended or restated shall not be required to be modified to conform to such revised and/or updated Schedule E.

(5)	The Contractor shall not, without the prior written consent of the Port Authority:
(a)

terminate a Concession Sublease (or a sub-sublease) with a Concession Sublessee (or a sub-lessee) if such Concession Sublessee or sub-lessee is an ACDBE, or terminate any contract or agreement for the sale of goods or services by an ACDBE to which the Contractor is a party;

(b)	refuse to extend or renew a Concession Sublease (or a sub-sublease) with an ACDBE Concession Sublessee (or sub-lessee) if such Concession Sublease or sub-

sublease contains an express right of extension or renewal and the conditions thereto have been satisfied by the ACDBE Concession Sublessee (or sub-lessee); or

(c)

enter into a Concession Sublease or sub-sublease with a non-ACDBE Concession Sublessee or sub-lessee for service or space which had been performed or occupied by an ACDBE Concession Sublessee or sub-lessee;

provided that it is understood that the Port Authority will not withhold its consent to any of the foregoing if the applicable action of the Contractor is (1) based on a non-discriminatory determination by the Contractor under the applicable facts, or (2) is otherwise consistent with the requirements of 49 C.F.R. Part 23.

11.3MBE/WBE Program Compliance.

(1)

In addition to and without limiting any other term or provision of this Agreement, it is hereby agreed that the Contractor shall throughout the Term commit itself to and use good faith efforts to comply with the Operator’s program to ensure maximum opportunities for (i) MBEs and WBEs, as further described in Schedule E (Affirmative Action; Equal-Opportunity; Minority Business Enterprise, Women-Owned Business Enterprise Requirements) to the Lease Agreement and (ii) SDVOB as further described in Schedule I (SDVOB) to the Lease Agreement.

11.4Non-Compliance.

(1)

The Contractor’s non-compliance with the provisions of this Article 11 shall constitute a material breach of this Agreement. In the event of the breach by the Contractor of any of the provisions of this Article 11, the Port Authority may take any appropriate action to enforce compliance herewith; or the Port Authority shall have the right to terminate this Agreement as permitted in accordance with Section 20.2(1)(a) or may pursue such other rights or remedies as may be provided by law; and as to any or all the foregoing, the Port Authority may take such action as the United States of America may direct.

(2)

Without limiting the provisions of Section 11.4(1) and in addition thereto, in the event of the breach by the Contractor of any of the provisions of Section 11.2 the Port Authority may, in its discretion, take any of the actions identified in Schedule E (Affirmative Action; Equal-Opportunity; Minority Business Enterprise, Women-Owned Business Enterprise Requirements) to the Lease Agreement.

11.5Compliance Standards.

Nothing herein provided shall be construed as a limitation upon the application of any laws which are applicable to the Contractor and/or the Operator and which establish different standards of compliance or upon the application of requirements for the hiring of local or other area residents.

ARTICLE 12- LOCAL BUSINESS ENTERPRISE AND EMPLOYMENT OPPORTUNITY

[**]

[**]

12.2

The Contractor specifically acknowledges and agrees that the requirements set forth in Schedule E (Affirmative Action; Equal-Opportunity; Minority Business Enterprise, Women-Owned Business Enterprise Requirements) to the Lease Agreement may be revised or updated from time to time by the Port Authority and that, accordingly, the Port Authority may from time to time, by notice to the Operator, provide to the Operator a revised or updated form of such Schedule E to replace Schedule E currently attached to and forming a part of the Lease Agreement. Such replacement Schedule E shall, from the effective date of such notice, be deemed to constitute an integral part of this Agreement. Notwithstanding any such revisions or updates, to the extent the Contractor entered into agreements based on the Schedule E that was then in effect, any such agreement which predates the effective date of such revisions or updates and which has not expired and is not being extended, amended or restated shall not be required to be modified to conform to such revision and/or update.

12.3

Throughout the Term, the Contractor shall document its efforts in complying with this Article 12 and Schedule E to the Lease Agreement, shall keep the Operator fully advised of the Contractor’s progress in complying with such Schedule E and shall supply to the Operator such information, data and documentation with respect thereto as the Operator or Port Authority may from time to time and at any time request, including but not limited to annual reports.

ARTICLE 13 - EMPLOYMENT; AFFIRMATIVE ACTION; EQUAL OPPORTUNITY

13.1Affirmative Action

(1)

The Contractor covenants and agrees that it will undertake an affirmative action program as required by 14 C.F.R. Part 152, Subpart E, to insure that no person shall on the grounds of race, color, national origin, creed or religion, sex, handicap or disability or age be excluded from participating in any employment activities covered in 14 C.F.R. Part 152, Subpart E and shall assure that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by such Subpart E. The Contractor covenants and agrees that it will require that its covered suborganizations provide assurances to the Contractor that they similarly will undertake affirmative action programs and that they will require assurances from the suborganizations, as required by 14 C.F.R. Part 152, Subpart E, to the same effect.

13.2Non-Discrimination

(1)

The Contractor, for itself, its successors in interest, and assigns, as a part of the consideration hereof, covenants and agrees as a covenant running with the land that (i) no person on the ground of race, color, national origin, creed or religion, sex, handicap or disability or age shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Premises, (ii) in the construction of any improvements on, over, or under the Premises and furnishing of services thereon, no person on the ground of race, color, national origin, creed or religion, sex, handicap or disability or age shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, and (iii) the Contractor shall use the Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21,

Non-discrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said regulations may be amended, and any other present or future laws, rules, regulations, orders or directions of the United States of America with respect thereto which from time to time may be applicable to the Contractor’s operations at the Airport, whether by reason of agreement between the Port Authority and the United States of America or otherwise. The Port Authority shall have the right to take such action as the United States of America may direct to enforce such covenant.

13.3[Reserved].

13.4Other Agreements

(1)In addition to and without limiting any terms and provisions of this Agreement:

(a)

the Contractor agrees to comply with all applicable federal, state and local laws, ordinances, rules, regulations, and orders that pertain to equal employment opportunity, affirmative action, and non-discrimination in employment;

(b)

at the request of either the Port Authority or the Operator, the Contractor, shall request any employment agency, labor union or authorized representative of workers with which it has a collective bargaining or other agreement or understanding and which is involved in the performance of this Agreement to furnish a written statement that such employment agency, labor union or representative shall not discriminate because of race, color, national origin, creed/religion, sex, age or handicap/disability, and that such union or representative will cooperate in the implementation of the Contractor’s obligations hereunder; and

(c)

the Contractor will state, in all solicitations or advertisements for employees placed by or on behalf of the Contractor in the performance of this Agreement that all qualified applicants will be afforded equal employment opportunity without discrimination because of race, color, national origin, creed/religion, sex, age or handicap/disability.

(d)

the Contractor shall not unjustly discriminate among concession sub-sublessees or refuse to offer any classification, status, or terms of an agreement, to any concession sub-sublessee in the Premises that assumes obligations substantially similar to those already imposed on any other similarly situated concession sub-sublessee, as applicable, in the Premises having such classification status or terms.

13.5Non-Compliance.

The Contractor’s non-compliance with the provisions of this Article 13 shall constitute a material breach of this Agreement. In the event of the breach by the Contractor of any of the provisions of this Article 13, the Port Authority may take any appropriate to enforce compliance; or the Port Authority shall have the right to terminate this Agreement as permitted in accordance with Section 20.2(1)(a) or may pursue such other rights or remedies as may be provided by law; and as to any or all the foregoing, the Port Authority may take such action as the United States of America may direct.

ARTICLE 14– FAA GRANTS

14.1FAA Grants.

(1)

The Port Authority has applied for and received a grant or grants of money from the Administrator of the FAA pursuant to the Airport and Airways Development Act of 1970, as the same has been and may hereafter be amended and supplemented or superseded by similar federal legislation, and under prior federal statutes which said Act superseded and the Port Authority may in the future apply for and receive further such grants, and the Port Authority has applied for and received permission to collect and use Passenger Facility Charges pursuant to An Act To Revise, Codify, And Enact Without Substantive Change Certain General And Permanent Laws, Related To Transportation, Pub: Law 103-272, 108 Stat 745 (July 5, 1994), as the same has been and may hereafter be amended and supplemented or superseded by similar federal legislation, and under prior federal statutes which said Act superseded, and the Port Authority may in the future apply for and receive further permission to collect such Passenger Facility Charges. In connection therewith the Port Authority has undertaken, and may in the future undertake, certain obligations respecting its operation of the Airport and the activities of its contractors, lessees and permittees thereon. The performance by the Contractor of the covenants, promises and obligations contained in this Agreement is therefore a special consideration and inducement for the Port Authority to enter into and execute the Consent to MCDA, and the Contractor further covenants and agrees that if the Administrator of the FAA or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority in connection with the federal airport aid, shall make any orders or recommendations or suggestions in written form respecting the performance by the Contractor of such covenants, promises and obligations, the Contractor will promptly comply therewith, at the Contractor’s cost and expense, at the time or times when and to the extent that the Port Authority may direct.

(2)

The Contractor covenants and agrees that (A) the Contractor, at its own cost and expense, shall comply with any direction issued by the Port Authority (including any bulletin, directive or other official instruction issued by the General Manager of the Airport) to comply with Applicable Law or Applicable Standards, or with any applicable regulation, order, statement of policy, advisory circular, or recommendation or suggestion in writing, of the Administrator of the FAA or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority under federal law, or arising from the applications described in this Article 14.; provided that (1) for the purpose of this Article 14, “governmental officer or body” shall not be construed to refer to or include the Port Authority, (2) the direction of the Port Authority made under this Article 14 shall include a direction to the Contractor to take an action, to not take an action, or to cease an action, including, but not limited to the granting of a contract or permission or directing another person to take an action, refrain from taking an action, or cease an action, (3) the Port Authority’s interpretation of any such Applicable Law, order, statement of policy, recommendation or suggestion, including those of a general nature which do not refer specifically to the Airport or any specific person, shall be final and determinative; and (4) the Port Authority may require any permittee, subtenant, licensee, contractor or supplier of the Contractor who acts for or on behalf of the Contractor in or regarding the Premises to perform the obligations imposed by, and be subject to, the terms of, this Article 14, as if such permittee, Contractor, subtenant, licensee, contractor or supplier were the Contractor with respect to the obligations of the Contractor set forth in this Article 14.

(3)

The Contractor agrees to include the statements in this Article 14 in any subsequent concession agreements that it enters and cause those businesses similarly to include the statements in further agreements, the foregoing not to be construed as approval by the Operator or the Port Authority of any such agreements as required.

[**]

15.1[**]

(1)[**]

(2)[**]

15.2[**]

(1)[**]

(2)[**]

ARTICLE 16 – OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS AND MATERIALS

16.1

During the Term of this Agreement, the Contractor may, in connection with performing its obligations hereunder at Terminal One, use, acquire, develop, create, or engage third parties to create, (i) various types of materials, including, but not limited to, an app, a website, a digital platform, other software, the Digital Engagement Platform, printed materials, such as advertising, posters and other marketing materials, that are, in each case, subject to Intellectual Property Rights, including Intellectual Property Rights that the Contractor (x) may have acquired, developed or created prior to the Term or (y) acquires, develops or creates during the Term independently from performing its obligations under this Agreement ((x) and (y), together, “Background Intellectual Property”) (together, the “Contractor Materials” (which includes the Dedicated Terminal One Materials) and (ii) Intellectual Property Rights (together, the “Contractor Intellectual Property Rights”). As between the Operator and the Contractor, the Contractor shall be the exclusive owner of all right, title and interest in and to the Contractor Materials, all Intellectual Property Rights (including Background Intellectual Property) in the Contractor Materials and all Contractor Intellectual Property Rights, provided, however, that nothing in the foregoing shall alter the Parties’ respective rights to Operator Data and Contractor Data, as specified in Section 3.9.

16.2

The Contractor grants to the Operator a non-exclusive, royalty-free, non-transferable (except in connection with an assignment permitted pursuant to Section 24.7), non-sublicenseable license for the Term to use the Contractor Intellectual Property Rights as necessary to operate Terminal One. All goodwill in connection with such use shall inure to the Contractor. To the extent such Contractor Intellectual Property Rights include trademarks, service marks, trade dress, trade names, logos and corporate names, the Contractor may require that the Operator comply with its reasonable quality control obligations which, in all events, shall be no more burdensome than the quality control standards to which the Contractor itself adheres.

16.3

The Parties anticipate that the majority of the Contractor Materials that the Contractor will acquire, develop or create will be for the Contractor’s use solely at or in connection with its operations at Terminal One (“Dedicated Terminal One Materials”). During the Term, the Contractor may wish to, and the Operator may request that the Contractor, acquire, develop or create Contractor Materials that may be useful, or that the Contractor plans or intends to use, at or for its businesses or locations other than Terminal One (e.g., a shared app, website, Digital Engagement Platform, directory or other platform or software) (“Shared Contractor Materials”). Given that the nature, timing, use and utility (both during the Term and thereafter) of any such Shared Contractor Materials to the respective Parties is not presently known, the Parties agree that, prior to the Contractor’s acquisition, development or creation of any Shared Contractor Materials, they shall discuss and agree in good faith with respect to such matters as the timing of any acquisition, development or creation thereof, which of the Parties bears the associated costs, the ownership of Intellectual Property Rights therein, the allocation or disposition of any Shared Contractor Materials and the licensing of any associated Intellectual Property Rights therein at the end of the Term.

ARTICLE 17 – LIENS

17.1

The Contractor acknowledges and agrees that (A) the Port Authority is immune from Liens, (B) the Contractor has no right or claim to any Lien or to file any Lien with respect to the Services, the Premises, the Terminal One and/or the Airport for failure of the Operator to pay any amounts due to the Contractor under this Agreement, and (C) the Contractor waives any such right or claim that may exist at law or in equity.

ARTICLE 18– BROKERAGE

18.1

The Contractor and the Operator each represent and warrant to the other that no broker or finder has been concerned or involved on its respective behalf in the negotiation of this Agreement and that there is no broker who is or may be entitled to be paid a commission in connection therewith. The Contractor and the Operator shall indemnify and save each other and the Port Authority Indemnified Parties harmless of and from any claim for commission or brokerage made by any and all persons, firms or corporations whatsoever for services rendered to the Contractor or the Operator, as the case may be, in connection with the negotiation and execution of this Agreement.

ARTICLE 19– REPRESENTATIONS AND WARRANTIES

19.1Representations and Warranties of the Operator

The Operator represents and warrants to the Contractor that:

(1)

The Operator is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; and duly qualified and in good standing to do business in the State of New York.

(2)	The Operator has the right and authority to execute and deliver and to perform each and all of the obligations of the Operator set out in this Agreement.
(3)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Operator.
(4)	This Agreement has been duly executed and delivered by the Operator.
(5)

This Agreement constitutes a legal, valid and binding obligation of the Operator, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of the rights of creditors generally and the general principles of equity.

(6)	The execution, delivery and performance by the Operator of this Agreement do not conflict with or result in a default under or a violation of:
(a)	the Operator’s organizational documents;
(b)	any other material agreement or instrument to which the Operator is a party or which is binding on the Operator or any of its assets; or
(c)	any Applicable Law.
(7)

There are no actions, suits, proceedings, investigations or litigation pending against the Operator or, to the knowledge of the Operator, threatened against or affecting the Operator that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on:

(a)	the ability of the Operator to perform its obligations under this Agreement; or
(b)	the validity or enforceability of all or a material part of this Agreement.

(8)

The Operator has provided to the Contractor a complete copy of the Lease Agreement, including all exhibits and schedules thereto, redacted to omit only such commercial terms relating to the commercial arrangements between the Operator and the Port Authority that do not impact the Operator’s rights and obligations under or ability to comply with this Agreement or the Lease Agreement, and all other documents, guidelines, manuals and other materials and resources referenced therein, and all Project Documents, in each case to the extent that the same may be necessary for the Contractor to enjoy its rights and perform its obligations under this Agreement, including performance of all Services and the Contractor’s obligation to comply with the Lease Agreement and Project Documents.

For the avoidance of doubt, the Operator acknowledges and agrees that it shall be a breach of the representation and warranty set forth in clause (8) above if there is a material adverse effect on the Contractor’s rights or obligations under this Agreement, or if the Contractor is in breach of the terms of this Agreement, the Lease Agreement or the Consent to MCDA, in any case as a result of the Operator’s failure to provide (i) information that has been redacted in the redacted copy of the Lease Agreement, (ii) any exhibits or schedules to the Lease Agreement, (iii) any other documents, guidelines, manuals or other materials and resources referenced in the Lease Agreement, or (iv) any other Project Document.

19.2Representations and Warranties of the Contractor

The Contractor represents and warrants to the Operator that:

(1)

The Contractor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; and duly qualified and in good standing to do business in the State of New York.

(2)	The Contractor has the power and authority to execute, deliver and perform its obligations under this Agreement.
(3)

The Contractor has taken all requisite action to authorize the execution and delivery of, and the performance of their obligations under, this Agreement. Each Person executing this Agreement on behalf of the Contractor has been (or at the time of execution will be) duly authorized to execute and deliver this Agreement on behalf of the Contractor.

(4)	This Agreement has been (or will be) duly executed and delivered by the Contractor.
(5)	The execution, delivery and performance by the Contractor of this Agreement do not conflict with or result in a default under or a violation of:
(a)	the constituent or organizational documents of the Contractor;
(b)	any other material agreement or instrument to which the Contractor is a party or that is binding on the Contractor or any of its assets; or
(c)	any Applicable Law.
(6)

Any third-party consents to the execution by the Contractor of this Agreement and the performance of its obligations hereunder have been obtained, except where failure to obtain such consents would not reasonably be expected to have a material adverse effect.

(7)	There is no action, suit, proceeding, investigation or litigation pending or served on the Contractor or, to the Contractor’s knowledge, threatened in writing that:
(a)	could reasonably be expected to have a material adverse effect on the ability of the Contractor to perform its obligations under this Agreement;
(b)	challenges either the Contractor’s authority to execute, deliver or perform, or the validity or enforceability of, this Agreement;
(c)	challenges the Operator’s or the Contractor’s representative executing this Agreement;
(d)	alleges that the exercise of any rights or licenses granted under this Agreement does or would infringe, misappropriate or otherwise violate any intellectual property rights of any Person; or
(8)	All written information and certifications:
(i)

provided by or on behalf of the Contractor to the Operator or the Port Authority, or any of their respective representatives or advisors, as part of or in connection with the Contractor’s commitments under this Agreement, or the negotiation of this Agreement; or

(ii)	delivered by or on behalf of the Contractor to the Operator or Port Authority or any Person on its behalf in accordance with this Agreement,
(iii)	were true and accurate in all material respects when given and are true and accurate on the date on which this representation is made or repeated.
(9)

There are no other facts or matters the omission of which makes any statement or information contained in the written information provided to the Operator or Port Authority or to any of its representatives or advisors misleading in any material respect as of the relevant date of delivery or the date that such representation is made or repeated.

(10)

All opinions expressed and contained in the written information provided to the Operator or Port Authority or to any of their respective representatives or advisors were honestly made on reasonable grounds after due and careful inquiry.

(11)	Each Person performing the Services on behalf of the Contractor has all required authority, license status, professional ability, skills and capacity to perform the Services that it will perform.
(12)	To the best of the Contractor’s knowledge after diligent inquiry, no event has occurred that with the passage of time or the giving of notice will constitute:
(a)	an event that the Contractor may assert any claim or seek any relief under this Agreement; or
(b)	a Contractor Event of Default under this Agreement.

(13)

Except the representations, statements or promises expressly provided in this Agreement, the Contractor has not relied upon or been induced to enter this Agreement by any representation, statement or promise, whether oral or written, of any kind by the Operator, the Port Authority, or their respective commissioners, officers, agents, employees or consultants.

(14)	[Reserved].
(15)

None of the Contractor nor any of its officers or directors: (a) is suspended or debarred, subject to a proceeding to suspend or debar it, or subject to an agreement for voluntary exclusion, from bidding, proposing or contracting with any Federal or State department or agency; (b) has been convicted, plead guilty or nolo contendere to a violation of laws involving fraud, conspiracy, collusion, bribery, perjury, material misrepresentation, or any other violation that shows a similar lack of moral or ethical integrity; or (c) is then barred or restricted from performing its obligations in connection with this Agreement under Applicable Law, including the Foreign Investment and National Security Act of 2007, 50 USC App. 2170 (HR556).

(16)	[Reserved].
(17)

The Port Authority will be a third-party beneficiary of all representations and warranties of the Contractor in this Agreement, and the Contractor agrees to name the Port Authority as a third-party beneficiary of all representations and warranties of the Contractor in any contract for performance of Services executed by the Contractor and, to the extent the Port Authority makes claims exercising such rights of the Operator, the Port Authority will be responsible for its own sole gross negligence or willful misconduct in respect of such claims found to be in violation of this Agreement or the relevant contract.

19.3Performance Security

(1)	On or prior to the Effective Date, the Contractor shall deliver to the Operator the Parent Company Payment Guaranty and the Parent Company Performance Guaranty.
(2)	The Contractor shall, at all times during the Term, ensure that:
(a)

each Parent Company Guaranty is maintained in full force and effect, unless such Parent Company Guaranty (or any component thereof) has been terminated as provided for in Section 24.7 of this Agreement; and

(b)	the Guarantor or, in the case of a Replacement Guaranty, any Additional Guarantor, is a Qualified Financial Sponsor.

ARTICLE 20– EVENTS OF DEFAULT

20.1Contractor Events of Default

(1)

Each of the following events will constitute a “Contractor Event of Default”, provided that no event will constitute a Contractor Event of Default if it is caused, directly or indirectly, by (x) the Operator or (y) solely with respect to the events set forth in Sections 20.1(1)(e), (h), (i), (k), (l) (m), (n), (o), (p) and (s) below, a Concession Sublessee that is an ACDBE and the Contractor is unable, despite exercising commercially reasonable efforts, to cause such Concession Sublessee to cure the applicable default and/or comply with its Concession Sublease, the Contractor has certified that, with the Port Authority’s consent, it will terminate the Concession Sublease forthwith in accordance with the provisions of the Concession Sublease related to notice and cure periods, and the Port Authority not consented to, pursuant to Section 11.2(5) of this Agreement or the Consent to MCDA, the Contractor’s request to terminate such Concession Sublessee’s Concession Sublease and no breach or default under Sections 20.1(1)(e), (h), (i), (k), (l) (m), (n), (o), (p) and (s) of this Agreement resulting from such Concession Sublessee noncompliance shall be deemed an Event of Default:

(a)

the Contractor shall become insolvent or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States of America or of any state thereof, or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all of its property or takes any action in furtherance of the foregoing;

(b)

by order or decree of a court the Contractor shall be adjudged bankrupt or an order shall be made approving a petition filed by any of its creditors or by any of the stockholders (or partners, members of equityholders, as applicable) of the Contractor seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States of America or of any state thereof; provided, however, that if any such judgment or order is stayed or vacated within sixty (60) days after the entry thereof, any notice of cancellation shall be and become null, void and of no effect;

(c)

by, or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or Governmental Authority, agency or officer having jurisdiction, a receiver, trustee, or liquidator shall take possession or control of all or substantially all of the property of the Contractor, and such possession or control shall continue in effect for a period of thirty (30) days;

(d)

the Contractor shall voluntarily discontinue its performance of the Services for a period of twenty-five (25) or more consecutive days, or, after exhausting or abandoning any right of further appeal, the Contractor shall be prevented, due solely to the acts or omissions of the Contractor, for a period of twenty-five (25) or more consecutive days by action of any Governmental Authority other than the Port Authority having jurisdiction thereof, from conducting the Services, due to any act or omission of the Contractor, any Contractor-Related Entity and/or any equity member of the Contractor;

(e)

any Lien is filed against the Premises or Terminal One because of any act or omission of the Contractor, any Contractor-Related Entity and/or any equity member of the Contractor, and shall not be discharged of record, or by bonding through an insurance company duly authorized to write such bonds in New York State, within thirty (30) days after such filing and the same shall result in an “Event of Default” being declared by the Port Authority under the Lease Agreement, subject however in all events to any lien-related restrictions stated in the Lease

Agreement or the Basic Lease (including, without limitation, any related limitations or prohibitions on grace and cure periods);

(f)	the Contractor shall, without the written approval of the Operator (and the Port Authority if required pursuant to the terms of the Lease Agreement), become a corporation in dissolution;
(g)	the Contractor shall transfer or assign this Agreement, except as permitted under this Agreement and the Lease Agreement;
(h)

the Contractor shall fail duly and punctually to pay any undisputed amounts required to be paid by it to the Operator hereunder when due to the Operator, and such failure shall continue for thirty (30) days after receipt of notice of default from the Operator;

(i)

the Contractor shall fail to keep, perform and observe (other than as set forth in this Section 20.1) each and every promise, covenant and agreement set forth in this Agreement, for thirty (30) days following written notice by the Operator (except where fulfillment of its obligation requires activity over a period of time and the Contractor shall have commenced to perform whatever may be required for fulfillment within twenty (20) days after receipt of notice and diligently continues such performance without interruption, except for causes beyond its control, to completion);

(j)

any representation or warranty made or deemed to be made by the Contractor in this Agreement or in any other certificates or agreements delivered by Contractor to the Operator or the Port Authority in connection with this Agreement shall be found to be incorrect, false or misleading in any material respect (whether by affirmative statement or omission of such statement), unless the facts and circumstances that caused such representation, warranty, statement or omission to be incorrect, false or misleading are capable of being remedied, and such incorrect, false or misleading representation, warranty, statement or omission is rendered no longer incorrect, false or misleading in any material respect within thirty (30) days following the earlier of (x) the date that the Contractor obtained, should have obtained or could be deemed to have obtained, knowledge of such incorrect, false or misleading representation, warranty or omission or (y) the date of notice thereof from the Operator to the Contractor;

(k)	failure by the Contractor to comply with Applicable Laws in connection with its activities under this Agreement in all material respects;
(l)

failure by the Contractor, its Subcontractors, Suppliers of material and furnishers of services to cooperate in any material respect with the Office of the Inspector General of the U.S. Department of Homeland Security, including, without limitation, with its integrity monitor and such failure is not cured within (x) three (3) Business Days or (y) such different period as may be required by the Office of the Inspector General of the U.S. Department of Homeland Security (which, if greater than the period set forth in clause (x), the requirements shall be evidenced in writing from the Office of the Inspector General of the U.S. Department of Homeland Security;

(m)

failure by the Contractor to comply with the provisions of Section 7.1 (including failure to comply with the requirements relating to the amount, terms or coverage of insurance) that is uncured retroactively to the first day of non-compliance and continues for ten (10) Business Days following the Contractor’s receipt of a notice of such failure from the Operator, provided that no Event of Default (as defined in the Lease Agreement) has occurred and is continuing in connection with such failure by the Contractor;

(n)

failure of the Contractor to comply with the provisions of Section 63 (Non-Discrimination) of the Lease Agreement that is uncured and continues for fifteen (15) Business Days following the Contractor’s receipt of a notice of such failure from the Operator, provided that no Event of Default (as defined in the Lease Agreement) has occurred and is continuing in connection with such failure by the Contractor;

(o)	failure of the Contractor to comply with the provisions of Section 4.4 of this Agreement;
(p)

failure by the Contractor to comply with the requirements set forth in, and in accordance with, Section 9 (Security) of the Lease Agreement that is uncured and continues for three (3) Business Days following the Contractor’s receipt of a notice of such failure from the Operator, provided that the Port Authority has not initiated any enforcement action under the Lease Agreement in connection with such failure by the Contractor;

(q)	the Guarantor, the Performance Guarantor or, in the case of a Replacement Guaranty, any Additional Guarantor, fails to perform any obligation or covenant under any Parent Company Guaranty;
(r)

any Parent Company Guaranty ceases for any reason to be in full force and effect, unless the Parent Company Guaranty (or any component thereof) has been terminated as provided for in Section 24.7 of this Agreement, and such default remains unremedied for a period of thirty (30) days following the date on which the Parent Company Guaranty ceases to be in full force and effect; or

(s)	The Consent to MCDA shall terminate as a result of a Contractor default thereunder.

20.2Remedies for Contractor Event of Default

(1)	If a Contractor Event of Default occurs, the Operator may, subject to any limitations under the Lease Agreement;
(a)

terminate this Agreement upon sixty (60) days’ written notice to the Contractor whereupon, on the date specified in such notice, the Contractor will vacate the Premises specifically and Terminal One generally; and/or

(b)

exercise any or all other remedies available to it at law or in equity including but not limited to bringing an action for recovery of any amounts due and unpaid by the Contractor hereunder and/or for damages including but not limited to all Losses and expenses reasonably incurred by the Operator as a result of such Contractor

Event of Default and all costs and expenses reasonably incurred by the Operator in the exercise of its remedies including but not limited to reasonable attorneys’ fees and expenses and reasonable costs of hiring a new service provider to replace the Contractor.

20.3Operator Events of Default

Each of the following events will constitute an “Operator Event of Default”, provided that no event will constitute an Operator Event of Default if it is caused, directly or indirectly, by the Contractor, any Affiliate of Contractor or any person to whom Contractor has subcontracted a portion of the Services to:

(1)

any representation or warranty of the Operator made in this Agreement proves to be false or misleading when made and has or will have at any time a material adverse effect on the performance of the Services in accordance with Best Management Practice and/or results in material economic or reputational harm to the Contractor, and the Operator fails to remedy such false or misleading representation or warranty within thirty (30) days following written notice by the Contractor;

(2)

any failure by the Operator to perform a material obligation under this Agreement, and such failure continues for thirty (30) days following written notice by the Contractor (except where fulfillment of its obligation requires activity over a period of time and the Operator shall have commenced to perform whatever may be required for fulfillment within twenty (20) days after receipt of notice and diligently continues such performance without interruption, except for causes beyond its control, to completion);

(3)

the commencement by the Operator of a voluntary case or other proceeding (without the consent of the Contractor) seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the Operator makes a general assignment for the benefit of creditors, fails generally to pay its debts as they become due or takes any corporate action to authorize any of the foregoing;

(4)

a voluntary or involuntary insolvency case or other proceeding is commenced against the Operator seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and (i) such proceeding results in the entry of an order for relief or any such adjudication or appointment or (ii) such proceeding remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(5)

any failure by the Operator to make any undisputed payment to the Contractor when due and payable in accordance with this Agreement and such failure continues for thirty (30) days following written notice of nonpayment by the Contractor;

(6)	the Port Authority terminates the Lease Agreement for an Event of Default, as defined therein;
(7)	Phase A DBO fails to occur within two (2) years of the Scheduled Phase Opening Date for Phase A (without giving effect to any extensions thereof that may be permitted or granted under the Lease Agreement) or Phase B1 DBO fails to occur within two (2) years of the Scheduled Phase Opening Date for Phase B1 (without giving effect to any extensions thereof that may be permitted or granted under the Lease Agreement); or

(8)	All of the Premises in a Phase is not delivered in the Required Delivery Condition by the Phase Opening Date for such Phase.

20.4Remedies for Operator Event of Default

(1)If an Operator Event of Default occurs, the Contractor may:

(a)

terminate this Agreement upon sixty (60) days’ prior written notice to the Operator, whereupon, on the date specified in such notice, the Contractor will vacate the Premises specifically and Terminal One generally, and the Operator shall pay Contractor an amount equal to any remaining unamortized Contractor Investment, calculated on a straight-line basis; and/or

(b)

subject to any limitations under the Lease Agreement, exercise any or all other remedies available to it at law or in equity including but not limited to charging interest at a rate of 2% per annum on past due amounts, bringing an action for recovery of any amounts due and unpaid by the Operator hereunder and/or for damages, including but not limited to all losses and expenses reasonably incurred by the Contractor as a result of such Operator Event of Default and all costs and expenses reasonably incurred by the Contractor in the exercise of its remedies (including but not limited to reasonable attorneys’ fees).

(2)

For the avoidance of doubt, the Operator will be responsible for all Management Fees and expenses payable under this Agreement during the period between the date that the Contractor provides its notice of termination and the actual date of termination of this Agreement.

ARTICLE 21– TERMINATION

21.1Termination

(1)	Subject to the rights of the Lenders and the Port Authority, this Agreement will terminate upon the earliest to occur of the following:
(a)	the end of the Term;
(b)

mutual agreement of the Parties in writing to terminate this Agreement, subject to the prior written consent of the Port Authority and/or the Collateral Agent, to the extent required pursuant to the Lease Agreement and/or the Financing Documents, as applicable;

(c)	the termination of this Agreement following a Contractor Event of Default in accordance with Section 20.2, or an Operator Event of Default in accordance with Section 20.4;
(d)	as expressly provided for in Section 3.11(3) of this Agreement;

(e)	with thirty (30) days’ prior written notice by the Port Authority to the Contractor and the Operator of its revocation of its consent to this Agreement in accordance with the terms of this Agreement;
(f)	termination of the Lease Agreement; or
(g)	revocation by the Port Authority of the Consent to MCDA.
(2)	Notwithstanding any other provision of this Agreement:
(a)

in the event the Operator or the Port Authority exercise their respective rights to terminate or revoke consent to this Agreement in accordance with the terms hereof or the Consent to MCDA, the Contractor shall cooperate with the assignments of all Concession Subleases to Operator or its designees, and shall be obligated to reimburse the Operator and the Port Authority for any and all personnel and reasonable legal costs (including but not limited to the cost to the Operator or the Port Authority of in-house legal services) and disbursements incurred by it arising out of, relating to, or in connection with the enforcement or revocation of this Agreement including, without limitation, legal proceedings initiated by the Operator or the Port Authority to exercise its revocation or termination rights and to collect all amounts due and owing to the Operator under this Agreement;

(b)

in the event that this Agreement is terminated due to the termination of the Lease Agreement pursuant to Section 21.1(1)(f), neither Party nor the Port Authority will be liable for any lost profits or business opportunity of the other Party but subject to the right of the Port Authority to request a new contract as provided in Section 6.2(3); and

(c)

in the event that the Contractor elects to terminate this Agreement due to the Parties’ inability to reach an agreement on the amount of relief owed to the Contractor pursuant to 21.1(1)(d), the Contractor agrees to forfeit any remaining unamortized Contractor Investment, except as otherwise provided herein under Section 5.2(2)(b), Section 5.2(2)(c), Section 5.2(2)(d), Section 5.2(2)(e) or Section 5.2(2)(g).

(3)

Upon termination of this Agreement, the Contractor will cease performance of the Services and vacate, surrender and hand back the Premises to the Operator, at no charge to the Operator, in as-is condition, provided that Contractor shall vacate, surrender and hand back to the Operator the dedicated office space provided for in Section 8.1(1) in broom-clean condition, subject to ordinary wear and tear. The Contractor shall execute and deliver such instruments as may be required by the Operator to effectuate such transfer and conveyance.

(4)

After the effective date of any such termination or upon the Expiration Date of this Agreement, no further Services shall be performed by the Contractor, except that the Contractor shall cooperate to accomplish an orderly transfer of the Services to the Operator or to any entity designated by Operator including the transfer of the Operator’s property.

(5)

Upon the expiration or termination of this Agreement, the Contractor shall (i) deliver to the Operator, in a format usable to the Operator, as the Parties shall agree, copies of (x) all Contractor Data; (y) all Dedicated Terminal One Materials (including source code in any software included therein) and (z) if and as agreed by the Parties pursuant to Section 16.3, any Shared Contractor Material, in each case of (x), (y) and (z), to the extent that such are in the Contractor’s possession or control at that time; (ii) cease use of any Contractor Data, Dedicated Terminal One Materials and, if and as agreed by the Parties pursuant to Section 16.3, any Shared Contractor Materials; (iii) grant the Operator an irrevocable, perpetual, fully paid-up, royalty-free, non-transferable (except to an Affiliate), sublicenseable, license to use, reproduce, distribute, enhance or modify (including to create derivative works of) all Intellectual Property Rights, including any Background Intellectual Property, included in any Contractor Data or Contractor Materials delivered pursuant to the foregoing clause (i) and in any Contractor Materials otherwise in Operator’s possession and necessary to operate Terminal One, for use solely at Terminal One; and (iv) except as set forth in the next sentence, have no obligations to the Operator whatsoever with respect to any such Contractor Materials, including with respect to support or maintenance, or any Contractor Intellectual Property Rights, including the maintenance, administration, protection or enforcement thereof. Prior to or upon expiration or termination of this Agreement, the Parties shall discuss in good faith the extent to which the Contractor may provide to the Operator post-termination support for any transitional use of any Contractor Materials, including the terms and conditions of such support. The Operator expressly acknowledges that some or all of the Contractor Materials may not be usable to it, or have any or all of the expected functionalities, post-termination, when they are not operated by the Contractor on the Contractor’s systems or because the Contractor is no longer supporting them.

(6)	The terms of this Article 21 shall survive the expiration or earlier termination of this Agreement.
(7)

Termination hereunder shall not relieve the Contractor, or the Operator, of any liabilities or obligations under this Agreement which shall have accrued on or prior to, or which shall take effect on, the effective date of termination. Termination hereunder shall have the same effect as though such date was the original expiration date of this Agreement, except as otherwise specified herein. Termination pursuant hereto shall create no obligation on the part of the Operator other than as expressly set forth herein.

21.2Attornment.

(1)

On the termination of the Lease Agreement prior to the Expiration Date, the Contractor shall attorn to, or shall enter into a direct agreement with, (i) each Recognized Mortgagee under the Lease Agreement that is party to a Lender RNDA with the Contractor and such Recognized Mortgagee is not in default thereunder (or any designee or nominee of such Recognized Mortgagee), at such Recognized Mortgagee’s (or designee’s or nominee’s) option, in connection with any assignment or foreclosure of the Lease Agreement, or (ii) subject to the rights of the Recognized Mortgagee under Section 83 of the Lease Agreement, the Port Authority, at the Port Authority’s option, with notice to the Contractor and the Operator delivered at or prior to such effective date of termination of the Lease Agreement that the Port Authority shall and does assume the rights and obligations of the Operator thereunder from and after such effective date of termination (provided, that the Port Authority shall have no responsibility or liability and obligation to the Contractor for obligations and liabilities of the Operator that accrued prior to the date on which the Port Authority assumes the rights and obligations of the Operator under this Agreement), it being understood that the Port Authority shall have the right, but not the obligation, to be assigned and to assume the Operator’s rights and obligations under this Agreement and, further, it being understood that the Port Authority shall have no obligation to enter into any form of non-disturbance or recognition agreement with the Contractor or any

Concession Sublessee, under other circumstances, in each case, for the balance of the unexpired term of this Agreement. For the avoidance of doubt, nothing contained herein shall be deemed to require the Port Authority to enter into a direct contractual arrangement with the Contractor. The Operator and the Contractor, on termination of the Basic Lease will, at the option of The City of New York, enter into a direct consent with The City of New York on terms identical with the Consent to MCDA executed with the Port Authority.

21.3[**]

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ARTICLE 22 - INDEMNIFICATION

22.1Indemnification.

(1)

Each Party (such Party, the “Indemnifying Party”) shall indemnify, save, hold harmless, and defend the other Party and their respective directors, officers, members, affiliates, employees, representatives, agents and consultants (the “Indemnified Parties”), individually and collectively, from and against any and all claims, actions, losses, damages, injuries, liabilities, costs and expenses (each a “Claim”) of whatsoever kind or nature (including reasonable attorney fees, disbursements, court costs, and expert fees) to the extent arising from the Indemnifying Party’s (or its directors, officers, members, affiliates, employees, representatives, agents and consultants) acts, omissions, or breaches or defaults under this Agreement, except to the extent such Claim is due to or caused by the gross negligence or willful misconduct of the applicable Indemnified Party. With respect to its obligations under this Section 22.1, the Indemnifying Party, at its own expense, shall, at the request of an Indemnified Party, defend any suit based upon any such claim using counsel approved in writing by the Indemnified Party. In any such suit, the Indemnifying Party shall not agree to or accept any settlement without the consent of such Indemnified Party, such consent not to be unreasonably withheld or delayed.

(2)

Without limiting any other indemnity, hold harmless or defense obligations of the Contractor hereunder, or any rights and remedies available to the City Insureds at law or in equity, the Contractor shall indemnify the City Insureds with respect to all matters described in Section 31 of the Basic Lease that arise out of the Contractor’s operations at the Airport, or arise out of the acts or omissions of the Contractor’s officers, employees, agents, representatives, managers and members (if the Contractor is a limited liability company), partners (if the Contractor is a limited partnership or general partnership), contractors, customers, business visitors and guests at the Airport.

(3)

To the extent that any Claim pursuant to this Section 22.1 arose during the term of this Agreement, the provisions of this Section 22.1 shall survive the expiration, termination or early cancellation of this Agreement, for a period of equal to the relevant statute of limitations period in the State of New York applicable to such claim, following the date of such expiration, termination or early cancellation of this Agreement.

(4)

Any final judgment, after any applicable appeal process, rendered against any Party by a court of competent jurisdiction for any cause for which the other Party is liable hereunder shall be conclusive against such party as to liability and amount upon the expiration of the time for appeal therefrom.

22.2Contractor Obligations to Cease Performance

(1)

The Contractor acknowledges and agrees that the failure of the Contractor or any other Contractor-Related Entity to cease to perform the operations at the Airport authorized by this Agreement and the Consent to MCDA (i.e., vacate the Premises) from the effective date of the expiration or termination of the Lease Agreement will or may cause the Operator and the Port Authority injury, damage or loss. The Contractor hereby assumes the risk of such injury, damage or loss and hereby agrees that it shall be responsible for the same and shall pay the Operator and the Port Authority for the same whether such losses or damages are foreseen or unforeseen, special, direct, consequential or otherwise.

(2)

Without limiting any other indemnity, hold harmless or defense obligations of the Sublessee hereunder, or any rights and remedies available to the Port Authority at law or in equity, the Contractor hereby expressly agrees to indemnify and hold the Operator Indemnified Parties and the Port Authority Indemnified Parties harmless against any such injury, damage or loss described in subsection (1) above. The Contractor acknowledges that the Operator and the Port Authority reserve all of their respective legal and equitable rights and remedies in the event of such failure by the Contractor to cease performance of the authorized operations. The Contractor and the Operator each hereby acknowledges and agrees that, subject to the foregoing, all terms and provisions of the Consent to MCDA shall be and continue in full force and effect during any period following such expiration or termination of the Lease Agreement.

ARTICLE 23– DISPUTE RESOLUTION

23.1Dispute Resolution

(1)

The Parties will cooperate in good faith with each other in resolving all controversies, claims or disputes between the Parties arising out of or relating in any way to this Agreement or its alleged breach (a “Dispute”).

(2)

In the event of any Dispute related to any payment of money under this Agreement or whether a proposed assignee or transferee satisfies the requirements of an Eligible Contractor Assignee, senior executives of each Party will promptly meet and conduct good-faith negotiations to resolve any such Dispute within fifteen (15) days (such fast-track dispute resolution procedure will be referred to as the “Fast-Track Procedure”), except to the extent that such Disputes are subject to corresponding proceedings under the Lease Agreement, in which case the timetable in the relevant provisions of the Lease Agreement will apply.

(3)

If any Dispute described in Section 23.1(2) cannot be settled through good-faith negotiations under the Fast-Track Procedure within fifteen (15) days, or if any other Dispute under this Agreement cannot be settled through good-faith negotiations within twenty (20) Business Days, then either Party may submit the Dispute to binding and final arbitration to be conducted in New York, New York, in accordance with the Rules of Arbitration of the International Chamber of Commerce, provided that any Dispute as to whether a proposed assignee or transferee satisfies the requirements of an Eligible Contractor Assignee shall be submitted to an industry expert reasonably acceptable to the parties for final determination, which determination shall be binding on the parties. For the avoidance of doubt, in the event of any Dispute with respect to the determination of an Eligible Contractor Assignee, no assignment will be effective prior to the date such Dispute had been resolved pursuant to the terms hereof.

23.2Participation in Dispute Resolution under Lease Agreement

The Contractor will, in addition to participating in any Dispute resolution proceeding under Section 23.1, participate in any Dispute resolution proceeding pursuant to Section 90 (Dispute Resolution) of the Lease Agreement, if such participation is requested by either the Port Authority or the Operator.

23.3Attornment

Other than for matters that may be submitted to arbitration under Section 23.1, either Party may include by joinder to any legal actions or proceedings brought under Section 23.1 any Person entitled to indemnification pursuant to this Agreement, to the extent such Person is substantially involved in a common question of law or fact whose presence is required if complete relief, is to be accorded in the legal action or proceeding.

ARTICLE 24 – GENERAL

24.1Independent Contractor

(1)

The Contractor is an independent contractor and no employment, partnership, joint venture or agency will be created or will be deemed to be created by this Agreement or by any action of the Parties under this Agreement.

(2)

The Contractor will not have the authority and will not purport to act on behalf of, or make any commitment purporting to be binding on, the Operator or its agents or representatives except as expressly authorized by the Operator.

(3)

For federal, state and local income tax purposes, the Parties shall not treat this Agreement as a partnership and shall file their tax returns consistently with such treatment unless otherwise required by a determination (as defined in Section 1313 of the Internal Revenue Code of 1986, as amended, and any other similar applicable provision of state and local tax law).

24.2Currency

All references in this Agreement to “dollars” or “$” are references to dollars in the currency of the United States of America.

24.3No Liability

No director, officer, agent or employee of any Party will be charged personally or held contractually liable by or to the other Parties under any term or provision of this Agreement or because of such Party’s execution or attempted execution of this Agreement or because of any breach or alleged or attempted breach of this Agreement.

24.4Third Party Beneficiaries

(1)

The Parties acknowledge and agree that the Port Authority is a third-party beneficiary of this Agreement, and subject to the rights of the Recognized Mortgagee, the Port Authority shall have the right, as a third-party beneficiary, throughout the term of this Agreement, to enforce directly against the Contractor the obligations of the Contractor under this Agreement as if it was a party hereto. This Section 24.4 will inure to the benefit of the Port Authority and its successors and assigns.

(2)

Notwithstanding Section 24.4(1), except for the Port Authority, the Port Authority Indemnified Parties or the Lenders, there shall be no third-party beneficiaries of this Agreement. This Agreement shall be effective only as between the Parties hereto (and their successors and assigns, if, as and to the extent permitted under this Agreement), and shall not be construed as creating or conferring upon any Person or entity any right, remedy or claim under or by reason of this Agreement.

24.5Further Assurances

The Parties will execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purposes of this Agreement.

24.6Severability

If any term or provision of this Agreement or the application thereof to any Person or circumstances will to any extent be held invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and will be enforced to the extent permitted by Applicable Law.

24.7Assignment

(1)	Neither Party will Transfer this Agreement without the consent of the other Party, except as set forth in this Section 24.7.
(2)

(A) The Operator will have the right to Transfer this Agreement (i) pursuant to the Lease Agreement and (ii) as collateral for the benefits of each Lender that is party to a Lender RNDA (acting directly or through an agent acting on behalf of such Lender) with the Contractor and such Lender is not in default thereunder and (B) indirect Transfers permitted under the Lease Agreement, by way of transfers of equity interests of the Operator or otherwise, shall not require the consent of the Contractor.

(3)	Notwithstanding the foregoing subject to compliance with any applicable provisions of the Lease Agreement:
(a)

the Contractor may transfer this Agreement or a direct or indirect equity interest in Contractor to an Affiliate upon five (5) days prior written notice, provided that (i) in the case of a transfer of this Agreement, such Affiliate is an Eligible Contractor Assignee, and (ii) in any case, each Parent Company Guaranty remains in effect; provided that, if such Affiliate is a Qualified Financial Sponsor or a Replacement Guaranty is provided, the applicable Parent Company Guaranty shall be automatically (x) reduced pro rata, in the case of a transfer to an Affiliate of less than all of the equity interest in the Contractor, or (y) terminated, in the case of a transfer to an Affiliate of this Agreement or all of the equity interest in the Contractor;

(b)

transfers or issuances of shares in any publicly traded entity (or any transactions involving such entity) and transfers of direct or indirect equity interests in any Unibail-Rodamco-Westfield Sponsor shall be permitted at all times without the consent of the Operator or the Port Authority;

(c)

any other direct or indirect transfer of less than 50% the equity interests in the Contractor (in one or more transactions) will be permitted at all times upon thirty (30) days prior written notice without the consent of the Operator if the Parent Company Guaranty remains in effect, provided that the transferee may provide a Replacement Guaranty so long as the Guarantor and any such Additional Guarantor shall be jointly and severally liable; and

(d)

any other direct or indirect transfer of 50% or greater of the equity interests in the Contractor (in one or more transactions) will be permitted at all times upon thirty (30) days prior written notice without the consent of the Operator if (i) the transferee is an Eligible Contractor Assignee and (ii) each Parent Company Guaranty remains in effect, provided that the transferee may provide a Replacement Guaranty with respect to the Parent Company Payment Guaranty and/or the Parent Company Performance Guaranty for all or any portion of the obligations guaranteed thereby, and the applicable Parent Company Guaranty shall be automatically reduced accordingly, or terminated if the transferee’s Replacement Guaranty guarantees 100% of the obligations guaranteed by the applicable Parent Company Guaranty replaced thereby, provided, further, that if at any time the Parent Company Payment Guaranty or Parent Company Performance Guaranty is terminated and there are two or more Additional Guarantors providing

Replacement Guarantees to replace such terminated Parent Company Guaranty, such Additional Guarantors shall be jointly and severally liable with respect to the applicable Parent Company Guaranty.

(4)

The Contractor may, without the Operator’s consent but subject to compliance with Section  3.2(8) (if applicable), sub-contract any part of its rights or obligations under this Agreement, and provide either directly or through its sub-contractor any aspect necessary for the delivery of the Project and the Contractor’s obligations set forth in this Agreement. Notwithstanding the foregoing, except as expressly provided in this Agreement, the Contractor shall not sub-sublease, sub-sublicense or assign all or any portion of the Premises or any of its rights under this Agreement, directly or indirectly by operation of law or otherwise, or enter into any amendment or modification to or extension of an existing sub-sublease or sub-sublicense, without the prior written consent of the Port Authority and the Operator (it being understood and agreed that in no event shall any sub-sublease, sub-user agreement or sub-sublicense ever be deemed to be an Exempt Sublease (as such term is defined in the Lease Agreement)).

(5)

If the Operator reasonably believes that a proposed assignee or transferee does not satisfy the requirements of clauses (i) or (ii) of the definition of Eligible Contractor Assignee, then such Dispute shall be submitted to the Fast-Track Procedure in accordance with Section 23.1(2).

24.8No Port Authority Obligation

The Contractor agrees that neither any assignment by the Operator to the Port Authority of its interest under this Agreement, nor the application or payment of security deposits to or for the benefit of the Port Authority, nor any direction to the Contractor to pay rent or other amounts to the Port Authority, nor the payment thereof to and acceptance thereof by the Port Authority shall constitute or denote an assumption by the Port Authority of any of the obligations of the Operator under this Agreement.

24.9Entire Agreement

This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and cancels and supersedes any prior understanding or agreement of the Parties with respect to the subject matter hereof. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied, or statutory among the Parties, other than those expressly set forth herein.

24.10Consistency with Lease Agreement Requirement and Project Documents

(1)	Notwithstanding Section 24.9 to the extent that this Agreement contains any provisions that:
(a)

do not comply with or are inconsistent with the relevant terms of the Project Documents, including but not limited to terms that do not comply or are inconsistent with the applicable requirements of Section 66 (Books and Records) of the Lease Agreement regarding maintenance of Books and Records;

(b)	fail to incorporate the requirements of Applicable Law, Applicable Standards and Rules and Regulations set forth in the Lease Agreement; or

(c)	are inconsistent with the requirements of the relevant scope of Services applicable to this Agreement,

such provisions will be of no force and effect to the extent of such non-compliance, failure or inconsistency.

24.11Survival

In addition to the indemnification duration set out in Sections 22.1 and 4.4, the duration for confidentiality covenants set out in Section 4.6, and the Port Authority Step-In Right contained in Section 6.2 shall survive the termination or expiration of this Agreement.

24.12Notices and Communications

(1)

All notices or documents authorized or required to be given pursuant hereto will be in writing, and will be delivered by hand or courier delivery or transmitted by facsimile, electronic mail or other electronic means in accordance with the following:

To the Operator:

JFK NTO, LLC

Gerrard P. Bushell

Executive Chair

30 Broad Street, 25th Floor
New York, NY 10004

Email: gbushell@onejfk.com

with a copy to:

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020
Attention: Jillian Ashley
Email:

Jillian.Ashley@AllenOvery.com

To the Contractor:

URW Airports JFK T1, LLC

2049 Century Park East

41st Floor

Los Angeles, CA 90067

Attention: Legal Department ; EVP and Group Director, Airports

(2)

Notices will be deemed received when actually received in the office of the addressee (or by the addressee if personally delivered) or, when delivery is refused, as shown on the receipt of the U.S. Postal Service, private carrier or other Person making the delivery. If mailed, notices will be deemed effective and served as of the date of the return of verification of delivery of certified or registered mailing of the notice, or one (1) day after deposit with a recognized express overnight mail or courier service. If delivered via electronic mail, notices will be deemed effective and served as of the date of the return of electronic receipt confirmation.

(3)	Either Party may change its address for notice by notifying the other Party with a notice in accordance with this Section 24.12.

24.13Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and such counterparts will together constitute one and the same contract.

24.14Electronic Execution

This Agreement may be executed by the Parties and delivered by fax or other electronic means and if so executed and delivered this Agreement will be for all purposes as effective as if the Parties had executed and delivered an executed original of this Agreement.

24.15Waiver of Jury Trial

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY CLAIM, CAUSE OF ACTION OR OTHER PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

24.16Governing Law

(1)

This Agreement and any claim, dispute or controversy arising out of, under or related to this Agreement, the relationship of the Parties under this Agreement, or the interpretation and enforcement of the rights and obligation of the Parties under this Agreement will be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

(2)

Each Party agrees to submit, to the fullest extent permitted by Applicable Law, to the jurisdiction of any New York State court, the U.S. District Court for the Southern District of New York, in each case, sitting in the City and County of New York and any subsequent appellate court, for the settlement of any claim or Dispute arising out of, under or related to this Agreement or any transaction contemplated by this Agreement. Each Party also waives, to the fullest extent permitted by Applicable Law, any objection that it may have now or in the future to the laying of venue in such courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement or any transaction contemplated by this Agreement.

24.17Amendments

(1)

This Agreement may not be amended or modified except by an instrument executed in writing by the Parties, provided that any purported amendment, supplement or extension of this Agreement which does not have the express written approval of the Port Authority to the extent required under the Lease Agreement or the Consent to MCDA shall be void ab initio and of no effect whatsoever.

24.18No Waiver.

Other than as expressly set out herein, no failure on the part of any Party or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising any right, power or remedy hereunder will operate as a waiver thereof.

24.19Successors and Assigns

This Agreement is binding upon and will inure to the benefit of the Operator and the Contractor and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties hereto have executed these presents as of the day and year first above written.

JFK NTO LLC

By:	/s/ Gerrard Bushell
Name:	Gerrard Bushell
Title:	Authorized Signatory

[Signature Page — MCDA]

URW Airports JFK T1, LLC

By:	/s/ Andrea J. Kahn
Name:	Andrea J. Kahn
Title:	Assistant Secretary

[Signature Page — MCDA]

SCHEDULE 1

REQUIRED DISCLOSURES

SCHEDULE 2

ADDITIONAL MANDATORY SUBLEASE PROVISIONS

1.Indemnification of Port Authority Indemnified Parties.

(a)Without limiting any other indemnity, hold harmless or defense obligations of the Contractor hereunder, or any rights and remedies available to the Port Authority at law or in equity, the Contractor shall be obligated to indemnify and hold harmless the Port Authority Indemnified Parties from and against, and shall reimburse such Port Authority Indemnified Parties for such Port Authority Indemnified Parties’ Losses, incurred in connection with the defense of, all Third-Party Claims, including, but not limited to, Third-Party Claims for death or personal injuries, or for property damages (including claims and demands of The City of New York for indemnification by the Port Authority arising by operation of law or through agreement of the Port Authority with The City of New York), arising out of or in any way relating to: (i) any breach or default of any term or provision of this Agreement; (ii) the use, occupancy, operation, design, construction and financing of the Premises, and any and all activities in furtherance thereof, in each case, by the Contractor, or other Contractor-Related Entities, or others with the consent of the Contractor; (iii) any other acts or omissions of the Contractor, or other Contractor-Related Entities, or its guests, invitees or other persons who are doing business with the Contractor, in each case, on the Premises; and (iv) any other acts or omissions of the Contractor or any other Contractor-Related Entity, or their officers, representatives, agents, contractors, employees, members (if the Contractor or Contractor-Related Entity is a limited liability entity), managers (if the Contractor or Contractor-Related Entity is a limited liability entity), and partners (if the Contractor or Contractor-Related Entity is a partnership) on any other portion of the Airport in connection with this Agreement (any such Third-Party Claim, an “Indemnified Claim”); provided that in each case the foregoing indemnity for any Indemnified Claim shall not apply to Third-Party Claims arising from the gross negligence or willful misconduct of the Port Authority or any officer, employee or agent of the Port Authority; and provided further that the foregoing indemnity shall not apply to Losses suffered by the Contractor caused solely as a result of the negligence of the Port Authority, as finally determined pursuant to a non-appealable judgment of a court of competent jurisdiction.

(b)The Port Authority shall have the right, exercisable in its sole and absolute discretion, to either assume control of the defense, at the Contractor’s sole expense, or to require the Contractor to defend, at the Contractor’s sole expense, with counsel satisfactory to the Port Authority Indemnified Party, any suit based upon any Indemnified Claim (even if such Indemnified Claim is groundless, false or fraudulent). If so directed by the Port Authority, the Contractor shall defend, at the Contractor’s sole expense, with counsel satisfactory to the Port Authority Indemnified Party, any suit based upon any Indemnified Claim (even if such Indemnified Claim is groundless, false or fraudulent). The Contractor, its contractors, and each of their respective subcontractors, subconsultants and insurers, shall not, without obtaining the express advance written permission of the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of any court, tribunal, agency, special district, commission, or other authority exercising judicial or regulatory functions over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, directors, officers, agents, or employees, their affiliates, successors and/or assigns, the governmental nature of the Port Authority, or the provisions of any statutes respecting suits against the Port Authority. The Port Authority and the Contractor shall reasonably cooperate, and the Port Authority shall endeavor to cause the applicable Port Authority Indemnified Party to reasonably cooperate, in the defense of any action or proceeding based upon any Indemnified Claim. Other than with respect to the Port Authority in accordance with the conditions set forth in the immediately following sentence, the Contractor shall not have the right to settle any such Indemnified Claim against a Port Authority Indemnified Party without the prior written consent of such Port Authority Indemnified Party. The Contractor shall not have the right to settle any such claim or demand against the Port Authority or other Port Authority Indemnified

Party without the prior written consent of the Port Authority or such Port Authority Indemnified Party unless such settlement (i) does not require a payment from the Port Authority or such other relevant Port Authority Indemnified Party, (ii) will result in a full release of the Port Authority or such other relevant Port Authority Indemnified Party from any further liability with respect to such Indemnified Claim and (iii) does not require the Port Authority or such other relevant Port Authority Indemnified Party to admit any fault or liability on the part of the Port Authority or such other Port Authority Indemnified Party.

2.Additional Certifications.

(a)The Contractor hereby certifies that, and covenants that during the term of this Agreement, none of (x) the Contractor, any of its Affiliates, any direct or indirect parent of the Contractor or any wholly-owned subsidiary of the Contractor, (y) to the best knowledge of the Contractor, any beneficial owner of a ten percent (10%) or more interest in, the Contractor, and (z) to the best knowledge of the Contractor, with respect to clauses (i), (v), (vi), (vii), (viii), (ix), (x) and (xi), each of the Contractor’s chief executive officer, chief operating officer, chief financial officer, treasurer, general counsel, president and any other similar executive management level officer:

(i)	has been convicted of, plead guilty to, or is under indictment for, any felony;
(ii)

with respect to the Contractor only, has ever used a name, trade name or abbreviated name or federal taxpayer identification number other than such names or federal taxpayer identification number(s) reported to the Operator by the Contractor in connection with this Agreement;

(iii)

has been party to an agreement which was terminated by the Port Authority, for cause, prior to its expiration date (other than any such party with which the Port Authority has subsequently entered into another agreement relating to similar subject matter);

(iv)

as of the effective date of this Agreement: (A) is in default beyond any applicable grace period under any agreement with the Port Authority, or (B) has been, within the preceding five (5) years, in default beyond any applicable grace period under any agreement with the Port Authority;

(v)

in connection with obtaining this Agreement or performing its rights or obligations pursuant to the terms hereof, has created any conflict of interest in violation of the Public Officers Law of the State of New York;

(vi)

has been suspended, debarred, found not responsible or otherwise disqualified from entering into any contract with any Governmental Authority or been denied a government contract for failure to meet standards related to integrity;

(vii)	has had a contract terminated by any Governmental Authority for breach of contract or for any cause based in whole or in part on an indictment or conviction;
(viii)	has had any business or professional license suspended or revoked within the previous five (5) years;
(ix)

has had any sanction imposed as a result of a judicial or administrative proceeding related to fraud, extortion, bribery, bid rigging, embezzlement, misrepresentation or anti-trust regardless of the dollar amount of the sanctions or the date of their imposition;

(x)

has been, or is currently, the subject of a criminal investigation by any federal, state or local prosecuting or investigative agency and/or a civil antitrust investigation by any federal, state or local prosecuting or investigative agency (in each case as to which it has been made aware);

(xi)	has been indicted or convicted of any crime in any jurisdiction; and
(xii)

is a person or entity with whom the Port Authority is restricted from doing business under the regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury (including, without limitation, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order or other regulation relating to national security or foreign policy (including, without limitation, (i) Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, (ii) the USA PATRIOT Act (including the anti-terrorism provisions thereof), (iii) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., and (iv) the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.), or other governmental action related to national security, the violation of which would also constitute a violation of law.

(b)No later than twenty (20) days prior to the Effective Date, the Contractor shall have delivered to the Operator, and the Operator shall provide to the Port Authority (with a copy to the Port Authority’s Chief Procurement Officer and General Counsel), the written certifications signed by an authorized officer of the Contractor in the form attached as Exhibit G (Form of Contractor Certification) to the Lease Agreement. The Contractor acknowledges and agrees that if the Contractor is unable to provide such certifications in a timely manner, or if the Port Authority, after disclosing known relevant facts and information to the Operator, reasonably determines based on conclusive evidence known to it at the time, that the Contractor’s certifications are not accurate, the Port Authority shall have the right to disapprove and cancel this Agreement or if the Port Authority’s conclusion is reached after the this Agreement has been executed and takes effect, the Port Authority shall have the right to terminate this Agreement effective immediately upon notice to the Contractor and the Operator; provided that the Port Authority has delivered such termination notice to the Contractor and the Operator within thirty (30) days after the date of execution of this Agreement; provided that the absence of a response from the Port Authority shall not be interpreted as a waiver of the Port Authority’s right to terminate this Agreement. The Port Authority may also conduct an investigation, make inquiries, undergo a vendor integrity check, require a mitigation plan acceptable to the Port Authority or commence any legal action or proceeding, as the Port Authority deems necessary or appropriate, for purposes of verifying compliance with the applicable certifications.

3.Title VI Clauses. The Contractor agrees to comply in all respects with the terms and conditions of Annex A (Title VI Clauses for Leases, Deeds, Licenses, Permits, or Similar Instruments Involving Use of Airport Space), attached hereto and hereby made a part hereof

4.[**]

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5.Contractor Marks.

(a)The Contractor hereby represents, warrants, and covenants to the Operator and the Port Authority that (i) the Contractor owns or has obtained, and will continue to own or maintain at all times during the Term, the necessary rights to use the trademarks, trade names, trade dress, service marks, copyrights, and other intellectual property used by the Contractor in connection with its business operations at the Premises, including but not limited to, the “[•]” (collectively, “Contractor Marks”); (ii) the Contractor has the right to grant the license for the Contractor Marks, and (iii) none of the Contractor Marks infringe on any third party property rights.

(b)Upon request of the Operator or the Port Authority, the Contractor shall promptly provide evidence reasonably satisfactory to the requesting the Operator and the Port Authority of the Contractor’s compliance with clause (a) above, including but not limited to complete copies of any franchise agreements, intellectual property license agreements, or other related documents.

(c)The Operator may list the Contractor in one or more “Sublessee Directories” to be located within the Operator’s leased Premises for the convenience of passengers. The design, layout, location, size, and placement of any Sublessee Directory and the Contractor’s listing therein shall be at the sole discretion of the Operator. The Contractor hereby grants the Operator and the Port Authority a royalty-free, non-exclusive license to use Concessionaire Marks; provided that such use shall be limited to the following: (i) listing the Contractor’s name on the Operator’s website, and (ii) inclusion of the Contractor’s name and logo in such Sublessee Directories or other marketing or promotional materials describing the Operator’s leased Premises and the Operator or Port Authority generally.

(d)This Agreement shall control in the event of any ambiguity or conflict between the terms hereof and the terms of the Contractor’s franchise or license agreement, as applicable. Accordingly, by way of example only, if the franchisor reserves any rights under the “[•]” franchise agreement to directly, or through a successor franchisee, enter upon, occupy or operate at the Premises in the event of a breach under or termination of the franchise agreement, such reserved rights shall not be binding upon, or enforceable against, the Port Authority or the Operator and neither party intends to grant the franchisor any third party beneficiary rights under this Agreement or the Consent to MCDA. In the event of the revocation, termination or expiration of said franchise agreement or the Contractor’s rights thereunder to operate at the Premises under the “[•]” trade name, the Contractor shall not be entitled to operate at the Premises as a franchisee of another franchisor or under a different “[•]” without the prior written consent of the Port Authority.

(e)Failure to comply with this Section 5 shall be an event of default under this Agreement and the Consent to MCDA, as applicable. The Contractor’s obligations to indemnify and hold harmless the Operator and the Port Authority Indemnified Parties and their respective Commissioners, directors, officers, employees, agents and representatives hereunder shall include any claims, damages, losses, risks, liabilities and expenses (including, without limitation, attorney’s fees and disbursements) arising out of, relating to, or in connection with the Contractor’s breach of any of its covenants, representations, and warranties made under this Section 5 including, but not limited to, any claim made by, through or under (i) a franchisor based on, relating to or arising out of the Contractor operating at the Premises as a franchisee and (ii) a third party claiming rights by, through or under the Contractor including, without limitation, any alleged sub-franchisee or sub-licensee.

6.If the Operator shall at any time be in default of its payment obligations under the Lease Agreement, then subject to the rights of the Recognized Mortgagee, the Sublessee shall, on demand of the Port Authority pay directly to the Port Authority any rental, fee or other amount due to the Operator. No such payment shall relieve the Operator from any obligation under the Lease Agreement, but all such payments shall be credited against the obligations of the Operator or of the Contractor as the Port Authority may determine for each payment or part thereof.

7.It is hereby acknowledged and agreed by the Operator and the Contractor that the Port Authority has no obligation under the Lease Agreement or otherwise to pay, subsidize or in any manner whatsoever finance, directly or indirectly, all or any portion of any amount of the Contractor’s unamortized capital investment in the subleased premises. Any specific mention of or reference in this Agreement to the Port Authority in connection with any payment or other compensation to the Contractor, upon termination of this Agreement or the Lease Agreement with or without cause, or revocation of the Port Authority’s consent hereto, of any amount of the Contractor’s unamortized capital investment in the subleased premises or at the Premises shall not be or be deemed to create an obligation or inference of an obligation on the part of the Port Authority to either the Contractor, the Operator or any other Person to pay, subsidize or finance said unamortized capital investment.

8.Applicable Principles in the Event of Assignment of Sublease to Port Authority. Notwithstanding anything to the contrary stated herein, if on the termination of the Lease Agreement prior to the Expiration Date, the Port Authority permits the Contractor to attorn to the Port Authority and become a direct tenant to the Port Authority for the balance of the unexpired term of this Agreement:

(a)references in this Agreement to the landlord being reasonable, not unreasonably withholding, delaying or conditioning its consent, and phrases or language of similar import shall not apply to the Port Authority which instead shall be held to the standard that the Port Authority shall not be arbitrary or capricious;

(b)the following shall not apply to or be of any force or effect as against the Port Authority: (1) any obligation of the Operator to mitigate damages in the event of a default by the Contractor and (2) any obligation of the Operator to provide any written notice of a monetary default inasmuch as the Port Authority shall not be obligated to provide written notice of a monetary default under this Agreement;

(c)all provisions and references in this Agreement shall be subject to, and shall be interpreted giving the fullest effect to, any right of immunity or exemption of the Port Authority from any Applicable Law, any rights derived by the Port Authority from its governmental nature and any protections or other benefits under statute, common law or equity accorded the Port Authority in respect of the performance of its rights and obligations under this Agreement; and

(d)in the event of any other ambiguity, inconsistency, conflict or difference between the terms or provisions of this Agreement, the terms and provisions that shall apply vis-a-vis the Port Authority and the Contractor shall be those which provide the broadest protection to the Port Authority and which shall afford the Port Authority with the greatest rights and remedies.

9.If the Contractor is a joint venture or partnership, each and every obligation or undertaking stated to be fulfilled or performed by the Contractor pursuant to this Agreement or the Consent to MCDA, shall be joint and several obligation of each partner in the joint venture or partnership (other than any limited partner).

Annex A

Title VI Clauses for Leases, Deeds, Licenses, Permits, or Similar Instruments

Involving Use of Airport Space

[A5.3.2]

GENERAL CIVIL RIGHTS PROVISIONS

The Contractor (hereinafter referred to as the “Contractor”) agrees to comply with pertinent statutes, Executive Orders and such rules as are promulgated to ensure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or disability be excluded from participating in any activity conducted with or benefiting from Federal assistance. If the Contractor transfers its obligation to another, the transferee is obligated in the same manner as the Contractor.

This provision obligates the Contractor for the period during which the property is owned, used or possessed by the Contractor and the airport remains obligated to the Federal Aviation Administration. This provision is in addition to that required by Title VI of the Civil Rights Act of 1964.

[A6.4.1]

Compliance with Nondiscrimination Requirements:

During the performance of this contract, the Contractor for itself, its assignees, and successors in interest agrees as follows:

1.

Compliance with Regulations: The Contractor (hereinafter includes consultants) will comply with the Title VI List of Pertinent Nondiscrimination Acts and Authorities, as they may be amended from time to time, which are herein incorporated by reference and made a part of this contract.

2.

Nondiscrimination: The Contractor, with regard to the work performed by it during the contract, will not discriminate on the grounds of race, color, or national origin in the selection and retention of subcontractors, including procurements of materials and leases of equipment. The Contractor will not participate directly or indirectly in the discrimination prohibited by the Nondiscrimination Acts and Authorities, including employment practices when the contract covers any activity, project, or program set forth in Appendix B of 49 CFR part 21.

3.

Solicitations for Subcontracts, including Procurements of Materials and Equipment: In all solicitations, either by competitive bidding or negotiation made by the Contractor for work to be performed under a subcontract, including procurements of materials, or leases of equipment, each potential subcontractor or supplier will be notified by the Contractor of the contractor’s obligations under this contract and the Nondiscrimination Acts and Authorities on the grounds of race, color, or national origin.

4.

Information and Reports: The Contractor will provide all information and reports required by the Acts, the Regulations, and directives issued pursuant thereto and will permit access to its books, records, accounts, other sources of information, and its facilities as may be determined by the sponsor or the Federal Aviation Administration to be pertinent to ascertain compliance with such Nondiscrimination Acts and Authorities and instructions. Where any information required of a contractor is in the exclusive possession of another who fails or refuses to furnish the information, the Contractor will so certify to the sponsor or the Federal

Aviation Administration, as appropriate, and will set forth what efforts it has made to obtain the information.

5.

Sanctions for Noncompliance: In the event of the Contractor’s noncompliance with the non-discrimination provisions of this contract, the sponsor will impose such contract sanctions as it or the Federal Aviation Administration may determine to be appropriate, including, but not limited to:

a.	Withholding payments to the Contractor under the contract until the Contractor complies; and/or
b.	Cancelling, terminating, or suspending a contract, in whole or in part.
6.

Incorporation of Provisions: The Contractor will include the provisions of paragraphs one through six in every subcontract, including procurements of materials and leases of equipment, unless exempt by the Acts, the Regulations, and directives issued pursuant thereto. The Contractor will take action with respect to any subcontract or procurement as the sponsor or the Federal Aviation Administration may direct as a means of enforcing such provisions including sanctions for noncompliance. Provided, that if the Contractor becomes involved in, or is threatened with litigation by a subcontractor, or supplier because of such direction, the Contractor may request the sponsor to enter into any litigation to protect the interests of the sponsor. In addition, the Contractor may request the United States to enter into the litigation to protect the interests of the United States.

[A6.4.4]

A.

The Contractor for himself/herself, his/her heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree (in the case of deeds and leases add, “as a covenant running with the land”) that (1) no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land, and the furnishing of services thereon, no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that the grantee, licensee, lessee, permittee, etc. will use the premises in compliance with all other requirements imposed by or pursuant to the List of discrimination Acts And Authorities.

B.

With respect to licenses, leases, permits, etc., in the event of breach of any of the above nondiscrimination covenants, the Port Authority will have the right to terminate the license, permit, etc., as applicable and to enter or re-enter and repossess said land and the facilities thereon, and hold the same as if said license, permit, etc., as applicable had never been made or issued.

C.

With respect to deeds, in the event of breach of any of the above nondiscrimination covenants, the Port Authority will there upon revert to and vest in and become the absolute property of the Port Authority and its assigns.

[A6.4.5]

Title VI List of Pertinent Nondiscrimination Acts and Authorities

During the performance of this contract, the Contractor, for itself, its assignees, and successors in interest agrees to comply with the following non-discrimination statutes and authorities; including but not limited to:

●	Title VI of the Civil Rights Act of 1964 (42 USC § 2000d et seq., 78 stat. 252) (prohibits discrimination on the basis of race, color, national origin);
●	49 CFR part 21 (Non-discrimination in Federally-assisted programs of the Department of Transportation—Effectuation of Title VI of the Civil Rights Act of 1964);
●	The Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, (42 USC § 4601) (prohibits unfair treatment of persons displaced or whose property has been acquired because of Federal or Federal-aid programs and projects);
●	Section 504 of the Rehabilitation Act of 1973 (29 USC § 794 et seq.), as amended (prohibits discrimination on the basis of disability); and 49 CFR part 27;
●	The Age Discrimination Act of 1975, as amended (42 USC § 6101 et seq.) (prohibits discrimination on the basis of age);
●	Airport and Airway Improvement Act of 1982 (49 USC § 471, Section 47123), as amended (prohibits discrimination based on race, creed, color, national origin, or sex);
●	The Civil Rights Restoration Act of 1987 (PL 100-209) (broadened the scope, coverage and applicability of Title VI of the Civil Rights Act of 1964, the Age Discrimination Act of 1975 and Section 504 of the Rehabilitation Act of 1973, by expanding the definition of the terms “programs or activities” to include all of the programs or activities of the Federal-aid recipients, sub-recipients and contractors, whether such programs or activities are Federally funded or not);
●	Titles II and III of the Americans with Disabilities Act of 1990, which prohibit discrimination on the basis of disability in the operation of public entities, public and private transportation systems, places of public accommodation, and certain testing entities (42 USC §§ 12131 – 12189) as implemented by U.S. Department of Transportation regulations at 49 CFR parts 37 and 38;
●	The Federal Aviation Administration’s Nondiscrimination statute (49 USC § 47123) (prohibits discrimination on the basis of race, color, national origin, and sex);
●	Executive Order 12898, Federal Actions to Address Environmental Justice in Minority Populations and Low-Income Populations, which ensures nondiscrimination against minority populations by discouraging programs, policies, and activities with disproportionately high and adverse human health or environmental effects on minority and low-income populations;
●	Executive Order 13166, Improving Access to Services for Persons with Limited English Proficiency, and resulting agency guidance, national origin discrimination includes discrimination because of limited English proficiency (LEP). To ensure compliance with Title VI, you must take reasonable steps to ensure that LEP persons have meaningful access to your programs (70 Fed. Reg. at 74087 to 74100);

Title IX of the Education Amendments of 1972, as amended, which prohibits you from discriminating because of sex in education programs or activities (20 USC 1681 et seq).

For the Operator

Initialed:

For the Contractor

EXHIBIT A– SERVICES

Exclusive management of any and all non-aeronautical commercial uses of Terminal One located in the Premises pursuant to the Lease Agreement including: Duty Free, Specialty Retail, Convenience Retail, Food & Beverage, Travel Essentials, foreign exchange (e.g., spa, shoe shine, beauty care, etc.). The services shall include enforcement by the Contractor, in its reasonable commercial discretion and subject to the terms of the Lease Agreement, of the terms and conditions of each Concession Sublease (including requirements therein re Gross Receipts (as defined therein), reporting, cash registers, alcoholic beverages, street pricing policies and prompt payment of salaries). For the avoidance of doubt, Services provided by Contractor shall not include the Port Authority Reserved Uses or the Operator Reserved Uses.

EXHIBIT B– [RESERVED]

EXHIBIT C– PREMISES

This exhibit reflects the Premises to be provided from the Operator to the Contractor as referred to in Article 1.1 (“Definitions”). As a general rule, these Premises are based on a certain level of design evolution with the intent of (i) ensure there is a minimum commercial space provision for the Contractor, (ii) ensure the commercial strategy of the Contractor can be correctly deployed in terms of location and quality of space, and (iii) the general geometrical characteristics required for the subleased commercial units are appropriate for their commercial performance. Notwithstanding the previous rule, the commercial units within these Premises could be subject to minor geometrical modification, provided that design will evolve up to a final detailed design.

The Operator will ensure a minimum total commercial space provision within the Premises, as reflected in the table below:

[**]

Leasable Area of the Premises shall mean the aggregate number of square feet of interior floor space of all floor levels therein which shall be measured from the herewith attached drawings: (i) between the centerlines of the concession unit’s partitions and column grids, and (ii) to the inside face of exterior walls and service area partitions adjacent to the unit’s space as reflected in the drawings.

Any deductions or exclusions from leasable area measured from the drawings herewith attached could only be made by reason of large columns, ducts, stairs, elevators, escalators, shafts or other interior construction or equipment. For the avoidance of doubts, this is the methodology that has been followed to obtain the Leasable Area from the herewith attached drawings. Additional deductions or exclusions could only derive from the evolution towards the detailed design.

Phase A - Level 01:

DUTY FREE RETAIL
SPECIALTY RETAIL
FOOD & BEVERAGE
F&B SEATING
GHOST KITCHEN
STORAGE

Phase A - Level 02:

Ghost kitchen
F&B kiosks
DUTY FREE RETAIL
SPECIALTY RETAIL
FOOD & BEVERAGE
F&B SEATING
GHOST KITCHEN
STORAGE

Phase A - Level 03:

DUTY FREE RETAIL
SPECIALTY RETAIL
FOOD & BEVERAGE
F&B SEATING
GHOST KITCHEN
STORAGE

The Red Boundary areas that are reflected in the drawings hereto attached have the meaning that is stated on Article 3.1(8) of this contract.

On the basis of these drawings, the table below shows the total amount of space that could be obtained for each area airside/landside of the New Terminal One for Phase A:

[**]

EXHIBIT D –Proposed Plan For Phases B1/B2

EXHIBIT E – [RESERVED]

EXHIBIT F – RESPONSIBLE CONTRACTOR POLICY

JFK NTO LLC (“NTO”) has adopted the responsible contractor policy set forth below (the “Policy”) in connection with an Agreement of Lease between the Port Authority of New York and New Jersey and NTO, pursuant to which Terminal Three and certain other areas and facilities at the Airport, Terminal Two and the existing Terminal One at the John F. Kennedy International Airport (the “Airport”) in the Borough of Queens in the State of New York will be demolished and replaced and NTO will lease, design, construct, finance, maintain and operate the New Terminal One at the Airport (“New Terminal One”, and all such activities, the “Project”). URW Airports JFK T1, LLC (the “Contractor”) shall comply, and cause each of its contractors, subcontractors and Concessions Sublessees to comply, with the Policy as follows:

1.	All construction in the construction phase of the Project shall be performed:
a.

by contractors or operators appointed pursuant to the JFK Terminal One Redevelopment Project Labor Agreement dated as of December 19, 2019 in respect of the Project (as amended from time to time, the “Project Labor Agreement”), including any contractor or operator appointed by the Contractor that has executed a letter of assent in the form attached as Schedule 1 to the Project Labor Agreement;

b.	under a project labor agreement negotiated and approved by the Building and Construction Trades Council of Greater New York and Vicinity; or
c.	by contractors or operators:
i.	who are parties to a collective bargaining agreement with a labor organization whose jurisdiction covers the type of work to be performed;
ii.	each of whom is an “Approved Building Trades Department Contractor or Subcontractor”; and
iii.	whose collective bargaining agreement or other applicable documentation provides a mechanism for the expeditious resolution of jurisdictional disputes;

“Approved Building Trades Department Contractor or Subcontractor” means a contractor or subcontractor who is signatory to a labor organization that is either currently affiliated with, or previously affiliated with as of January 1, 2001, the Building and Construction Trades Department of the AFL-CIO.

2.	All construction being performed that is not related to the construction phase of the Project shall be performed:
a.	under a project labor agreement negotiated and approved by the Building and Construction Trades Council of Greater New York and Vicinity; or
b.	in the absence of such project labor agreement, by contractors or subcontractors:
i.	who are parties to a collective bargaining agreement with a labor organization whose jurisdiction covers the type of work to be performed;
ii.	who is an “Approved Building Trades Department Contractor or Subcontractor”; and
iii.	whose collective bargaining agreement or other applicable documentation provides a mechanism for the expeditious resolution of jurisdictional disputes;

provided, that the foregoing obligations shall not apply:

A.	in relation to any emergency work that has to be started within 30 days; or
B.	if the number of commercially competitive bids received within 30 days of distribution of invitation to bid for such work is less than two (2).
3.	To the extent the Contractor and/or any Concession Sublessee subcontracts any portion of the operation and maintenance work at the Project to a third party, such contractors and subcontractors:
a.	shall be parties to a collective bargaining agreement with a labor organization whose jurisdiction covers the type of work to be performed;
b.	shall each be an “Approved Building Trades Department Contractor or Subcontractor”; and
c.	respective collective bargaining agreement or other applicable documentation shall provide a mechanism for the expeditious resolution of jurisdictional disputes;

provided, that the foregoing obligations shall not apply:

a.	if an applicable project labor agreement is in place;
b.	in relation to any emergency work that has to be started within 30 days; or
c.	if the number of commercially competitive bids received within 30 days of distribution of invitation to bid for such work is less than two (2).
4.	Throughout the Project, the Contractor and its subsidiaries, shall cause any operator, contractor or subcontractor engaged in any work at the Project to:
a.	recognize the right of such employees to be represented by a union as a collective bargaining representative; provided, that a majority of employees vote in favor of unionization;
b.	cooperate with such collective bargaining representative;
c.	not oppose employee’s efforts to organize or negotiate a collective bargaining agreement;
d.	maintain a position of neutrality amongst union organizations; and
e.	negotiate a collective bargaining agreement in a reasonably timely matter once such union is recognized.
5.

The Contractor and its subsidiaries shall use commercially reasonable efforts to cure any claimed violation of the Policy within a reasonable period of time upon receipt of notice from NTO. Without limiting any contractor or subcontractor’s obligations and covenants under any agreement, the Contractor shall, and shall cause all contractors and subcontractors to, use commercially reasonable efforts to cure any claimed violation of the Policy within a reasonable period of time upon receipt of notice from NTO. The parties shall cooperate in good faith to ensure compliance with this Policy.

6.	The Contractor agrees to provide to NTO:
a.	monthly man-hour totals for each major trade performing construction related to the construction phase of the Project; and

b.	a written detailed notice certifying to compliance with this Policy in the form provided by NTO, given no more than quarterly.

The Contractor shall cause each of its contractors and subcontractors to provide to the Contractor, for the Contractor to provide to NTO:

a.	monthly man-hour totals for each major trade performing construction related to the construction phase of the Project, to the extent applicable; and

(ii)a written detailed notice certifying to compliance with this Policy in the form provided by NTO, given no more than quarterly.

EXHIBIT G – FORM OF CONTRACTOR CERTIFICATION

In connection with that certain Master Concession and Developer Agreement (the “MCDA”) proposed to be entered into between JFK NTO, LLC, a Delaware limited liability company, and URW Airports JFK T1, LLC (the “Contractor”), the Contractor hereby certifies (this “Certification”) the following:

(a)Neither the Contractor nor any officer, director, other senior executive, lobbyist or other agent thereof has made any offers or agreements, or given or agreed to give anything of value or taken any other action with respect to any Port Authority Commissioner, officer or employee, or any public official, public appointee or public employee, political candidate, party or party official, or any person formerly in any such position, or immediate family member thereof, in each case in connection with obtaining the MCDA and which would constitute a breach of the code of ethics established by the Port Authority applicable to lessees and/or sublessees, contractors, furnishers of services or other Persons at the Airport (available at https://www.panynj.gov/corporate/en/government-ethics.html), nor does the Sublessee have any knowledge of any act on the part of any of the aforementioned persons which would constitute a breach of said ethical standards.

(b)The Contractor has not offered, promised or given, demanded or accepted, any improper inducement, directly or indirectly, to or from a Port Authority Commissioner, officer or employee, or any public official, public appointee or public employee, political candidate, party or party official, in connection with obtaining the MCDA.

(c)The MCDA (including all related exhibits, schedules and attachments thereto and all agreements and documents expressly referenced therein and executed in connection with the transactions expressly contemplated thereby) contain all of the promises, agreements, conditions, inducements and understandings of the Contractor relating to the subject matter therein, and there are no promises, agreements, conditions, understandings or inducements, oral or written, express or implied, by or for the benefit of the Contractor relating to such subject matter other than as expressly set forth therein or as may be expressly contained in any enforceable written agreements or instruments executed by and enforceable against the Contractor in connection with the transactions expressly contemplated by the MCDA. In connection with the MCDA, the Contractor has not relied on any statement, promise, solicitation, representation, warranty or agreement of any other party or of any other person on such other party’s behalf or otherwise, whether written or oral, express or implied, relating to the subject matter in the MCDA, and the Contractor is not aware to the best of its knowledge of any such statement, promise, solicitation, representation, warranty or agreement except those expressly contained in the MCDA.

This Certification shall be deemed to have been made by the Contractor as follows: if the Contractor is a corporation, this Certification shall be deemed to have been made not only with respect to the Contractor itself, but also with respect to each parent, affiliate, director and officer of the Contractor, as well as, to the best of the certifier’s knowledge and belief, each stockholder of the Contractor with an ownership interest in excess of 10%; if the Contractor is a partnership, this Certification shall be deemed to have been made not only with respect to the Contractor itself, but also with respect to each partner. Moreover, this Certification, if made by a corporation, shall be deemed to have been authorized by the Board of Directors of the corporation.

This Certification shall be deemed to have been made by the Contractor with full knowledge that it will become a part of the records of the Port Authority and that the Port Authority will rely on its truth and accuracy. In the event that the Port Authority should determine at any time prior or subsequent to the execution of the MCDA that the Contractor has falsely certified as to any material item in this Certification, or has not fully and accurately represented any circumstance with respect to any item in the foregoing certification required to be disclosed, the Port Authority may, in addition to any rights or remedies available to it at law or in equity, exercise any rights or remedies provided in the Lease Agreement, including, without limitation, Section 20(b)(3)(vi) of the Lease Agreement.

The Contractor is advised that knowingly providing a false certification or statement pursuant hereto may be the basis for prosecution for offering a false instrument for filing (see e.g., New York Penal Law, Section 175.30 et seq.).

The Contractor has caused its duly authorized representative to sign, in his/her capacity as an agent of the Contractor and not in his/her individual capacity, this Certification as of the date written below.

Dated:

URW Airports JFK T1, LLC

By:
Name:
Title:

EXHIBIT H

[**]

EXHIBIT I – REQUIRED DELIVERY CONDITION

The Operator shall deliver all units within the Premises set forth in Exhibit C as “White Box” spaces. These spaces will be delivered in a reasonably unencumbered condition at least 180 days (subject to coordination with Port Authority TCAP/TCRM process) prior to scheduled public opening of the respective public areas of the Terminal. This “White Box” general conditions are listed below:

●	Steel stud (light gauge), structural stud, or masonry framed walls with taped sheetrock to structure above and to include fire rating requirements at enclosing walls only where applicable.
●	Fire proofing on structural elements, including floor, beam, and column systems to meet NYC Building Code requirements.
●	No ceiling, wall, or floor finish will be provided. It is the responsibility of the Contractor to ensure that all commercial spaces within the Premises are provided with the finished floors that meet the requirement of the ADA slopes.
●	Fire Alarm devices per code.
●	Egress stairs only, no ornamental features to meet NYC Building Code
●	Plumbing stub ups
●	Mechanical, Electrical and Low voltage systems to support the space are to be brought up to the space and stubbed into a common demarcation zone described on the Design Drawings.
●	All code minimum utilities including lighting (footcandle requirements) and upright sprinklers.
●	All utilities to be stubbed to (above, below and/or adjacent as appropriate) to the “Utility Zone” determined by the Operator.

The “White Box” specific conditions are described below:

●	Exterior Walls (Non-Glazing): The interior side of exterior walls will be finished by the Operator as required to meet code requirements” AFF. The exterior walls shall extend from the floor to the metal deck above and shall be of similar nature to similar framed metal stud walls of non-concession space and include insulation and/or other required materials other than the sheetrock. The exterior of the wall shall be finished by the Operator.
●	Exterior Walls (Glazing): The interior of the glazing wall shall be finished by the Operator and provided in a similar condition to exterior glazing walls provided in other common areas in the building.
●	Demising - Concessions Premise to Concessions Premise: Operator shall furnish and install framed metal stud defining the area of each of the concessions’ units which shall extend from the floor to the metal deck above. Both sides of the demising wall shall remain open below 10’-0” AFF and receive finished drywall above 10’-0” AFF. Unless abutting a non-tenant space in which case drywall should be installed on the non-tenant side in accordance with the required life safety codes. Sheetrock will be installed by Operator in a condition where it can be easily removed if/as needed.

●	Soffit Above Concessions Located Below Level 3 (or similar condition): Operator shall ensure a continuous structural soffit along the public circulation corridors to predetermined height consistent with storefront criteria. (i.e., 12’-0” AFF). The soffit shall be of structural nature to support store closure system and reasonable storefront finishes such as glass, wood, and/or metal panels which will be provided by the Contractor or by its sublessees.
●	Structural “Box” and “Lid” Conditions: Operator shall ensure a structural “box” and “lid” for commercial spaces that reside in the larger volume of the building unless noted as a kiosk, “Pop-up” or other similar condition. Structure shall be made up of a structural steel frame with metal deck “lid” capable of supporting storefront and various MEP and other supporting components such as lighting, etc.
●	Storefront & Security Closure: This is to be installed in its entirety by the Contractor or by its sublessees, supported from base building structure.
●	HVAC: The Operator shall furnish and install ductwork, piping and any other components required of the base building system to a point at the commercial spaces. The Contractor or its sublessees, at their own cost and expenses, shall extend said HVAC lines and equipment within their Premises to complete install. The Operator shall provide roof curbs or platforms to receive all roof mounted equipment to be provided by the Contractor or its sublessees.
●	Electrical: The Operator shall furnish and install regular (non- emergency) electrical services to a meter bank or equivalent within 100 feet of premises. The Operator shall provide metering and any required current transformer (“CT”) cabinets for each individual commercial space adjacent to the respective panels. Operator shall furnish and install the distribution panel in the main electrical room with the breakers for each individual service as well as the conduit and conductors between the distribution panel in the electrical room and the meter banks / CT cabinets.
●	The Contractor or its sublessees shall provide all labor, materials, supplies and miscellaneous appurtenances necessary to extend the electrical system from the meter socket to each individual commercial space (not to exceed 100 feet) within the Operator’s provided conduit. Operator or its lessees shall extend said electric service to their lease premise to complete install.
●	The Operator shall provide a connection point to the base building emergency power system to be located within a reasonable distance from the commercial units within the Premises.
●	All temporary construction lighting for the Project to be provided by the Operator
●	Electrical Submetering: The Contractor or its sublessees shall furnish and install a digital (remote read and automatic billing feature) electrical submetering system for direct cost electrical service.
●	Communications / Telecom: The Operator shall furnish and install one (1) two-inch (2”) communications conduit per available communications service provider with pull strings from the nearest base building Telecom room to plywood backboards mounted adjacent to the nearest meter bank room where the respective sublessee’s electrical service is provided. The Operator is responsible for bringing communications connection(s) to said meter bank room.

●	The Contractor shall be responsible for furnishing all labor, materials supplies and miscellaneous appurtenances necessary to install telecom and data to the sublessee’s commercial spaces with the Operator’s provided conduit.
●	Fire Sprinkler System: The sprinkler systems shall be zoned per floor by the Operator and the design areas not to exceed 52,000 SF for Ordinary hazard and 40,000 SF for Extra Hazard (unless otherwise noted), with control valves and water flow switches provided for each zone. The zoning concept is determined by the maximum protection area per occupancy classification as per NFPA 13/2007. Also, the zoning shall follow architectural elements, particularly smoke control boundaries. The Operator will furnish and install a main line plus code minimum branching with upright heads, all further requirements are tenant responsibility. The supply main to each tenant space shall be provided with an electrically supervised water control valve. This is provided to reduce the impact to the terminal building sprinkler systems during the renovation of tenant spaces. Back-of-house and secure airline operations sprinkler systems zones shall be separate zones than the sprinkler systems protecting public areas. All sprinkler zones shall be coordinated with fire alarm notification, detection, smoke control, and mechanical.
●	The Contractor or its sublessees shall furnish and install a sprinkler system with 100% coverage of the Premises with connection to the Fire Command Center. The Contractor or its sublessees shall be responsible for the costs of the design, permitting and installation of a sprinkler system to provide 100% coverage of the commercial spaces. System shall include the area below the ceiling and any devices and equipment requiring sprinkler coverage installed by the Contractor or its sublessees above the ceiling.
●	Fire Alarm System: The Operator will provide fire alarm systems that meet all applicable code minimums. All panel and further upgrades are Contractor’s or its sublessees’ responsibility. The Operator shall furnish and install fire alarm devices consisting of an audio / visual alarm, pull station and smoke detector in each of the commercial spaces within the Premises and will test the same. Connection point(s) to the Fire Command Center will be provided by Operator within a reasonable distance from the Sublessee’s Premises. The Fire Command Center will monitor all fire alarm signals for the building sprinkler and fire alarm signals generated by Tenant devices, including duct detectors, and if required, manual fire alarm stations, and kitchen exhaust hood systems. The Operator shall furnish and install the Sublessees’ Terminal Cabinet for each individual concession unit and tie into the Fire Command Center.

The “White Box” specific conditions for Food and Beverage units and “Wet Retail” concessions units are described below:

●	Slab Condition: To allow for proper slope to floor drains, the Operator shall provide for a 1” offset (“sunken slab”) from base building floor finish and Sublessee’s unfinished floor/slab for any unit requiring a floor drain such as F&B units. The Operator will provide a termination strip for the adjacent 1” height differential in flooring material. It is the responsibility of the Contractor or its sublessees to ensure that the final finished floor meets the requirements of ADA slope.
●	Plumbing: Per the sample NTO Concessions Utility Requirements matrix, DB shall furnish and install water, sanitary sewer, and grease waste lines (heat traced and insulated as required) stubbed to each individual concession unit. Tenant shall continue any required heat tracing and insulation and extension of said water line from the lease line stubbed location to within their lease premise to complete install per the Tenant’s permit approved final construction plans.

●	Water Submetering: Contractor or its sublessees shall provide a digital (remote read) water sub-metering system of said plumbing services.
●	Grease Waste Plumbing: The Operator shall provide the primary grease waste filtration system to be located outside the commercial spaces within the Premises, piped to location below individual concession units that require it. Contractor or its sublessees shall provide secondary grease waste unit(s) (i.e., little dipper unit) if/as may be required per code.
●	Grease Exhaust: The Operator shall provide right-of-way for grease exhaust ducting to the roof and shall furnish and install all ductwork, piping, and any other components to provide a grease exhaust routed to the exterior of the building in coordination with the sublesees’ work. Contractor or its sublessees shall provide grease exhaust hood equipment, ansul system and equipment to be located outside of the building. Operator shall provide roof curbs or platforms to receive all sublessees roof mounted equipment as well as provide power conduit from commercial space in close proximity to said roof curb/platform for the grease exhaust connection.
●	Dishwasher Exhaust: At F&B locations identified to receive a dishwasher, the Operator shall provide a commercially sized welded stainless steel dishwasher exhaust duct to a connection point within the commercial unit.
●	Natural Gas: The Operator shall furnish and install natural gas piping to the individual concession unit that require it. The Operator shall provide flue to code compliant outside location. The Contractor or its sublessees shall provide a digital (remote read) gas sub-metering system of said gas services.

EXHIBIT J – [RESERVED]

EXHIBIT K – [RESERVED]

EXHIBIT L – [**]

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Concept	Unit	Input/Calculation	Notes
Period start	Date	01/01/2031
Period end	Date	31/01/2031

Inputs
Post Phase A commencement date	Date	01/05/2026
Post Phase B1 Commencement date	Date	01/04/2028
Post Phase B2 Commencement date	Date	01/10/2029
Applicable Phase	A/B1/B2	B2

CPI Index 1 (Period end vs. base 2019)	index	1,31
CPI Index 2 (Period end vs. 1st Jan 2026)	index	1,18
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Live hardstands Contribution	%	5,9%	=Hardstand Enplanements/Actual Enplaned passengers
Hardstand MAG Discount rate	%	25%	Assumes all hardstand traffic boarding time < 75min
Applicable Hardstand factor	%	98,5%	= 1-[Hardstand MAG Discount rate*Live hardstands contribution]
RPE	USD/Epax nominal	24,95	=Operator Gross Rents /Actual Enplaned Passengers
RPE	USD/Epax, 2019p	19,00	= RPE Nominal / CPI Index 1
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EXHIBIT M – FORM OF PARENT COMPANY PAYMENT GUARANTY

FORM OF PAYMENT GUARANTY AGREEMENT BY AND BETWEEN JFK NTO LLC AND
[GUARANTOR] COVERING THE MASTER CONCESSION DEVELOPER AGREEMENT AT
JOHN F. KENNEDY INTERNATIONAL AIRPORT – TERMINAL ONE

This GUARANTY AGREEMENT (this “Guaranty”) is made and entered into as of [          ], 2022 by and between JFK NTO LLC, a Delaware limited liability company (“NTO”), and [      ], a [      ]
(“Guarantor”).

The parties hereto, for and in consideration of the covenants and conditions hereinafter contained to be kept and performed, DO HEREBY AGREE AS FOLLOWS:

1.Guarantor unconditionally guaranties to NTO (i) payment of all payment and other monetary obligations of [URW Airports JFK T1, LLC, a Delaware limited liability company] (“Contractor”), under the Master Concession Developer Agreement, dated as of [         ], 2022, by and between NTO and Contractor (the “MCDA”), including but not limited to the prompt payment when due of the Concessions MAG (as defined in the MCDA) and all other amounts due and payable by Contractor to NTO under the MCDA, including all payment obligations arising under indemnities provided by Contractor under the MCDA and (ii) all fees, costs and expenses incurred by NTO in connection with enforcing its rights under this Guaranty and the MCDA Agreement (including without limitation all legal fees, costs, and expenses). Guarantor unconditionally covenants to NTO that if (a) a Contractor Event of Default (as defined in the MCDA) shall have occurred in respect of any payment or other monetary obligation of Contractor under the MCDA, and (b) notice of any such Contractor Event of Default shall have been given by NTO to Contractor and Contractor shall not have cured such default after the expiration of applicable notice and grace periods, if any, provided for in the MCDA (except that the foregoing clause (b) shall be inapplicable if Contractor shall be bankrupt or insolvent), then Guarantor shall pay (or cause to be paid) the Concessions MAG and all other amounts due and payable by Contractor to NTO under the MCDA, provided that, the foregoing notwithstanding, with respect to any payment due by the Contractor to NTO, if such amount is not paid when due, without giving effect to any grace or cure periods provided for under the MCDA and regardless of whether a Contractor Event of Default has occurred in respect thereof, Guarantor shall pay such unpaid amount within fifteen (15) days of the date on which the Guarantor actually receives NTO’s notice specifying the failure by the Operator to make such payment. This Guaranty is a guaranty of payment, not collection.

2.The liability and obligations of Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including, without limitation:

(a)any amendment, modification or extension of the MCDA or any covenant, including any change in scope of the MCDA;

(b)any extension of time for performance, whether in whole or in part, of any covenant given prior to or after default under the MCDA;

(c)any exchange, surrender or release, in whole or in part, of any security which may be held by NTO at any time for or under the MCDA;

(d)any waiver of or assertion or enforcement or failure or refusal to assert, collect or enforce, in whole or in part, any covenant, claim, cause of action, right or remedy which NTO may, at any time, have under the MCDA or with respect to any guaranty or any security which may be held by NTO at any time for or under the MCDA or with respect to Contractor;

(a)any lack of genuineness, validity, legality or enforceability, or the voidability of, all or any portion of the MCDA due to lack of authority or failure to duly execute;

(b)any act or thing or omission or delay to do any act or thing which (i) may in any manner or to any extent vary the risk of Guarantor or (ii) would otherwise operate as a discharge of Guarantor as a matter of law;

(c)any prepayments or partial payments under the MCDA and any payment in full satisfaction of less than all of the amounts due under the MCDA;

(d)the substitution or release of any other person from liability for the performance or observance of any covenant, whether by operation of law or otherwise;

(e)NTO’s consent to any assignment or subletting or the assignment or successive assignments of the MCDA by Contractor, or any subletting of the premises demised under the MCDA by Contractor;

(f)the failure to give Guarantor any notice whatsoever, other than any notice that NTO is required to give pursuant to this Guaranty;

(g)any right, power or privilege that NTO may now or hereafter have against Contractor or any collateral;

(h)any change to the corporate existence, structure, or ownership of Contractor or Guarantor;

(i)any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Contractor’s interest in the MCDA;

(j)any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or part of the interest or rights of NTO under the MCDA;

(k)any default by NTO or the Guarantor under this Guaranty; or

(l)the bankruptcy or insolvency of Contractor.

3.To charge Guarantor under this Guaranty no demand shall be required, Guarantor hereby expressly waiving any such demand. NTO shall have the right to enforce this Guaranty without pursuing any right or remedy of NTO against Contractor or any other party, or any security NTO may hold. NTO may commence any action or proceeding based upon this Guaranty directly against Guarantor without making Contractor or anyone else a party defendant in such action or proceeding. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Contractor and/or any other party or in separate actions, as often as NTO, in its sole discretion, may deem advisable.

4.This Guaranty shall be binding upon Guarantor and its heirs, successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of NTO or by any party to whom NTO’s interest in the MCDA or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guaranty reference is made to either NTO or Contractor, the same shall be deemed to refer also to the then successor or assign of NTO or Contractor.

5.Except to the extent this Section 5 is inconsistent with Section 13 herein, Guarantor hereby expressly waives and releases (a) notice of the acceptance of this Guaranty and notice of any change in Contractor’s financial condition; (b) the right to interpose any substantive or procedural defense of the law of guaranty, indemnification or suretyship, except the defenses of prior payment (whether before, during or after any applicable notice and grace periods) by Contractor (of the obligations which Guarantor is called upon to pay under this Guaranty); (c) all rights and remedies accorded by applicable law to guarantors or sureties, including, without limitation, any extension of time conferred by any law now or hereafter in effect; (d) the right to interpose any defense (except as allowed under (b) above), set off or counterclaim of any nature or description in any action or proceeding; and (e) any right or claim of right to cause a marshalling of Contractor’s assets or to cause NTO to proceed against Contractor and/or any collateral held by NTO at any time or in any particular order; provided that Guarantor does not waive or release any defenses set forth in Section 13.

6.Without limiting Guarantor’s obligations elsewhere under this Guaranty, if Contractor, or Contractor’s trustee, receiver or other officer with similar powers with respect to Contractor, rejects, disaffirms or otherwise terminates the MCDA pursuant to any bankruptcy, insolvency, reorganization, moratorium or any other law affecting creditors’ rights generally, Guarantor shall automatically be deemed to have assumed, from and after the date such rejection, disaffirmance or other termination of the MCDA is deemed effective, all payment and other monetary obligations of Contractor under the MCDA to the same extent as if Guarantor had been originally named instead of Contractor as a party to the MCDA and the MCDA had never been so rejected, disaffirmed or otherwise terminated and shall be entitled to all benefits of Contractor under the MCDA. Guarantor, upon such assumption, shall be obligated to pay such payment or other monetary obligation, and Guarantor shall be subject to any rights or remedies of NTO which may have theretofore accrued or which may thereafter accrue against Contractor on account of any payment default under the MCDA, notwithstanding that such defaults existed prior to the date Guarantor was deemed to have automatically assumed the Contractor’s payment or other monetary obligation under the MCDA or that such rights or remedies are unenforceable against Contractor by reason of such rejection, disaffirmance or other termination. Guarantor shall confirm such assumption at the request of NTO upon or after such rejection, disaffirmance or other termination, but the failure to do so shall not affect such assumption. Guarantor, upon the assumption of Contractor’s payment or other monetary obligation under the MCDA, shall have all of the rights of Contractor under the MCDA with respect thereto (to the extent permitted by law). Neither Guarantor’s obligation including but not limited to payment in accordance with this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of Contractor or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

7.This Guaranty and all rights, obligations and liabilities arising hereunder shall be construed according to the substantive laws of New York without reference to choice of law principles. Any legal action, suit or proceeding against Guarantor with respect to this Guaranty shall be brought in New York, New York.

8.Guarantor hereby waives any and all rights of subrogation (if any) which it may have against Contractor as a result of actions taken or amounts paid in connection with or relating to this Guaranty or to the MCDA. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when this Guaranty is in effect and all of the obligations hereunder shall not have been paid in full, such amount shall be held by Guarantor in trust for NTO and turned over to NTO in the exact form received by Guarantor, to be applied against the guaranteed obligations in accordance with the MCDA.

9.Guarantor represents and warrants to NTO that as of the date hereof:

(a)Guarantor is a [corporation] duly incorporated and validly existing under the laws of [☐].

(b)This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally, to moratorium laws from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)No action, suit or proceeding is pending or, to the best of Guarantor’s knowledge, threatened against Guarantor that would materially affect Guarantor’s ability to fully perform its obligations under this Guaranty.

10.If NTO shall be obligated by reason of any bankruptcy, insolvency or other legal proceeding to pay or repay to Contractor or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid by Contractor or Guarantor pursuant to the MCDA or this Guaranty, Guarantor shall reimburse NTO for any such payment or repayment and this Guaranty shall extend to the extent of such payment or repayment made by NTO, except to the extent, if any, that such payment or repayment is prohibited by law or that such payment or repayment constitutes merely a reimbursement of any overpayment. NTO shall not be required to litigate or otherwise dispute its obligation or make such payment or repayment if in good faith and on written advice of counsel reasonably acceptable to Guarantor NTO believes that such obligation exists.

11.The obligations of Guarantor under this Guaranty are independent of Contractor’s obligations under the MCDA, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Contractor or whether Contractor is joined in any such action or actions. Any one or more successive and/or concurrent actions may be brought against Guarantor either in the same action, if any, brought against Contractor or in separate actions, as often as NTO, in its sole discretion, may deem advisable.

12.All remedies afforded to NTO by reason of this Guaranty or the MCDA, or otherwise available at law or in equity, are separate and cumulative remedies, and it is stipulated that no one remedy, whether or not exercised by NTO, shall be deemed to be in exclusion of any other remedy available to NTO and shall not limit or prejudice any other legal or equitable remedy which NTO may have.

13.All defenses afforded to Contractor or Guarantor by reason of this Guaranty or the MCDA, or otherwise available to Contractor or Guarantor at law or in equity shall, unless waived under this Guaranty (including under Section 2), be available to Guarantor to the extent Contractor is or would have been entitled to the same defenses under the MCDA or at law or in equity.

14.If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances, or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.

15.All notices or documents authorized or required to be given pursuant hereto will be in writing, and will be delivered by the U.S. Postal Service hand or courier delivery or transmitted by electronic mail or other electronic means in accordance with the following:

To NTO:

JFK NTO, LLC

Gerrard P. Bushell
Chairman and CEO
30 Broad Street, 25th Floor
New York, NY 10004
Email: gbushell@onejfk.com

with a copy to:

JFK NTO LLC

30 Broad Street, 25th Floor
New York, NY 10004
Attention: Legal Department
Email: legal@onejfk.com

or to such other address as these parties may designate by written notice to Guarantor.

Written notices to Guarantor hereunder shall be sent and addressed to:

To Guarantor:

[Guarantor]
E-mail:
Attention:

with a copy to:

[__________]

Notices will be deemed received when actually received in the office of the addressee (or by the addressee if personally delivered) or, when delivery is refused, as shown on the receipt of the U.S. Postal Service, private carrier or other Person making the delivery. If mailed, notices will be deemed effective and served as of the date of the return of verification of delivery of certified or registered mailing of the notice, or one (1) day after deposit with a recognized express overnight mail or courier service. If delivered via electronic mail, notices will be deemed effective and served as of the date of the return of electronic receipt confirmation.

Either Party may change its address for notice by notifying the other Party with a notice in accordance with this Section 16.

16.No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by NTO and Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.This Guaranty shall be entered into in consideration of the execution of the MCDA.

18.This Guaranty shall continue in full force and effect and Guarantor’s obligations and liability hereunder shall continue notwithstanding the termination or earlier expiration of the MCDA until the date that the payment and any other monetary obligation of Contractor thereunder and guaranteed hereby have been fully paid, provided that this Guaranty shall be reduced and/or terminated in accordance with, and to the extent provided for in, Section 24.7 of the MCDA regardless of whether the obligations of Contractor thereunder and guaranteed hereby have been fully paid. This Guaranty shall inure to the benefit of and be enforceable by NTO and its successors as well as any mortgagee with interest in the Project.

19.This Guaranty may be executed in one or more counterparts, each of which will be deemed an original, and such counterparts will together constitute one and the same contract.

20.This Guaranty may be executed by the Parties and delivered by any electronic means and if so executed and delivered this Guaranty will be for all purposes as effective as if the Parties had executed and delivered an executed original of this Guaranty.

21.EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY CLAIM, CAUSE OF ACTION OR OTHER PROCEEDING IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED BY THIS GUARANTY.

22.This Guaranty and any claim, dispute or controversy arising out of, under or related to this Guaranty, the relationship of the Parties under this Guaranty, or the interpretation and enforcement of the rights and obligation of the Parties under this Guaranty will be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

23.Each Party agrees to submit, to the fullest extent permitted by Applicable Law, to the jurisdiction of any New York State court, the U.S. District Court for the Southern District of New York, in each case, sitting in the City and County of New York and any subsequent appellate court, for the settlement of any claim or dispute arising out of, under or related to this Guaranty or any transaction contemplated by this Guaranty. Each Party also waives, to the fullest extent permitted by Applicable Law, any objection that it may have now or in the future to the laying of venue in such courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Guaranty or any transaction contemplated by this Guaranty.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Guaranty as of the day and year first above written.

JFK NTO LLC

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

EXHIBIT N – FORM OF PARENT COMPANY PERFORMANCE GUARANTY

FORM OF PERFORMANCE GUARANTY AGREEMENT BY AND BETWEEN JFK NTO LLC
AND [GUARANTOR] COVERING THE MASTER CONCESSION DEVELOPER AGREEMENT
AT JOHN F. KENNEDY INTERNATIONAL AIRPORT – TERMINAL ONE

This GUARANTY AGREEMENT (this “Guaranty”) is made and entered into as of [ ], 2022 by and between JFK NTO LLC, a Delaware limited liability company (“NTO”), and [ ], a [ ]
(“Guarantor”).

The parties hereto, for and in consideration of the covenants and conditions hereinafter contained to be kept and performed, DO HEREBY AGREE AS FOLLOWS:

1.Guarantor unconditionally guaranties to NTO performance of all obligations other than payment and indemnification obligations of URW Airports JFK T1, LLC, a Delaware limited liability company (“Contractor”), under the Master Concession Developer Agreement, dated as of [ ], 2022, by and between NTO and Contractor (the “MCDA”) (the “Performance Obligations”. Guarantor unconditionally covenants to NTO that if (a) a Contractor Event of Default (as defined in the MCDA) shall have occurred in respect of any Performance Obligation of Contractor under the MCDA, and (b) notice of any such Contractor Event of Default shall have been given by NTO to Contractor and Contractor shall not have cured such default after the expiration of applicable notice and grace periods, if any, provided for in the MCDA (except that the foregoing clause (b) shall be inapplicable if Contractor shall be bankrupt or insolvent), then Guarantor shall well and truly perform (or cause to be performed) the Performance Obligations.

2.The liability and obligations of Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including, without limitation:

(a)any amendment, modification or extension of the MCDA or any covenant, including any change in scope of the MCDA;

(b)any extension of time for performance, whether in whole or in part, of any covenant given prior to or after default under the MCDA;

(c)any exchange, surrender or release, in whole or in part, of any security which may be held by NTO at any time for or under the MCDA;

(d)any waiver of or assertion or enforcement or failure or refusal to assert, collect or enforce, in whole or in part, any covenant, claim, cause of action, right or remedy which NTO may, at any time, have under the MCDA or with respect to any guaranty or any security which may be held by NTO at any time for or under the MCDA or with respect to Contractor;

(a)any lack of genuineness, validity, legality or enforceability, or the voidability of, all or any portion of the MCDA due to lack of authority or failure to duly execute;

(b)any act or thing or omission or delay to do any act or thing which (i) may in any manner or to any extent vary the risk of Guarantor or (ii) would otherwise operate as a discharge of Guarantor as a matter of law;

(c)any prepayments or partial payments under the MCDA and any payment in full satisfaction of less than all of the amounts due under the MCDA;

(d)the substitution or release of any other person from liability for the performance or observance of any covenant, whether by operation of law or otherwise;

(e)NTO’s consent to any assignment or subletting or the assignment or successive assignments of the MCDA by Contractor, or any subletting of the premises demised under the MCDA by Contractor;

(f)the failure to give Guarantor any notice whatsoever, other than any notice that NTO is required to give pursuant to this Guaranty;

(g)any right, power or privilege that NTO may now or hereafter have against Contractor or any collateral;

(h)any change to the corporate existence, structure, or ownership of Contractor or Guarantor;

(i)any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Contractor’s interest in the MCDA;

(j)any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or part of the interest or rights of NTO under the MCDA;

(k)any default by NTO or the Guarantor under this Guaranty; or

(l)the bankruptcy or insolvency of Contractor.

3.To charge Guarantor under this Guaranty no demand shall be required, Guarantor hereby expressly waiving any such demand. NTO shall have the right to enforce this Guaranty without pursuing any right or remedy of NTO against Contractor or any other party, or any security NTO may hold. NTO may commence any action or proceeding based upon this Guaranty directly against Guarantor without making Contractor or anyone else a party defendant in such action or proceeding. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Contractor and/or any other party or in separate actions, as often as NTO, in its sole discretion, may deem advisable.

4.This Guaranty shall be binding upon Guarantor and its heirs, successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of NTO or by any party to whom NTO’s interest in the MCDA or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guaranty reference is made to either NTO or Contractor, the same shall be deemed to refer also to the then successor or assign of NTO or Contractor.

5.Except to the extent this Section 5 is inconsistent with Section 13 herein, Guarantor hereby expressly waives and releases (a) notice of the acceptance of this Guaranty and notice of any change in Contractor’s financial condition; (b) the right to interpose any substantive or procedural defense of the law of guaranty, indemnification or suretyship, except the defenses of prior performance (whether before, during or after any applicable notice and grace periods) by Contractor (of the obligations which Guarantor is called upon to perform under this Guaranty); (c) all rights and remedies accorded by applicable law to guarantors or sureties, including, without limitation, any extension of time conferred by any law now or hereafter in effect; (d) the right to interpose any defense (except as allowed under (b) above), set off or counterclaim of any nature or description in any action or proceeding; and (e) any right or claim of right to cause a marshalling of Contractor’s assets or to cause NTO to proceed against Contractor and/or any collateral held by NTO at any time or in any particular order; provided that Guarantor does not waive or release any defenses set forth in Section 13.

6.Without limiting Guarantor’s obligations elsewhere under this Guaranty, if Contractor, or Contractor’s trustee, receiver or other officer with similar powers with respect to Contractor, rejects, disaffirms or otherwise terminates the MCDA pursuant to any bankruptcy, insolvency, reorganization, moratorium or any other law affecting creditors’ rights generally, Guarantor shall automatically be deemed to have assumed, from and after the date such rejection, disaffirmance or other termination of the MCDA is deemed effective, all Performance Obligations of Contractor under the MCDA to the same extent as if Guarantor had been originally named instead of Contractor as a party to the MCDA and the MCDA had never been so rejected, disaffirmed or otherwise terminated and shall be entitled to all benefits of Contractor under the MCDA. Guarantor, upon such assumption, shall be obligated to perform and observe all of the Performance Obligations whether theretofore accrued or thereafter accruing, and Guarantor shall be subject to any rights or remedies of NTO which may have theretofore accrued or which may thereafter accrue against Contractor on account of any default under the MCDA with respect to the Performance Obligations, notwithstanding that such defaults existed prior to the date Guarantor was deemed to have automatically assumed the Performance Obligations under the MCDA or that such rights or remedies are unenforceable against Contractor by reason of such rejection, disaffirmance or other termination, provided that Guarantor shall have a reasonable time after such assumption to cure non-monetary defaults existing as of the date of such assumption. Guarantor shall confirm such assumption at the request of NTO upon or after such rejection, disaffirmance or other termination, but the failure to do so shall not affect such assumption. Guarantor, upon the assumption of the Performance Obligations under the MCDA, shall have all of the rights of Contractor under the MCDA with respect thereto (to the extent permitted by law). Neither Guarantor’s obligation including but not limited to performance in accordance with this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of Contractor or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

7.This Guaranty and all rights, obligations and liabilities arising hereunder shall be construed according to the substantive laws of New York without reference to choice of law principles. Any legal action, suit or proceeding against Guarantor with respect to this Guaranty shall be brought in New York, New York.

8.Guarantor hereby waives any and all rights of subrogation (if any) which it may have against Contractor as a result of actions taken or amounts paid in connection with or relating to this Guaranty or to the MCDA. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when this Guaranty is in effect and all of the obligations hereunder shall not have been performed in full, such amount shall be held by Guarantor in trust for NTO and turned over to NTO in the exact form received by Guarantor, to be applied against the guaranteed obligations in accordance with the MCDA.

9.Guarantor represents and warrants to NTO that as of the date hereof:

(a)Guarantor is a [corporation] duly incorporated and validly existing under the laws of [☐].

(b)This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally, to moratorium laws from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)No action, suit or proceeding is pending or, to the best of Guarantor’s knowledge, threatened against Guarantor that would materially affect Guarantor’s ability to fully perform its obligations under this Guaranty.

10.[Reserved].

11.The obligations of Guarantor under this Guaranty are independent of Contractor’s obligations under the MCDA, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Contractor or whether Contractor is joined in any such action or actions. Any one or more successive and/or concurrent actions may be brought against Guarantor either in the same action, if any, brought against Contractor or in separate actions, as often as NTO, in its sole discretion, may deem advisable.

12.All remedies afforded to NTO by reason of this Guaranty or the MCDA, or otherwise available at law or in equity, are separate and cumulative remedies, and it is stipulated that no one remedy, whether or not exercised by NTO, shall be deemed to be in exclusion of any other remedy available to NTO and shall not limit or prejudice any other legal or equitable remedy which NTO may have.

13.All defenses afforded to Contractor or Guarantor by reason of this Guaranty or the MCDA, or otherwise available to Contractor or Guarantor at law or in equity shall, unless waived under this Guaranty (including under Section 2), be available to Guarantor to the extent Contractor is or would have been entitled to the same defenses under the MCDA or at law or in equity.

14.If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances, or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.

15.All notices or documents authorized or required to be given pursuant hereto will be in writing, and will be delivered by the U.S. Postal Service hand or courier delivery or transmitted by electronic mail or other electronic means in accordance with the following:

To NTO:

JFK NTO, LLC
Gerrard P. Bushell
Chairman and CEO
30 Broad Street, 25th Floor

New York, NY 10004
Email: gbushell@onejfk.com

with a copy to:

JFK NTO LLC
30 Broad Street, 25th Floor
New York, NY 10004
Attention: Legal Department
Email: legal@onejfk.com
or to such other address as these parties may designate by written notice to Guarantor.
Written notices to Guarantor hereunder shall be sent and addressed to:

To Guarantor:

[Guarantor]
E-mail:
Attention:

with a copy to:

[__________]

Notices will be deemed received when actually received in the office of the addressee (or by the addressee if personally delivered) or, when delivery is refused, as shown on the receipt of the U.S. Postal Service, private carrier or other Person making the delivery. If mailed, notices will be deemed effective and served as of the date of the return of verification of delivery of certified or registered mailing of the notice, or one (1) day after deposit with a recognized express overnight mail or courier service. If delivered via electronic mail, notices will be deemed effective and served as of the date of the return of electronic receipt confirmation.

Either Party may change its address for notice by notifying the other Party with a notice in accordance with this Section 16.

16.No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by NTO and Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.This Guaranty shall be entered into in consideration of the execution of the MCDA.

18.This Guaranty shall continue in full force and effect and Guarantor’s obligations and liability hereunder shall continue notwithstanding the termination or earlier expiration of the MCDA until the date that the Performance Obligations of Contractor thereunder and guaranteed hereby have been fully performed, provided that this Guaranty shall be reduced and/or terminated in accordance with, and to the extent provided for in, Section 24.7 of the MCDA regardless of whether the Performance Obligations of

Contractor thereunder and guaranteed hereby have been fully performed. This Guaranty shall inure to the benefit of and be enforceable by NTO and its successors as well as any mortgagee with interest in the Project.

19.This Guaranty may be executed in one or more counterparts, each of which will be deemed an original, and such counterparts will together constitute one and the same contract.

20.This Guaranty may be executed by the Parties and delivered by any electronic means and if so executed and delivered this Guaranty will be for all purposes as effective as if the Parties had executed and delivered an executed original of this Guaranty.

21.EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY CLAIM, CAUSE OF ACTION OR OTHER PROCEEDING IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED BY THIS GUARANTY.

22.This Guaranty and any claim, dispute or controversy arising out of, under or related to this Guaranty, the relationship of the Parties under this Guaranty, or the interpretation and enforcement of the rights and obligation of the Parties under this Guaranty will be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

23.Each Party agrees to submit, to the fullest extent permitted by Applicable Law, to the jurisdiction of any New York State court, the U.S. District Court for the Southern District of New York, in each case, sitting in the City and County of New York and any subsequent appellate court, for the settlement of any claim or dispute arising out of, under or related to this Guaranty or any transaction contemplated by this Guaranty. Each Party also waives, to the fullest extent permitted by Applicable Law, any objection that it may have now or in the future to the laying of venue in such courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Guaranty or any transaction contemplated by this Guaranty.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Guaranty as of the day and year first above written.

JFK NTO LLC

By:
Name:
Title:

[Guarantor]

By:
Name:
Title:

EXHIBIT O – FORM OF CONCESSION SUBLEASE

JFK International Airport
Jamaica, New York 11430

TERMINAL ONE

CONCESSION SUBLEASE AGREEMENT1

by and between

[•]2

and

[CONCESSIONAIRE]

Dated as of [•]

[1]	Note to Form: Use separate short form for short-term deals / merchandising units.
[2]	Note to Form: So long as URW Airports JFK T1, LLC (“URW”) is the concessions manager under the Management Concessions Development Agreement, URW, otherwise JFK NTO LLC.

TABLE OF CONTENTS

(continued)

SCHEDULE 1
Definitions	21
SCHEDULE 2
General Conditions	29
SCHEDULE 3
Additional Mandatory Sublease Provisions	43
SCHEDULE 4
Required Disclosures	57
SCHEDULE 5
Common Use Space	58
EXHIBIT 1
Form of Concessionaire Certification	59
EXHIBIT 2
Concessionaire Designated Premise	61
EXHIBIT 3
F&B Standards	62
EXHIBIT 4
Airport Concession Disadvantaged Business Enterprise (ACDBE) Participation	63
EXHIBIT 5
Refurbishment Cycle	64
EXHIBIT 6
Form of Letter of Credit	65
EXHIBIT 7
Evidence of Signed Labor Peace Agreement	72
EXHIBIT 8
Letter in Lieu of Exhibit 7	73

CONCESSION SUBLEASE AGREEMENT

TERMINAL ONE – JFK INTERNATIONAL AIRPORT

This CONCESSION SUBLEASE AGREEMENT, is made and entered as of [●], by and between URW Airports JFK T1, LLC3 (the [“Concessions Manager”]/[“Terminal Operator”])4 a Delaware limited liability company, and [●] (the “Concessionaire”), a [●] organized under the laws of [●].

RECITALS

WHEREAS, the Port Authority of New York and New Jersey, a body corporate and politic, established by compact between the States of New Jersey and New York with the consent of the Congress of the United States of America, and having an office at 4 World Trade Center, 150 Greenwich Street, 19th Floor, New York, New York 10007, in the Borough of Manhattan, City, County and State of New York (the “Port Authority”), and [JFK NTO LLC (the “Master Lessee”)]5 are parties to lease number [●], made effective as of [●], as amended, revised, supplemented or otherwise modified from time to time (the “Lease Agreement”).

[WHEREAS, the Concessions Manager and the Master Lessee are parties to that certain master concession developer agreement dated as of [●] (the “MCDA”) pursuant to which the Master Lessee engaged the Concessions Manager to exclusively plan, develop, design, directly sublease from the Master Lessee and sub-sublease to Concession Sublessees (on behalf of the Master Lessee) and manage the Concessions Program, including food and beverage, retail, duty free services, foreign exchange and certain other commercial services and amenities at the Terminal, other than any commercial service or amenity constituting a Reserved Use.]6

WHEREAS, the Port Authority consented to the MCDA as evidenced by that certain [Consent to Sublease], dated as of [●], among the Port Authority, Concessions Manager and the Master Lessee (“Master Consent”), and this Agreement is subject to the aforesaid Master Consent, the Lease Agreement and the Basic Lease.

WHEREAS, the Concessionaire desires to design and construct the Premises (as hereinafter defined) and operate [retail/food and beverage/other type] concessions in Terminal One (the “Terminal”) at the John F. Kennedy International Airport (the “Airport”) located in New York, New York in accordance with the terms and conditions of this Agreement.

WHEREAS, as a condition precedent to the effectiveness of this Agreement, the Concessionaire will enter into concurrently herewith, the prior executed Consent to Sublease (the “Consent to Sublease”) with the Port Authority, as required hereunder and under the Lease Agreement, authorizing the Concessionaire to operate [retail/food and beverage/other type] concessions in the Premises as described hereunder.

AGREEMENT

3 Note to Form: So long as URW is the Concessions’ manager under the Management Concessions Development Agreement, [URW], otherwise the JFK NTO LLC.

4 Note to Form: Change to “Terminal Operator” throughout if JFK NTO LLC is the sublessor.

5 Note to Form: Include as applicable.

6 Note to Form: Include if applicable, to the extent URW is the Concessions Manager.

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

BASIC PROVISIONS

1.1Basic Provisions The following abstract of basic provisions is for convenience only and should not be solely relied upon without full and complete reference to the relevant provisions of this Agreement:

(a)	CONCESSIONAIRE NAME:	[●]

(b)	ADDRESS FOR NOTICES:	[●]

(c)	TERM:	[●] years

(d)	SCHEDULED EXPIRATION DATE:	[●]

(e)	RENT AND OTHER FEES:	[●]

(f)	SECURITY DEPOSIT: The sum of $[●] in the form of cash or letter of credit.

1.2Structure of Agreement This Agreement consists of Article 1 to Article 5, the definitions and interpretation provisions set out in in Schedule 1, the general conditions set out in Article 6 to Article 10 of Schedule 2, the additional mandatory provisions set out in Schedule 3 and the remaining Schedules and the Exhibits.

ARTICLE 2

TERM; REPRESENTATIONS

2.1Term

(a)The term of this Agreement shall commence on [Phase A DBO, as notified to the Concessionaire by the [Concessions Manager]/[Master Lessee] at least [thirty (30) days] prior to such date]/[other date] (the “Commencement Date”) and expire on the earlier of (i) 11:59 p.m. Eastern Standard Time on the date which is the [●] anniversary of the Commencement Date, or (ii) the date that is one (1) day prior to the expiration or earlier of termination of the Lease Agreement (the “Expiration Date”), or on such earlier date as specified in Article 7 of Schedule 2 (the “Term”).

(b)This Agreement shall terminate and expire as to the Concessionaire’s right hereunder to use and occupy the Premises, without notice to the Concessionaire, on the day preceding the Expiration Date; on such earlier date as the [Concessions Manager]/[Master Lessee] and the Concessionaire may agree upon; or on the effective date of any revocation of the Port Authority’s consent to this Agreement, if any; provided, however, to the extent not prohibited by Applicable Law, this Agreement shall not terminate or expire in connection with any assignment or foreclosure of the Lease Agreement, or execution of a New Agreement, in accordance with Section 83 (Project Financing) of the Lease Agreement.

(c)The Concessionaire acknowledges and agrees that it shall not be entitled to the right to use the Common Use Space in accordance with the terms and conditions set forth herein and notwithstanding anything to the contrary in this Agreement, until the Effective Date. Neither the Concessions Manager nor the Master Lessee shall be subject to any liability for failure to give the right to use the Common Use Space until the Effective Date.

2.2Conditions to the Effective Date The Effective Date of this Agreement shall be conditioned upon each of the following having been satisfied in full:

(a)the delivery of a fully executed Consent to Sublease entered into with the Port Authority in form and substance acceptable to the Port Authority; and

(b)no later than twenty (20) days prior to the Effective Date, the Concessionaire shall have delivered to the Concessions Manager, and the Concessions Manager shall have provided to the Port Authority (with a copy to the Port Authority’s Chief Procurement Officer and General Counsel), the written certifications signed by an authorized officer of the Concessionaire in the form attached as Exhibit 1 (Form of Concessionaire Certification) hereto. The Concessionaire acknowledges and agrees that if the Concessionaire is unable to provide such certifications in a timely manner, or if the Port Authority, after disclosing known relevant facts and information to the Concessions Manager, reasonably determines based on conclusive evidence known to it at the time, that the Concessionaire’s certifications are not accurate, the Port Authority shall have the right to disapprove and cancel this Agreement or if the Port Authority’s conclusion is reached after this Agreement has been executed and takes effect, the Port Authority shall have the right to terminate this Agreement effective immediately upon notice to the Concessionaire and the Concessions Manager; provided that the Port Authority has delivered such termination notice to the Concessionaire and the Concessions Manager within thirty (30) days after the date of execution of this Agreement, it being acknowledged and agreed that the absence of a response from the Port Authority shall not be interpreted as a waiver of the Port Authority’s right to terminate this Agreement. The Port Authority may also conduct an investigation, make inquiries, undergo a vendor integrity check, require a mitigation plan acceptable to the Port Authority or commence any legal action or proceeding, as the Port Authority deems necessary or appropriate, for purposes of verifying compliance with the applicable certifications.

2.3Compliance with Lease Agreement

(a)General This Agreement shall be subject and subordinate to all of the terms, covenants, conditions and provisions of the Lease Agreement and the Basic Lease and to any interest superior to that of the Port Authority, and in each case, to the rights and obligations of the Port Authority thereunder.

(b)Compliance with the Lease Agreement Without limiting the application of any requirements more specifically described in this Agreement and notwithstanding the specification of similar or more limited requirements in this Agreement, the Concessionaire shall be bound by and subject to all the terms and provisions of the Lease Agreement applicable to the Master Lessee, with respect to the Concessionaire’s occupancy and use of the Premises or any portion thereof, and the Concessionaire’s operations and activities at the Airport, including without limitation the obligations of the Concessions Manager and Master Lessee under the Lease Agreement with respect to compliance with all Applicable Laws, Applicable Standards, the conduct of prohibited activities and operations, rights of entry and nondiscrimination and restrictions upon subleasing, in each case to the extent applicable to the Concessionaire’s operations and activities at the Airport. Except as expressly permitted under and in accordance with the provisions of Section 20, as applicable, of the Lease Agreement, this Agreement may not be modified, discharged, extended, restated or renewed without the prior written consent of the Port Authority.

(c)Lease Provisions Incorporated into this Agreement Without limiting 2.3(b) above or any other provision of this Agreement and notwithstanding anything more specific than the Lease Agreement or otherwise contrary to the Lease Agreement herein, the following sections of the Lease Agreement are hereby incorporated into this Agreement mutatis mutandis, and the Concessionaire is bound hereunder as if the Concessionaire were the Master Lessee under the Lease Agreement: Section 10(c) (No Interference with Systems); Section 10(d) (Safety Violations); Section 10(e) (Obstacles); Section 10(g) (Automotive Operation); Section 10(h) (Floor Overload); Section 10(j) (Use of Structural Members); Section 45 (Force Majeure) Section 54 (Right to Perform the Lessee’s Obligations) and Section 57 (Environmental Obligations). Without limiting the foregoing obligations under the Lease Agreement, the Concessionaire agrees to the matters set forth in Schedule 3 (Additional Mandatory Sublease Provisions) which forms part of this Agreement.

(d)Survival. The Concessionaire’s obligation to comply with the Lease Agreement in accordance with this Section 2.3 shall survive the expiration or earlier termination of this Agreement with respect to obligations arising or accrued prior to such expiration or termination.

ARTICLE 3

GRANT OF RIGHTS, USES AND PRIVILEGES

3.1Premises

(a)The areas to be made available by the Concessions Manager to the Concessionaire for the operation of the [retail/food and beverage/other type] concession is to be located in [●] of the Terminal as depicted on Exhibit 2 (Concessionaire Designated Premise), attached hereto (the “Premises”).

(b)The Concessionaire and its designated agents may enter the Premises after the Effective Date and prior to the Commencement Date, with prior written consent of the Concessions Manager, which shall not be unreasonably withheld, for the purpose of designing and constructing the Premises provided that the Concessionaire has the required insurance coverage as set forth in Article 6(4) of Schedule 2.

(c)The Master Lessee shall, at its sole cost and expense and not chargeable, directly or indirectly, to the Concessions Manager or the Concessionaire, build out the rough space of the Premises and install the basic infrastructure and equipment for the supply of necessary Utilities to the Premises and shall be required to provide fire alarm, fire protection, means for heating, cooling, outside air duct, [exhaust air duct for commercial cooking,] and space separation between occupied and construction sites, in each case, in accordance with the terms and conditions of the Lease Agreement.

(d)The Master Lessee shall, at its sole cost and expense and not chargeable, directly or indirectly, to the Concessions Manager or the Concessionaire, bring to the perimeter of the Premises such pipes, wires and conduits for the supply of electricity, water, natural gas and other Utilities necessary and appropriate in connection with the operations of the Concessionaire and shall provide said Utilities to the Concessionaire, in each case, in accordance with the terms and conditions of the Lease Agreement.

3.2Equipment

(a)Subject to availability and upon [●] days prior written request, the Master Lessee shall use reasonable efforts to provide adequate storage space and related facilities in the Terminal as are necessary or appropriate for each Concessionaire to operate its business on the Premises, subject to rental payments by the Concessionaire charged by the Master Lessee, in accordance with the terms and conditions of the Lease Agreement.

(b)The Concessionaire shall furnish and install at its own expense all necessary fixtures, stands, counters, equipment and other personal property required in connection with its business and all work necessary or required to finish the Premises, including the finishing of the floors and ceilings from the structural slab and the walls from the rough partitions.

(c)The Concessionaire shall provide at least one cash register or other location within its Premises where customers shall have the right to pay for purchases of goods and/or services in the form of cash. For the avoidance of doubt, each and every food court at the premises operated by the Concessionaire shall have at least one cash register or other location where customers shall have the right to pay for purchases of goods and/or services in the form of cash.

(d)The Concessionaire shall install and use such cash registers, sales slips, invoicing machines and any other equipment and devices, including without limitation computerized record-keeping systems, for recording orders taken, or services rendered, as may be appropriate to the Concessionaire’s business and necessary or prudent to keep accurate books and records, and without limiting the generality of the foregoing, for any activity involving cash sales, install and use cash registers or other electronic cash control equipment that provides for non-resettable totals. At the request of the Concessions Manager, the Concessionaire shall integrate into the Concessions Manager’s unified point of sale system.

(e)The Concessionaire shall permit, during ordinary business hours, the inspection by the officers, employees and representatives of the Port Authority and those of the Concessions Manager of any equipment used by the Concessionaire, including but not limited to cash registers and recording tapes.

3.3Common Use Space

(a)The Concessions Manager hereby grants for the Concessionaire to use, in common with others having such right, the [waiting rooms, halls, rest rooms and other facilities] in the Terminal for the Concessionaire’s employees, patrons, guests and invitees; and Concessionaire, in common with others having such rights, shall have the full and unrestricted normal right of access and ingress to and egress from the Terminal and Premises for the Concessionaire’s employees, patrons, guests, invitees, suppliers of materials and furnishers of services both for themselves and for their equipment, vehicles and other property, as reasonably necessary and appropriate for the Concessionaire’s operations at the Terminal, but excluding space leased to other concessionaires, service providers or vendors and government agencies (collectively, the “Common Use Space”) for all uses permitted under the terms hereof; provided, however, such rights of access and egress shall be subject nevertheless to the Port Authority’s security-related and good order requirements at the Airport and the Lease Agreement generally.

(b)The Concessions Manager shall maintain a policy of providing open access to the Premises and achieving a balanced utilization of Airport facilities. The Concessions Manager shall retain under its exclusive possession and control all facilities at the Premises for common use by the Concessionaire in accordance with this Agreement.

(c)The Concessionaire shall be required to follow the rules and guidelines governing the use of and operation at the Common Use Space generally, as administered by the Concessions Manager.

3.4Permitted Uses

(a)The Premises shall be used by the Concessionaire only for the purpose of operating [retail/food and beverage/other type] concessions as approved by the Concessions Manager. Insofar as this Agreement grants, permits or contemplates the use of space or facilities or the doing of any other act or thing at the Terminal by the Concessionaire, such use or the doing of such act or thing is to be in connection with the operation of Concessionaire’s business as herein described.

(b)The Concessionaire shall be prohibited from performing any activity or services at the Airport for which the Port Authority requires the issuance of a Port Authority permit providing for payment of fees to the Port Authority unless the Concessionaire obtains such a Port Authority-issued permit if so required by and consistent with Applicable Law, Applicable Standards and/or Port Authority policy and pays such fees thereunder. If the Concessionaire performs any such activity or services at the Airport without, or prior to, obtaining a Port Authority-issued permit in contravention of this 3.4(b), and without limiting any of the Port Authority’s rights as a result thereof, the Concessionaire shall pay any such fees due and payable to the Port Authority pursuant to such permit for any activity or services at the Airport performed without, or prior to, obtaining such permit; provided that payment of such fees shall not absolve the Concessionaire from the obligation to diligently take any and all action necessary to obtain such Port Authority-issued permit or to cease its permit-required activities immediately upon being advised that such a Port Authority permit shall not be granted.

(c)The Concessionaire may make arrangements for the performance of services and functions only by organizations at the Airport authorized by lease, permit, contract or other Port Authority agreement to perform such services or functions.

(d)The Concessionaire shall be required to follow the rules and guidelines governing the use of and operation at the Common Use Space and Terminal, as administered by the Concessions Manager with respect to the Premises governed by the MCDA and set forth in the Rules and Regulations as issued from time to time pursuant to the Lease Agreement.

3.5Operating Standards The Concessionaire shall:

(a)not take any action, or omit to take any action, which would result in a breach of the Lease Agreement;

(b)observe and obey all rules and regulations governing the conduct and operation of the Terminal and the Airport, as set forth in the Rules and Regulations;

(c)use its best efforts in every proper manner to maintain, develop and increase the business conducted by it under this Agreement;

(d)not divert, or cause or allow to be diverted, any business from the Premises or the Airport;

(e)furnish good, prompt and efficient service hereunder, adequate to meet all demands therefor at the Premises; furnish said service on a fair, equal and non-discriminatory basis to all users thereof; and charge fair, reasonable and non-discriminatory prices for each unit of sale or service, provided that the Concessionaire may make reasonable and non-discriminatory discounts, rebates or other similar types of price reductions to volume purchasers;

(f)comply with “Street Pricing” policy, in accordance with the terms of 3.8;

(g)promptly observe, comply with and execute the provisions of any and all present and future governmental laws, rules, regulations, requirements, orders and directions which may pertain and apply to its operations or the use and occupancy of the Premises;

(h)procure and maintain insurance consistent with requirements set forth under Article 6(4)  of Schedule 2 and, if the insurance requirements set forth in the Consent to Sublease are different, then whichever constitutes the broader or more comprehensive insurance requirements shall control;

(i)comply with the Minimum Wage Policy and implementing rule in accordance with the terms set forth in paragraph 20 of Schedule 3;

(j)if the Concessionaire is permitted under this Agreement to sell food and/or beverages, it shall, in connection with any preparation, packaging, handling, storage, delivery and dispensing of such food and/or beverages, comply with the provisions set forth on Exhibit 3 (F&B Standards);

(k)take all actions as reasonably necessary to promote labor harmony in accordance with the terms set forth in paragraph 21 of Schedule 3;

(l)if requested by the Port Authority, Master Lessee or the Concessions Manager, cooperate with the Office of the Inspector General of the Port Authority;

(m)not use the Premises for lodgings or sleeping purposes or for any immoral purposes;

(n)conduct its business in the Premises in a commercially reasonable manner so as to maximize Concessionaire’s revenues in accordance with best industry practices and standards observed generally by first-class business enterprises of regional or national scope which operate at other major airports; and

(o)promptly, at the Concessionaire’s cost and expense, at the time or times when and to the extent that the Port Authority may direct, comply with any orders or recommendations or suggestions in written form made by the Administrator of the FAA, TSA or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority in connection with federal airport aid.

3.6Refurbishment Cycle

The Concessionaire shall adhere to the refurbishment cycle as set forth on Exhibit 5 (Refurbishment Cycle) hereto and shall make such reinvestments as required therein.

3.7Required Hours of Operation

The Concessionaire shall open for business and provide concession services to the general public as provided below:

(a)[if the Concessionaire is in the business of providing retail food and beverage service, during the hours commencing no later than one hour prior to the first scheduled aircraft departure from the Terminal and continuing until at least the completion of boarding for the last actual departure from the Terminal of a flight scheduled for departure therefrom the same day;]

(b)[if the Concessionaire is in the business of providing retail news and gifts, during the hours commencing no later than one hour prior to the first scheduled aircraft departure from the Terminal and continuing until at least the completion of boarding for the last actual departure from the Terminal of a flight scheduled for departure therefrom the same day; and]

(c)[if the Concessionaire is in the business of providing [**] during the hours commencing no later than one hour prior to the first scheduled aircraft departure from the Terminal and continuing at least until the later of (i) the completion of boarding for the last actual departure from the Terminal of a flight scheduled for departure therefrom the same day and (ii) one hour after the last actual arrival at the Terminal of a flight scheduled for arrival at the Terminal the same day.]

3.8Street Pricing Policy

(a)The Concessionaire in its operations pursuant to this Agreement shall not charge prices to its customers in excess of 110% of “Street Prices,” defined as follows:

(i)if the Concessionaire conducts a similar business in off-airport location(s) in the Greater New York City-Northern New Jersey Metropolitan Area (the “Metro Area”), “Street Prices” shall mean the price regularly charged by the Concessionaire for the same or similar item in the Metro Area;

(ii)if the Concessionaire does not conduct a similar business in off-airport location(s) in the Metro Area, “Street Prices” shall mean the average price regularly charged in the Metro Area by similar retailers for the same or similar item;

(iii)if neither the Concessionaire nor other similar retailers sell a particular item in the Metro Area, “Street Prices” shall mean the price regularly charged by the Concessionaire or similar retailers for the same or similar item in any other geographic area, with a reasonable adjustment for any cost-of-living variance between such area and the Metro Area; and

(iv)if the Concessionaire is in the business of selling duty-free goods, “Street Prices” shall mean the price regularly charged by the Concessionaire or other similar concession operator for the same or similar duty-free item at other major airports serving large urban areas in the United States of America, not including the Port Authority airports.

(b)If the Concessionaire offers food and beverage products, it shall comply with the Port Authority’s Value for Money Options Program as further defined in Airport Rules & Regulations, General Manager’s Bulletins and the Customer Service Standards Manual.

(c)The Concessionaire shall implement its Street Prices program in compliance with Airport Rules & Regulations, General Manager’s Bulletins and the Customer Service Standards Manual, including, the postage of signage regarding the Street Prices program and the provision of point-of-sale data in accordance with the guidelines issued by the Port Authority. The Concessionaire (and each relevant Concession Sublessee) shall submit to the Concessions Manager to submit to the Port Authority, from time to time in accordance with the guidelines issued by the Port Authority, an annual (or other periodic) pricing report demonstrating compliance by such reporting entity with the aforementioned “Street Pricing” policy, as such policy may be amended from time to time. For purposes of establishing the Street Price of an item, any difference in the size or quality of a product or service shall constitute a basis for a price differential.

(d)Street Pricing Violations:

(i)Violation Notices

(i)The Concessions Manager shall (acting directly or at the direction of the Master Lessee) provide written notice (a “Concessions Manager Notice of Street Pricing Violation”) to the Concessionaire if the Concessions Manager finds any areas of non-compliance with the “Street Pricing” policy during periodic price reviews, which may include spot-checks.

(ii)The Port Authority shall provide written notice (a “Port Authority Notice of Street Pricing Violation”) to the Concessionaire, the Master Lessee and the Concessions Manager, if the Port Authority finds any areas of non-compliance with the “Street Pricing” policy during periodic price reviews, which may include spot-checks by Port Authority staff or contractors.

(iii)For purposes hereof, non-compliance with the “Street Pricing” policy may be in the form of failure to submit required forms and information for approval, failure to maintain required signage, and charging prices that are not in compliance with the “Street Pricing” policy.

(ii)The Concessionaire shall (x) correct any areas of non-compliance within forty-eight (48) hours of its receipt of any Concessions Manager Notice of Street Pricing Violation or Port Authority Notice of Street Pricing Violation and (y) provide written documentation of the resolution of such non-compliance to the Port Authority, the Master Lessee and the Concessions Manager.

(iii)The Concessions Manager shall provide Corrective Actions Forms to the Master Lessee to submit to the Port Authority with respect to all Street Pricing discrepancies, as noted in any Concessions Manager Notice of Street Pricing Violation, as well as copies of the written documentation of the resolution of such discrepancies.

(iv)In the absence of approved pricing consistent with the “Street Pricing” policy:

(i)The Port Authority may (x) designate similar retailers consistent with the “Street Pricing” policy, (y) calculate the average price for similar products or service consistent with the “Street Pricing” policy and (z) direct the maximum pricing that the Concessionaire charges for that product or service.

(ii)The Concessionaire may submit to the Port Authority for the Port Authority’s consideration a written justification of its price determination, however the Concessionaire shall be required to and shall adopt the maximum prices established by the Port Authority until the evaluation of such justification is completed and alternative pricing is approved by the Port Authority.

(v)If the Concessionaire does not make appropriate adjustments to comply with the “Street Pricing” policy within three (3) days of its receipt of any Concessions Manager Notice of Street Pricing Violation or Port Authority Notice of Street Pricing Violation, the products and services which are not in compliance with the “Street Pricing” policy may be required to be removed from the Premises, and liquidated damages may be imposed by the Port Authority. In the event of repeated or continued failures to address non-compliance with the “Street Pricing” policy, liquidated damages may be imposed by the Port Authority for the period for which non-compliance with the “Street Pricing” policy has existed and continues to exist and the Concessionaire may be deemed to be in material breach of this Agreement and/or the Consent to Sublease, as determined by the Port Authority.

(e)The breach of the aforesaid requirements, as amended from time to time, shall be deemed a breach of the Concessionaire’s obligations under this Agreement.

3.9Alcoholic Sales on Premises

(a)Consistent with the Rules and Regulations (as the same may be modified from time to time), the Concessionaire shall be authorized to serve, and customers in concession locations shall be permitted to order, alcoholic beverages for consumption within the area where such alcoholic beverages are served.

(b)In the event orders are placed and fulfilled through iPads and other tablets and devices, the Concessionaire shall comply with a protocol whereby (i) purchases must be traceable electronically, (ii) Concessionaire shall provide adequate on-site staff at the Premises to implement a protocol that is approved by the Concessions Manager, the Master Lessee, the Port Authority and the New York State Liquor Authority concerning alcoholic beverage consumption at the Premises, and (iii) Concessionaire shall train its staff to properly identify over-consumption of alcoholic beverages at the Premises and direct such staff to take appropriate action.

(c)The Port Authority shall have no liability vis-à-vis the Concessionaire, the Concessions Manager and/or the Master Lessee in connection with the Concessionaire’s implementation of, and compliance with, the pre-approved protocol, described in the paragraph above, and , without limiting any other indemnity, hold harmless or defense obligations of the Concessionaire hereunder, or any rights and remedies available to the Port Authority at law or in equity, the Concessionaire, the Concessions Manager and the Master Lessee shall indemnify and hold harmless the Port Authority Indemnified Parties from and against any claims, causes of action and the like arising out of non-compliance with any of subclauses (i) through (iii) of 3.9(b) above, and non-compliance with the Rules and Regulations. Nothing in this Agreement or any concession management agreement shall serve to permit the Concessionaire to sell or cause the sale of alcoholic beverages at locations or in a manner that is inconsistent with the alcoholic beverage license(s) issued to it by the New York State Liquor Authority or the rules and regulations governing alcoholic beverages as to which the New York State Liquor Authority has jurisdiction.

3.10Concessionaire Marks

(a)The Concessions Manager may list Concessionaire in one or more “Concessionaire Directories” to be located within the Terminal for the convenience of passengers. The design, layout, location, size, and placement of any Concessionaire Directory and Concessionaire’s listing therein shall be at the sole discretion of the Concessions Manager. The Concessionaire hereby grants the Concessions Manager, the Master Lessee and the Port Authority a royalty-free, non-exclusive license to use Concessionaire Marks; provided that such use shall be limited to the following: (i) listing the Concessionaire’s name on Concessions Manager’s website, and (ii) inclusion of the Concessionaire’s name and logo in such Concessionaire Directories or other marketing or promotional materials describing Concessions Manager’s leased Premises and the Concessions Manager or Port Authority generally.

(b)This Agreement shall control in the event of any ambiguity or conflict between the terms of this Agreement and the terms of the Concessionaire’s franchise or license agreement, as applicable. Accordingly, by way of example only, if the franchisor reserves any rights under the “[INSERT APPLICABLE MARK]” franchise agreement to directly, or through a successor franchisee, enter upon, occupy or operate at the Premises in the event of a breach under or termination of the franchise agreement, such reserved rights shall not be binding upon, or enforceable against, the Port Authority, the Master Lessee or the Concessions Manager and no such party intends to grant the franchisor any third party beneficiary rights under this Agreement or Consent to Sublease. In the event of the revocation, termination or expiration of said franchise agreement or the Concessionaire’s rights thereunder to operate at the Premises under the “[INSERT APPLICABLE MARK]” trade name, the Concessionaire shall not be entitled to operate at the Premises as a franchisee of another franchisor or under a different Concessionaire Mark without the prior written consent of the Port Authority.

(c)Failure to comply with this 3.10 shall be an Event of Default hereunder and under the Consent to Sublease. The Concessionaire’s obligations to indemnify and hold harmless the Concessions Manager, [the Master Lessee] and the Port Authority Indemnified Parties and their respective Commissioners, directors, officers, employees, agents and representatives hereunder shall include any claims, damages, losses, risks, liabilities and expenses (including, without limitation, attorney’s fees and disbursements) arising out of, relating to, or in connection with Concessionaire’s breach of any of its covenants, representations, and warranties made under this 3.10 including, but not limited to, any claim made by, through or under (i) a franchisor based on, relating to or arising out of Concessionaire operating at the Premises as a franchisee and (ii) a third party claiming rights by, through or under the Concessionaire including, without limitation, any alleged sub-franchisee or sub-licensee.

3.11Rights Reserved

(a)The rights of the Port Authority in the Premises are those granted to it by the Basic Lease, and no greater rights are granted or intended to be granted to the Concessionaire than the Port Authority has power thereunder to grant. The Concessionaire shall not use any portion of the Airport for any use other than as permitted under the Basic Lease and the Lease Agreement and as permitted under this Agreement. The Concessionaire shall exercise the privileges granted under this Agreement in a manner consistent with the Master Lessee’s obligations under the Lease Agreement and the Port Authority’s obligations under the Basic Lease to the extent applicable to the Concessionaire’s obligations under this Agreement and the related Consent to Sublease

(b)Section 74 (Reserved Uses) of the Lease Agreement describes the Reserved Uses (as defined in the Lease Agreement) which are reserved therein to the Port Authority. The Concessionaire acknowledges that it has received, read and understands such provisions and agrees that it shall not take any action, or omit to take any action, which would result in a breach of the provisions of Section 74 (Reserved Uses) of the Lease Agreement which are incorporated by reference into this Agreement as if more fully set forth herein.

(c)Nothing herein contained shall prevent the Concessions Manager from allowing other tenants of the Terminal from establishing other [retail/food and beverage/other type] concessions for the exclusive use of their own employees, authorized guests, patrons, or invitees.

(d)The Concessionaire shall not have the exclusive right to operate a [retail/full-line food/other type] concession in the Terminal.

(e)Each of the Concessions Manager and/or the Master Lessee reserves the right to further develop the Premises in accordance with the Lease Agreement. In the event that such development directly and indirectly affects the Premises, Concessions Manager and the Concessionaire shall use their best efforts to minimize any negative effects on the other party during the development. In no event shall a reduction in the Revenue Share herein be granted.

(f)The Concessions Manager[and/or the Master Lessee] shall have the right (but not be obligated) to enter the Premises in any emergency at any time and, at other reasonable times, to examine the Premises and to make such repairs, replacements and improvements as the Concessions Manager[and/or the Master Lessee] may deem necessary and reasonably desirable.

(g)The Port Authority shall have the right to enter the Premises to inspect the same in accordance with the provisions of Section 18 (Rights of Entry Reserved) of the Lease Agreement, the terms of which are incorporated herein by reference as if more fully set forth herein.

3.12Maintenance, Replacement and Repair

(a)Improvements The Concessionaire agrees that nothing in this Agreement shall be deemed to imply that the Concessionaire has the right to make any alteration, demolition, installation, addition or improvement to any portion of the Premises, structural or non-structural, exterior or interior (other than trade fixtures, removable without damage to the freehold, any such damage to be immediately repaired by the Concessionaire), except pursuant to the TCAP Process and the Requirements and Provisions for Work and in the event any construction, improvement, alteration, modification, repair, replacement or addition is made not in accordance with the TCAP Process and/or the Requirements and Provisions for Work then, upon notice so to do, the Concessionaire will remove the same or, at the option of the Concessions Manager, cause the same to be changed to the satisfaction of the Concessions Manager. In case of any failure on the part of the Concessionaire to comply with such notice, the Concessions Manager or the Master Lessee may effect the removal or change and the Concessionaire shall pay the cost thereof to the Concessions Manager or the Master Lessee, as applicable. Neither the Concession Manager nor the Master Lessee shall impose any charge, directly or indirectly, on the Concessionaire in connection with the review or comment on any designs, drawings, specifications or plans of the Concessionaire relating to the TCAP Process submission, or any amendments to, substitutions of or resubmissions of same, or any other aspect of the TCAP Process.

(b)Damage or Destruction of Premises by Concessionaire The Concessionaire shall make all repairs, replacements and/or painting and, subject to and in accordance with the provisions of this Agreement and the Lease Agreement, do all rebuilding, of all or any part of the Terminal and the Premises, including therein, without limitation thereto, walls, partitions, floors, ceilings, columns, windows, doors, glass of every kind, fixtures, systems for the supply of heat, water hot and cold, gas, electricity and fuel and for the furnishing of fire-alarm fire-protection, sprinkler, sewerage, drainage, air-conditioning, telephone, tele-register, pneumatic-tube dispatch and intercommunication services, including lines, pipes, mains, wires, conduits and equipment connected with or appurtenant to all such systems, which may be damaged or destroyed by the negligence, acts or omissions of the Concessionaire, its officers, agents or employees or of other persons on or at the Premises with the Concessionaire’s consent, and shall pay promptly pay the cost of such repairs, replacements, maintenance and/or rebuilding work.

3.13Taxes, Licenses and Permits

The Concessionaire shall collect, as appropriate, and pay any fees, taxes or special assessments which may be levied or assessed upon the Premises and its business therein, and to save the Concessions Manager, the Port Authority and said Premises harmless from any claim or liens in connection with such taxes and assessments.

3.14Utilities

(a)Common Usage Subject to 3.14(b), the Master Lessee will be responsible for the installation of the necessary infrastructure and equipment for the supply to the Concessionaire of Utilities, including hot and chilled water, water and sewage, electricity, data (LAN and WLAN networks) fiber and distributed antenna systems (the “Covered Utilities”) at the Premises where appropriate, to be used on a common basis among Concessionaires without any cost to the Port Authority, to the Concession Manager or to the Concessionaire.

(b)Specifically Identifiable Usage There shall be no payments by the Concessionaire to the Master Lessee or to the Concessions Manager for any Utilities which may be furnished to the Concessionaire by the Master Lessee; provided, however, that the Master Lessee may charge the Concessionaire for the cost of Utilities that the Concessionaire directly (i.e., for consumption in its Premises) uses and which are specifically identifiable as the Concessionaire’s exclusive usage, only through metering, sub-metering or another allocation methodology, at a rate equal to the actual unit cost to the Concessions Manager for such Utilities, without any mark-up or administrative charge. The Concessions Manager shall, at the request of the Concessionaire, provide the Concessionaire copies of the monthly bills from the utility provider for its space if there is a separate meter installed by the utility provider or, if the Concessions Manager installs a sub-meter, monthly invoices showing actual meter reading accompanied by copies of invoices from the utility provider showing the actual unit costs of such Utilities paid by the Concessions Manager, in each case subject to reasonable verification by the Concessionaire.

(c)Port Authority not obliged The Concessionaire acknowledges and agrees that, except as may be specifically and expressly set forth in the Lease Agreement, and subject to the terms and conditions of the Lease Agreement, the Port Authority shall not be obligated to perform or furnish any services or utilities whatsoever in connection with this Agreement or the use and occupancy of any portion of the Premises hereunder including, without limitation, any obligation to provide or install or cause to be provided or installed any meters or sub-meters.

ARTICLE 4

FEES

4.1Rental 7

(a)[Rental provisions to be inserted. Rentals may be comprised of one of more of the following components:

(i)Base Rent A fixed fee rental charge per square foot at an amount to be determined (the “Base Rent”).

(ii)Revenue Share A revenue share based on a percentage (the “Revenue Share”) paid on Gross Receipts (as defined below).

(iii)Minimum Annual Guarantee A Minimum Annual Guarantee (“MAG”) based on a per passenger model or on a forecast of turnover.]

4.2Gross Receipts

(a)The Concessionaire shall furnish on or before the twentieth (20th) day of each month following the Commencement Date of the operation a sworn statement of Gross Receipts arising out of the operations of the Concessionaire, for the preceding month.

(b)“Gross Receipts” (or any other term referencing the gross revenues to be generated by a concession operation) means and include all monies, or other consideration, paid or payable to the Concessionaire for sales made or services rendered at or from the Premises, regardless of when or where the order therefor is received, and outside the Premises, if the order therefor is received at the Premises, and any other revenues of any type arising out of or in connection with concession operations at the Premises; provided that there shall be excluded from Gross Receipts the following: (a) any sums collected for any federal, state, county and municipal sales taxes, so-called luxury taxes, use taxes, consumer excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed by law upon the sale of merchandise, food and beverage products or services which are separately stated to and paid by a customer and directly payable to the taxing authority by the Concessionaire, (b) any receipts of the Concessionaire which arise from its operations under any agreement with the Port Authority (other than the Consent to Sublease) relating to the Premises and which are subject to a percentage fee or percentage rental under that agreement, (c) receipts in the form of refunds from, or the value of merchandise (including food and beverage products), services, supplies or equipment returned to, vendors, shippers, suppliers or manufacturers, including volume discounts received from the Concessionaire’s suppliers or manufacturers (but specifically

7 Note to Form: Rental Provisions to be inserted.

excluding retail display allowances or other promotional incentives received from vendors and suppliers, etc. all of which must be included within Gross Receipts), (d) gratuities for services performed by employees of the Concessionaire which are paid or given by the Concessionaire’s customers to such employees at or serving at the Premises, (e) the sale or transfer in bulk of the inventory of the Concessionaire to a purchaser of all or substantially all of the assets of the Concessionaire in a transaction not in the ordinary course of the Concessionaire’s business, (f) except with respect to proceeds received for business interruptions paid on a gross earnings business interruption insurance policy, proceeds from all other insurance received by the Concessionaire as a result of a loss or casualty, (g) rebates, exchanges or allowance made to customers of the Concessionaire at the Premises, (h) the exchange of merchandise between the stores or warehouses owned by the Concessionaire or an Affiliate of the Concessionaire, if any, where such exchanges of goods or merchandise are made solely for the convenient operation of the business of the Concessionaire and not for the purpose of consummating a sale which has theretofore been made at, in, from or upon the Premises or for the purpose of depriving the Port Authority of the benefit of the sale which otherwise would be made at, in, from or upon the Premises, (i) customary discounts given by the Concessionaire on sales of merchandise or services to its employees, if separately stated, and limited in amount to not more than [●] percent ([●]%) of Gross Receipts per monthly period, (j) mandatory discounts equal to [●] percent ([●]%) to be given by the Concessionaire pursuant to this Agreement on sales of merchandise or services to the Concessions Manager’s and the Port Authority’s employees, other Airport airline lessees’ employees and other individuals employed at the Airport, if separately stated, (k) income actually received by the Concessionaire from manufacturers of goods (cosmetics, perfume) displayed for sale at the Premises; provided that, in connection with such income: (i) the manufacturer specifically identifies the time period to which the income relates, (ii) reimbursement from the manufacturer to the Concessionaire occurs in connection with employees (1) who are on Concessionaire’s payroll for the operations permitted under this Agreement, and (2) who are on such payroll during the time period to which the reimbursement relates, (iii) the manufacturer and the Concessionaire have previously entered into a written agreement that sets forth the material terms of their arrangement with regard to the reimbursement that is the subject of this 4.2, and (iv) the Concessionaire provides to the Port Authority written documents and records substantiating the matters listed in sub-clauses (i) through (iii), (1) proceeds from the sale of gift certificates or like vouchers until such time as the gift certificates or like vouchers have been treated as a sale in or from the Premises pursuant to Concessionaire’s record keeping system, and (m) sale of trade fixtures, equipment or property which are not stock in trade and not in the ordinary course of business.

(c)For the purpose of determining the Revenue Share payable by the Concessionaire, Gross Receipts shall include all orders including, but not limited to, all orders by means of mail, catalogue, closed circuit television, electronic, telephonic, video, computer or other technology-based system, whether now existing or developed in the future, all deposits not refunded to or otherwise forfeited by customers, all orders taken in and from the Premises, whether or not such orders are filled elsewhere, the entire amount of the actual sales price and all other receipts for sales and services rendered, all insurance proceeds received due to loss of gross earnings paid under the Concessionaire’s business interruption insurance policy because of business interruptions, and earnings on any exchange or foreign currency transaction whether for an exchange service or for merchandise, products and/or services. A “sale” shall be deemed to have been consummated for purposes hereof, and the entire amount of the sales price shall be included in Gross Receipts and deemed received at the time of determination of the amount due for each transaction, whether for cash, credit or otherwise, and not at the time of billing or payment. Each sale made upon installment or credit shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when any payment is received. No deduction from Gross Receipts shall be allowed for uncollected or uncollectible credit amounts or “bad” checks. Gross Receipts shall include retail display allowances, slotting fees, on-premises advertising and other promotional incentives. Gross Receipts shall include all such sales, revenues or receipts generated by the Concessionaire’s sub-operators/sub-subtenants, if any, or anyone else conducting business pursuant to an arrangement with the Concessionaire.

(d)Without limiting the requirement for Port Authority approval, if the Concessionaire conducts any business or operations through the use of a contractor or other third party that is not a Port Authority permittee, and if the payments for any of such business or operations are made to such contractor rather than to the Concessionaire directly, said payments shall be deemed amounts, monies, revenues, receipts and income paid or payable to the Concessionaire for purposes of determining the Concessionaire’s Gross Receipts; provided that the foregoing shall not grant or be deemed to grant any right or permission to the Concessionaire to use an independent contractor or other third party to conduct any business or operations or perform any rights or obligations hereunder.

(e)For sales made in exchange for airline miles or awards (if and to the extent permitted by the Port Authority), or where other consideration is given, Gross Receipts shall include the full value of the goods sold or services provided as if cash was received. Moreover, the Concessionaire’s electronic cash control system shall include sales made in exchange for airline miles and awards.

4.3Additional Fees and Contribution

(a)The Concessionaire shall pay the Concessions Manager a marketing budget contribution which shall be calculated as 0.5% of the Concessionaire’s total Gross Receipts for a specified period.

4.4Disallowed Charges

This Agreement shall not, without the prior written consent of the Port Authority, include any rent or other charges payable by the Concessionaire with respect to the Concessions Manager’s (or the Master Lessee’s) costs incurred in connection with (i) repair, maintenance, lighting, waste management and removal and/or operation costs of any designated food court area utilized by passengers [except if the Concessionaire is a food-and-beverage concessionaire actually operating its business within the designated food court area (on a pass-through basis only with no added administrative or other up-charge); (ii) the receipt, storage, transportation or delivery of goods, inventory or equipment of any kind, except on Concessionaire (on a pass-through basis only with no added administrative or other up-charge) to receive, store, transport and deliver Concessionaire’s goods, inventory and equipment to and from loading docks and the concessionaires’ concession spaces; provided, however, that no rent, charges or other fees may be imposed on concessionaires for expenses relating to screening of goods and badging; (iii) marketing and advertising, except on Concessionaire (on a pass-through basis only with no added administrative or other up-charge) for charges relating to marketing the concessions program at the New Terminal Facilities (as defined in the Lease Agreement), including for directories and similar wayfinding devices; (iv) Utilities, except for Utilities provided by the Concessions Manager or the Master Lessee directly to Concessionaire (on a pass-through basis only with no added administrative or other up-charge) in lieu of Concessionaire making direct payments to utility providers, as more particularly described in Section 3.14 hereof; and (v) concession- management or related services, or the review of construction-related or refurbishment-related work to be performed by the Concessionaire.

ARTICLE 5

PAYMENTS

5.1Late Payments

(a)If the Concessionaire should fail to pay any amount required under this Agreement or Consent to Sublease when due to the Port Authority or the Concessions Manager, such amounts including, but not limited to, any payment of Base Rent, Revenue Share or any payment of utility or other charges, then, in such event, the Concessions Manager may (or, at the direction of the Port Authority shall) impose

(by statement, bill or otherwise) a late charge (“Late Charge”) with respect to each such unpaid amount for each Late Charge Period herein below described during the entirety of which such amount remains unpaid, each such Late Charge not to exceed an amount equal to eight-tenths of one percent (0.8%) of such unpaid amount for each Late Charge Period.

(b)There shall be twenty-four Late Charge Periods during each calendar year (“Late Charge Periods”); each Late Charge Period shall be for a period of at least fifteen (15) (but not less than thirteen (13)), calendar days, except one late charge period each Calendar Year may be for a period of less than fifteen (15) (but not less than thirteen (13)) calendar days.

(c)Each Late Charge shall be payable immediately upon demand made at any time therefor by the Concessions Manager or the Port Authority, as applicable.

(d)No acceptance by the Concessions Manager or the Port Authority, as applicable, of payment of any unpaid amount or of any unpaid Late Charge amount shall be deemed a waiver of the right of the Concessions Manager or the Port Authority, as applicable, to payment of any Late Charge or Late Charges payable under the provisions of this 5.1, with respect to such unpaid amount.

(e)Each Late Charge shall be and become additional rent, recoverable by the Concessions Manager in the same manner and with like remedies as if it were originally a part of the rental due under this Agreement.

(f)In the event that any Late Charge imposed pursuant to this 5.1 shall exceed a legal maximum applicable to such Late Charges then, in such event, each such Late Charge payable under this Agreement shall be payable instead at such legal maximum.

5.2Reporting Upon request by the Concessions Manager or the Port Authority, the Concessionaire shall furnish to the Port Authority the following:

(a)on or before the twentieth (20th) day of each month following the Commencement Date, a statement, certified by an authorized officer of the Concessionaire, of all Gross Receipts for the preceding month, broken down, if applicable, by Gross Receipts per category of goods/services;

(b)within thirty (30) days after the expiration or sooner termination of this Agreement, a statement of all Gross Receipts during (x) the Term or (y) the three (3) years directly preceding such expiration or sooner termination, whichever is shorter; and

(c)within one hundred twenty (120) days after the expiration or sooner termination of this Agreement, the statement referred to in the preceding subdivision (b) certified, at the Concessionaire’s expense, by a certified public accountant.

(d)to the extent applicable, within thirty (30) days of the end of each calendar year, the Concessionaire shall submit a report to the Concessions Manager reconciling estimated and actual Gross Receipts. A check for any underpayments must accompany the reconciliation.

5.3Security Deposit

(a)Security Deposit The Concessionaire shall, upon request of the Concessions Manager and if so requested as a condition to the effectiveness of the Concessionaire’s rights under 3.1, deposit with [the Concessions Manager], on or before the Effective Date, a security deposit (the “Security Deposit”) in the form of a bond, letter of credit from a bank reasonably acceptable to the Concessions Manager, cash or such other form of security as the Concessions Manager [acting at the direction of the Master Lessee]8 may reasonably deem acceptable, in an amount equal to the sum of two monthly payments of [Base Rent]9 due to the Concessions Manager from the Concessionaire, as determined pursuant to 4.1(a)(i); provided that in addition to the Security Deposit, the Concessionaire shall provide additional security in any amount and manner that may be required of the Concessionaire under the Lease Agreement. The Security Deposit shall be held in a segregated account of the Master Lessee or as otherwise permitted under the Financing Documents as security for the full and faithful performance of every provision of this Agreement to be performed by the Concessionaire. In the event that the Concessionaire obtains a letter of credit as its Security Deposit, the letter of credit shall be in the form attached hereto as Exhibit 6 (Form of Letter of Credit) or in another form mutually acceptable to the Master Lessee and the Concessionaire. The Concessionaire shall be obligated to maintain the Security Deposit in effect until the end of the Term.

(b)Use or Application of Security Deposit

(i)In the case where the Security Deposit is in the form of a letter of credit and the Concessions Manager does not receive a renewed letter of credit within thirty (30) days prior to the stated expiration date of such letter of credit or the Concessions Manager does not receive a letter of credit from a new issuer within ten (10) Business Days following the failure of the issuer to be reasonably acceptable to the Concessions Manager, the Concessions Manager may draw on the letter of credit and hold the cash proceeds from such letter(s) of credit as the Security Deposit until the Concessionaire provides a replacement Security Deposit in a form reasonably acceptable to the Concessions Manager, upon such replacement the Concessions Manager shall return such cash proceeds held by the Concessions Manager to the Concessionaire.

(ii)If the Concessionaire is in breach of its obligations under this Agreement, the Concessions Manager may use, apply or retain all or any part of the Security Deposit for the payment of all or part of any [Base Rent] or other fee or charge, or for the payment of any other amount which the Concessions Manager may spend or become obligated to spend by reason of the Concessionaire’s default or failure to compensate the Concessions Manager for any loss, cost or damage that the Concessions Manager may suffer by reason of such default; provided that the Concessions Manager has notified the Concessionaire of the default and the Concessionaire is not disputing in good faith the default or the application or retention of the Security Deposit in accordance with Article 9 of Schedule 2. If any portion of said Security Deposit is so used or applied, the Concessionaire shall, within ten (10) Business Days after written demand therefor, restore the Security Deposit to the amount required under this 5.3. The Concessions Manager shall be required to keep this Security Deposit separate from its general funds, and the Concessionaire shall not be entitled to interest on such Security Deposit.

(c)No Security Deposit Charges Neither the Concessions Manager nor the Master Lessee shall impose, directly or indirectly any charge on the Concessionaire in connection with security deposits or related payments made by either of such entities to the Port Authority under the Lease Agreement or in connection with the MCDA.

5.4Advance Payments. Except for security deposits and any other amounts deposited with the Concessions Manager in connection with the payment of insurance premiums, real property taxes and assessments and other similar charges and expenses, the Concessionaire shall not pay rent or other sums payable under this Agreement to the Concessions Manager for more than one (1) month in advance.

8 Note to Form: To be included if the ML is not the counter-party to this Agreement.

9 Note to Form: To be conformed with Section 4.1.

5.5Payment Default by Concessions Manager Pursuant to the Lease Agreement. If the Concession Manager shall at any time be in default of its payment obligations under the MCDA or the Master Lessee shall at any time be in default of its payment obligations under the Lease Agreement, then subject to the rights of the Collateral Agent, the Concessionaire shall, on demand of the Port Authority pay directly to the Port Authority any rental, fee or other amount due to the Concessions Manager. No such payment shall relieve the Master Lessee from any obligation [of the Master Lessee] under the Lease Agreement, but all such payments shall be credited against the obligations of the Concessions Manager or of the Concessionaire as the Port Authority may determine for each payment or part thereof.

5.6No Port Authority Obligation. It is hereby acknowledged and agreed by the Master Lessee, the Concessions Manager and the Concessionaire that the Port Authority has no obligation under the Lease Agreement or otherwise to pay, subsidize or in any manner whatsoever finance, directly or indirectly, all or any portion of any amount of the Concessionaire’s unamortized capital investment in the subleased Premises. Any specific mention of or reference in this Agreement to the Port Authority in connection with any payment or other compensation to the Concessionaire, upon termination of this Agreement or the Lease Agreement with or without cause, or revocation of the Port Authority’s consent hereto, of any amount of the Concessionaire’s unamortized capital investment in the subleased premises or at the Premises shall not be or be deemed to create an obligation or inference of an obligation on the part of the Port Authority to either the Concessionaire, the Concessions Manager or any other Person to pay, subsidize or finance said unamortized capital investment.

5.7Payments Collection

(a)The Concessionaire shall make all payments payable under this Agreement, including without limitation, any Security Deposit, directly to the [Master Lessee/Terminal Operator] Pre-Completion Revenue Account or Post-Completion Revenue Account, as directed by the Concessions Manager as follows:

[●]10

(b)For purposes of Concession Manager’s books and records of account, the Concession Manager may apply any payment from the Concessionaire to any outstanding Rentals that are due and payable at such time.

5.8Port Authority Revocation of the Consent to Sublease

In the event the Port Authority exercises its right to revoke or terminate the Consent to Sublease for any reason other than “without cause”, the Concessionaire shall be obligated to pay to the Master Lessee and/or the Concession Manager an amount equal to all costs and expenses reasonably incurred by the Master Lessee and/or the Concession Manager in connection with such revocation or termination including, without limitation, an amount equal to all costs and expenses, if any, incurred by the Master Lessee and/or the Concession Manager arising out, relating to or in any way in connection with such revocation or termination including, without limitation, any legal proceedings initiated by the Port Authority, the Master Lessee and/or the Concession Manager to exercise its revocation rights, any re-entry, regaining or resumption of possession, collecting all amounts due to the Port Authority the Master Lessee and/or the Concession Manager, the cleaning, repair or restoration of any space which may be used and occupied under the Consent to Sublease (on failure of Concessionaire to have it cleaned, repaired or restored), preparing such space for use by a succeeding Concessionaire, the care and maintenance of such space during any period of non-use of the space, the foregoing to include, without limitation, personnel costs and legal fees and expenses (including, but not limited to, the cost to the Port Authority, the Master Lessee and/or the Concession Manager of in-house legal services), brokerage fees and commissions, repairing and altering the space and putting the space in order (such as but not limited to cleaning and decorating the same). In the event of the revocation of the Consent to Sublease hereunder as hereinabove provided, the [Concessions Manager]/[Terminal Operator] may immediately terminate this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Concessions Manager and the Concessionaire have executed these presents as of the date first above written.

[●]

By
(Title)

[CONCESSIONAIRE]

By
(Title)

SCHEDULE 1
DEFINITIONS

10.

Definitions Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Lease Agreement. The following words, terms and phrases shall, for purposes of this Agreement, have the following meanings:

“AAA” shall mean American Arbitration Association.

“Abandonment” shall mean closing the Premises to customers for two (2) or more consecutive days, unless such closing is permitted by the [Concessions Manager]/[Terminal Operator] with prior written consent or by other provisions of this Agreement.

“ACDBE” shall mean Airport Concession Disadvantaged Business Enterprise.

“Affiliate” shall mean, for any Person, any other Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person.

“Agreement” shall mean this Concession Sublease Agreement, as hereafter amended or supplemented from time to time in accordance with its terms.

“Airport” has the meaning ascribed thereto in the Recitals.

“Airport Operating Certificate” shall mean the airport operating certificate issued by the FAA pursuant to 14 C.F.R. Part 139 with respect to the Airport.

“Applicable Law” or “Applicable Laws” shall mean any statute, law, code, regulation, ordinance, rule, common law, judgment, judicial or administrative order, decree, directive or other requirement having the force of law or other governmental restriction (including those resulting from the initiative or referendum process) or any similar form of decision of or determination by any Governmental Authority (including any applicable regulation, order or statement of policy of the Administrator of the FAA or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority under federal law), including any Environmental Requirements, whether taking effect before or after the Effective Date, in each case, as amended, revised, supplemented or otherwise modified from time to time, in each case, applicable to the Terminal, the Airport, the Premises or any Person, as the context may require. For the avoidance of doubt, the term “Applicable Laws” includes FAA Grant Assurances, TSA-issued requirements, PFC assurances and decisions and the Airport Operating Certificate, but excludes the Applicable Standards.

“Applicable Standards” shall mean (i) the Rules and Regulations, (ii) Good Order Requirements, and (iii) all applicable codes, standards, regulations, manuals, references, guidelines, policies, specifications, handbooks and advisory circulars, including such codes, standards, regulations, manuals, references, guidelines, policies, specifications, handbooks, advisory circulars and similar documents referenced within the Lease Agreement and the Requirements and Provisions for Work issued or published by the Port Authority or a Governmental Authority and any similar applicable documents referenced in the Basic Lease, as amended, revised, supplemented or otherwise modified from time to time.

“Base Rent” has the meaning ascribed thereto in 4.1(a)(i).

“Basic Lease” shall mean the Amended and Restated Agreement of Lease of the Municipal Air Terminals between The City of New York, as landlord, and the Port Authority, as tenant, dated as of November 24, 2004 and recorded in the office of the City Register of the City on December 3, 2004 under City Register File No. 2004000748687, as the same from time to time may have been or may be supplemented, amended and/or restated.

“Best Management Practices” shall mean the exercise of the degree of skill, diligence, prudence and foresight that would reasonably and ordinarily be expected from time to time from a skilled and experienced airport concessionaire, seeking in good faith to comply with its contractual obligations (including obligations to consistently operate and maintain World-Class terminal facilities), complying with Applicable Law, Governmental Approvals and Applicable Standards, and engaged in the same type of undertaking under similar circumstances and conditions. Best Management Practice is not static but rather will change over time; provided, however, that Best Management Practice with respect to any particular activity will be determined at the time when such particular activity is performed.

“Chief Engineer” shall mean the Chief Engineer of the Port Authority (or any successor officer serving the same or equivalent function, as notified in writing to the Master Lessee by the Port Authority and the Master Lessee shall be required to notify the Concessions Manager of the same).

“City Insureds” shall mean for any type of insurance required under this Agreement, the City, the City’s officials and employees (but only if the Port Authority’s officials and employees are likewise insured), and the New York City Economic Development Corporation, a local development corporation formed pursuant to Section 1411 of the Not-for-Profit Corporation Law of the State of New York, or such successor entity as may be designated by the City.

“Claim” shall mean any and all claims, disputes, allegations, causes of action, demands, suits or proceedings alleging or seeking Losses.

“Collateral Agent” shall mean an entity, designated by Lenders under and pursuant to the Financing Documents (as defined under the Lease Agreement), acting as collateral agent for the Lenders.

“Commencement Date” has the meaning ascribed thereto in 2.1(a).

“Common Use Space” has the meaning ascribed thereto in 3.3(a).

“Concessions Manager” has the meaning ascribed thereto in the Preamble.

“Concessions Manager Indemnified Party”11 shall mean each of the Concessions Manager[, the Master Lessee] or any successors as the Concessions Manager[Master Lessee] under this Agreement and their respective directors, officers, members, affiliates, agents, representatives, agents and consultants.

“Concession Sublessee” shall mean any providers of concession goods and services in accordance with Section 20(d) of the Lease Agreement or providers of other consumer services who are parties to a Sublease with the Concessions Manager.

“Concessionaire” has the meaning ascribed thereto in the Preamble.

11 Note to Form: To be updated if the Master Lessee is the counterparty.

“Concessionaire Counterparty” has the meaning ascribed thereto in paragraph 3.14(5) of Schedule 3.

“Concessionaire Marks” has the meaning ascribed thereto in Article 8(1)(b)(vi) of Schedule 2.

“Concessionaire-Related Entity” shall mean (w) Concessionaire, (x) any Affiliate of the Concessionaire, (y) permitted sublessees of the Concessionaire and any Person for whom the Concessionaire may be legally or contractually responsible (but for the avoidance of doubt, excluding the Concessions Manager) and (z) the employees, agents, officers, directors, shareholders (but excluding shareholders of publicly traded companies), representatives, consultants, contractors, subcontractors of any tier, successors, assigns and invitees of the Concessionaire or any of the foregoing.

“Consent to Sublease” has the meaning ascribed thereto in the Recitals.

“Control”, “Controlled by” and “under common Control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Delegate” shall mean, with respect to any Person, any director, officer, employee, official, lender (or any agent or trustee acting on its behalf), partner, member, owner, agent, lawyer, accountant, auditor, professional advisor, consultant, engineer, contractor, other Person for whom such Person is responsible at law or other representative of such Person and any professional advisor, consultant or engineer designated by such Person as its “Delegate.” Any Affiliate of the Concessionaire is a Delegate of the Concessionaire.

“Design and Construction Requirements” shall mean the “Requirements & Provisions for Design & Construction Work – Technical Requirements,” set forth as Section B of the Requirements and Provisions for Work, as may be amended, revised, supplemented or otherwise modified from time to time by the Port Authority in accordance with the terms of the Lease Agreement.

“EDC” shall mean the New York City Economic Development Corporation, a local development corporation formed pursuant to Section 1411 of the Not-for-Profit Corporation Law of the State of New York, or such successor entity as may be designated by the City of New York under the Basic Lease.

“Effective Date” shall mean the date on which this Agreement is executed by the Concessionaire and the Concessions Manager and the conditions precedent hereto are satisfied.

“Environmental Requirement” shall mean in the singular and “Environmental Requirements” shall mean in the plural all common law and all past, present and future laws, statutes, enactments, resolutions, regulations, rules, directives, ordinances, codes, licenses, permits, orders, memoranda of understanding and memoranda of agreement, approvals, plans, authorizations, concessions, franchises, and similar requirements of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof, all pollution prevention programs, “best management practices plans”, and other programs adopted and agreements made by the Port Authority (whether adopted or made with or without consideration or with or without compulsion), with any government agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof, and all judicial, administrative, voluntary and regulatory decrees, judgments, orders and agreements relating to the protection of human health or the environment, and in the event that there shall be more than one compliance standard, the standard for any of the foregoing to be that which requires the lowest level of a Hazardous Substance, the foregoing to include without limitation:

(a)All requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or the transfer of property on which Hazardous Substances exist;

(b)All requirements pertaining to the health and safety of employees or the public;

(c)The Atomic Energy Act of 1954, 42 U.S.C. Section 2011 et seq.; the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Superfund Amendments and Reauthorization Act of 1986, Section 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Safe Drinking Water Act of 1974, 42 U.S.C. Sections 300f-300h-11 et seq.;

the New York State Environmental Conservation Law; the New York State Navigation Law; together, in each case, with any amendment thereto, and the regulations adopted, guidance, memoranda and publications promulgated thereunder and all substitutions thereof;

(d)The SPDES Permit; and

(e)NEPA and the NEPA Approval Documents (as defined in the Lease Agreement).

“Event of Default” has the meaning ascribed thereto in Article 7(1) of Schedule 2.

“Expiration Date” has the meaning ascribed thereto in 2.1(a).

“FAA Grant Assurances” shall mean certain obligations with respect to the maintenance and operation of the Airport facilities required by the FAA in connection with any FAA-administered airport financial assistance programs.

“Federal Aviation Administration” (sometimes abbreviated as “FAA”) shall mean the Federal Aviation Administration created under the Federal Aviation Act of 1958, as amended, or any successor agency thereto.

“General Provisions” shall mean the “Requirements & Provisions for Design & Construction Work – General Provisions,” set forth as Section A of the Requirements and Provisions for Work, as may be amended, revised, supplemented or otherwise modified from time to time by the Port Authority in accordance with the terms of the Lease Agreement.

“Good Order Requirements” shall mean actions instituted to preserve, maintain, improve or restore good order at the Airport which result in, or alleviate circumstances which derogate from, the Port Authority’s ability to (i) provide predictable, consistent or non-discriminatory service to Airport users or (ii) mitigate the risks that chaotic or uncontrolled situations arise on Airport premises which may, in the

Port Authority’s sole and absolute discretion, lead to unsafe or insecure conditions. A change which provides only an economic advantage to the Port Authority and serves no public purpose, nor enhances the operations or efficiency of operating the Airport, whatsoever, will not be considered to require “good order” actions.

“Governmental Approval” shall mean all approvals, permits, permissions, consents, licenses, certificates (including sales tax exemption certificates), registrations, notices, exemptions, exceptions, waivers, filings and authorizations (whether statutory or otherwise), which are required from time to time under Applicable Law in order to authorize the Port Authority or the Concessions Manager to take actions required to complete obligations in connection with the Operations and Maintenance Work, or the lease and management of the Terminal as provided for under the Lease Agreement and that are issued or authorized by any Governmental Authority.

“Governmental Authority” shall mean federal, state, municipal and other governmental authorities, boards and agencies of any state, nation or government, including, without limitation, any court, and all agencies under the United States Departments of Interior, Commerce and Agriculture, the United States Food and Drug Administration and the United States Centers for Disease Control and Prevention, except that they shall not be construed to include The Port Authority of New York and New Jersey, as the lessor under the Lease Agreement.

“Gross Receipts” has the meaning ascribed thereto in 4.2(b).

“Handbook” shall mean the Port Authority Information Security Handbook, dated October 15, 2008, revised as of April 2, 2018, and as may be further amended.

“Hazardous Substance” shall mean and include in the singular and “Hazardous Substances” shall mean and include in the plural, any pollutant, contaminant, toxic or Hazardous Waste, dangerous substance, noxious substance, toxic substance, flammable, explosive or radioactive material, urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls, chemicals known to cause cancer, endocrine disruption or reproductive toxicity, petroleum and petroleum products and other substances which have been or in the future shall be declared to be hazardous or toxic, or the removal, containment or restriction of which have been or in the future shall be required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which have or in the future shall be restricted, prohibited, regulated or penalized by any federal, state, county, or municipal or other local statute or law now or at any time hereafter in effect as amended or supplemented and by the regulations adopted and publications promulgated pursuant thereto.

“Hazardous Waste” shall have the meaning given such term in Section 261.3 of 40 CFR Part 261, Subpart A.

“Indemnified Claim” has the meaning ascribed thereto in Article 6(2)(c) of Schedule 2.

“Late Charge” has the meaning ascribed thereto in 5.1(a).

“Late Charge Periods” has the meaning ascribed thereto in 5.1(b).

“Lenders” shall mean, collectively, each bank or financial institution, or any other Person that has provided a commitment to underwrite or provide [Master Lessee/Terminal Operator] debt or any guaranty (excluding any guaranty of [Master Lessee/Terminal Operator] debt provided by the [Master Lessee/Terminal Operator] or an Affiliate thereof) or credit enhancement in respect thereof, together with their respective successors and assigns, in connection with the design, construction, maintenance and operation of the Terminal.

“Lease Agreement” has the meaning ascribed thereto in the Recitals.

“Loss” shall mean, with respect to any Person, any loss, liability, damage, penalty, charge or out-of-pocket and documented cost or expense actually suffered or incurred by such Person, but excluding any punitive, special, indirect and consequential damages and any contingent liability until such liability becomes actual.

“MAG” has the meaning ascribed thereto in 4.1(a)(iii).

“[Master Lessee] Debt” shall have the meaning given to the term “Lessee Debt” under the Lease Agreement.12

“Metro Area” has the meaning ascribed thereto in Section 3.8(a)(i).

“Minimum Wage Policy” has the meaning ascribed thereto in paragraph 3.14(1) of Schedule 3.

“New Agreement” has the meaning assigned in Section 83(g)(1) of the Lease Agreement, as it applies to this Agreement.

“New York State Liquor Authority” shall mean the Governmental Authority overseeing alcoholic beverage control.

“OFAC” has the meaning ascribed thereto in paragraph 19.2(17) of Schedule 3.

“Operations and Maintenance Term Requirements” shall mean Section C of the Requirements and Provisions for Work, as may be amended, revised, supplemented or otherwise modified from time to time by the Port Authority in accordance with the terms of the Lease Agreement.

“Party” or “Parties” shall mean the Concessions Manager and the Concessionaire and their permitted successors and assigns.

“Permitted Capital Costs” shall mean [●].

“Person” shall mean any individual (including the heirs, beneficiaries, executors, legal representatives or administrators thereof), corporation, partnership, joint venture, trust, limited liability company, limited partnership, joint stock company, unincorporated association or other entity or a Governmental Authority and their respective permitted successors and assigns.

“Phase A1 DBO” has the meaning ascribed thereto in the

“Port Authority” has the meaning ascribed thereto in the Recitals.

12 Note to Form: To be updated to Terminal Operator if the Master Lessee is the counterparty.

“Port Authority Indemnified Parties” shall mean the City, EDC and the Port Authority, each Commissioner of the Port Authority and each officer, director, agent, employee and authorized representative of the City, EDC and the Port Authority.

“Predecessor Concession” has the meaning ascribed thereto in paragraph 3.15(5) of Schedule 3.

“Premises” has the meaning ascribed thereto in 3.1(a).

“Recognized Mortgagee” has the meaning assigned in Section 83(b)(1) of the Lease Agreement.

“Release” shall mean any pumping, pouring, venting, emitting, emptying, leakage, deposit, disposal, spill, discharge or other release.

“Requirements and Provisions for Work” shall mean a Reference Document consisting of (i) the General Provisions, (ii) the Design and Construction Requirements and (iii) the Operations and Maintenance Term Requirements.

“Reserved Uses” has the meaning assigned in Section 74 (Reserved Uses) of the Lease Agreement.

“Revenue Share” has the meaning ascribed thereto in Section 4.1(a)(ii).

“Rules and Regulations” shall mean, individually and collectively, applicable rules, regulations, policies, manuals, publications, standards, practices and guidelines issued or published by the Port Authority (including, without limitation, any bulletin, directive or other official instruction issued by the General Manager of the Airport or the Chief Security Officer of the Port Authority and any code of ethics established by the Port Authority applicable to lessees and/or sublessees, contractors, furnishers of services or other Persons at the Airport); in each case, as may be amended, revised, supplemented or otherwise modified from time to time pursuant to a Rules and Regulations Change.

“Rules and Regulations Change” shall mean (i) any new Rule and Regulation, (ii) any change to an existing Rule and Regulation (including by an amendment or supplement thereto) or (iii) a repeal of any existing Rule and Regulation; in each case that takes effect after the Effective Date; provided, that, (a) any new, modified or changed Rule and Regulation related to safety (including health and sanitation), security and/or Good Order Requirements, or required to comply with Applicable Laws, shall not be unjustly or unduly discriminatory and (b) any new, modified or changed Rule and Regulation with respect to any matter other than safety (including health and sanitation), security or Good Order Requirements, and not required to comply with Applicable Laws, shall be reasonable (taking into account the Port Authority’s role and obligations as an airport operator) and shall not be unjustly or unduly discriminatory.

“Security Deposit” has the meaning ascribed thereto 5.3.

“Service Charge” has the meaning ascribed thereto in paragraph 2(a)(ii) of Schedule 3.

“Street Prices” has the meaning ascribed thereto in 3.8(a).

“Sublease” or “sublease” shall mean any sublease (including a sub-sublease or any further level of subletting) and any occupancy, license, franchise or concession agreement applicable to the Terminal or any portion thereof.

“Target Entity” has the meaning ascribed thereto in paragraph 3.14(2) of Schedule 3.

“TCAP Process” has the meaning ascribed thereto in the Lease.

“Term” has the meaning ascribed thereto in 2.1(a).

“Terminal” has the meaning ascribed thereto in the Recitals.

“Third-Party Claims” shall mean any Claim asserted against a Port Authority Indemnified Party by any Person who is not a party to this Agreement.

“Utilities” shall mean a privately, publicly, or cooperatively owned line, facility, or system (including conduits and concrete structures in which utility lines are contained) for transmitting or distributing communications, power, electricity, light, heat, gas, oil, crude products, water, steam, waste, storm water not connected with the highway drainage, or other similar commodities, including wireless telecommunications, television transmission signals and publicly owned fire and police signal systems. The necessary appurtenances to each Utility facility shall be considered part of such Utility.

11.Interpretation

(a)The terms “hereby,” “herein,” “hereof,” “hereunder” and any similar terms used in this Agreement refer to this Agreement.

(b)The term “including” means “including, without limitation.”

(c)The term “notice” means “written notice” unless specified otherwise.

(d)The term “discretion” means “sole and absolute discretion” unless specified otherwise.

(e)The term “incidental” or “necessary” as it relates to the concession operations shall be interpreted flexibly to include developments that have been generally accepted to have become part of similar operations as Best Management Practices.

(f)All references in this Agreement to Articles, Sections, subsections or Schedules, unless otherwise expressed or indicated, are to Articles, Sections, subsections or Schedules of this Agreement.

(g)Any headings preceding the text of Articles, Sections and subsections of this Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement.

(h)Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

(i)All references to a number of days shall mean calendar days, unless otherwise expressly indicated.

SCHEDULE 2

GENERAL CONDITIONS

ARTICLE 6

REMEDIES, INDEMNIFICATION AND LIABILITY

(1)Performance by the Concessions Manager upon Failure of the Concessionaire If the Concessionaire fails to perform, for a period of ten (10) Business Days after notice from the Concessions Manager, or fails to commence performance within ten (10) Business Days after such notice if complete performance is not reasonably possible within ten (10) Business Days, any obligation required by this Agreement, the Concessions Manager[,the Master Lessee] or the Port Authority may perform such obligation of the Concessionaire, and the Concessions Manager, the Master Lessee or the Port Authority, as applicable, may charge the Concessionaire for the reasonable cost to the Concessions Manager, the Master Lessee or the Port Authority, as applicable, of such performance, including any amounts owed to the Port Authority under the Lease Agreement in the case of performance by the Port Authority; provided that if the Concessionaire’s failure to perform any such obligation endangers the health or safety of Persons or the safety of operations at the Premises and the Concessions Manager so states in its notice to the Concessionaire, the Concessions Manager, the Master Lessee or the Port Authority may perform such obligation of the Concessionaire at any time after the giving of such notice, and the Concessions Manager, the Master Lessee or the Port Authority, as applicable, may charge the Concessionaire for its reasonable costs of such performance, including any amounts owed to the Port Authority under the Lease Agreement in the case of performance by the Port Authority.

(2)Indemnification

(a)The Concessionaire shall indemnify, save, hold harmless, and defend each Concessions Manager Indemnified Party, individually and collectively, from and against any claim, action, loss, damage, injury, liability, and cost and expense of whatsoever kind or nature (including reasonable attorney fees, disbursements, court costs, and expert fees) due to or caused by injury to persons, including death, or damage to property to the extent arising from the Concessionaire’s or any of the Concessionaire’s contractor’s, while such contractor is performing work on behalf of the Concessionaire, use and occupancy of or work at the Premises and actions undertaken pursuant to this Agreement, or a breach or default of any term of this Agreement by the Concessionaire, except to the extent such injury or damage is due to or caused by the gross negligence or willful misconduct of the Port Authority, the Concessions Manager, a third party not contractually related to the Concessionaire, or their respective officers, employees, agents, successors, or assigns, as applicable. With respect to its obligations under this Section 6.1, the Concessionaire, at its own expense, shall, at the request of a Concessions Manager Indemnified Party, defend any suit based upon any such claim using counsel approved in writing by the Concessions Manager Indemnified Party. In any such suit, the Concessionaire shall not agree to or accept any settlement without the consent of such Concessions Manager Indemnified Party, such consent not to be unreasonably withheld or delayed.

(b)Without limiting any other indemnity, hold harmless or defense obligations of the Concessionaire hereunder, or any rights and remedies available to the City Insureds at law or in equity, the Concessionaire shall indemnify the City Insureds with respect to all matters described in Section 31 of the Basic Lease that arise out of the Concessionaire’s operations at the Airport, or arise out of the acts or omissions of the Concessionaire’s officers, employees, agents, representatives, managers and members (if Concessionaire is a limited liability company), partners (if the Concessionaire is a limited partnership or a general partnership), contractors, customers, business visitors and guests at the Airport.

(c)Without limiting any other indemnity, hold harmless or defense obligations of the Concessionaire hereunder, or any rights and remedies available to the Port Authority at law or in equity,

the Concessionaire shall be obligated to indemnify and hold harmless the Concessions Manager Indemnified Parties and Port Authority Indemnified Parties from and against, and shall reimburse such Concessions Manager Indemnified Parties and Port Authority Indemnified Parties for such Concessions Manager Indemnified Parties and Port Authority Indemnified Parties’ Losses, incurred in connection with the defense of, all Third-Party Claims (including claims and demands of the City of New York for indemnification by the Port Authority arising by operation of law or through agreement of the Port Authority with the City of New York), including, but not limited to, Third-Party Claims for death or personal injuries, or for property damages, arising out of or in any way relating to: (i) any breach or default of any term or provision of this Agreement; (ii) the use, occupancy, operation, design, construction and financing of the Premises, and any and all activities in furtherance thereof, in each case, by the Concessionaire, or other Concessionaire-Related Entities, or others with the consent of the Concessionaire; (iii) any other acts or omissions of the Concessionaire or any other Concessionaire-Related Entities or their respective guests, invitees or other persons who are doing business with the Concessionaire, in each case, on the Premises; and (iv) any other acts or omissions of the Concessionaire or its officers, representatives, agents, contractors, employees, members (if the Concessionaire is a limited liability entity), managers (if the Concessionaire or Concessionaire-Related Entity is a limited liability entity), and partners (if the Concessionaire or Concessionaire-Related Entity is a partnership), customers, business visitors and guests on any other portion of the Airport in connection with this Agreement (any such Third-Party Claim, an “Indemnified Claim”); provided that in each case the foregoing indemnity for any Indemnified Claim shall not apply to Third-Party Claims arising from the gross negligence or willful misconduct of the Port Authority or any officer, employee or agent of the Port Authority; and provided further that the foregoing indemnity shall not apply to Losses suffered by the Concessionaire caused solely as a result of the negligence of the Port Authority, as finally determined pursuant to a non-appealable judgment of a court of competent jurisdiction (in the case of indemnification of Port Authority Indemnified Parties) or the Concessions Manager (in the case of the Concessions Manager Indemnified Parties).

(d)The Port Authority shall have the right, exercisable in its sole and absolute discretion, to either assume control of the defense, at Concessionaire’s sole expense, or to require the Concessionaire to defend, at the Concessionaire’s sole expense, with counsel satisfactory to the Port Authority Indemnified Party, any suit based upon any Indemnified Claim (even if such Indemnified Claim is groundless, false or fraudulent). If so directed by the Port Authority or the Concessions Manager, as applicable, the Concessionaire shall defend, at the Concessionaire’s sole expense, with counsel satisfactory to the Port Authority Indemnified Party or Concessions Manager Indemnified Party, as applicable, any suit based upon any Indemnified Claim (even if such Indemnified Claim is groundless, false or fraudulent). The Concessionaire, its contractors, and each of their respective subcontractors, subconsultants and insurers, shall not, without obtaining express advance written permission of the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of any court, tribunal, agency, special district commission or other authority exercising judicial or regulatory functions over the person of the Port Authority, the immunity of the Port Authority, its directors, Commissioners, officers, agents or employees, their affiliates, successors and/or assigns, the governmental nature of the Port Authority, or the provisions of any statutes respecting suits against the Port Authority. The Port Authority or the Concessions Manager, as applicable, and the Concessionaire shall reasonably cooperate, and the Port Authority or the Concessions Manager, as applicable, shall endeavor to cause the applicable Port Authority Indemnified Party or the Concessions Manager Indemnified Party, as applicable, to reasonably cooperate, in the defense of any action or proceeding based upon any Indemnified Claim.

(e)Other than with respect to the Port Authority in accordance with the conditions set forth in the immediately following sentence, the Concessionaire shall not have the right to settle any such Indemnified Claim against a Port Authority Indemnified Party without the prior written consent of such Port Authority Indemnified Party. The Concessionaire shall not have the right to settle any such claim or demand against the Port Authority or other Port Authority Indemnified Party without the prior written consent of the Port Authority or such Port Authority Indemnified Party unless such settlement (i) does not require a payment from the Port Authority or such other relevant Port Authority Indemnified Party, (ii) will result in a full release of the Port Authority or such other relevant Port Authority Indemnified Party from any further liability with respect to such Indemnified Claim and (iii) does not require the Port Authority or such other Port Authority Indemnified Party to admit any fault or liability on the part of the Port Authority or such other Port Authority Indemnified Party.

(f)To the extent that any claim, action, loss, damage, injury, liability, and cost and expense of whatsoever kind or nature (including reasonable attorneys’ fees, disbursements, court costs, and expert fees) pursuant to this Section 6.1 arose during the term of this Agreement, the provisions of this Section 1.2 shall survive the expiration, termination or early cancellation of this Agreement, for a period of equal to the relevant statute of limitations period in the State of New York applicable to such claim, following the date of such expiration, termination or early cancellation of this Agreement.

(g)Any final judgment, after any applicable appeal process, rendered against any Party by a court of competent jurisdiction for any cause for which the other party is liable hereunder shall be conclusive against such party as to liability and amount upon the expiration of the time for appeal therefrom.

(3)Concessionaire Obligations to Cease Performance

(a)The Concessionaire acknowledges and agrees that the failure of the Concessionaire or any other Concessionaire-Related Entity to cease to perform the operations at the Airport authorized by this Agreement and the applicable Consent to Sublease (i.e., vacate the Premises) from the effective date of the expiration or termination of the Lease Agreement will or may cause the Concessions Manager[,the Master Lessee] and the Port Authority injury, damage or loss. The Concessionaire hereby assumes the risk of such injury, damage or loss and hereby agrees that it shall be responsible for the same and shall pay the Concessions Manager[,the Master Lessee] and the Port Authority for the same whether such are foreseen or unforeseen, special, direct, consequential or otherwise.

(b)The Concessionaire hereby expressly agrees to indemnify and hold the Concessions Manager Indemnified Parties and the Port Authority Indemnified Parties harmless against any such injury, damage or loss described in subdivision (a) above. The Concessionaire acknowledges that the Concessions Manager[,the Master Lessee] and the Port Authority reserve all of their respective legal and equitable rights and remedies in the event of such failure by the Concessionaire to cease performance of the authorized operations. The Concessionaire and the Concessions Manager each hereby acknowledges and agrees that, subject to the foregoing, all terms and provisions of the Consent to Sublease shall be and continue in full force and effect during any period following such expiration or termination of the Lease Agreement.

(c)If the Concessionaire is a joint venture or partnership, every obligation or undertaking stated to be fulfilled or performed by the Concessionaire pursuant to this Agreement or related Consent to Sublease shall be the joint and several obligation of each partner in the joint venture or partnership (other than any limited partner). 13

(4)Insurance

(a)The Concessionaire shall procure and maintain insurance satisfying the requirements set forth in the Consent to Sublease and, if the insurance requirements set forth in this Agreement are different than such requirements, then whichever constitutes the broader or more comprehensive insurance requirements shall control. Each of the Concessions Manager, [the Master Lessee,] the Port Authority and

13 Note to Form: Joint venture or partnership parties to execute sublease and consent.

the City Insureds shall be named as additional insureds or loss payees, as applicable, under each policy of insurance procured by the Concessionaire pursuant to the terms of this Agreement and the applicable Consent to Sublease.

ARTICLE 7
DEFAULT AND TERMINATION

(1)Event of Default by the Concessionaire The occurrence of any one or more of the following events during the Term constitutes an “Event of Default” under this Agreement:

(a)the Concessionaire shall fail to pay to the Concessions Manager the Base Rent and any other monetary obligations owed to the Concessions Manager pursuant to this Agreement, when due, and such failure continues unremedied for a period of ten (10) business days following initial notice thereof from the Concessions Manager to the Concessionaire or (y) such shorter period as may be afforded to the Master Lessee under the Lease Agreement;

(b)the Concessionaire shall fail to comply with, perform or observe any obligation, covenant, agreement, term or condition in this Agreement or the requirements to be complied with and/or observed or performed by the Concessionaire and such failure continues unremedied for a period of (x) thirty (30) days following initial notice thereof (giving particulars of the failure in reasonable detail) from the Concessions Manager to the Concessionaire or (y) such shorter period as may be afforded to the Master Lessee under the Lease Agreement; provided, however, that with respect to clause (x) above, where compliance, performance or fulfillment of its obligation requires activity over a period of time, such failure shall not constitute an Event of Default if the Concessionaire, within [forty-five (45)] days following such initial notice, has demonstrated to the satisfaction of the Concessions Manager, acting reasonably, that (A) it is proceeding and will proceed with all due diligence to cure or cause to be cured such failure, (B) its actions can be reasonably expected to cure or cause to be cured such failure within a reasonable period of time acceptable to the Concessions Manager, acting reasonably, but in no event to exceed ninety (90) days in the aggregate, and (C) such failure is in fact cured within such period of time;

(c)any representation or warranty made in Section 2.4 of this Agreement shall be false in any material respect as of the Effective Date;

(d)the Concessionaire shall become insolvent or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States of America or of any state thereof, or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all of its property or takes any action in furtherance of the foregoing;

(e)by order or decree of a court the Concessionaire shall be adjudged bankrupt or an order shall be made approving a petition filed by any of its creditors or by any of the stockholders (or partners, members of equityholders, as applicable) of the Concessionaire seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States of America or of any state thereof; provided, however, that if any such judgment or order is stayed or vacated within sixty (60) days after the entry thereof, any notice of cancellation shall be and become null, void and of no effect;

(f)by, or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or Governmental Authority, agency or officer having jurisdiction, a receiver, trustee, or liquidator shall take possession or control of all or substantially all of the property of the Concessionaire, and such possession or control shall continue in effect for a period of sixty (60) days; or

(g)Abandonment of the Premises;

(h)any lien is filed against the Premises because of any act or omissions of the Concessionaire, and shall not be discharged of record, or by bonding through an insurance company duly authorized to write such bonds in New York State, within (x) thirty (30) days after such filing or (y) such shorter period as may be afforded to the Concessions Manager under the Lease Agreement;

(i)failure by the Concessionaire to comply with Applicable Laws;

(j)the letting hereunder or the interest or estate of the Concessionaire under this Agreement shall be transferred to, pass to or devolve upon, by operation of law or otherwise, any other Person;

(k)to the extent the Concessionaire sells or causes the sale of alcoholic beverages at the Premises, the termination, revocation, suspension or expiration of the beverage license(s) issued to Concessionaire by the New York State Liquor Authority concerning alcoholic beverage consumption at the Premises; or

(l)to the extent the Concessionaire operates its business at the Premises as a franchisee under a franchise agreement with any third party, the revocation, termination or expiration of such franchise agreement or Concessionaire’s rights thereunder to operate at the Premises under the “[INSERT APPLICABLE MARK]” trade name.

Notwithstanding anything to the contrary provided herein, in no event shall the Concessionaire be entitled to any grace or cure period in excess of the period of time afforded to the [Concessions Manager/Master Lessee] under the Lease Agreement for the cure of a breach hereunder, it being acknowledged that under the Lease Agreement the [Concessions Manager/Master Lessee] shall be liable to the Port Authority for the acts and omissions of the Concessionaire under this Agreement.

(2)Remedies of the Concessions Manager Upon the occurrence and uncured continuance of an Event of Default, the Concessions Manager may, by notice to the Concessionaire, declare the Concessionaire to be in default and may do any or all of the following as the Concessions Manager shall determine in its discretion:

(a)bring a suit, action or proceeding (summary or otherwise) to collect, file a proof of claim in any Concessionaire bankruptcy or other insolvency proceeding for, or institute any other suit, action or proceeding (whether similar to any of the foregoing or not) before any court of competent jurisdiction for, any amounts required to be paid by the Concessionaire to the Concessions Manager pursuant to this Agreement, then due and owing to the Concessions Manager and for actual compensatory damages, and for all costs and expenses incurred by the Concessions Manager related thereto, including reasonable attorneys’ fees;

(b)accelerate, declare due and payable, bring a suit, action or proceeding (summary or otherwise) to collect or recover, without duplication of amounts recovered, any and all payments of the Base Rent that would be due over the remainder of the Term as if all such amounts were payable to the Concessions Manager at such time, discounted to the present value thereof at the rate equal to the weighted average coupon applicable to [Concessions Manager Debt];

(c)terminate this Agreement, in which event the Concessionaire shall promptly vacate the Terminal and surrender the Premises to the Concessions Manager, and if the Concessionaire fails to so surrender and vacate the Premises, to the extent permitted under Applicable Law, the Concessions Manager may enter upon and take possession of the Premises by any lawful means and expel or remove the Concessionaire or any other Person occupying the same by, through or under the Concessionaire by any lawful means without liability for trespass or any claim for damages therefor; and the Concessionaire shall pay to the Concessions Manager on demand the amount of all loss and damage which the Concessions Manager may suffer by reason of such termination, whether through inability to relet (after commercially reasonable efforts to so relet) the Premises on terms equal to or better than the terms of this Agreement or otherwise, including (i) without duplication of any amounts, the loss of any and all the Base Rent that would be due over the remainder of the Term, discounted to the present value thereof at the rate equal to the weighted average coupon payable on the Master Lessee Debt that constitutes Permitted Capital Costs and (ii) all costs and expenses incurred by the Concessions Manager related to the foregoing, including reasonable attorneys’ fees;

(d)cure the Event of Default, in which case the Concessionaire shall reimburse the Concessions Manager for the costs and expenses incurred by the Concessions Manager to cure such Event of Default, including reasonable attorneys’ fees, upon demand, including an itemization in reasonable detail of such costs and expenses and accompanied by reasonable evidence of the payment of such costs and expenses, together with interest on such costs and expenses paid by the Concessions Manager at the rate per annum equal to the [prime rate plus 2%] or the highest rate permitted under Applicable Law (whichever is less) from the date the same were paid by the Concessions Manager to the date the same are repaid by the Concessionaire; and

(e)without duplication of any other remedy, exercise any other rights or remedies available to the Concessions Manager under this Agreement, under any other applicable agreement, under Applicable Law or otherwise, subject to the provisions of this Agreement limiting or restricting liability or remedies.

(3)Holdover Without in any way limiting the provisions set forth in the Sections of this Agreement entitled “Termination” and “Survival of the Obligations of the Concessionaire ”, respectively, in the event the Concessionaire remains in possession of the Premises after the expiration or termination of the term of the letting under this Agreement, as it may be extended from time to time, in addition to any damages to which the Concessions Manager may be entitled under this Agreement or other remedies the Concessions Manager may have by law or otherwise, the Concessionaire shall pay to the Concessions Manager a rental for the period commencing on the day immediately following the date of such expiration or the effective date of such termination and ending on the date that the Concessionaire shall surrender and completely vacate the Premises at an annual rate equal to twice the sum of (i) the annual rate of the basic rental in effect on the date of such expiration or termination, plus (ii) all items of additional rent and other periodic charges, including without limitation the percentage rental, payable with respect to the Premises by the Concessionaire at the annual rate in effect during the 365 day period immediately preceding such date. Nothing herein contained shall give, or be deemed to give, the Concessionaire any right to remain in possession of the Premises after the expiration or termination of the letting under this Agreement. The Concessionaire acknowledges that the failure of the Concessionaire to surrender, vacate and yield up the Premises to the Concessions Manager on the effective date of such expiration or termination will or may cause the Concessions Manager injury, damage or loss. The Concessionaire hereby assumes the risk of such injury, damage or loss and hereby agrees that it shall be responsible for the same and shall pay the Concessions Manager for the same whether such are foreseen or unforeseen, special, direct, consequential or otherwise and the Concessionaire hereby expressly agrees to indemnify and hold the Concessions Manager harmless against any such injury, damage or loss.

(4)Survival of the Obligations of the Concessionaire In the event that the letting shall have been terminated in accordance with a notice of termination as provided in the Section of this Agreement entitled “Termination”, or the interest of the Concessionaire cancelled pursuant thereto, or in the event that the Concessions Manager has re-entered, regained or resumed possession of the Premises, all the obligations of the Concessionaire under this Agreement shall survive such termination or cancellation, re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of this Agreement, and the amount or amounts of damages or deficiency shall become due and payable to the Concessions Manager to the same extent, at the same time or times and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place. The Concessions Manager may maintain separate actions each month to recover the damage or deficiency then due or at its option and at any time may sue to recover the full deficiency less the proper discount, for the entire unexpired term.

(5)No Waiver A failure by any Party to take any action with respect to any default or violation by the other of any of the terms, covenants or conditions of this Agreement shall not in any respect limit, prejudice, diminish or constitute a waiver of any rights of the party to act with respect to any prior, contemporaneous or subsequent violation or default. The acceptance by the Concessions Manager of payment of Base Rent, percentage rent or additional rent for any period or periods after a default or violation of any of the terms, conditions and covenants of this Agreement shall not constitute a waiver or diminution of, nor create any limitation upon any right of the Concessions Manager pursuant to this Agreement to terminate this Agreement for subsequent violation or default, or for continuation or repetition of the original violation or default.

(6)Condemnation

(a)In any action or proceeding instituted by any governmental agency or agencies for the taking for a public use of any interest in all or any part of the Premises, the Concessionaire shall not be entitled to assert any claim to any award or part thereof made or to be made therein, or to institute any action or proceeding or to assert any claim against such agency or agencies or against the Port Authority or the Concessions Manager, for or on account of any such taking, except the possible claim to an award for loss of trade fixtures furnished and installed by the Concessionaire (and for the purpose of such possible claim alone, title to such trade fixtures shall revert to the Concessionaire), it being understood and agreed between the Concessions Manager and the Concessionaire that, except for the possible claim to an award for loss of trade fixtures, the Concessions Manager or the Port Authority shall be entitled to all the compensation or awards made or to be made or paid for any such taking as described in the Lease Agreement, free of any claim or right of the Concessionaire and the possible claim to an award for loss of trade fixtures shall not diminish any claim, award, compensation or damages of or to the City or of or to the Port Authority on account of any condemnation and such condemnation claim is permitted by Section 23 of the Basic Lease or Section 19 of the Lease Agreement.

(b)In the event of a taking of the entire Premises by any governmental agency or agencies, then this Agreement shall be cancelled and the letting shall, as of the date possession is taken from the Concessions Manager by such agency or agencies, cease and determine in the same manner and with the same effect as if the term of the letting had on that date expired.

(c)In the event of a taking by any governmental agency or agencies of a part of the Premises, then the letting as to such part only shall, as of the date possession thereof is taken from the Concessions Manager by such agency or agencies, cease and determine, and the Base Rent thereafter to be paid by the Concessionaire to the Concessions Manager shall be abated based on the square footage of the Premises so taken from and after the date of such taking.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

(1)Representations and Warranties

(a)Representations and Warranties of the Concessions Manager The Concessions Manager makes the following representations and warranties to the Concessionaire, and the Concessions Manager acknowledges that the Concessionaire is relying upon such representations and warranties in entering into this Agreement:

(i)Organization The Concessions Manager is duly organized, validly existing and in good standing under the laws of the place of its organization and is duly qualified to conduct business in the State of New York.

(ii)Power and Authority The Concessions Manager has the power and authority to enter into this Agreement and to do all acts and things and execute and deliver all other documents as are required hereunder to be done, observed or performed by it in accordance with the terms hereof.

(iii)Enforceability This Agreement has been duly authorized, executed and delivered by the Concessions Manager and constitutes a valid and legally binding obligation of the Concessions Manager, enforceable against it in accordance with the terms hereof, subject only to (A) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar requirements of law and judicial decisions now or hereafter in effect generally affecting the enforcement of creditors’ rights and remedies and (B) the effect of requirements of law governing equitable remedies and defenses and the discretion of any court of competent jurisdiction in awarding equitable remedies.

(iv)No Conflicts The execution and delivery of this Agreement by the Concessions Manager and the performance by the Concessions Manager of the terms, conditions and provisions hereof do not and will not contravene or violate or result in a breach of (with or without the giving of notice or lapse of time, or both) or acceleration of any material obligations of the Concessions Manager under (A) any Applicable Law, (B) any agreement, instrument or document to which the Concessions Manager is a party or by which it is bound or (C) the articles, bylaws or governing documents of the Concessions Manager.

(b)Representations and Warranties of the Concessionaire The Concessionaire makes the following representations and warranties to the Concessions Manager, and the Concessionaire acknowledges that the Concessions Manager is relying upon such representations and warranties in entering into this Agreement:

(i)Organization The Concessionaire is duly organized, validly existing and in good standing under the laws of the place of its organization and is duly qualified to conduct business in the State of New York.

(ii)Power and Authority The Concessionaire has the power and authority to enter into this Agreement and to do all acts and things and execute and deliver all other documents as are required hereunder to be done, observed or performed by it in accordance with the terms hereof, and this Agreement shall have been authorized to be executed and delivered by the Concessionaire in accordance with all Applicable Law, including with respect to any applicable bankruptcy, reorganization, insolvency, liquidation, or dissolution proceeding.

(iii)Enforceability This Agreement has been duly authorized, executed and delivered by the Concessionaire and constitutes a valid and legally binding obligation of the Concessionaire, enforceable against it in accordance with the terms hereof, subject only to (A) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar requirements of law and judicial decisions now or hereafter in effect generally affecting the enforcement of creditors’ rights and remedies and (B) the effect of requirements of law governing equitable remedies and defenses and the discretion of any court of competent jurisdiction in awarding equitable remedies.

(iv)No Conflicts The execution and delivery of this Agreement by the Concessionaire and the performance by the Concessionaire of the terms, conditions and provisions hereof do not and will not contravene or violate or result in a breach of (with or without the giving of notice or lapse of time, or both) or acceleration of any material obligations of the Concessionaire under (A) any Applicable Law, (B) any agreement, instrument or document to which the Concessionaire is a party or by which it is bound or (C) the articles, bylaws or governing documents of the Concessionaire.

(v)No Relationships None of the Concessionaire, its officers, directors, agents, employees, or principals, or any of its Affiliates, subsidiaries, suppliers, sub-lessees or family members of the aforementioned individuals, has or has had within the past five (5) years, a direct or indirect business relationship with the Concessions Manager or its partners, shareholders, officers, directors, shareholder representatives, agents or employees.

(vi)Concessionaire Marks

(A)The Concessionaire (i) owns or has obtained, and will continue to own or maintain at all times during the Term, the necessary rights to use the trademarks, trade names, trade dress, service marks, copyrights, and other intellectual property used by the Concessionaire in connection with its business operations at the Premises, including but not limited to, the “[INSERT APPLICABLE MARK]”, (collectively, “Concessionaire Marks”); (ii) has the right to grant the license for the Concessionaire Marks, and (iii) none of the Concessionaire Marks infringe on any third party property rights. To the extent the Concessionaire operates its business at the Premises as a franchisee under a franchise agreement with any third party, the Concessionaire further represents, warrants, and covenants that (w) such franchise agreement is in full force and effect as of the date hereof, and will remain effective with respect to the Premises for the duration of the Term hereof, (x) Concessionaire shall notify the Concessions Manager and the Port Authority in writing immediately upon the revocation, termination or expiration of such franchise agreement or its rights thereunder to operate at the Premises under the “[INSERT APPLICABLE MARK]” trade name, (y) Concessionaire shall notify the Concessions Manager and the Port Authority promptly in writing upon receiving any notice from the franchisor to such franchise agreement alleging that Concessionaire is in breach of the such agreement, and (z) Concessionaire shall cease operating at the Premises as a “[INSERT APPLICABLE MARK]” franchisee immediately upon the termination of its authorization to do so.

(B)Upon request of the Concessions Manager or the Port Authority, Concessionaire shall promptly provide evidence reasonably satisfactory to the Concessions Manager or the Port Authority, as applicable, of the Concessionaire’s compliance with the foregoing representation, including but not limited to complete copies of any franchise agreements, intellectual property license agreements, or other related documents.

(C)The Master Lessee may list Concessionaire in one or more “Sublessee Directories” to be located within the Master Lessee’s leased premises for the convenience of passengers. The design, layout, location, size, and placement of any Sublessee Directory and Concessionaire’s listing therein shall be at the sole discretion of the Master Lessee. Concessionaire hereby grants the Master Lessee and the Port Authority a royalty-free, non-exclusive license to use Concessionaire Marks; provided that such use shall be limited to the following: (i) listing Concessionaire’s name on the Master Lessee’s website, and (ii) inclusion of Concessionaire’s name and logo in such Sublessee Directories or other marketing or promotional materials describing the Master Lessee’s leased premises and the Master Lessee or Port Authority generally.

(D)This Agreement shall control in the event of any ambiguity or conflict between the terms of this Agreement and the terms of the Concessionaire’s franchise or license agreement, as applicable. Accordingly, by way of example only, if the franchisor reserves any rights under the “[INSERT APPLICABLE MARK]” franchise agreement to directly, or through a successor franchisee, enter upon, occupy or operate at the Premises in the event of a breach under or termination of the franchise agreement, such reserved rights shall not be binding upon, or enforceable against, the Port Authority or the Master Lessee and neither party intends to grant the franchisor any third party beneficiary rights under this Agreement or any Port Authority consent to this Agreement. In the event of the revocation, termination or expiration of said franchise agreement or the Concessionaire’s rights thereunder to operate at the Premises under the “[INSERT APPLICABLE MARK]” trade name, the Concessionaire shall not be entitled to operate at the Premises as a franchisee of another franchisor or under a different “[INSERT APPLICABLE MARK]” without the prior written consent of the Port Authority.

(E)Failure to comply with this paragraph (vi) shall be an event of default under this Agreement and the Port Authority consent to Agreement, as applicable. Concessionaire’s obligations to indemnify and hold harmless the Master Lessee and the Port Authority Indemnified Parties and their respective Commissioners, directors, officers, employees, agents and representatives hereunder shall include any claims, damages, losses, risks, liabilities and expenses (including, without limitation, attorney’s fees and disbursements) arising out of, relating to, or in connection with Concessionaire’s breach of any of its covenants, representations, and warranties made under this paragraph (vi) including, but not limited to, any claim made by, through or under (i) a franchisor based on, relating to or arising out of Concessionaire operating at the Premises as a franchisee and (ii) a third party claiming rights by, through or under the Concessionaire including, without limitation, any alleged sub-franchisee or sub¬ licensee.

ARTICLE 9
DISPUTE RESOLUTION

(1)Scope Except for disputes concerning termination of this Agreement by any Party (which shall be resolved as provided in Article 10(7) of this Schedule), any dispute arising out of, relating to or in connection with this Agreement, including any question as to whether such dispute is subject to arbitration, shall be resolved as set forth in this Article 9.

(2)Notice If the Concessionaire receives a notice of a default, as described in Article 7(2) of this Schedule, and contests, disputes or challenges the propriety of such notice, the Concessionaire may, by notice to the Concessions Manager, initiate the dispute resolution procedure in this Article 9.

(3)Informal Dispute Resolution Procedures The Parties agree that, at all times, they will attempt in good faith to resolve all disputes that may arise under this Agreement. The Parties further agree that, upon receipt of notice of a dispute from a Party, the Parties will refer the dispute to the Designated Person of each Party. The Designated Persons shall negotiate in good faith to resolve the dispute, conferring as often as they deem reasonably necessary, and shall meet and in good faith furnish to each other the information pertinent to the dispute. Statements made by representatives of the Parties during the dispute resolution mechanisms set forth in this Article 9(3) and documents specifically created for such dispute resolution mechanisms shall be considered part of settlement negotiations and shall not be admissible in evidence by any proceeding without the mutual consent of the Parties.

(4)Arbitration If the procedures described in Article 9(3) of this Schedule do not result in resolution of the dispute within thirty (30) Business Days following a reference to mediation, the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA (the “AAA Rules”). Any Party may initiate the arbitration, as provided in the AAA Rules. The place of arbitration shall be New York, New York, unless the Parties agree otherwise, and the language of the arbitration shall be English. The arbitral panel shall determine the rights and obligations of the Parties in accordance with the substantive laws of the State of New York and without regard to conflicts of laws principles thereof. Except as agreed by the Parties, the arbitral panel shall have no power to alter or modify any terms or provisions of this Agreement, or to render any award that, by its terms or effects, would alter or modify any term or provision of this Agreement. The arbitral panel shall be composed of three arbitrators, one to be selected by the Concessionaire, one to be selected by the Concessions Manager and the third (who shall act as chairman of the panel) to be selected by the two previously selected arbitrators. If the two previously-selected arbitrators cannot agree on the selection of the third arbitrator, the third arbitrator shall be selected in accordance with the AAA Rules. Once the arbitral panel has been composed, the arbitrators shall act as neutrals and not as Party arbitrators, and no Party shall engage in any ex parte communication with any member of the arbitral panel. Each Party shall bear its own attorney fees, expenses and costs. The award shall include interest at the Late Payment Interest Rate from the date of any breach or violation of this Agreement or the incurring of any obligation as determined in the arbitral award until paid in full. The award shall be in writing and state the reasons upon which it is based. The award shall be final and binding on the Parties. Judgment on the award may be entered by any court with competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. § 1 et seq., shall govern any arbitration conducted pursuant to this Article 9(4).

(5)Provisional Remedies No Party shall be precluded from initiating a proceeding in a court of competent jurisdiction for the purpose of obtaining any emergency or provisional remedy to protect its rights that may be necessary and that is not otherwise available under this Agreement.

(6)Chief Engineer’s Jurisdiction

Notwithstanding any other provision in this Agreement to the contrary, any aspect of a dispute that involves a technical or engineering matter that is governed by or based upon the Applicable Standards or the Reference Documents, in each case, with respect to any improvements or replacement or renovation work performed by the Concessionaire on the Premises, shall be determined by the Chief Engineer in his or her sole discretion, and shall be conclusive, final and binding on the Parties.

(a)The effect of the Chief Engineer’s determination shall not be impaired or waived by any negotiations or settlement offers, whether or not the Chief Engineer participated therein himself or herself, or by any conclusions reached by the designated senior representatives, which conclusions are subject to review by the Chief Engineer, or by any termination or cancellation of this Agreement.

(b)All disputes of the nature described in Section 4.6 (Chief Engineer’s Jurisdiction) must be submitted in writing by the designated senior representatives of the Parties to the Chief Engineer for his or her decision, together with all evidence and other pertinent information in regard to such dispute, in order that a fair and impartial decision may be made.

ARTICLE 10

MISCELLANEOUS

(1)No Partnership or Agency Nothing herein contained is intended or shall be construed to in any respect create or establish any partnership, joint venture or association or to make the Concessionaire the general representative or agent of the Concessions Manager for any purpose whatsoever.

(2)No Personal Liability No director, officer, employee, official, partner, member, owner, agent, advisor or other Person for whom either the Concessions Manager or the Concessionaire is responsible shall be charged personally by the other Party, or any director, officer, employee, official, partner, member, owner, agent, advisor or other Person for whom such Party is responsible, with any liability or expenses of defense or be held personally liable to them under any term or provision of this Agreement, or because of the Concessions Manager’s execution or attempted execution, or because of any breach hereof.

(3)Notice Except as otherwise expressly provided hereunder, all notices and other communications provided to under this Agreement shall be in writing and shall be mailed, electronically mailed (e-mailed), faxed or personally delivered to the Concessions Manager or the Concessionaire, to the person and at the address set forth at the foot of this Agreement next to such Party, or to such other Person or address as either the Concessions Manager or the Concessionaire may hereafter designate by notice to the other in accordance with this Article 10(3). Except as otherwise expressly provided hereunder, any notice or communication under this Agreement shall be deemed to have been given or made (a) if a messenger or courier service is used, when delivered to the addressee; (b) if sent by mail (certified or otherwise), five days after being deposited in the mails, postage prepaid and properly addressed; and (c) if sent by facsimile or electronic mail (e-mail), the earlier of (i) actual receipt by addressee and (ii) confirmation of receipt by the addressee. A copy of each notice sent by Concessions Manager or Concessionaire pursuant to this Agreement shall be delivered to the Port Authority in accordance with the notice provisions of the Consent to Sublease.

(4)Entire Agreement This Agreement, including the attached exhibits and endorsements, and the Consent to Sublease constitutes the entire agreement of the Concessions Manager and the Concessionaire on the subject matter hereof.

(5)Applicable Law THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE LETTING HEREUNDER SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE, AND TO BE PERFORMED SOLELY WITHIN, SUCH STATE, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

(6)Waiver of Trial by Jury The Concessionaire waives its right to trial by jury in any summary proceeding or action that may hereafter be instituted by the Concessions Manager against the Concessionaire in respect of the Premises and/or in any action that may be brought by the Concessions Manager to recover rentals, fees, damages, or other sums due and owing under this Agreement. The Concessionaire specifically agrees that it shall not interpose any claims as counterclaims in any summary proceeding or in any action for Port Authority or the Concessions Manager unless such claims would be deemed waived if not so interposed.

(7)Consent to Service of Process and Jurisdiction All judicial proceedings brought against the Concessionaire or the Concessions Manager with respect to this Agreement may be brought in any court of competent jurisdiction in any New York State court or the U.S. District Court of New York sitting in the City and County of New York, and any appellate court from any thereof, for the settlement of any dispute in connection with this Agreement or any transaction contemplated hereby. By execution and delivery of this Agreement, the Concessionaire and the Concessions Manager each accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available. The Concessions Manager and the Concessionaire each irrevocably designates and appoints the representative designated on the signature page hereto under the heading Agent for Service of Process as its agent for service of process, such service being hereby acknowledged by such representative to be effective and binding service in every respect. The agent may be changed only upon the giving of notice by the Concessionaire to the other Parties of the name and address of a new Agent for Service of Process that works within the geographical boundaries of the Commonwealth and is employed by the Concessions Manager or the Concessionaire, as the case may be. The Concessionaire and the Concessions Manager each irrevocably waives any objection (including any objection of the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any action or proceeding with respect to this Agreement in the jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law.

(8)Severability In the event any covenant, condition or provision herein contained is held to be invalid by any court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision herein contained, provided, however, that the invalidity of any such covenant, condition or provision does not materially prejudice either party hereto in its respective rights and obligations contained in the valid covenants, conditions or provisions in this Agreement.

(9)Representatives The Concessions Manager and the Concessionaire shall each designate a representative who, except as otherwise provided hereunder, shall be authorized to act for the Concessions Manager and the Concessionaire, respectively, with respect to any actions to be taken by either of them under the terms of this Agreement. Any Party hereto may change its designated representative by subsequent notice to the other Party.

(10)Successors and Assigns All of the covenants, stipulations and agreements herein contained shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties hereto.

(11)Confidentiality The Parties shall, and shall cause their representatives to, keep confidential any information obtained from the other Parties or their representatives in connection with the negotiation and performance of this Agreement, except as is required by Applicable Law to be disclosed, but only to the extent necessary and only for the purposes required. Notwithstanding the foregoing, this Article 10(11) shall not apply to information that (a) is or becomes generally available to the public through no breach of such Party; (b) is or was received by such Party from third parties who are not participating in the negotiations; (c) is approved for release in writing by the owner of such confidential information; (d) is or was independently developed by such Party; or (e) is provided to the Port Authority and is subject to the Port Authority’s Public Records Access policy.

(12)No Third Party Beneficiaries Later Signatories

(a)This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person or entity other than the Parties hereto and their assigns any legal or equitable rights hereunder; except as otherwise provided in this Section 5.12.

(b)Subject to the rights of the Recognized Mortgagee, the Port Authority shall have the right, as a third-party beneficiary, throughout the term of this Agreement, to enforce directly against the Concessionaire any and all of the obligations of the Concessionaire under this Agreement.

(c)[The Master Lessee shall be deemed to be an intended and express third-party beneficiary of this Agreement. Subject to the rights of the Recognized Mortgagee and the Port Authority, the Master Lessee shall have the right, as a third-party beneficiary, throughout the term of this Agreement, to enforce directly against the Concessionaire the obligations of the Concessionaire under this Agreement. The rights of the Master Lessee under this Section 5.12 shall survive the expiration, revocation or earlier termination of this Agreement.]

(d)[Upon the termination of the MCDA, this Agreement shall automatically be assigned to the Master Lessee, including any license, right and/or title provided herein, without any further action on the part of the Master Lessee, effective as of such date, and from and after such date, references herein to “Concessions Manager” shall be deemed to refer to the Master Lessee.]

(13)Counterparts This Agreement may be executed in one or more counterparts.

SCHEDULE 3

ADDITIONAL MANDATORY SUBLEASE PROVISIONS

12.Required Certifications and Covenants

The Concessionaire certifies that as of the Effective Date, and covenants that during the Term, none of (A) the Concessionaire, any of its Affiliates, any direct or indirect parent of the Concessionaire and/or wholly-owned subsidiary of the Concessionaire, (B) to the best knowledge of the Concessionaire, any beneficial owner of a ten percent (10%) or more interest in the Concessionaire and (C) to the best knowledge of the Concessionaire (with respect to clauses (a), (e), (f), (g), (h), (i), (j) and (k) below) each of the Concessionaire’s chief executive officer, chief operating officer, chief financial officer, treasurer, general counsel, president and any other similar executive management level officer:

(a)	has been convicted of, plead guilty to, or is under indictment for, any felony[, other than as fully disclosed on Schedule [●] (Required Disclosures)];
(b)

with respect to the Concessionaire only, has ever used a name, trade name or abbreviated name or federal taxpayer identification number other than such names or federal taxpayer identification number(s) reported to the Concessions Manager by the Concessionaire in connection with this Agreement[, other than as fully disclosed on Schedule [●] (Required Disclosures)];

(c)

has been party to an agreement which was terminated by the Port Authority, for cause, prior to its expiration date (other than any such party with which the Port Authority has subsequently entered into another agreement relating to similar subject matter);

(d)

as of the Effective Date: (i) is in default beyond any applicable grace period under any agreement with the Port Authority, or (ii) has been, within the preceding five (5) years, in default beyond any applicable grace period under any agreement with the Port Authority[, other than as fully disclosed on Schedule [●] (Required Disclosures)];

(e)

in connection with obtaining this Agreement or performing its rights or obligations pursuant to the terms hereof, has created any conflict of interest in violation of the Public Officers Law of the State of New York;

(f)

has been suspended, debarred, found not responsible or otherwise disqualified from entering into any contract with any Governmental Authority or been denied a government contract for failure to meet standards related to integrity[, other than as fully disclosed on Schedule [●] (Required Disclosures)];

(g)

has had a contract terminated by any Governmental Authority for breach of contract or for any cause based in whole or in part on an indictment or conviction[, other than as fully disclosed on Schedule [●] (Required Disclosures)];

(h)	has had any business or professional license suspended or revoked within the previous five (5) years[, other than as fully disclosed on Schedule [●] (Required Disclosures)];
(i)	has had any sanction imposed as a result of a judicial or administrative proceeding related to fraud, extortion, bribery, bid rigging, embezzlement, misrepresentation or anti-trust regardless of the dollar amount of the sanctions or the date of their imposition[, other than as fully disclosed on Schedule [●] (Required Disclosures)];

(j)

has been, or is currently, the subject of a criminal investigation by any federal, state or local prosecuting or investigative agency and/or a civil antitrust investigation by any federal, state or local prosecuting or investigative agency (in each case as to which it has been made aware)[, other than as fully disclosed on Schedule [●] (Required Disclosures)];

(k)	has been indicted or convicted of any crime in any jurisdiction[, other than as fully disclosed on Schedule [●] (Required Disclosures)]; and
(l)

is a person or entity with whom the Port Authority is restricted from doing business under the regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury (including, without limitation, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order or other regulation relating to national security or foreign policy (including, without limitation, (A) Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, (B) the USA PATRIOT Act (including the anti-terrorism provisions thereof), (C) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., and (D) the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.), or other governmental action related to national security, the violation of which would also constitute a violation of law.

13.Concessionaire Books and Records

(a)

The Concessionaire shall, and shall cause any Affiliate, if such Affiliate is a contractor or sub-sublessee or is otherwise operating business or operations at, through, or in any way connected with the Airport (with respect to such portions of their books and records that relate to the Airport) or if such Affiliate keeps and maintains records and books of account on behalf of the Concessionaire, to:

(i)keep and maintain in English in an office or offices in the Port of New York District, full and complete records and books of account, including, for the avoidance of doubt, with respect to all matters which the Concessionaire is required to certify to the Port Authority or the Concessions Manager pursuant to this Agreement or Consent to Sublease, as applicable, in accordance with U.S. generally accepted accounting principles or any other generally accepted accounting standards that are acceptable to the Port Authority recording all transactions of the Concessionaire at, through, or in any way connected with its operations at the Premises or elsewhere at the Airport, and outside the Airport if the order therefor is received at the Airport, which records and books of account shall be kept at all times within the Port of New York District and shall separately state and identify each activity performed at the Airport and off-Airport if the order therefor is received at the Airport; provided that the Concessionaire (and, if applicable, its Affiliate) shall keep and maintain such books and records during the term of this Agreement and for seven (7) years after the expiration or earlier termination or surrender thereof, and for such further period with regard to records and books of account relating to causes of action or other claims which accrue prior to the expiration, revocation or termination of this Agreement or which are the subject of threatened or pending litigation, settlement or other legal process and until the applicable statute of limitations has expired or, in the case of litigation, settlement or other legal process, such litigation, settlement or legal process has been completely disposed of and all time limits for appeal have expired, whichever is longer;

(ii)permit and/or cause to be permitted in ordinary business hours during the term of the subletting under this Agreement and for seven (7) years thereafter, and for the other time periods referenced in 2.1 above, as applicable, the examination and audit by both the officers, employees and representatives of both the Port Authority and those of the Concessions Manager of such records and books of account and also any records and books of account of any Affiliate if said Affiliate is a contractor or sub-sublessee or is otherwise operating business or operations at, through, or in any way connected with the Airport (with respect to such portions of their books and records that relate to the Airport) or keeps and maintains records and books of account on behalf of the Concessionaire (including without limitation all corporate records, agreements, source documents and books of account which the Port Authority in its sole and absolute discretion believes may be relevant for the identification, determination or calculation of all fees, rentals and other amounts paid or payable to the Port Authority whether directly or indirectly), within twenty (20) days following any request by the Port Authority from time to time and at any time to examine and audit said books and records; provided, in the event that, upon conducting an examination and audit as described in this paragraph 2(a)(ii), the Port Authority determines or estimates that unpaid fees, costs and/or other amounts thereon are due and payable to the Port Authority (whether directly or indirectly), in addition to any other amounts required by this paragraph 2(a)(ii) to be paid by the Concessionaire to the Port Authority, the Concessionaire shall pay to the Port Authority a service charge (“Service Charge”) in an amount equal to five percent (5%) of the amount determined by the Port Authority to be unpaid. Such Service Charge shall be payable by the Concessionaire upon demand therefor by the Port Authority and is exclusive of any and all other moneys due to the Port Authority by the Concessionaire under this Agreement or otherwise. No acceptance by the Port Authority of payment of any unpaid amount or of any unpaid Service Charge shall be deemed a waiver of the right of the Port Authority of payment of any Late Charge(s) or other Service Charge(s) payable under the provisions of this paragraph 2(a)(ii), with respect to such unpaid amount. Each such Service Charge shall be and become fees, recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the fees to be paid. Nothing in this paragraph 2(a)(ii), is intended to, or shall be deemed to, affect, alter, modify or diminish in any way (x) any rights of the Port Authority under this Agreement, including, without limitation, the Port Authority’s rights to terminate this Agreement or (y) any obligations of the Concessionaire under this Agreement; and

(iii)in those situations where the books and records have been generated from electronic data, provide, or cause to be provided, to the Port Authority’s representative extracts of data files in a computer readable format on data disks, E-mail with attached files or alternative computer data exchange formats suitable for the Port Authority in its sole and absolute discretion.

(b)

The Concessionaire understands that compliance by it with paragraph 9.1(1) above are of the utmost importance to the Port Authority in having entered into the arrangement under the Consent to Sublease and in the event of the failure of the Concessionaire to maintain, keep within the Port of New York District or make available for examination and audit the Concessionaire’s books and records of account in the manner and at the times or locations as provided in this provision, then, in addition to all and without limiting any other rights and remedies of the Port Authority, the Port Authority may:

(iv)estimate the amount or Port Authority share of moneys due and payable to it under this Agreement from the Concessionaire on the basis that the Port Authority, in its sole and absolute discretion, shall deem appropriate, and the Concessionaire shall pay such amount to the Port Authority when billed;

(v)if any such books and records have been maintained outside the Port of New York District, but within the continental United States of America, then the Port Authority in its sole and absolute discretion may (1) require such records to be produced within the Port of New York District within thirty (30) days of written request for same or (2) if the Concessionaire (or its Affiliate) fails to provide all of such books and records within the time period stated above (time being of the essence in connection with such time period and, in addition, such provided books and records being to the complete and total satisfaction of the Port Authority) the Port Authority may examine such records at the location at which they have been maintained and in such event the Concessionaire (or its Affiliate) shall pay to the Port Authority when billed all actual travel costs and related expenses, as determined by the Port Authority for Port Authority auditors and other representatives, employees and officers in connection with such examination and audit; and

(vi)if any such books and records have been maintained outside the continental United States of America then, in addition to the costs specified in paragraph (B) above, the Concessionaire shall pay to the Port Authority when billed all other costs of the examination and audit of such records including, without limitation, salaries, benefits, travel costs and related expenses, overhead costs and fees and charges of third party auditors retained by the Port Authority for the purpose of conducting such audit and examination.

The foregoing auditing costs, expenses and amounts set forth in Section 5.3(a)(iv)(B) and Section 5.3(a)(iv)(C) above shall be deemed fees/rent and charges under this Agreement and the Consent to Sublease, as applicable, payable to the Port Authority with the same force and effect as all other fees/rent and charges thereunder.

14.Observance and Compliance with Laws

The Concessionaire shall, and shall cause its Delegates and licensees to, observe and comply with, and pay all taxes and obtain all licenses, permits, certificates and other authorizations required by, all Applicable Laws in connection with their operations or activities hereunder to the extent such Applicable Laws apply to the Concessionaire and its operations at the Premises and within the Terminal. The Concessionaire shall, and shall cause its Delegates and licensees to, observe faithfully, and comply strictly with the Applicable Standards and rules and regulations governing the use and occupancy and conduct and operations of the Concessionaire at the Premises as the Concessions Manager and/or the Master Lessee may adopt, from time to time.

15.Affirmative Action

The Concessionaire covenants and agrees that it will undertake an affirmative action program as required by 14 C.F.R. Part 152, Subpart E, to insure that no person shall on the grounds of race, color, national origin, creed or religion, sex, handicap or disability or age be excluded from participating in any employment activities covered in 14 C.F.R. Part 152, Subpart E and shall assure that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by such Subpart E. The Concessionaire covenants and agrees that it will require that its covered suborganizations provide assurances to the Concessionaire that they similarly will undertake affirmative action programs and that they will require assurances from the suborganizations, as required by 14 C.F.R. Part 152, Subpart E, to the same effect.

16.Non-Discrimination

The Concessionaire, for itself, its successors in interest, and assigns, as a part of the consideration hereof, covenants and agrees as a covenant running with the land that (i) no person on the ground of race, color, national origin, creed or religion, sex, handicap or disability or age shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Premises, (ii) in the construction of any improvements on, over, or under the Premises and furnishing of services thereon, no person on the ground of race, color, national origin, creed or religion, sex, handicap or disability or age shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (iii) the Concessionaire shall use the Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-discrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said regulations may be amended, and any other present or future laws, rules, regulations, orders or directions of the United States of America with respect thereto which from time to time may be applicable to the Concessionaire’s operations at the Airport, whether by reason of agreement between the Port Authority and the United States of America or otherwise. The Port Authority shall have the right to take such action as the United States of America may direct to enforce such covenant.

17.Non-Discrimination in Furnishing Services

The Concessionaire shall not unjustly discriminate among Concessionaire sub-lessees or refuse to offer any classification, status, or terms of an agreement, to any Concessionaire sub-lessee in the Premises that assumes obligations substantially similar to those already imposed on any other similarly situated Concessionaire sub-lessees, as applicable, in the Premises having such classification status or terms.

18.Other Agreements

In addition to and without limiting any terms and provisions of this Agreement:

(a)

the Concessionaire agrees to comply with all applicable federal, state and local laws, ordinances, rules, regulations, and orders that pertain to equal employment opportunity, affirmative action, and non-discrimination in employment;

(b)

at the request of either the Port Authority or the Concessions Manager, the Concessionaire, shall request any employment agency, labor union or authorized representative of workers with which it has a collective bargaining or other agreement or understanding and which is involved in the performance of this Agreement to furnish a written statement that such employment agency, labor union or representative shall not discriminate because of race, color, national origin, creed/religion, sex, age or handicap/disability, and that such union or representative will cooperate in the implementation of the Concessionaire’s obligations hereunder; and

(c)

the Concessionaire will state, in all solicitations or advertisements for employees placed by or on behalf of the Concessionaire in the performance of this Agreement that all qualified applicants will be afforded equal employment opportunity without discrimination because of race, color, national origin, creed/religion, sex, age or handicap/disability.

19.FAA Grants

(a)

The Port Authority has applied for and received a grant or grants of money from the Administrator of the FAA pursuant to the Airport and Airways Development Act of 1970, as the same has been and may hereafter be amended and supplemented or superseded by similar federal legislation, and under prior federal statutes which said Act superseded and the Port Authority may in the future apply for and receive further such grants, and the Port Authority has applied for and received permission to collect and use Passenger Facility Charges pursuant to An Act To Revise, Codify, And Enact Without Substantive Change

Certain General And Permanent Laws, Related To Transportation, Pub: Law 103-272, 108 Stat 745 (July 5, 1994), as the same has been and may hereafter be amended and supplemented or superseded by similar federal legislation, and under prior federal statutes which said Act superseded, and the Port Authority may in the future apply for and receive further permission to collect such Passenger Facility Charges. In connection therewith the Port Authority has undertaken, and may in the future undertake, certain obligations respecting its operation of the Airport and the activities of its contractors, lessees and permittees thereon. The performance by the Concessionaire of the covenants, promises and obligations contained in this Agreement is therefore a special consideration and inducement for the Port Authority to enter into and execute the Consent to Sublease, and the Concessionaire further covenants and agrees that if the Administrator of the FAA or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority in connection with the federal airport aid, shall make any orders or recommendations or suggestions in written form respecting the performance by the Concessionaire of such covenants, promises and obligations, the Concessionaire will promptly comply therewith, at the Concessionaire’s cost and expense, at the time or times when and to the extent that the Port Authority may direct.

(b)

The Concessionaire covenants and agrees that (A) the Concessionaire, at its own cost and expense, shall comply with any direction issued by the Port Authority (including any bulletin, directive or other official instruction issued by the General Manager of the Airport) to comply with Applicable Law or Applicable Standards, or with any applicable regulation, order, statement of policy, advisory circular, or recommendation or suggestion in writing, of the Administrator of the FAA or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority under federal law, or arising from the applications described in this paragraph 19; provided that (1) for the purpose of this paragraph 19, “governmental officer or body” shall not be construed to refer to or include the Port Authority, (2) the direction of the Port Authority made under this paragraph 19 shall include a direction to the Concessionaire to take an action, to not take an action, or to cease an action, including, but not limited to the granting of a contract or permission or directing another person to take an action, refrain from taking an action, or cease an action, (3) the Port Authority’s interpretation of any such Applicable Law, order, statement of policy, recommendation or suggestion, including those of a general nature which do not refer specifically to the Airport or any specific person, shall be final and determinative; and (4) the Port Authority may require any permittee, Concessionaire, subtenant, licensee, contractor or supplier of the Concessionaire who acts for or on behalf of the Concessionaire in or regarding the Premises to perform the obligations imposed by, and be subject to, the terms of, this paragraph 19, as if such permittee, Concessionaire, subtenant, licensee, contractor or supplier were the Concessionaire with respect to the obligations of the Concessionaire set forth in this paragraph 19.

(c)

The Concessionaire agrees to include the statements in this paragraph 8 in any subsequent concession agreements that it enters and cause those businesses similarly to include the statements in further agreements, the foregoing not to be construed as approval by the Concessions Manager or the Port Authority of any such agreements as required.

20.Minimum Wage Requirements

(a)	The Port Authority has adopted a minimum wage policy (“Minimum Wage Policy”) for workers performing under non-trade labor service contracts at all Port Authority facilities.

The Port Authority has also adopted a rule for implementing the Minimum Wage Policy. The Concessionaire has reviewed the Minimum Wage Policy and the implementing rule and agrees to comply with the Minimum Wage Policy and implementing rule, as the same may be amended. The Port Authority reserves the right to amend the Minimum Wage Policy and rule from time to time.

(b)

A failure to comply with the obligations set forth under this paragraph 9 shall constitute a breach of this Agreement and, accordingly, the Port Authority shall be entitled to all rights and remedies available to it under law, equity or otherwise in the event of such breach; provided that a failure of the Concessionaire or any Concessionaire Counterparty to comply with the Minimum Wage Policy (or any future amendment or modification to the Minimum Wage Policy), or any enforcement thereof with respect to a particular type of employment matter, shall not constitute a breach of this Agreement to the extent that the Port Authority has imposed the Minimum Wage Policy (or such amendment or modification) on, or enforced the Minimum Wage Policy (or such amendment or modification) against, the Concessionaire or such Concessionaire Counterparty, as the case may be (the “Target Entity”) in a manner that is inconsistent with the manner in which the Minimum Wage Policy (or such amendment or modification) is imposed on, or enforced against, other entities in the same category of business as the Target Entity, with respect to the same type of employment matter, at the Airport and the other airports for which the Port Authority is the airport operator.

(c)

Further, the Concessionaire acknowledges that the Port Authority has audit rights granted with respect to the Concessionaire’s operations at the Airport and that such audit rights extend to the Concessionaire’s compliance with its obligations hereunder concerning the Minimum Wage Policy and the implementing rule.

(d)

The Concessionaire shall provide to the Port Authority an annual statement, signed by a responsible officer or authorized representative of the Concessionaire, certifying as to its own compliance with the Minimum Wage Policy and the implementing rules.

(e)

The Concessionaire further agrees that it shall include in any agreements entered into by the Concessionaire related to Covered Services (as defined in the Minimum Wage Policy), including, without limitation, subcontracts and subleases (but excluding agreements with government agencies or authorities) a clause which states that the party providing such services (the “Concessionaire Counterparty”) to the Concessionaire (i) has reviewed the Minimum Wage Policy and the implementing rule, (ii) agrees to comply with them, as the same may be amended from time to time, (iii) agrees to provide the Concessionaire and the Port Authority an annual statement, signed by a responsible officer of the Concessionaire Counterparty, certifying as to its own compliance with the obligations described in this paragraph, and (iv) acknowledges and agrees that the Port Authority shall be a third party beneficiary of such clause entitled to all rights and remedies available to it under law, equity or otherwise in the event of a breach of such clause by the Concessionaire Counterparty. For the avoidance of doubt, a breach by the Concessionaire shall be deemed to have occurred regardless of whether the Concessionaire directly fails to comply with the Minimum Wage Policy or the related implementing rule or whether the Concessionaire’s contractor/subcontractor, licensee/sublicensee, tenant/subtenant, etc., as applicable, fails to comply with the Minimum Wage Policy or related implementing rule.

(f)	At the request of the Port Authority, the Concessionaire further agrees that it shall terminate any agreements entered into by the Concessionaire related to Covered Services (as defined in the Minimum Wage Policy), including, without limitation, subcontracts and subleases (but excluding agreements with government agencies or authorities), with any Concessionaire Counterparty which fails to comply with its contractual obligations related to the Minimum Wage Policy, as set forth in the foregoing paragraph (e).

21.Labor Harmony

(a)

In connection with its operations at the Premises under this Agreement, the Concessionaire shall serve the public interest by promoting labor harmony, it being acknowledged that strikes, picketing, or boycotts may disrupt the efficient operation of the Premises.

(b)

The Concessionaire recognizes the essential benefit to have continued and full operation of the Airport as a whole and the Terminal as a transportation center. The Concessionaire shall give notice to the Port Authority (to be followed by written notice and reports) of any and all impending or existing labor-related disruptions and the progress thereof as soon as practicable (but in no event later than five (5) days after the Concessionaire becomes aware of such impending or existing labor-related disruptions).

(c)

If any type of strike, boycott, picketing or other labor activity is directed against the Concessionaire at the Airport or against any operations pursuant to this Agreement, which, in the opinion of the Port Authority, adversely affects or is likely to adversely affect the operation of the Airport, any portion of the Premises under the Lease Agreement or the relevant concession space, or the operations of other permittees, lessees or licensees thereat, or presents a danger to the health and safety of users of the Airport or the Premises under the Lease Agreement, including persons employed thereat or members of the public, whether or not the same is due to the fault of the Concessionaire, and whether caused by the employees of the Concessionaire or by others, the Port Authority shall have the right, at any time during the continuance thereof to take all legal remedies available to it to end or arrange for the cessation of any such strike, boycott, picketing or other labor activity.

(d)

Labor Peace Agreement. The Concessionaire represents that, prior to or upon entering into this Agreement, it has delivered to the Port Authority evidence of a signed (x) labor peace agreement in the form attached hereto as Exhibit 7 (Evidence of Signed Labor Peace Agreement) or (y) a written notification from an officer of the Concessionaire on the Concessionaire’s letterhead in the form attached hereto as Exhibit 8 (Letter in Lieu of Exhibit 7) that no labor organization (as defined by 29 U.S.C. Section 152(3)) has sought to represent the employees of the Concessionaire at the Airport or of the date of such notification.

(e)

Employee Retention. If the Concessionaire’s concession at the Premises is of the same type (i.e., food, retail, news/gifts or duty-free concession) as that of the immediately preceding concession operator at the Premises (the “Predecessor Concession”), the Concessionaire agrees to offer continued employment for a minimum period of ninety (90) days, unless there is just cause to terminate employment sooner, to employees of the Predecessor Concession who have been or will be displaced by cessation of the operations of the Predecessor Concession and who wish to work for the Concessionaire at the Premises. The foregoing requirement shall be subject to the Concessionaire’s commercially reasonable determination that fewer employees are required at the Premises than were required by the Predecessor Concession; provided, however, that the Concessionaire shall retain such staff as is deemed commercially reasonable on the basis of seniority with the Predecessor Concession at the Premises.

(f)

The Port Authority shall have the right to demand from the Concessionaire, upon reasonable notice, documentation of the name, date of hire, and employment occupation classification of all employees covered by this provision. In the event the Concessionaire fails to comply with this provision, the Port Authority shall have the right at any time during the continuance thereof to take such actions as the Port Authority may deem appropriate, including, without limitation, revocation of its consent to this Agreement and, accordingly, revocation of this Agreement.

Notwithstanding anything to the contrary in this Agreement, the obligations set forth under this paragraph 21 shall only apply if the Concessionaire employees ten (10) or more persons at the Premises.

22.Attornment

On the termination of the Lease Agreement prior to the Expiration Date, the Concessionaire shall attorn to, or shall enter into a direct lease with, (i) the Recognized Mortgagee under the Lease Agreement (or any designee or nominee of the Recognized Mortgagee), at the Recognized Mortgagee’s (or designee’s or nominee’s) option, in connection with any assignment or foreclosure of the Lease Agreement, or (ii) subject to the rights of the Recognized Mortgagee under Section 83 (Project Financing) of the Lease Agreement, the Port Authority, at the Port Authority’s option, under other circumstances, in each case, for the balance of the unexpired term of this Agreement. For the avoidance of doubt, nothing contained herein shall be deemed to require the Port Authority to enter into a direct contractual arrangement with the Concessionaire. The Concessions Manager and the Concessionaire, on termination of the Basic Lease will, at the option of the City of New York, enter into a direct consent with the City of New York on terms identical with the Consent to Sublease executed with the Port Authority. In the event the Lease Agreement is terminated prior to the expiration date, the Concessions Manager will return to the Concessionaire any undrawn portion of the security deposit then being held by the Concessions Manager and any remaining portion of such security deposit shall not be enforceable by the Concessions Manager except to cure any ongoing defaults by the Concessionaire.

23.No Port Authority Obligation

The Concessionaire agrees that neither any assignment by the Concessions Manager to the Port Authority of its interest under this Agreement, nor the application or payment of security deposits to or for the benefit of the Port Authority, nor any direction to the Concessionaire to pay rent or other amounts to the Port Authority, nor the payment thereof to and acceptance thereof by the Port Authority shall constitute or denote an assumption by the Port Authority of any of the obligations of the Concessions Manager under this Agreement.

24.Information Security Handbook

The Concessionaire may require access to Port Authority information considered Protected Information (as defined in the Handbook). The Handbook and its requirements are hereby incorporated into this Agreement and will govern the possession, distribution and use of Protected Information.

25.Successors and Assigns

26.

The Concessionaire shall not sub-sublease, sub-sublicense or assign all or any portion of the Premises or any of its rights under this Agreement, directly or indirectly by operation of law or otherwise, or enter into any amendment or modification to or extension of an existing sub-sublease or sub-sublicense, without the prior written consent of the Port Authority and the Concessions Manager (it being understood and agreed that in no event shall any sub-sublease, sub-user agreement or sub-sublicense ever be deemed to be an Exempt Sublease (as such term is defined in the Lease Agreement)). The Concessionaire shall submit to Lessee (and Lessee shall submit to the Port Authority) all of the following with respect to any such proposed sub-sublet, sub-sublicense or assignment, in order to request the Port Authority’s approval thereof:

(a)

with respect to the proposed assignee or transferee, information, evidence and supporting documentation concerning the identity of the proposed assignee or transferee, the financial wherewithal of the proposed assignee, and evidence of the proposed assignee’s qualification to do business in the State of New York;

(b)	with respect to the proposed assignee or transferee, the organizational documents of such assignee or transferee;
(c)	with respect to the proposed assignee or transferee, insurance certificates evidencing maintenance of the insurance required under this Agreement;
(d)

with respect to the proposed assignee or transferee, evidence that the proposed assignee or transferee has secured a privilege permit or has submitted an application for such privilege permit and is diligently pursuing receipt of the same;

(e)

a certificate of the proposed assignee or transferee or Concessionaire, signed by a responsible officer thereof, stating that there is no change to the terms and conditions of this Agreement proposed to be assigned in connection with the proposed transfer, sub-sublease, sub-sublicense or assignment;

(f)	if applicable, a copy of the asset purchase agreement or other agreement evidencing such transfer, sub-sublease, sub-sublicense or assignment, which agreement may be appropriately redacted; and
(g)	such other information and data as the Port Authority has reasonably requested.

27.ACDBE

(a)

This Agreement shall be subject to the requirements of the United States Department of Transportation’s regulations, 49 C.F.R. Part 23. The Concessionaire agrees that it will not discriminate against any business owner because of the owner’s race, color, national origin or sex in connection with the award or performance of any concession agreement or any management contract, or subcontract, purchase or lease agreement or other agreement covered by 49 C.F.R. Part 23.

(b)

The Concessionaire agrees to include the above statements in any subsequent concession agreement or contract covered by 49 C.F.R. Part 23 that it enters and cause those businesses to similarly include the statements in further agreements, the foregoing not to be construed as approval by the Concessions Manager or the Port Authority of any such agreements as required. Further, the Concessionaire agrees to comply with the terms and provisions of Schedule G (Airport Concession Disadvantaged Business Enterprise (ACDBE) Participation) to the Lease Agreement, attached as Exhibit 4 (Airport Concession Disadvantaged Business Enterprise (ACDBE) Participation) hereto.

(c)	The Concessionaire shall not, without the prior written consent of the Port Authority:

(vii)terminate a sub-sublease with a sub-lessee if such sub-lessee is an ACDBE, or terminate any contract or agreement for the sale of goods or services by an ACDBE to which the Concessionaire is a party;

(viii)refuse to extend or renew a sub-sublease with an ACDBE sub-lessee if such sub-sublease contains an express right of extension or renewal and the conditions thereto have been satisfied by the ACDBE sub-lessee; or

(ix)enter into a sub-sublease with a non-ACDBE sub-lessee for service or space which had been performed or occupied by an ACDBE sub-lessee;

provided that it is understood that the Port Authority will not withhold its consent to any of the foregoing if the applicable action of the Concessionaire is (1) based on a non-discriminatory determination by the Concessionaire under the applicable facts, or (2) is otherwise consistent with the requirements of 49 C.F.R. Part 23.

Title VI Clauses. The Concessionaire agrees to comply in all respects with the terms and conditions of Annex A (Title VI Clauses for Leases, Deeds, Licenses, Permits, or Similar Instruments Involving Use of Airport Space), attached hereto and hereby made a part hereof.

Annex A

Title VI Clauses for Leases, Deeds, Licenses, Permits, or Similar Instruments

Involving Use of Airport Space

[A5.3.2]

GENERAL CIVIL RIGHTS PROVISIONS

The Concessionaire (hereinafter referred to as the “Contractor”) agrees to comply with pertinent statutes, Executive Orders and such rules as are promulgated to ensure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or disability be excluded from participating in any activity conducted with or benefiting from Federal assistance. If the Contractor transfers its obligation to another, the transferee is obligated in the same manner as the Contractor.

This provision obligates the Contractor for the period during which the property is owned, used or possessed by the Contractor and the airport remains obligated to the Federal Aviation Administration. This provision is in addition to that required by Title VI of the Civil Rights Act of 1964.

[A6.4.1]

Compliance with Nondiscrimination Requirements:

During the performance of this contract, the Contractor for itself, its assignees, and successors in interest agrees as follows:

7.

Compliance with Regulations: The Contractor (hereinafter includes consultants) will comply with the Title VI List of Pertinent Nondiscrimination Acts and Authorities, as they may be amended from time to time, which are herein incorporated by reference and made a part of this contract.

8.

Nondiscrimination: The Contractor, with regard to the work performed by it during the contract, will not discriminate on the grounds of race, color, or national origin in the selection and retention of subcontractors, including procurements of materials and leases of equipment. The Contractor will not participate directly or indirectly in the discrimination prohibited by the Nondiscrimination Acts and Authorities, including employment practices when the contract covers any activity, project, or program set forth in Appendix B of 49 CFR part 21.

9.

Solicitations for Subcontracts, including Procurements of Materials and Equipment: In all solicitations, either by competitive bidding or negotiation made by the Contractor for work to be performed under a subcontract, including procurements of materials, or leases of equipment, each potential subcontractor or supplier will be notified by the Contractor of the contractor’s obligations under this contract and the Nondiscrimination Acts and Authorities on the grounds of race, color, or national origin.

10.	Information and Reports: The Contractor will provide all information and reports required by the Acts, the Regulations, and directives issued pursuant thereto and will permit access to its books, records, accounts, other sources of information, and its facilities as may be determined by the sponsor or the Federal Aviation Administration to be pertinent to ascertain compliance with such Nondiscrimination Acts and Authorities and instructions. Where any information required of a contractor is in the exclusive possession of another who fails or refuses to furnish the information, the Contractor will so certify to the sponsor or the Federal Aviation Administration, as appropriate, and will set forth what efforts it has made to obtain the information.

11.

Sanctions for Noncompliance: In the event of a Contractor’s noncompliance with the non-discrimination provisions of this contract, the sponsor will impose such contract sanctions as it or the Federal Aviation Administration may determine to be appropriate, including, but not limited to:

a.	Withholding payments to the Contractor under the contract until the Contractor complies; and/or
b.	Cancelling, terminating, or suspending a contract, in whole or in part.
12.

Incorporation of Provisions: The Contractor will include the provisions of paragraphs one through six in every subcontract, including procurements of materials and leases of equipment, unless exempt by the Acts, the Regulations, and directives issued pursuant thereto. The Contractor will take action with respect to any subcontract or procurement as the sponsor or the Federal Aviation Administration may direct as a means of enforcing such provisions including sanctions for noncompliance. Provided, that if the Contractor becomes involved in, or is threatened with litigation by a subcontractor, or supplier because of such direction, the Contractor may request the sponsor to enter into any litigation to protect the interests of the sponsor. In addition, the Contractor may request the United States to enter into the litigation to protect the interests of the United States.

[A6.4.4]

D.

The (grantee, licensee, lessee, permittee, etc., as applicable) for himself/herself, his/her heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree (in the case of deeds and leases add, “as a covenant running with the land”) that (1) no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land, and the furnishing of services thereon, no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that the grantee, licensee, lessee, permittee, etc. will use the premises in compliance with all other requirements imposed by or pursuant to the List of discrimination Acts And Authorities.

E.

With respect to licenses, leases, permits, etc., in the event of breach of any of the above nondiscrimination covenants, Port Authority will have the right to terminate the license, permit, etc., as applicable and to enter or re-enter and repossess said land and the facilities thereon, and hold the same as if said license, permit, etc., as applicable had never been made or issued.

F.

With respect to deeds, in the event of breach of any of the above nondiscrimination covenants, Port Authority will there upon revert to and vest in and become the absolute property of Port Authority and its assigns.

[A6.4.5]

Title VI List of Pertinent Nondiscrimination Acts and Authorities

During the performance of this contract, contractor/permittee/concessionaire/lessee/operator, for itself, its assignees, and successors in interest agrees to comply with the following non-discrimination statutes and authorities; including but not limited to:

●	Title VI of the Civil Rights Act of 1964 (42 USC § 2000d et seq., 78 stat. 252) (prohibits discrimination on the basis of race, color, national origin);
●	49 CFR part 21 (Non-discrimination in Federally-assisted programs of the Department of Transportation—Effectuation of Title VI of the Civil Rights Act of 1964);
●	The Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, (42 USC § 4601) (prohibits unfair treatment of persons displaced or whose property has been acquired because of Federal or Federal-aid programs and projects);
●	Section 504 of the Rehabilitation Act of 1973 (29 USC § 794 et seq.), as amended (prohibits discrimination on the basis of disability); and 49 CFR part 27;
●	The Age Discrimination Act of 1975, as amended (42 USC § 6101 et seq.) (prohibits discrimination on the basis of age);
●	Airport and Airway Improvement Act of 1982 (49 USC § 471, Section 47123), as amended (prohibits discrimination based on race, creed, color, national origin, or sex);
●	The Civil Rights Restoration Act of 1987 (PL 100-209) (broadened the scope, coverage and applicability of Title VI of the Civil Rights Act of 1964, the Age Discrimination Act of 1975 and Section 504 of the Rehabilitation Act of 1973, by expanding the definition of the terms “programs or activities” to include all of the programs or activities of the Federal-aid recipients, sub-recipients and contractors, whether such programs or activities are Federally funded or not);
●	Titles II and III of the Americans with Disabilities Act of 1990, which prohibit discrimination on the basis of disability in the operation of public entities, public and private transportation systems, places of public accommodation, and certain testing entities (42 USC §§ 12131 – 12189) as implemented by U.S. Department of Transportation regulations at 49 CFR parts 37 and 38;
●	The Federal Aviation Administration’s Nondiscrimination statute (49 USC § 47123) (prohibits discrimination on the basis of race, color, national origin, and sex);
●	Executive Order 12898, Federal Actions to Address Environmental Justice in Minority Populations and Low-Income Populations, which ensures nondiscrimination against minority populations by discouraging programs, policies, and activities with disproportionately high and adverse human health or environmental effects on minority and low-income populations;
●	Executive Order 13166, Improving Access to Services for Persons with Limited English Proficiency, and resulting agency guidance, national origin discrimination includes discrimination because of limited English proficiency (LEP). To ensure compliance with Title VI, you must take reasonable steps to ensure that LEP persons have meaningful access to your programs (70 Fed. Reg. at 74087 to 74100);
●	Title IX of the Education Amendments of 1972, as amended, which prohibits you from discriminating because of sex in education programs or activities (20 USC 1681 et seq).

Initialed:

For the Contractor

SCHEDULE 4

REQUIRED DISCLOSURES

SCHEDULE 5

COMMON USE SPACE

EXHIBIT 1

FORM OF CONCESSIONAIRE CERTIFICATION

In connection with that certain [insert name of new Sublease or amendment to existing Sublease] (the [“New Sublease”] [“Sublease Amendment”]) proposed to be entered into between [                                   ] (the “Concessions Manager”) and [insert name of new proposed Concessionaire] (the “Concessionaire”), the Concessionaire hereby certifies (this “Certification”) the following:

(a)Neither the Concessionaire nor any officer, director, other senior executive, lobbyist or other agent thereof has made any offers or agreements, or given or agreed to give anything of value or taken any other action with respect to any Port Authority Commissioner, officer or employee, or any public official, public appointee or public employee, political candidate, party or party official, or any person formerly in any such position, or immediate family member thereof, in each case in connection with obtaining the [New Sublease] [Sublease Amendment] and which would constitute a breach of the ethical standards under the public officers laws of the State of New York or the State of New Jersey or the Port Authority Code of Ethics and Financial Disclosure applicable to lessees and/or sublessees, contractors, furnishers of services or other persons at the Airport (available at https://www.panynj.gov/corporate/en/government-ethics.html), nor does the Concessionaire have any knowledge of any act on the part of any of the aforementioned persons which would constitute a breach of said ethical standards.

(b)The Concessionaire has not offered, promised or given, demanded or accepted, any improper inducement, directly or indirectly, to or from a Port Authority Commissioner, officer or employee, or any public official, public appointee or public employee, political candidate, party or party official, in connection with obtaining the [New Sublease] [Sublease Amendment].

(c)The [New Sublease] [Sublease Amendment and the related sublease (together, the “Amended Sublease”])] (including all related exhibits, schedules and attachments thereto and all agreements and documents expressly referenced therein and executed in connection with the transactions expressly contemplated thereby) contain all of the promises, agreements, conditions, inducements and understandings of the Concessionaire relating to the subject matter therein, and there are no promises, agreements, conditions, understandings or inducements, oral or written, express or implied, by or for the benefit of the Concessionaire relating to such subject matter other than as expressly set forth therein or as may be expressly contained in any enforceable written agreements or instruments executed by and enforceable against the Concessionaire in connection with the transactions expressly contemplated by the [New Sublease] [Amended Sublease]. In connection with the [New Sublease] [Sublease Amendment], the Concessionaire has not relied on any statement, promise, solicitation, representation, warranty or agreement of any other party or of any other person on such other party’s behalf or otherwise, whether written or oral, express or implied, relating to the subject matter in the [New Sublease] [Amended Sublease], and the Concessionaire is not aware to the best of its knowledge of any such statement, promise, solicitation, representation, warranty or agreement except those expressly contained in the [New Sublease] [Amended Sublease].

This Certification shall be deemed to have been made by the Concessionaire as follows: if the Concessionaire is a corporation, this Certification shall be deemed to have been made not only with respect to the Concessionaire itself, but also with respect to each parent, affiliate, director and officer of the Concessionaire, as well as, to the best of the certifier’s knowledge and belief, each stockholder of the

Concessionaire with an ownership interest in excess of 10%; if the Concessionaire is a partnership, this Certification shall be deemed to have been made not only with respect to the Concessionaire itself, but also with respect to each partner. Moreover, this Certification, if made by a corporation, shall be deemed to have been authorized by the Board of Directors of the corporation.

This Certification shall be deemed to have been made by the Concessionaire with full knowledge that it will become a part of the records of the Port Authority and that the Port Authority will rely on its truth and accuracy. In the event that the Port Authority should determine at any time prior or subsequent to the execution of this Agreement that the Concessionaire has falsely certified as to any material item in this Certification, or has not fully and accurately represented any circumstance with respect to any item in the foregoing certification required to be disclosed, the Port Authority may, in addition to any rights or remedies available to it at law or in equity, exercise any rights or remedies provided in the Lease Agreement, including, without limitation, Section 20(b)(3)(vi) of the Lease Agreement.

The Concessionaire is advised that knowingly providing a false certification or statement pursuant hereto may be the basis for prosecution for offering a false instrument for filing (see e.g., New York Penal Law, Section 175.30 et seq.).

The Concessionaire has caused its duly authorized representative to sign, in his/her capacity as an agent of the Concessionaire and not in his/her individual capacity, this Certification as of the date written below.

Dated:

[CONCESSIONAIRE]

By:

Name:

Title:

EXHIBIT 2

CONCESSIONAIRE DESIGNATED PREMISE

[**]

[**]

[**]

[**]

[**]

EXHIBIT 4

AIRPORT CONCESSION DISADVANTAGED BUSINESS ENTERPRISE (ACDBE)
PARTICIPATION

EXHIBIT 5

REFURBISHMENT CYCLE

EXHIBIT 6

FORM OF LETTER OF CREDIT

[Insert Name of Issuing Bank]	Letter Of Credit No. _________
[Insert Full Address]	Irrevocable Standby Letter Of Credit

Date of Issue: [●]
Stated Expiration Date: [_______]
(the “Stated Expiration Date”)
Applicant:
[Insert Concessionaire Details]
Attention: [●]
Email: [●]
(the Applicant)
Beneficiary:	Stated Amount: [_______]
URW AIRPORTS JFK T1, LLC,[14]
Address:	Credit Available With:
Email:	[Name of Issuing Bank]

Against Presentation of the Documents
Detailed Herein Drawn on [Name of Issuing Bank]

Ladies and Gentlemen:

At the request and for the account of the Applicant, we hereby establish in favor of URW AIRPORTS JFK T1, LLC (the “Beneficiary”), pursuant to that certain Concession Sublease Agreement, dated as of [●], 2022 (as may be amended, amended and restated, supplemented or modified from time to time, the “Concession Sublease Agreement”), among URW AIRPORTS JFK T1, LLC (the “Concessions Manager”) and [●] (the “Concessionaire”), this Irrevocable Standby Letter of Credit No. _____ (this “LC”), for the maximum aggregate amount of [●] (the “Stated Amount”), expiring on the Stated Expiration Date. This LC is issued pursuant to Section 5.3(a) (Security Deposit) of the Concession Sublease Agreement in relation to the Concessionaire.

We irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, in any amount up to the Available Amount (as defined below) available against presentation of a dated drawing request drawn on [Name of Issuing Bank] manually signed by a purported authorized officer of the Beneficiary completed in the form of Annex 1 hereto (such request, a “Drawing Request”). Partial drawings are allowed under this LC. Each Drawing Request honored by us shall immediately reduce the amount available to be drawn hereunder by the amount of the payment made in respect of such Drawing Request (each, an “Automatic Reduction”).

[14]	Note to Form: So long as URW Airports JFK T1, LLC (“URW”) is the concessions manager under the Management Concessions Development Agreement, URW, otherwise JFK NTO LLC.

65

On any given date, the Stated Amount (as set forth on the first page of this LC) minus any Automatic Reductions minus any voluntary reductions made through LC Reduction Certificates (as defined below) pursuant to the terms hereof shall be the aggregate amount available hereunder (the “Available Amount”).

Drawing Requests shall be in writing, addressed or presented in person or by email, fax or courier to us at: [Name of Issuing Bank], [Address of Issuing Bank], [Email address] (fax no.: [●]; telephone no.: [●]), referencing this LC No.                   . All other communications with respect to this LC shall be in writing, sent by mail or by courier or presented in person (or if agreed by us, transmitted by electronic communication), if to us at: [Name of Issuing Bank], [Address of Issuing Bank], [Email address] (fax no.: [●]; telephone no.: [●])15 and if to the Beneficiary at: [●], referencing this LC No.                 .

If a Drawing Request is presented in compliance with the terms of this LC to us at such address by 11:00 a.m., New York City time, on any Business Day, payment shall be made to you not later than the close of business, New York City time, on the 2nd Business Day after such presentation. If a Drawing Request is so presented to us after 11:00 a.m., New York City time, on any Business Day, payment will be made on the 3rd Business Day after such presentation not later than the close of business, New York City time. Payment under this LC shall be made in immediately available funds by wire transfer to such account as may be designated by the Beneficiary in the applicable Drawing Request.16

As used in this LC, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to remain closed in the State of New York.

This LC shall be deemed automatically extended without amendment for one (1) year periods from the Stated Expiration Date hereof and each successive expiration date (such date of expiration, as extended, the “Extended Stated Expiration Date”) unless either of the following occur: (1) our receipt of written confirmation from the Beneficiary authorizing us to cancel this LC accompanied by the original of this LC and all amendments, if any; or (2) if, at least thirty (30) days prior to the Stated Expiration Date or the Extended Stated Expiration Date, as applicable, we have sent written notice (such notice, the “Expiration Notice”) to the Beneficiary, and a copy to the Applicant, by courier delivery, delivery in person or email, that we elect not to consider this LC extended for any such additional period.

This LC is effective as of the date hereof.

In the event that a Drawing Request fails to comply with the terms of this LC, we shall provide the Beneficiary prompt notice of same stating the reasons therefor and shall upon receipt of the Beneficiary’s instructions, hold any nonconforming Drawing Request and other documents at your disposal or return any non-conforming Drawing Request and other documents to the Beneficiary at the address set forth above by courier, mail delivery or delivery in person or email. Upon being notified that the drawing was not effected in compliance with this LC, the Beneficiary may attempt to correct such non-complying Drawing Request if, and to the extent that you are entitled and able to do so, on or before the current Stated Expiration Date or Extended Stated Expiration Date, as applicable.

This LC sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except for Drawing Requests and certificates.

15 Note to form: Beneficiary requires presentation to be permitted by fax.

16 Note to form: To be 10:00am New York City time, for Australian banks.

66

This LC is transferable to the Successor Beneficiary (as defined in Annex 2), in its entirety but not in part, and in accordance with ISP 98 (as defined below), upon presentation to us of a signed transfer certificate (a “Transfer Certificate”) in the form of Annex 2 accompanied by this LC and all amendments, if any, in which the Beneficiary irrevocably transfers to the successor lessee all of its rights hereunder, whereupon we agree to either issue a substitute letter of credit to the Successor Beneficiary or endorse such transfer on the reverse of this LC. Transfers to designated foreign nationals are not permitted to the extent contrary to the U.S. Treasury Department or Foreign Assets Controls Regulations. Transfers must comply with all applicable laws, including international trade sanctions and anti-money laundering regulations.

Any request for a voluntary reduction hereunder shall be in the form of Annex 3 hereto and manually signed by a purported authorized officer of the Beneficiary (such request, an “LC Reduction Certificate”). All banking charges are for the account of the Applicant. Any transfer fees are for the Beneficiary’s account.

This LC shall not be amended except with the written concurrence of the Beneficiary.

We hereby engage with you that a Drawing Request drawn strictly in compliance with the terms of this LC and any amendments hereto shall be honored.

This LC is subject to the rules of the to the ISP 98 International Standby Practices, International Chamber of Commerce, Paris Publication No. 590 (“ISP 98”), except as to the extent that the terms of this LC are inconsistent with the provisions thereof, in which case the terms hereof shall govern. To the extent not inconsistent with the ISP 98 or not covered by the ISP 98, this LC shall be governed by and construed in accordance with the laws of the State of New York.

Any legal action or proceeding with respect to this LC shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. You (by your acceptance hereof) and we irrevocably submit to the nonexclusive jurisdiction of such courts solely for the purposes of this LC. You (by your acceptance hereof) and we hereby waive to the fullest extent permitted by law any objection either of us may now or hereafter have to the laying of venue in any such action or proceeding in any such court.

[Name of Issuing Bank]

Authorized signature

67

ANNEX 1

[Letterhead of URW AIRPORTS JFK T1, LLC]

Drawn under [Name of Issuing Bank],
LC Number ______ dated _______

DRAWING REQUEST

[Date]

[Insert Name of Issuing Bank]
[Insert Full Address]
[Insert E-mail]
[Insert Fax]

Ladies and Gentlemen:

The undersigned, a duly authorized officer of URW AIRPORTS JFK T1, LLC, (the “Beneficiary”), hereby draws on [Name of Issuing Bank] Irrevocable Standby Letter of Credit No.                  (the “LC”) dated [ ⚫ ], issued by you in favor of the Beneficiary therein. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the LC or in the Concession Sublease Agreement referred to in the LC.

In connection with this drawing, we hereby certify to [Name of Issuing Bank] as follows:

A)	The Beneficiary is making a drawing equal to US$ under the LC pursuant to Section 5.3(b) (Use or Application of Security Deposit) of the Concession Sublease Agreement;
B)	The amount requested to be drawn does not exceed the maximum Available Amount in effect as of the date hereof; and
C)	You are directed to make payment of the requested drawing to our account no. at [insert Bank Account name, address].

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed and delivered this request on the date first written above.

URW AIRPORTS JFK T1, LLC

By:
Name:
Title:

CC:

68

ANNEX 2

[Letterhead of URW AIRPORTS JFK T1, LLC]

TRANSFER CERTIFICATE

[Date]

[Name of Issuing Bank Name]
[Insert Issuing Bank’s Address]

Ladies and Gentlemen:

Reference is made to [Name of Issuing Bank] Irrevocable Standby Letter of Credit No.               (the “LC”) dated [⚫], originally issued by you in favor of URW AIRPORTS JFK T1, LLC (the “Beneficiary”). Any capitalized term used herein and not defined shall have its respective meaning as set forth in the LC.

For value received, the undersigned, as the current Beneficiary under the LC, hereby irrevocably transfers to [Insert Transferee name and address] (herein called the “Transferee”) all rights of the undersigned to draw under the LC in its entirety. We certify that the Transferee is the successor Concessions Manager pursuant to and in accordance with the terms of Section [5.10] (Successor and Assigns) of the Concession Sublease Agreement (such agent, the “Successor Beneficiary”).

By this transfer, all rights of the undersigned, as Beneficiary under the LC, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to such LC (to the exclusion of the undersigned) including without limitation all rights relating to any amendments thereof and any notices thereunder. All amendments to such LC are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee and the Applicant.

The original LC and amendment(s), if any (or other evidence satisfactory to you), is/are returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee [in an amount equal to the Available Amount (as defined in the LC) of the LC on the date of this notice and otherwise on the same terms as the original LC] or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

We certify that this transfer is not in violation of any federal or state laws and further confirm our understanding that the execution of this transfer by you is subject to compliance with all legal requirements and related procedures implemented by your bank under applicable laws of the United States of America.

69

Very truly yours,

URW AIRPORTS JFK T1, LLC,

By:
Name:
Title:

The signature of the Beneficiary with title as stated conforms with that on file with us and is authorized for the execution of such instruction.

SIGNATURE AUTHENTICATED BY: (NAME AND TITLE)

BENEFICIARY’S BANK AUTHORIZED SIGNATURE

NAME AND ADDRESS OF BENEFICIARY’S BANK

CC:

[Insert name and address of Transferee]

70

ANNEX 3

[Letterhead of URW AIRPORTS JFK T1]

LC REDUCTION CERTIFICATE
[Date]

[Name of Eligible LC Issuer]

Ladies and Gentlemen:

The undersigned duly authorized officer of URW AIRPORTS JFK T1, LLC (the “Beneficiary”), having been so directed by [●] (the “Applicant”) hereby refers to [Name of Eligible LC Issuer] Irrevocable Standby Letter of Credit No.                    (the “LC”) dated [●], issued by you in our favor for the account of the Applicant. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the LC.

We hereby request that an immediate and irrevocable reduction to the Stated Amount under the LC in the amount of [US$              ] to [US$               ]. The new Stated Amount shall be [US$__________].

We hereby certify that the undersigned is a duly authorized officer of the Beneficiary.

IN WITNESS WHEREOF, the undersigned has executed and delivered this request on the date first written above.

URW AIRPORTS JFK T1, LLC,

By:
Name:
Title:

71

EXHIBIT 7

EVIDENCE OF SIGNED LABOR PEACE AGREEMENT

Insert the name of the company (the “Company”) has complied with board Resolution “All airports – Labor Harmony Policy” passed October 18, 2007, which stipulates that the Company must sign a Labor Peace Agreement with a labor organization that seeks to represent the Company’s employees and that contains provisions under which the labor organization and its members agree to refrain from engaging in any picketing, work stoppages, boycotts or any other economic interference with the Company’s operations.

FOR THE COMPANY:

Insert Name of Company

By:

Print Name:

Its:

Date:

FOR THE UNION:

Insert Name of Labor Organization

By:

Print Name:

Its:

Date:

72

EXHIBIT 8

LETTER IN LIEU OF EXHIBIT 7

[CONCESSIONAIRE COMPANY’S LETTERHEAD]

The Port Authority of New York and New Jersey

4 World Trade Center

150 Greenwich Street

New York, NY 10007

Attn: Director of Aviation

To Whom It May Concern:

Reference is made to a permit (“Permit”), dated [Enter Date], between The Port Authority of New York and New Jersey (Port Authority) and this company (“Permittee”) for concession space

at Terminal ___ at                      Airport (“Airport”). This letter is being provided in connection with [the Permit][Supplement No. ___ to the Permit] and is accurate as of the date of the Permittee’s execution of [the Permit][Supplement No. ___ to the Permit].

The undersigned is an officer of the Permittee and certifies to the Port Authority under penalty of perjury as follows. There is no labor organization (as defined by 29 U.S.C. Section 152(5)) that seeks to represent the Permittee’s employees at the Airport. Accordingly, the Permittee has not, and is not obligated to, enter into a labor peace agreement as contemplated by Exhibit X to [the Permit][Supplement No. ___ to the Permit] and by the resolution of the Port Authority’s Board of Commissioners, entitled “All Airports – Labor Harmony Policy”, passed October 18, 2007.

Very truly yours,

Print Name:
Title:

73

EXHIBIT P – [**]

[**]

[**]

74

EXHIBIT Q – FORM OF SECURITY DEPOSIT LETTER OF CREDIT

[Insert Name of Issuing Bank]	Letter Of Credit No. _________
[Insert Full Address]	Irrevocable Standby Letter Of Credit

Date of Issue: [●]
Stated Expiration Date: [_______]
(the “Stated Expiration Date”)
Applicant:
[Insert Concessionaire Details]
Attention: [●]
Email: [●]
(the Applicant)
Beneficiary:	Stated Amount: [_______]
URW AIRPORTS JFK T1, LLC,
Address:	Credit Available With:
Email:	[Name of Issuing Bank]

Against Presentation of the Documents
Detailed Herein Drawn on [Name of Issuing Bank]

Ladies and Gentlemen:

At the request and for the account of the Applicant, we hereby establish in favor of URW AIRPORTS JFK T1, LLC (the “Beneficiary”), pursuant to that certain Concession Sublease Agreement, dated as of [●], 2022 (as may be amended, amended and restated, supplemented or modified from time to time, the “Concession Sublease Agreement”), among URW AIRPORTS JFK T1, LLC (the “Concessions Manager”) and [●] (the “Concessionaire”), this Irrevocable Standby Letter of Credit No. _____ (this “LC”), for the maximum aggregate amount of [●] (the “Stated Amount”), expiring on the Stated Expiration Date. This LC is issued pursuant to Section 5.3(a) (Security Deposit) of the Concession Sublease Agreement in relation to the Concessionaire.

We irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, in any amount up to the Available Amount (as defined below) available against presentation of a dated drawing request drawn on [Name of Issuing Bank] manually signed by a purported authorized officer of the Beneficiary completed in the form of Annex 1 hereto (such request, a “Drawing Request”). Partial drawings are allowed under this LC. Each Drawing Request honored by us shall immediately reduce the amount available to be drawn hereunder by the amount of the payment made in respect of such Drawing Request (each, an “Automatic Reduction”).

On any given date, the Stated Amount (as set forth on the first page of this LC) minus any Automatic Reductions minus any voluntary reductions made through LC Reduction Certificates (as defined below) pursuant to the terms hereof shall be the aggregate amount available hereunder (the “Available Amount”).

75

Drawing Requests shall be in writing, addressed or presented in person or by email, fax or courier to us at: [Name of Issuing Bank], [Address of Issuing Bank], [Email address] (fax no.: [●]; telephone no.:[●]), referencing this LC No.                   . All other communications with respect to this LC shall be in writing, sent by mail or by courier or presented in person (or if agreed by us, transmitted by electronic communication), if to us at: [Name of Issuing Bank], [Address of Issuing Bank], [Email address] (fax no.: [●]; telephone no.: [●])17 and if to the Beneficiary at: [●], referencing this LC No.                   .

If a Drawing Request is presented in compliance with the terms of this LC to us at such address by 11:00 a.m., New York City time, on any Business Day, payment shall be made to you not later than the close of business, New York City time, on the 2nd Business Day after such presentation. If a Drawing Request is so presented to us after 11:00 a.m., New York City time, on any Business Day, payment will be made on the 3rd Business Day after such presentation not later than the close of business, New York City time. Payment under this LC shall be made in immediately available funds by wire transfer to such account as may be designated by the Beneficiary in the applicable Drawing Request.18

As used in this LC, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to remain closed in the State of New York.

This LC shall be deemed automatically extended without amendment for one (1) year periods from the Stated Expiration Date hereof and each successive expiration date (such date of expiration, as extended, the “Extended Stated Expiration Date”) unless either of the following occur: (1) our receipt of written confirmation from the Beneficiary authorizing us to cancel this LC accompanied by the original of this LC and all amendments, if any; or (2) if, at least thirty (30) days prior to the Stated Expiration Date or the Extended Stated Expiration Date, as applicable, we have sent written notice (such notice, the “Expiration Notice”) to the Beneficiary, and a copy to the Applicant, by courier delivery, delivery in person or email, that we elect not to consider this LC extended for any such additional period.

This LC is effective as of the date hereof.

In the event that a Drawing Request fails to comply with the terms of this LC, we shall provide the Beneficiary prompt notice of same stating the reasons therefor and shall upon receipt of the Beneficiary’s instructions, hold any nonconforming Drawing Request and other documents at your disposal or return any non-conforming Drawing Request and other documents to the Beneficiary at the address set forth above by courier, mail delivery or delivery in person or email. Upon being notified that the drawing was not effected in compliance with this LC, the Beneficiary may attempt to correct such non-complying Drawing Request if, and to the extent that you are entitled and able to do so, on or before the current Stated Expiration Date or Extended Stated Expiration Date, as applicable.

This LC sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except for Drawing Requests and certificates.

This LC is transferable to the Successor Beneficiary (as defined in Annex 2), in its entirety but not in part, and in accordance with ISP 98 (as defined below), upon presentation to us of a signed transfer certificate (a “Transfer Certificate”) in the form of Annex 2 accompanied by this LC and all amendments, if any, in which the Beneficiary irrevocably transfers to the successor lessee all of its rights hereunder, whereupon we agree to either issue a substitute letter of credit to the Successor Beneficiary or endorse such

17 Note to form: Beneficiary requires presentation to be permitted by fax.

18 Note to form: To be 10:00am New York City time, for Australian banks.

76

transfer on the reverse of this LC. Transfers to designated foreign nationals are not permitted to the extent contrary to the U.S. Treasury Department or Foreign Assets Controls Regulations. Transfers must comply with all applicable laws, including international trade sanctions and anti-money laundering regulations.

Any request for a voluntary reduction hereunder shall be in the form of Annex 3 hereto and manually signed by a purported authorized officer of the Beneficiary (such request, an “LC Reduction Certificate”). All banking charges are for the account of the Applicant. Any transfer fees are for the Beneficiary’s account.

This LC shall not be amended except with the written concurrence of the Beneficiary.

We hereby engage with you that a Drawing Request drawn strictly in compliance with the terms of this LC and any amendments hereto shall be honored.

This LC is subject to the rules of the to the ISP 98 International Standby Practices, International Chamber of Commerce, Paris Publication No. 590 (“ISP 98”), except as to the extent that the terms of this LC are inconsistent with the provisions thereof, in which case the terms hereof shall govern. To the extent not inconsistent with the ISP 98 or not covered by the ISP 98, this LC shall be governed by and construed in accordance with the laws of the State of New York.

Any legal action or proceeding with respect to this LC shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. You (by your acceptance hereof) and we irrevocably submit to the nonexclusive jurisdiction of such courts solely for the purposes of this LC. You (by your acceptance hereof) and we hereby waive to the fullest extent permitted by law any objection either of us may now or hereafter have to the laying of venue in any such action or proceeding in any such court.

[Name of Issuing Bank]

Authorized signature

77

ANNEX 1

[Letterhead of URW AIRPORTS JFK T1, LLC]

Drawn under [Name of Issuing Bank],
LC Number ______ dated_________

DRAWING REQUEST

[Date]

[Insert Name of Issuing Bank]
[Insert Full Address]
[Insert E-mail]
[Insert Fax]

Ladies and Gentlemen:

The undersigned, a duly authorized officer of URW AIRPORTS JFK T1, LLC, (the “Beneficiary”), hereby draws on [Name of Issuing Bank] Irrevocable Standby Letter of Credit No.               (the “LC”) dated [●], issued by you in favor of the Beneficiary therein. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the LC or in the Concession Sublease Agreement referred to in the LC.

In connection with this drawing, we hereby certify to [Name of Issuing Bank] as follows:

A)	The Beneficiary is making a drawing equal to US$ under the LC pursuant to Section 5.3(b) (Use or Application of Security Deposit) of the Concession Sublease Agreement;
B)	The amount requested to be drawn does not exceed the maximum Available Amount in effect as of the date hereof; and
C)	You are directed to make payment of the requested drawing to our account no. at [insert Bank Account name, address].

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed and delivered this request on the date first written above.

URW AIRPORTS JFK T1, LLC

By:
Name:
Title:

CC:

78

ANNEX 2

[Letterhead of URW AIRPORTS JFK T1, LLC]

TRANSFER CERTIFICATE

[Date]

[Name of Issuing Bank Name]
[Insert Issuing Bank’s Address]

Ladies and Gentlemen:

Reference is made to [Name of Issuing Bank] Irrevocable Standby Letter of Credit No.                   (the “LC”) dated [●], originally issued by you in favor of URW AIRPORTS JFK T1, LLC (the “Beneficiary”). Any capitalized term used herein and not defined shall have its respective meaning as set forth in the LC.

For value received, the undersigned, as the current Beneficiary under the LC, hereby irrevocably transfers to [Insert Transferee name and address] (herein called the “Transferee”) all rights of the undersigned to draw under the LC in its entirety. We certify that the Transferee is the successor Concessions Manager pursuant to and in accordance with the terms of Section [5.10] (Successor and Assigns) of the Concession Sublease Agreement (such agent, the “Successor Beneficiary”).

By this transfer, all rights of the undersigned, as Beneficiary under the LC, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to such LC (to the exclusion of the undersigned) including without limitation all rights relating to any amendments thereof and any notices thereunder. All amendments to such LC are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee and the Applicant.

The original LC and amendment(s), if any (or other evidence satisfactory to you), is/are returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee [in an amount equal to the Available Amount (as defined in the LC) of the LC on the date of this notice and otherwise on the same terms as the original LC] or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

We certify that this transfer is not in violation of any federal or state laws and further confirm our understanding that the execution of this transfer by you is subject to compliance with all legal requirements and related procedures implemented by your bank under applicable laws of the United States of America.

79

Very truly yours,

URW AIRPORTS JFK T1, LLC,

By:
Name:
Title:

The signature of the Beneficiary with title as stated conforms with that on file with us and is authorized for the execution of such instruction.

SIGNATURE AUTHENTICATED BY: (NAME AND TITLE)

BENEFICIARY’S BANK AUTHORIZED SIGNATURE

NAME AND ADDRESS OF BENEFICIARY’S BANK

CC:

[Insert name and address of Transferee]

80

ANNEX 3

[Letterhead of URW AIRPORTS JFK T1]

LC REDUCTION CERTIFICATE
[Date]

[Name of Eligible LC Issuer]

Ladies and Gentlemen:

The undersigned duly authorized officer of URW AIRPORTS JFK T1, LLC (the “Beneficiary”), having been so directed by [●] (the “Applicant”) hereby refers to [Name of Eligible LC Issuer] Irrevocable Standby Letter of Credit No.                      (the “LC”) dated [●], issued by you in our favor for the account of the Applicant. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the LC.

We hereby request that an immediate and irrevocable reduction to the Stated Amount under the LC in the amount of [US$                 ] to [US$                ]. The new Stated Amount shall be [US$__________].

We hereby certify that the undersigned is a duly authorized officer of the Beneficiary.

IN WITNESS WHEREOF, the undersigned has executed and delivered this request on the date first written above.

URW AIRPORTS JFK T1, LLC,

By:
Name:
Title:

81

Exhibit S-1 – Labor Peace Agreement

EVIDENCE OF SIGNED LABOR PEACE AGREEMENT

Insert the name of the company (the “Company”) has complied with board Resolution “All airports –Labor Harmony Policy” passed October 18, 2007, which stipulates that the Company must sign a Labor Peace Agreement with a labor organization that seeks to represent the Company’s employees and that contains provisions under which the labor organization and its members agree to refrain from engaging in any picketing, work stoppages, boycotts or any other economic interference with the Company’s operations.

FOR THE COMPANY:

Insert Name of Company

By:

Print Name:

Its:

Date:

FOR THE UNION:

Insert Name of Company

By:

Print Name:

Its:

Date:

82

Exhibit S-2 Letter In Lieu of Exhibit S-1

[COMPANY’S LETTERHEAD]

The Port Authority of New York and New Jersey

4 World Trade Center

150 Greenwich Street

New York, NY 10007

Attn: Director of Aviation

To Whom It May Concern:

Reference is made to a permit (“Permit”), dated [Enter Date], between The Port Authority of New York and New Jersey (“Port Authority”) and this company (“Permittee”) for concession space at Terminal ___ at Airport (“Airport”). This letter is being provided in connection with [the Permit][Supplement No. ___ to the Permit] and is accurate as of the date of the Permittee’s execution of [the Permit][Supplement No. ___ to the Permit].

The undersigned is an officer of the Permittee and certifies to the Port Authority under penalty of perjury as follows: There is no labor organization (as defined by 29 U.S.C. Section 152(5)) that seeks to represent the Permittee’s employees at the Airport. Accordingly, the Permittee has not, and is not obligated to, enter into a labor peace agreement as contemplated by Exhibit X to [the Permit][Supplement No. ___ to the Permit] and by the resolution of the Port Authority’s Board of Commissioners, entitled “All Airports – Labor Harmony Policy”, passed October 18, 2007.

Very truly yours,

Print Name:

Title:

8.3 Table of Figures

Figure #	Section	Name of Figure
01	3.2.2; Demographic Overview	NTO Passenger Mix
02	3.2.2; Demographic Overview	Age & Gender Mix of NTO
03	3.2.2; Demographic Overview	Destinations of NY Respondents in 3Yrs
04	3.2.2; Demographic Overview	International Respondents – NY Favorites
05	3.2.3; Travel Behaviors	Thoughts on International Travel
06	3.2.3; Travel Behaviors	Timing of Airport Journeys
07	3.2.4; Next Generation of Travelers	Key Groups & Focuses

83

08	4.1; Introduction	Commercial Concept Chart
09	4.2.1; Methodology	Ongoing Dynamic Optimization
10	4.2.2; Key Assumptions	Description of Approach
11	4.2.2; Key Assumptions	% Space by Core Category
12	4.2.2; Key Assumptions	SPE (USD) by Core Category
13	4.2.2; Key Assumptions	Commercial Projections Macro Category Summary Stable Year
14	4.3; Collaborative Framework	Collaboration Table based on Milestone
15	5.2.1A; Space Requirements	Space Requirement Table by SqFt & %
16	5.2.4B; Prospective Categories & Brands	Prospective Categories & Brands
17A	5.3.6; Character Zones
17B	5.3.6; Character Zones
18A	5.4; Plans
18B	5.4; Plans	Landside Level 03
18C	5.4; Plans	Airside Level 02
18D	5.4; Plans	Axonometric View 01
18E	5.4; Plans	Arrivals Level 01
19	6.1; Leasing Process	Leasing Process & Activity
20	6.4; Contractual Framework	Contractual Framework Specifics
21	6.5.1; ACDBE	Program Lifecycle of Development Plan
22	6.5.2; LBE	Maximizing Local and Minority-Owned Business Participation
23	6.5.2; LBE	Low-Risk Opportunity Table
24	6.5.3 M/WBE	M/WBE Development Plan

84